Exhibit 10.1
Execution Version
AMENDMENT NO. 5 TO CREDIT AGREEMENT
This AMENDMENT No. 5 (this “Amendment”) dated as of June 5, 2025 to the Credit Agreement dated as of October 20, 2021 (as amended or supplemented by the Agreement and Amendment No. 1 to Credit Agreement dated as of November 22, 2021, the Amendment No. 2 to Credit Agreement dated as of June 23, 2023, the Holdings Assumption Agreement dated as of December 30, 2023, the Amendment No. 3 to Credit Agreement dated as of May 22, 2024, and the Amendment No. 4 to Credit Agreement dated as of March 21, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”), by and among MIRION INTERMEDIATECO, INC., a Delaware corporation (“Holdings”), MIRION TECHNOLOGIES (US HOLDINGS), INC., a Delaware corporation (the “Parent Borrower”), MIRION TECHNOLOGIES (US), INC. (“Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”), and the other Persons party thereto from time to time, is entered into by and among the Borrowers, Holdings, the other Credit Parties party hereto, the 2025 Refinancing Term Loan Lenders (as defined below), the Revolving Credit Lenders party hereto, the Administrative Agent and the Collateral Agent.
W I T N E S S E T H :
WHEREAS, pursuant to Section 13.1(f) of the Existing Credit Agreement, the Parent Borrower has requested that all of the Term Loans outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Term Loans”) be refinanced and replaced in full with Replacement Term Loans under and as defined in the Existing Credit Agreement in an aggregate principal amount of $450,000,000;
WHEREAS, in connection with this Amendment and the other Transactions (as defined below), and pursuant to Section 13.1(f) of the Existing Credit Agreement, each of the lenders who is currently a Lender under the Existing Credit Agreement with Existing Term Loans thereunder immediately prior to the Amendment Effective Date (as defined below) (each, an “Existing Term Loan Lender”) that executes and delivers a Converting Term Loan Lender Consent in the form attached hereto as Annex A (a “Converting Term Loan Lender Consent”) has agreed to convert and/or continue all of its Existing Term Loans as 2025 Refinancing Term Loans (as defined below) (such converted and/or continued Existing Term Loans subject to the Cashless Rollover (as defined below), the “Continuing Term Loans”, and such Existing Term Loan Lenders, collectively, the “Cashless Settlement Term Loan Lenders” or the “Converting Term Loan Lenders”) in an amount equal to the aggregate principal amount of such Cashless Settlement Term Loan Lender’s Existing Term Loans outstanding on the Amendment Effective Date as set forth in the Register immediately prior to giving effect to this Amendment on such date (or such lesser amount allocated to such Cashless Settlement Term Loan Lender by Citi (the “Lead Left Arranger”) (such amount, the “Cashless Settlement Allocated Amount”);
WHEREAS, each Person (other than a Converting Term Loan Lender in its capacity as such) that executes and delivers this Amendment as an “Additional Refinancing Term Loan Lender” (each, an “Additional Refinancing Term Loan Lender” and, together with the Converting Term Loan Lenders, the “2025 Refinancing Term Loan Lenders”) has agreed to make Replacement Term Loans to the Borrowers on the Amendment Effective Date (the “Additional Refinancing Term Loans” and, together with the Continuing Term Loans, collectively, the “2025 Refinancing Term Loans”) in an aggregate principal amount not to exceed the amount set forth opposite such 2025 Refinancing Term Loan Lender’s

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name on the table entitled “2025 Refinancing Term Loan Commitments” set forth on Schedule 1.1(b) hereto (such aggregate amount, evidencing such 2025 Refinancing Term Loan Lender’s Term Loan Commitment in respect of such 2025 Refinancing Term Loans, the “2025 Refinancing Term Loan Commitments”);
WHEREAS, (i) the 2025 Refinancing Term Loans shall constitute a new tranche and Class of Term Loans, distinct and separate from the Existing Term Loans, with terms identical to such Existing Term Loans except as otherwise set forth herein or in the Amended Credit Agreement and (ii) the proceeds of the 2025 Refinancing Terms Loans will be applied (x) to prepay in full the Existing Term Loans that are not subject to the Cashless Rollover and (y) to pay Transaction Expenses (as defined below) in respect thereof;
WHEREAS, as contemplated by Section 13.1 of the Existing Credit Agreement, the 2025 Refinancing Term Loan Lenders have agreed to provide the 2025 Refinancing Term Loan Commitments and the 2025 Refinancing Term Loans and to amend certain terms of the Existing Credit Agreement as hereinafter provided to give effect to the incurrence of the 2025 Refinancing Term Loans and the establishment of the 2025 Refinancing Term Loan Commitments (such amendments, the “Refinancing Amendments”);
WHEREAS, the Borrowers, the Administrative Agent, the 2025 Refinancing Term Loan Lenders and the Revolving Credit Lenders party hereto intend to effect certain other amendments (other than the Refinancing Amendments) (such certain other amendments, the “Specified Amendments”), which Specified Amendments are permitted pursuant to Section 13.1 of the Existing Credit Agreement subject to the consent of the Required Lenders (including, for the avoidance of doubt, the 2025 Refinancing Term Loan Lenders) and all of the Revolving Credit Lenders;
WHEREAS, in furtherance of the foregoing, each Additional Refinancing Term Loan Lender that is not an Existing Term Loan Lender has agreed to become a “Lender” for all purposes in connection with this Amendment and the Amended Credit Agreement with all rights and obligations of a “Lender” under and as defined in the Amended Credit Agreement (and the Administrative Agent and the Collateral Agent consent thereto); and
WHEREAS, the Parent Borrower has engaged Citi, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank N.A., Morgan Stanley Senior Funding, Inc. and Truist Securities, Inc. (together with Citi, in such capacities, the “Arrangers”) to act as joint lead arrangers for the 2025 Refinancing Term Loan Commitments.
NOW, THEREFORE, the parties hereto agree as follows:
Section 1. Defined Terms; References.
(a)Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement or the Amended Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement or the Amended Credit Agreement as the context requires.
(b)For purposes of this Amendment, the following terms shall have the following meaning:
(i)“Transaction Expenses” means any fees, premiums, expenses or other transaction costs incurred or paid by Holdings, the Borrowers, any Parent Entity or any of its or their respective Subsidiaries or any of its or their respective Affiliates in connection with the

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Transactions, this Amendment, the Amended Credit Agreement or the other Credit Documents and the other transactions contemplated hereby and thereby.
(ii)“Transactions” means, collectively, the execution and delivery of this Amendment and the transactions contemplated hereunder, including (i) the initial borrowings of the 2025 Refinancing Term Loans, (ii) the repayment in full of the Existing Term Loans (other than the Existing Term Loans subject to the Cashless Rollover) with the proceeds of the 2025 Refinancing Term Loans and, if applicable, other cash sources (and, in the case of the Existing Term Loans subject to the Cashless Rollover, the conversion and/or continuation thereof as Continuing Term Loans and 2025 Refinancing Term Loans) (the “Refinancing”) and (iii) the payment of the Transaction Expenses.
Section 2. 2025 Refinancing Term Loan Lenders; 2025 Refinancing Term Loans.
(a)In accordance with Section 13.1(f) of the Existing Credit Agreement, and subject to the terms and conditions set forth herein, (i) each Additional Refinancing Term Loan Lender severally, but not jointly, agrees to make Replacement Term Loans (constituting 2025 Refinancing Term Loans) to the Borrowers on the Amendment Effective Date in Dollars in an aggregate principal amount not to exceed its 2025 Refinancing Term Loan Commitment; and (ii) pursuant to its Converting Term Loan Lender Consent, each Cashless Settlement Term Loan Lender hereby (x) severally, but not jointly, agrees to convert and/or continue, on a cashless basis, its Existing Term Loans as 2025 Refinancing Term Loans on the Amendment Effective Date in an aggregate principal amount equal to such Cashless Settlement Term Loan Lender’s Cashless Settlement Allocated Amount (the cashless conversion and/or continuation of such Existing Term Loans pursuant to this clause (x), collectively, the “Cashless Rollover”) and receive in cash on the Amendment Effective Date all accrued and unpaid interest in respect of its Existing Term Loans and (y) waives any right to receive its share of the cash prepayment of Existing Term Loans referred to in this Section 2(a) with the proceeds of the Replacement Term Loans, solely to the extent of its Continuing Term Loans. For the avoidance of doubt, immediately upon consummation of the foregoing transactions described in this clause (a) on the Amendment Effective Date, with respect to each Cashless Settlement Term Loan Lender, each Existing Term Loan of such Cashless Settlement Term Loan Lender shall be (and shall be deemed to be) extinguished, repaid in full and no longer outstanding under the Existing Credit Agreement (as amended hereby) immediately upon the conversion and/or continuation of such Existing Term Loans as 2025 Refinancing Term Loans (but solely up to such Cashless Settlement Term Loan Lender’s Cashless Settlement Allocated Amount, with any unallocated amounts to be fully repaid in cash on the Amendment Effective Date together with all accrued and unpaid interest in respect thereof).
(b)Each Cashless Settlement Term Loan Lender hereby agrees that its Existing Term Loans in an amount equal to its Cashless Settlement Allocated Amount will be automatically converted and/or continued for a like principal amount of 2025 Refinancing Term Loans on the Amendment Effective Date, and any conversion of such Converting Term Loan Lender’s Existing Term Loans into 2025 Refinancing Term Loans shall constitute a “funding” of such 2025 Refinancing Term Loans for purposes of this Amendment and the Amended Credit Agreement. Each reference in the Amended Credit Agreement to any 2025 Refinancing Term Loan Lender’s “2025 Refinancing Term Loan Commitment” shall mean its 2025 Refinancing Term Loan Commitment as provided pursuant to this Amendment and as set forth opposite such 2025 Refinancing Term Loan Lender’s name on Schedule 1.1(b) hereto under the heading “2025 Refinancing Term Loan Commitments”. Each such 2025 Refinancing Term Loan Lender shall be deemed to be, and shall become, a “2025 Refinancing Term Loan Lender”, a “Term Loan Lender”, a “Lender” and a “Secured Party” for all purposes of, and subject to all the rights and obligations

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of a “2025 Refinancing Term Loan Lender”, a “Term Loan Lender”, a “Lender” and a “Secured Party” under, the Amended Credit Agreement and the other Credit Documents.
(c)On the Amendment Effective Date, the Parent Borrower shall prepay in full all Existing Term Loans (other than the Continuing Term Loans) with the proceeds of the Additional Refinancing Term Loans and, if applicable, other cash sources. In furtherance of the foregoing, the Parent Borrower hereby instructs and directs the Administrative Agent to apply the proceeds of the Additional Refinancing Term Loans to the prepayment of the Existing Term Loans (other than the Continuing Term Loans).
(d)Each Additional Refinancing Term Loan Lender hereby (i) appoints and authorizes the Administrative Agent to take such action as administrative agent and the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and/or the Collateral Agent, as applicable, by the terms thereof together with such powers as are reasonably incidental thereto and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a 2025 Refinancing Term Loan Lender.
(e)The 2025 Refinancing Term Loans shall (i) be designated as a new Class of Term Loans, distinct and separate from the Existing Term Loans, with terms and provisions as set forth herein and in the Amended Credit Agreement, (ii) be secured in the same manner and to the same extent by the Liens granted to the Collateral Agent for the benefit of the Secured Parties under the Security Documents that secure the existing Obligations and (iii) be guaranteed in the same manner and to the same extent by the Credit Parties that guarantee the existing Obligations. Notwithstanding anything in the Existing Credit Agreement to the contrary, the 2025 Refinancing Term Loans (including any Continuing Term Loans) (x) shall be funded as Term SOFR Loans with an initial Interest Period ending on the date specified in the Notice of Borrowing delivered pursuant to Section 5(d) and continued in accordance with clause (f) below (and notwithstanding any other provision of the Existing Credit Agreement that would prohibit such an initial Interest Period) and (y) shall not accrue interest for any period prior to the Amendment Effective Date, and the Borrowers shall not be required to pay interest on the 2025 Refinancing Term Loans pursuant to the Existing Credit Agreement for any period prior to the Amendment Effective Date.
(f)The continuation and/or conversion of the Continuing Term Loans as set forth in clause (a) above shall be deemed to constitute new “Borrowings” under the Amended Credit Agreement and such new Borrowings shall be allocated ratably to the outstanding Borrowings of Existing Term Loans (based upon the relative principal amounts of Borrowings of Existing Term Loans). The 2025 Refinancing Term Loans (other than Continuing Term Loans) shall be allocated ratably to repay outstanding Borrowings of Existing Term Loans that are not Continuing Term Loans (based upon the relative principal amounts of Borrowings of such Existing Term Loans) and shall be allocated ratably to such outstanding deemed Borrowings of Continuing Term Loans based upon the relative principal amounts of such deemed Borrowings of Continuing Term Loans on the Amendment Effective Date after giving effect to the foregoing provisions of this Section 2. Each such Borrowing of 2025 Refinancing Term Loans (other than Continuing Term Loans) shall be added to (and made a part of) the related deemed Borrowing of Continuing Term Loans.
(g)The Borrowers, the Administrative Agent and each 2025 Refinancing Term Loan Lender hereby acknowledge and agree that (x) the 2025 Refinancing Term Loans shall constitute “Replacement Term Loans” pursuant to Section 13.1(f) of the Existing Credit Agreement and (y) together with the Notice of Borrowing and the Prepayment Notice delivered pursuant to Section 5(d) of this Amendment, this Amendment constitutes all notices or other requirements required under the Existing Credit

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Agreement and the Administrative Agent and each such Lender waives any other notice or request requirement under the Existing Credit Agreement. Upon the incurrence of the 2025 Refinancing Term Loans pursuant to the 2025 Refinancing Term Loan Commitments on the Amendment Effective Date, the 2025 Refinancing Term Loans shall constitute “Term Loans”, “Replacement Term Loans” and “Loans” for all purposes of the Amended Credit Agreement and the other applicable Credit Documents.
(h)Promptly following the Amendment Effective Date, all promissory notes, if any, evidencing the Existing Term Loans shall be cancelled and returned to the Parent Borrower, and any 2025 Refinancing Term Loan Lender may request that its 2025 Refinancing Term Loan be evidenced by a promissory note pursuant to Section 2.5(g) of the Amended Credit Agreement. Notwithstanding anything to the contrary contained herein or in the Existing Credit Agreement or the Amended Credit Agreement, each Lender party hereto (including each Converting Term Loan Lender) hereby waives any claim for any loss, cost or expense due and payable to it pursuant to Section 2.11 of the Existing Credit Agreement (or otherwise) in connection with the Refinancing and the other Transactions contemplated hereby.
Section 3. Amendments. Pursuant to Section 13.1 of the Existing Credit Agreement, on the Amendment Effective Date, the Existing Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~deleted text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: inserted text) as set forth in the Amended Credit Agreement attached as Annex B hereto and (ii) supplement Schedule 1.1(b) thereof with Schedule 1.1(b) attached hereto; provided that, for all purposes hereof, the Specified Amendments shall become effective immediately following the establishment of the 2025 Refinancing Term Loan Commitments and the making (including by conversion and/or exchange) of the 2025 Refinancing Term Loans.
Section 4. Representations and Warranties. The Parent Borrower represents and warrants to each other party hereto that this Amendment (a) has been duly authorized by all necessary corporate, partnership or other organizational action, and, if required, action by its partners, members or shareholders, as applicable, (b) has been duly executed and delivered by the Parent Borrower and (c) constitutes a legal, valid and binding obligation of the Parent Borrower enforceable against the Parent Borrower in accordance with its terms, subject to the Legal Reservations.
Section 5. Effectiveness. This Amendment is effective as of the first date (the “Amendment Effective Date”) on which the following conditions precedent are satisfied (or waived):
(a)Execution and Delivery of this Amendment. The Administrative Agent shall have received (i) counterpart signature pages of this Amendment executed by Holdings, the Parent Borrower, the Subsidiary Borrower, each other Credit Party party hereto, each 2025 Refinancing Term Loan Lender (other than any Converting Term Loan Lender) and each other Lender that is a party hereto, and (ii) from each Converting Term Loan Lender, a Converting Term Loan Lender Consent (in each case, including by way of facsimile or other electronic transmission), which delivery, by the terms of such Converting Term Loan Lender Consent, shall be deemed to be execution and delivery of this Amendment and constitute irrevocable and unconditional approval of the terms hereof and the Amended Credit Agreement (and such Lenders identified in clauses (i) and (ii) above collectively constitute the Required Lenders and all of the Revolving Credit Lenders under the Existing Credit Agreement after giving effect to the transactions contemplated by this Amendment).
(b)Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself and the Lenders party hereto, a written opinion of Davis Polk & Wardwell LLP, as New York

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counsel for the Credit Parties, dated as of the Amendment Effective Date, addressed to the Agents and the Lenders party hereto, in form and substance reasonably satisfactory to the Administrative Agent.
(c)Officer’s Certificates; Good Standing Certificates. The Administrative Agent (or its counsel) shall have received a customary certificate of the Secretary or any Assistant Secretary or other Authorized Officer of each Credit Party dated the Amendment Effective Date, certifying, in a manner generally consistent with the officer’s certificate delivered to the Administrative Agent on the Amendment Effective Date, (i) that either (x) true and complete copies of the Organizational Documents of such Credit Party, certified (to the extent applicable) as of a recent date by the applicable Governmental Authority, are attached thereto or (y) there has been no change to such Organizational Documents since last delivered to the Administrative Agent as an attachment to a secretary’s or officer’s certificate, (ii) that attached thereto are customary resolutions or other evidence of authorization of the execution, delivery and performance of this Amendment, (iii) that attached thereto are certificates of good standing from the secretary of state of the state of organization of such Credit Party and (iv) as to the signature and incumbency of the Authorized Officers of such Credit Party.
(d)Notice of Borrowing; Prepayment Notice. The Administrative Agent (or its counsel) shall have received a duly executed (i) Notice of Borrowing with respect to the 2025 Refinancing Term Loans to be funded on the Amendment Effective Date and (ii) a notice of prepayment meeting the requirements of Section 5.1 to the Existing Credit Agreement (the “Prepayment Notice”) with respect to the Existing Term Loans.
(e)Patriot Act; Beneficial Ownership. (i) The Administrative Agent (or its counsel) shall have received at least three Business Days prior to the Amendment Effective Date such documentation and information as is reasonably requested in writing at least ten Business Days prior to the Amendment Effective Date by the Administrative Agent about the Credit Parties under applicable “know your customer” and anti-money laundering laws, rules and regulations, including, without limitation, the Patriot Act and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Amendment Effective Date, any 2025 Refinancing Term Loan Lender that has requested, in a written notice to such Borrower or the Administrative Agent at least ten Business Days prior to the Amendment Effective Date, a Beneficial Ownership Certification in relation to such Borrower, shall have received such Beneficial Ownership Certification.
(f)Fees and Expenses. The Parent Borrower shall have paid (or shall substantially contemporaneously be paid) (i) all accrued but unpaid interest on the Existing Term Loans through the Amendment Effective Date, (ii) all fees required to be paid on the Amendment Effective Date pursuant to each Fee Letter (as defined in the Engagement Letter (as defined below)) and (iii) all reasonable out-of-pocket expenses required to be paid on the Amendment Effective Date pursuant to that certain Engagement Letter, dated as of May 20, 2025 (the “Engagement Letter”), by and between the Parent Borrower and the Arrangers, and the Amended Credit Agreement, in each case solely to the extent such expenses are invoiced at least three Business Days prior to the Amendment Effective Date (except as otherwise reasonably agreed by the Parent Borrower) (which amounts may, at the Parent Borrower’s option, be offset against the proceeds of the 2025 Refinancing Term Loans).
Section 6For purposes of determining compliance with the conditions specified in this Section 5, each 2025 Refinancing Term Loan Lender and each other Lender party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the 2025 Refinancing Term Loan Lenders and

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the other Lenders party hereto. Without limitation of the foregoing and notwithstanding any other provision hereof, each 2025 Refinancing Term Loan Lender (including each Converting Term Loan Lender), the Administrative Agent and each of the other parties hereto acknowledge and irrevocably agree that each of the conditions set forth in this Section 5 has been satisfied (or waived by the Administrative Agent, each 2025 Refinancing Term Loan Lender and each other Lender party hereto) and that the Amendment Effective Date (which date is June 5, 2025) has occurred as of the date hereof.
Section 7. Governing Law; Submission to Jurisdiction; Waivers. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, INCLUDING BUT NOT LIMITED TO THE VALIDITY, INTERPRETATION, CONSTRUCTION, BREACH, ENFORCEMENT OR TERMINATION HEREOF AND THEREOF, AND WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 AND SECTION 5-1402). This Amendment shall further be subject to the provisions of Section 13.13 of the Amended Credit Agreement, mutatis mutandis.
Section 8. Counterparts; Severability. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic transmission, including the use of any electronic signatures, shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import used in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
Section 9. Effect of Amendment; Reaffirmation.
(a)Each Credit Party expressly acknowledges the terms of this Amendment and reaffirms, as of the Amendment Effective Date, that its guarantee of the Obligations under the Guarantee and its grant of Liens on the Collateral to secure the Obligations pursuant to each Security Document to which it is a party, in each case, continues in full force and effect and extends to the obligations of the Credit Parties under the Credit Documents (including the Amended Credit Agreement and including the obligations of the Credit Parties in respect of the 2025 Refinancing Term Loans) subject to any limitations set out in the Amended Credit Agreement and any other Credit Document applicable to such Credit Party. Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Existing Credit Agreement effected pursuant hereto impairs the validity, effectiveness or priority of the Liens granted pursuant to any Credit Document, and such Liens continue unimpaired with the same priority to

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secure repayment of all Obligations, whether heretofore or hereafter incurred. The security under the Security Documents as security for the Obligations as amended by this Amendment is hereby confirmed. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Documents (including the Amended Credit Agreement).
(b)Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Lenders under the Existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document, all of which, as amended, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Credit Document in similar or different circumstances.
(c)Without limiting the foregoing, the Parent Borrower (i) acknowledges and agrees that each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Existing Credit Agreement, as amended hereby) and (ii) reaffirms its obligations under the Existing Credit Agreement, as amended hereby.
(d)Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after the Amendment Effective Date, refer to the Existing Credit Agreement as amended hereby, and the term “Credit Agreement” as used in any Credit Document shall mean the Existing Credit Agreement as amended hereby.
(e)This Amendment shall constitute a “Credit Document” for purposes of the Amended Credit Agreement and the other Credit Documents.
(f)This Amendment constitutes all notices or other requirements required under the Existing Credit Agreement in connection with the transactions set forth herein, and the Administrative Agent and each Lender party hereto waive any other notice or request requirement under the Existing Credit Agreement.
[signatures follow on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

MIRION INTERMEDIATECO, INC. as Holdings

By:
/s/ Brian Schopfer
Name: Brian Schopfer
Title: Director, Vice President and Chief Financial Officer

MIRION TECHNOLOGIES (US HOLDINGS), INC. as Parent Borrower

By:
/s/ Brian Schopfer
Name: Brian Schopfer
Title: Director

MIRION TECHNOLOGIES (US), INC. as Subsidiary Borrower

By:
/s/ Brian Schopfer
Name: Brian Schopfer
Title: Director, Vice President and Chief Financial Officer:

MIRION TECHNOLOGIES (CONAX NUCLEAR), INC. MIRION TECHNOLOGIES (CAPINTEC), INC. MIRION TECHNOLOGIES (GDS), INC. MIRION TECHNOLOGIES (CANBERRA), INC. SUN NUCLEAR CORP. each as a Guarantor

By:
/s/ Brian Schopfer
[Signature Page to Amendment No. 5]

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Name: Brian Schopfer
Title: Chief Financial Officer

MIRION TECHNOLOGIES (IST) CORPORATION as a Guarantor

By:
/s/ Timmie J. Pelot
Name: Timmie J. Pelot
Title: Director and President

IST ACQUISITIONS, LLC. as a Guarantor

By:
/s/ Thomas D. Logan
Name: Thomas D. Logan
Title: President
[Signature Page to Amendment No. 5]

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CITIBANK, N.A., as Administrative Agent, Collateral Agent, an Additional Refinancing Term Loan Lender and a Revolving Credit Lender
By:	/s/ Ioannis Theocharis
Name: Ioannis Theocharis
Title: Vice President

[Signature Page to Amendment No. 5]

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GOLDMAN SACHS LENDING PARTNERS LLC, as a Revolving Credit Lender
By:	/s/ Dan Martis
Name: Dan Martis
Title: Authorized Signatory

[Signature Page to Amendment No. 5]

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JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender
By:	/s/ Gus Huerta
Name: Gus Huerta
Title: Authorized Signatory

[Signature Page to Amendment No. 5]

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MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Credit Lender
By:	/s/ Margaret Stock
Name: Margaret Stock
Title: Vice President

[Signature Page to Amendment No. 5]

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TRUIST BANK, as a Revolving Credit Lender
By:	/s/ Chris Hursey
Name: Chris Hursey
Title: Director

[Signature Page to Amendment No. 5]

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Schedule 1.1(b)
2025 Refinancing Term Loan Commitments

2025 Refinancing Term Loan Lender	2025 Refinancing Term Loan Commitment
Citibank, N.A.	$114,275,840.95
Cashless Settlement Term Loan Lenders (on file with the Administrative Agent)	$335,724,159.05
Total	$450,000,000.00

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Annex A

[FORM OF] CONVERTING TERM LOAN LENDER CONSENT
This Converting Term Loan Lender Consent (this “Converting Term Loan Lender Consent”) is in respect of that certain Amendment No. 5 to Credit Agreement (the “Amendment”), among MIRION INTERMEDIATECO, INC., a Delaware corporation (“Holdings”), MIRION TECHNOLOGIES (US HOLDINGS), INC., a Delaware corporation (the “Parent Borrower”), MIRION TECHNOLOGIES (US), INC. (“Subsidiary Borrower”, and together with the Parent Borrower, the “Borrowers”), the other Credit Parties party thereto, each Converting Term Loan Lender party thereto, each Additional Refinancing Term Loan Lender party thereto, each other Lender party thereto and CITIBANK, N.A. (“Citi”), as Administrative Agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and collateral agent for the secured parties, which will amend that certain Credit Agreement, dated as of October 20, 2021 (as amended or supplemented by the Agreement and Amendment No. 1 to Credit Agreement, dated as of November 22, 2021, the Amendment No. 2 to Credit Agreement, dated as of June 23, 2023, the Holdings Assumption Agreement, dated as of December 30, 2023, the Amendment No. 3 to Credit Agreement, dated as of May 22, 2024, the Amendment No. 4 to Credit Agreement, dated as of March 21, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”), among the Borrowers, Holdings, the lenders party thereto, the Administrative Agent and Citi, as collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Amendment or the Amended Credit Agreement, as applicable.
EXISTING TERM LOAN LENDERS:
Execute and return a signature page for each individual sub-fund holding Existing Term Loans. To ensure efficient processing of your consent, please do not leave this form blank. All Existing Term Loans should be set forth on a sub-account by sub-account basis, if applicable. Please do not aggregate amounts held by more than one sub-account into a single master fund, fund manager or affiliate line item.
By executing this Converting Term Loan Lender Consent, the undersigned Existing Term Loan Lender hereby (i) irrevocably and unconditionally approves the Amendment and the other Transactions, including the terms of the Amendment and the Existing Credit Agreement as amended thereby, and each other document required to be consented to or approved by or acceptable or satisfactory to such Existing Term Loan Lender pursuant thereto on or prior to the Amendment Effective Date and (ii) agrees and consents as follows:
CONSENT AND CASHLESS ROLL OPTION
to the continuation and/or conversion of 100% of the outstanding principal amount of the Existing Term Loans under the Existing Credit Agreement held by such Existing Term Loan Lender (or such lesser amount allocated to such Existing Term Loan Lender by Citi, as Lead Left Arranger) into 2025 Refinancing Term Loans in a like principal amount. In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be prepaid on the Amendment Effective Date.
[Signature Page Follows]

#100350718v14

    IN WITNESS WHEREOF, the undersigned has caused this Converting Term Loan Lender Consent to be duly executed and delivered by its proper and duly authorized officer(s).
NAME OF INSTITUTION:
______________________________________,
as a Lender
By: ________________________________
Name:
Title:
If a second signature is necessary:
By: ________________________________
Name:
Title:
Name of Fund Manager (if any): ________________________

#100350718v14

Annex B

Amended Credit Agreement
[Attached.]

#100350718v14

Annex ~~A~~B
Conformed through Amendment No. ~~4~~5 dated as of ~~March 21~~June 5, 2025

CREDIT AGREEMENT
dated as of October 20, 2021
among
MIRION TECHNOLOGIES (HOLDINGSUB2), LTD.,1
as Holdings,

MIRION TECHNOLOGIES (US HOLDINGS), INC.,
as the Parent Borrower,

MIRION TECHNOLOGIES (US), INC.,
as the Subsidiary Borrower,

THE OTHER BORROWERS
FROM TIME TO TIME PARTY HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,

CITIBANK, N.A.,
as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer and a Lender,
CITIBANK, N.A.,

GOLDMAN SACHS LENDING PARTNERS LLC,
~~CITIBANK, N.A.,~~
~~JEFFERIES FINANCE LLC~~
~~and~~
JPMORGAN CHASE BANK, N.A.,
MORGAN STANLEY SENIOR FUNDING, INC.
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Bookrunners

1 Pursuant to the Holdings Assumption Agreement dated as of December 30, 2023, MIRION INTERMEDIATECO, INC., a Delaware corporation, has replaced MIRION TECHNOLOGIES (HOLDINGSUB2), LTD. as “Holdings” hereunder.

#100350719v18

TABLE OF CONTENTS
Page
Section 1.    Definitions    2
1.1    Defined Terms    2
1.2    Other Interpretive Provisions    ~~89~~92
1.3    Accounting Terms    ~~90~~93
1.4    Rounding    ~~91~~93
1.5    References to Agreements Laws, Etc.    ~~91~~93
1.6    Exchange Rates    ~~91~~93
1.7    No Warranty With Respect to Rates    ~~92~~94
1.8    Times of Day    ~~92~~94
1.9    Timing of Payment or Performance    ~~92~~94
1.10    Certifications    ~~92~~95
1.11    Classification and Reclassification; Certain Incurrences; Limited Condition Transactions    ~~92~~95
1.12    Pro Forma and Other Calculations    ~~94~~96
1.13    Additional Borrowers    ~~95~~97
1.14    Additional Currencies    ~~96~~98
1.15    Divisions    ~~96~~98
1.16    Benchmark Replacements    ~~96~~99
1.17    Certain Principles Relating to Collateral    ~~98~~100
Section 2.    Amount and Terms of Credit.    ~~99~~101
2.1    Commitments    ~~99~~101
2.2    Minimum Amount of Each Borrowing; Maximum Number of Borrowings    ~~100~~103
2.3    Notice of Borrowing    ~~100~~103
2.4    Disbursement of Funds    ~~101~~104
2.5    Repayment of Loans; Evidence of Debt    ~~102~~105
2.6    Conversions and Continuations    ~~103~~106
2.7    Pro Rata Borrowings    ~~104~~107
2.8    Interest    ~~105~~108
2.9    Interest Periods    ~~105~~109
2.10    Increased Costs, Illegality, Etc.    ~~106~~109
2.11    Compensation    ~~108~~111
2.12    Change of Lending Office    ~~109~~112
2.13    Notice of Certain Costs    ~~109~~112
2.14    Incremental Facilities    ~~109~~112
2.15    Permitted Debt Exchanges    ~~116~~119
2.16    Ancillary Facilities    ~~117~~120
2.17    [Reserved].    ~~122~~126
2.18    Defaulting Lenders    ~~123~~126
Section 3.    Letters of Credit    ~~125~~128
3.1    Letters of Credit    ~~125~~128

3.2    Letter of Credit Requests    ~~127~~130
3.3    Letter of Credit Participations    ~~128~~131
3.4    Agreement to Repay Letter of Credit Drawings    ~~130~~133
3.5    Increased Costs    ~~132~~135
3.6    New or Successor Letter of Credit Issuer    ~~132~~135
3.7    Role of Letter of Credit Issuer    ~~133~~136
3.8    Cash Collateral    ~~134~~137
3.9    Applicability of ISP and UCP    ~~135~~138
3.10    Conflict with Issuer Documents    ~~135~~138
3.11    Letters of Credit Issued for Restricted Subsidiaries    ~~135~~138
3.12    Provisions Related to Extended Revolving Credit Commitments    ~~135~~138
Section 4.    Fees; Termination of Commitments    ~~136~~139
4.1    Fees    ~~136~~139
4.2    Voluntary Reduction of Revolving Credit Commitments    ~~137~~140
4.3    Mandatory Termination of Commitments    ~~137~~140
Section 5.    Payments    ~~138~~141
5.1    Voluntary Prepayments    ~~138~~141
5.2    Mandatory Prepayments    ~~139~~142
5.3    Method and Place of Payment    ~~142~~146
5.4    Net Payments    ~~143~~146
5.5    Computations of Interest and Fees    ~~147~~150
5.6    Limit on Rate of Interest    ~~147~~150
Section 6.    Conditions Precedent to Initial Borrowing    ~~148~~151
6.1    Credit Documents    ~~148~~151
6.2    Collateral    ~~148~~151
6.3    Legal Opinions    ~~149~~152
6.4    Closing Certificates    ~~149~~152
6.5    Authorization of Proceedings of Original Credit Parties; Corporate Documents    ~~149~~152
6.6    Fees    ~~149~~152
6.7    Representations and Warranties    ~~149~~153
6.8    Solvency Certificate    ~~149~~153
6.9    Patriot Act    ~~150~~153
6.10    Historical Financial Statements; Pro Forma Financial Statements    ~~150~~153
6.11    Refinancing    ~~150~~153
6.12    Notice of Borrowing    ~~150~~153
6.13    Acquisition    ~~150~~154
6.14    Closing Date Material Adverse Effect    ~~151~~154
Section 7.    Conditions Precedent to All Credit Events after the Closing Date    ~~151~~155
7.1    No Default; Representations and Warranties    ~~151~~155
-ii-

7.2    Notice of Borrowing; Letter of Credit Request    ~~152~~155
Section 8.    Representations and Warranties    ~~152~~155
8.1    Corporate Status    ~~152~~156
8.2    Corporate Power and Authority    ~~152~~156
8.3    No Violation    ~~153~~156
8.4    Litigation    ~~153~~156
8.5    Margin Regulations    ~~153~~156
8.6    Governmental Approvals    ~~153~~156
8.7    Investment Company Act    ~~153~~157
8.8    True and Complete Disclosure    ~~153~~157
8.9    Financial Condition; Financial Statements    ~~154~~157
8.10    Compliance with Laws    ~~154~~157
8.11    Tax Matters    ~~154~~157
8.12    Compliance with ERISA    ~~154~~158
8.13    Subsidiaries    ~~154~~158
8.14    Intellectual Property    ~~155~~158
8.15    Environmental Laws    ~~155~~158
8.16    Properties    ~~155~~158
8.17    Solvency    ~~155~~159
8.18    [Reserved]    ~~155~~159
8.19    [Reserved]    ~~155~~159
8.20    Sanctions and Anti-Corruption    ~~155~~159
8.21    Security Interest in Collateral    ~~156~~159
Section 9.    Affirmative Covenants.    ~~156~~160
9.1    Information Covenants    ~~156~~160
9.2    Books, Records, and Inspections    ~~159~~162
9.3    Maintenance of Insurance    ~~160~~163
9.4    Payment of Taxes    ~~161~~164
9.5    Preservation of Existence; Consolidated Corporate Franchises    ~~161~~164
9.6    Compliance with Statutes, Regulations, Etc.    ~~161~~164
9.7    Employee Benefit Matters    ~~162~~165
9.8    Maintenance of Properties    ~~162~~165
9.9    Transactions with Affiliates    ~~162~~165
9.10    End of Fiscal Years    ~~164~~167
9.11    Additional Borrowers and Guarantors; Additional Real Estate    ~~164~~168
9.12    [Reserved]    ~~165~~169
9.13    Use of Proceeds    ~~165~~169
9.14    Further Assurances    ~~166~~169
9.15    Maintenance of Ratings    ~~166~~170
9.16    Lines of Business    ~~166~~170
9.17    Designation of Subsidiaries    ~~166~~170
-iii-

Section 10.    Negative Covenants    ~~167~~170
10.1    Limitation on Indebtedness    ~~167~~170
10.2    Limitation on Liens    ~~173~~176
10.3    Limitation on Fundamental Changes    ~~173~~176
10.4    Limitation on Sale of Assets    ~~174~~178
10.5    Limitation on Restricted Payments    ~~176~~179
10.6    Negative Pledge Provisions    ~~180~~184
10.7    First Lien Net Leverage Ratio    ~~182~~186
10.8    Amendment of Junior Debt Documents    ~~182~~186
10.9    Passive Holdings Covenant    ~~182~~186
Section 11.    Events of Default    ~~183~~187
11.1    Payments    ~~183~~187
11.2    Representations, Etc.    ~~183~~187
11.3    Covenants    ~~183~~187
11.4    Default Under Other Agreements    ~~184~~187
11.5    Bankruptcy, Etc.    ~~184~~188
11.6    ERISA and Other Employee Benefit Matters    ~~185~~189
11.7    Guarantee    ~~185~~189
11.8    Pledge Agreement    ~~185~~189
11.9    Security Agreement    ~~185~~189
11.10    Judgments    ~~186~~190
11.11    Change of Control    ~~186~~190
11.12    Remedies Upon Event of Default    ~~186~~190
11.13    Application of Proceeds    ~~187~~191
11.14    Equity Cure    ~~187~~191
Section 12.    The Agents    ~~188~~192
12.1    Appointment    ~~188~~192
12.2    Delegation of Duties    ~~189~~193
12.3    Exculpatory Provisions    ~~189~~193
12.4    Reliance by Agents    ~~190~~194
12.5    Notice of Default    ~~190~~194
12.6    Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders    ~~191~~194
12.7    Indemnification    ~~191~~195
12.8    Agents in Their Individual Capacities    ~~192~~196
12.9    Successor Agents    ~~192~~196
12.10    Withholding Tax    ~~193~~197
12.11    Agents Under Security Documents and Guarantee    ~~193~~197
12.12    Right to Realize on Collateral and Enforce Guarantee    ~~193~~197
12.13    Intercreditor Agreement Governs    ~~194~~198
12.14    Parallel Debt    ~~194~~198
12.15    Certain ERISA Matters.    ~~195~~199
12.16    Erroneous Payments    ~~196~~200
-iv-

Section 13.    Miscellaneous    ~~198~~202
13.1    Amendments, Waivers, and Releases    ~~198~~202
13.2    Notices    ~~205~~209
13.3    No Waiver; Cumulative Remedies    ~~206~~210
13.4    Survival of Representations and Warranties    ~~206~~210
13.5    Payment of Expenses; Indemnification    ~~206~~210
13.6    Successors and Assigns; Participations and Assignments    ~~208~~212
13.7    Replacements of Lenders Under Certain Circumstances    ~~214~~218
13.8    Adjustments; Set-off    ~~215~~219
13.9    Counterparts    ~~216~~220
13.10    Severability    ~~216~~220
13.11    Integration    ~~216~~220
13.12    GOVERNING LAW    ~~216~~220
13.13    Submission to Jurisdiction; Waivers    ~~216~~220
13.14    Acknowledgments    ~~217~~221
13.15    WAIVERS OF JURY TRIAL    ~~218~~222
13.16    Confidentiality    ~~218~~222
13.17    Direct Website Communications    ~~219~~223
13.18    PATRIOT Act    ~~221~~225
13.19    Judgment Currency    ~~221~~225
13.20    Payments Set Aside    ~~221~~225
13.21    No Fiduciary Duty    ~~221~~225
13.22    Obligations Joint and Several    ~~222~~226
13.23    Acknowledgment and Consent to Bail-In of Affected Financial Institution    ~~222~~226
13.24    Acknowledgment Regarding any Supported QFCs    ~~223~~227

-v-

SCHEDULES
Schedule 1.1(a)    [Reserved]
Schedule 1.1(b)    Commitments of Lenders
Schedule 1.1(c)     Mortgaged Properties
Schedule 1.1(d)     Existing Letters of Credit
Schedule 1.1(e)     [Reserved]
Schedule 1.1(f)    Certain Add-Backs
Schedule 1.1(g)    QofE Reports
Schedule 1.1(h)    Closing Date Guarantors
Schedule 1.1(i)    Unrestricted Subsidiaries
Schedule 8.4    Litigation
Schedule 8.13    Subsidiaries
Schedule 9.14    Post-Closing Actions
Schedule 10.1    Closing Date Indebtedness
Schedule 10.2    Closing Date Liens
Schedule 10.4    Closing Date Dispositions
Schedule 10.5    Closing Date Investments
Schedule 13.2    Notice Addresses

EXHIBITS
Exhibit A    [Reserved]
Exhibit B    Form of Guarantee
Exhibit C    Form of Pledge Agreement
Exhibit D    Form of Security Agreement
Exhibit E    Form of Closing Certificate
Exhibit F    Form of Assignment and Acceptance
Exhibit G-1    Form of Promissory Note (Term Loans)
Exhibit G-2    Form of Promissory Note (Revolving Credit Loans)
Exhibit H    [Reserved]
Exhibit I    [Reserved]
Exhibit J-1    Form of Non-Bank Tax Certificate
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2    Form of Non-Bank Tax Certificate
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3    Form of Non-Bank Tax Certificate
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4    Form of Non-Bank Tax Certificate
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit K    Form of Notice of Borrowing or Continuation or Conversion
Exhibit L    Form of Letter of Credit Request
Exhibit M-1    Form of Hedge Bank Designation
Exhibit M-2    Form of Cash Management Bank Designation
Exhibit N    Form of Additional Borrower Agreement
Exhibit O    Form of Prepayment Notice

-vi-

CREDIT AGREEMENT
CREDIT AGREEMENT, dated as of October 20, 2021, among MIRION TECHNOLOGIES (HOLDINGSUB2), LTD., a limited liability company incorporated in England and Wales with company number 09299632 (“Holdings”), MIRION TECHNOLOGIES (US HOLDINGS), INC., a Delaware corporation (the “Parent Borrower”), MIRION TECHNOLOGIES (US), INC., a Delaware corporation (the “Company” or “Subsidiary Borrower”), the other persons listed on the signature pages hereto as borrowers (such borrowers, collectively with the Parent Borrower, the Subsidiary Borrower and any Additional Borrowers (as defined below), the “Borrowers” and each a “Borrower”), the lending institutions from time to time parties hereto (each, a “Lender” and, collectively, the “Lenders”) and CITIBANK, N.A. (“Citi”), as the Administrative Agent, the Collateral Agent and a Letter of Credit Issuer (such terms and each other capitalized term used but not defined in this preamble having the meaning provided in Section 1).
WHEREAS, pursuant to the terms of the Transaction Agreement, GS Acquisition Holdings Corp II, a Delaware corporation (the “Parent”), intends to acquire (the “Acquisition”), directly or indirectly, not less than a majority of the issued and outstanding Equity Interests of Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares (together with its subsidiaries, the “Target”);
WHEREAS, in connection with the Transactions, the Parent is anticipated to issue or sell Qualified Stock to Goldman Sachs & Co. LLC (“GS & Co.”) or an Affiliate of GS & Co. and/or one or more other investors in a private placement (the “PIPE Financing”);
WHEREAS, (a) the Borrowers have requested that the Lenders extend credit to the Borrowers in the form of $830,000,000 in aggregate principal amount of Initial Term Loans to be borrowed on the Closing Date and Revolving Credit Loans made available to the Borrowers at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding not in excess of $90,000,000 less the sum of (1) the aggregate Letters of Credit Outstanding at such time and (2) the aggregate Ancillary Outstandings at such time and (b) the Parent Borrower and the Subsidiary Borrower have requested (i) the Letter of Credit Issuers to issue Letters of Credit at any time and from time to time prior to the L/C Facility Maturity Date and (ii) to deem the letters of credit identified on Schedule 1.1(d) to be Letters of Credit for all purposes under this Agreement, collectively, in an aggregate Dollar Equivalent Stated Amount at any time outstanding not in excess of $50,000,000;
WHEREAS, in connection with the consummation of the Amendment No. 3 Transactions, the Borrowers, the Administrative Agent, the Collateral Agent and the Amendment No. 3 Term Loan Lenders entered into that certain Amendment No. 3 to Credit Agreement, dated as of May 22, 2024 (the “Amendment No. 3”), pursuant to which the Amendment No. 3 Term Loan Lenders extended credit to the Borrowers in the form of Amendment No. 3 Term Loans (which constitute “Replacement Term Loans” under and as defined herein) in an original aggregate principal amount equal to $694,625,000, the proceeds of which were used on the Amendment No. 3 Effective Date to refinance in full the Initial Term Loans outstanding hereunder immediately prior to giving effect to Amendment No. 3 (including by way of conversion and/or continuation of certain Initial Term Loans as Amendment No. 3 Term Loans);
WHEREAS, in connection with the consummation of the Amendment No. 4 Transactions, the Borrowers, the Administrative Agent, the Collateral Agent, the Amendment No. 4 Revolving Credit Lenders and the other parties thereto have entered into that certain Amendment No. 4 to Credit Agreement, dated as of the Amendment No. 4 Effective Date (the “Amendment No. 4”), pursuant to which (i) the 2025 Extending Revolving Credit Lenders (as defined in Amendment No. 4) are converting the applicable amounts of their respective Existing Revolving Credit Commitments (as defined in Amendment No. 4) into 2025 Extended Revolving Credit Commitments (as defined in Amendment No. 4), which such 2025 Extended Revolving Credit Commitments shall constitute a new Class of Revolving Credit Commitments hereunder, and have agreed to certain amendments as provided in the Amendment No. 4, and (ii) the 2025 Incremental Revolving Credit Lenders (as defined in Amendment No. 4) are extending credit to the Borrowers in the form of 2025 Incremental Revolving Credit Commitments (as defined in Amendment No. 4) in an original aggregate committed amount equal to $102,625,000 through an increase to the aggregate amount of the 2025 Extended Revolving Credit Commitments immediately after giving effect to the effectiveness of the 2025 Extended Revolving Credit Commitments (as defined in Amendment No. 4) on the Amendment No. 4 Effective Date, and have agreed to certain amendments as provided in Amendment No. 4; ~~and~~
WHEREAS, in connection with the consummation of the Amendment No. 5 Transactions, the Borrowers, the Administrative Agent, the Collateral Agent, the Amendment No. 5 Term Loan Lenders, and the other parties thereto have entered into that certain Amendment No. 5 to Credit Agreement, dated as of the Amendment No. 5 Effective Date (the “Amendment No. 5”), pursuant to which (i) the Amendment No. 5 Term Loan Lenders are extending credit to the Borrowers in the form of Amendment No. 5 Term Loans (which constitute “Replacement Term Loans” under and as defined herein) in an original aggregate principal amount equal to $450,000,000, the proceeds of which will be used on the Amendment No. 5 Effective Date (together with, as applicable, other cash sources) to refinance in full the Amendment No. 3 Term Loans outstanding hereunder immediately prior to giving effect to Amendment No. 5 (including by way of conversion and/or continuation of certain Amendment No. 3 Term Loans as Amendment No. 5 Term Loans), and (ii), have agreed to certain amendments as provided in Amendment No. 5; and
WHEREAS, the Lenders and Letter of Credit Issuers are willing to make available to the Borrowers such term loan and revolving credit and letter of credit facilities upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
Section 1.Definitions
1.1Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):
“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Effective Rate plus 1/2 of 1%, (ii) the rate of interest in effect for such day as determined from time to time by the Administrative Agent as its “prime rate” at its principal office in New York City and notified to the Borrower, and (iii) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1%; provided that notwithstanding the foregoing, in no event shall the ABR applicable to (i) Initial Term Loans at any time solely prior to the Amendment No. 3 Effective Date be less than 1.50% per annum, (ii) Amendment No. 3 Term Loans at any time on and after the Amendment No. 3 Effective Date and prior to the Amendment No. 5 Effective Date be less than 1.50% per annum ~~or~~, (iii) Amendment No. 5 Term Loans at any time on and after the Amendment No. 5 Effective Date be less than 1.00% per annum or (iv)

Revolving Credit Loans at any time be less than 1.00% per annum. Any change in the ABR due to a change in such rate or in the Federal Funds Effective Rate or Adjusted Term SOFR shall take effect at the opening of business on the day of such change.
“ABR Loan” shall mean each Loan bearing interest based on the ABR.
“ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.
“Acceptable Intercreditor Agreement” shall mean any Market Intercreditor Agreement or another intercreditor agreement that is reasonably satisfactory to the Parent Borrower and the Administrative Agent (which may, if applicable, consist of a payment “waterfall”).
“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity, determined on a consolidated basis for such Pro Forma Entity.
“Acquired Entity or Business” shall have the meaning provided in the definition of the term Pro Forma Basis.
“Acquired Indebtedness” shall mean, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, or amalgamated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging, consolidating, or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Acquisition” shall have the meaning provided in the recitals of this Agreement.
“Additional Agreement” shall have the meaning provided in Section 12.13(a).
“Additional Borrower” shall mean each Additional Revolving Borrower and each Subsidiary Ancillary Borrower.
“Additional Borrower Agreement” shall mean the Additional Borrower Agreement substantially in the form of Exhibit N.
“Additional ECF Prepayment Reduction Amounts” shall mean the sum, without duplication, of:
(a)    without duplication of amounts deducted pursuant to clause (d) below in prior periods, the amount of Capital Expenditures or acquisitions of Intellectual Property accrued or made in cash during such period, except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of the Parent Borrower or the Restricted Subsidiaries,
(b)    without duplication of amounts deducted pursuant to clause (d) below in prior periods, the aggregate amount of cash consideration paid by the Parent Borrower and the

Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions (but excluding Permitted Investments of the type described in clauses (i) and (ii) of the definition thereof)) made during such period constituting Permitted Investments or made pursuant to Section 10.5 to the extent that such Investments were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Equity Interests,
(c)    the amount of Restricted Payments paid in cash during such period (on a consolidated basis) by the Parent Borrower and the Restricted Subsidiaries to the extent such Restricted Payments were not financed with the proceeds received from (1) the issuance or incurrence of long-term Indebtedness or (2) the issuance of Equity Interests,
(d)    without duplication of amounts deducted from Excess Cash Flow in other periods, (1) the aggregate consideration required to be paid in cash by the Parent Borrower or any of its Restricted Subsidiaries pursuant to binding contracts or instruments (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by the Parent Borrower or any of its Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (1) and (2), relating to Investments, Permitted Acquisitions or similar acquisitions, Capital Expenditures, acquisitions of Intellectual Property or Restricted Payments to be consummated or made during the period of four consecutive fiscal quarters of the Parent Borrower following the end of such period (except to the extent financed with any of the proceeds received from (A) the issuance or incurrence of long-term Indebtedness or (B) the issuance of Equity Interests); provided that to the extent that the aggregate amount of cash actually utilized to finance such Investments, Permitted Acquisitions, Capital Expenditures, acquisitions of Intellectual Property or Restricted Payments during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
(e)    without duplication of amounts so deducted in the calculation of “Excess Cash Flow”, the aggregate amount of all other Indebtedness permitted to be incurred pursuant to Section 10.1 to the extent secured by Liens on the Collateral that are pari passu or junior priority with the Liens on the Collateral securing the Credit Facilities, voluntarily prepaid, repurchased, redeemed or otherwise retired (or contractually committed to be prepaid, repurchased, redeemed or otherwise retired).
“Additional Revolving Borrower” shall have the meaning provided in Section 1.13(a).
“Additional Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“Additional Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that in no event shall Adjusted Term SOFR be less than the Floor.

“Adjusted Total Ancillary Commitment” shall mean at any time the Total Ancillary Commitment less the aggregate Ancillary Commitments of all Defaulting Lenders.
“Adjusted Total Revolving Credit Commitment” shall mean at any time the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of all Defaulting Lenders.
“Adjusted Total Term Loan Commitment” shall mean at any time the Total Term Loan Commitment less the Term Loan Commitments of all Defaulting Lenders.
“Administrative Agent” shall mean Citi, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed pursuant to Section 12.9.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2 or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.
“Administrative Questionnaire” shall have the meaning provided in Section 13.6(b)(ii)(D).
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided that Goldman Sachs shall be deemed not to be an Affiliate of any Initial Investor, Holdings or any of its subsidiaries. For purposes of this Agreement and the other Credit Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.
“Affiliated Institutional Lender” shall mean any Affiliate of any Initial Investor that as of the relevant date of determination is an Affiliate of Holdings, the Parent Borrower or any other Subsidiary of Holdings and that is a bona fide debt Fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and whose managers have fiduciary duties to the investors in such fund or investment vehicle independent of or in addition to their duties to the Initial Investors and with respect to which no personnel making investment decisions with respect to the Parent Borrower has the power to make investment decisions.
“Affiliated Lender” shall mean a Lender that is an Initial Investor and that as of the relevant date of determination is an Affiliate of Holdings, the Parent Borrower or any other Subsidiary of Holdings (other than Holdings, the Parent Borrower, any other Subsidiary of Holdings, or any Affiliated Institutional Lender).
“Agent Party” and “Agent Parties” shall have the meanings provided in Section 13.17(b).
“Agents” shall mean the Administrative Agent, the Collateral Agent and each Joint Lead Arranger.

“Agreement” shall mean this Credit Agreement.
“Agreement Currency” shall have the meaning provided in Section 13.19.
“Amendment No. 1” shall mean that certain Agreement and Amendment No. 1 to Credit Agreement dated as of November 22, 2021 among Holdings, the Parent Borrower, the Subsidiary Borrower, the Administrative Agent and the Lenders party thereto.
“Amendment No. 2” shall mean that certain Amendment No. 2 to Credit Agreement dated as of June 23, 2023 among Holdings, the Parent Borrower, the Subsidiary Borrower and the Administrative Agent.
“Amendment No. 3” shall have the meaning provided in the recitals to this Agreement.
“Amendment No. 3 Effective Date” shall mean May 22, 2024.
“Amendment No. 3 Term Loan Commitments” shall have the meaning assigned to the term “2024 Refinancing Term Loan Commitments” in Amendment No. 3.
“Amendment No. 3 Term Loan Lender” shall mean a Lender with an Amendment No. 3 Term Loan Commitment or an outstanding Amendment No. 3 Term Loan.
“Amendment No. 3 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Amendment No. 3 Term Loans” shall have the meaning assigned to the term “2024 Refinancing Term Loans” in Amendment No. 3.
“Amendment No. 3 Transactions” shall have the meaning assigned to the term “Transactions” in Amendment No. 3.
“Amendment No. 4” shall have the meaning provided in the recitals to this Agreement.
“Amendment No. 4 Effective Date” shall mean March 21, 2025.
“Amendment No. 4 Revolving Credit Commitments” shall mean the “2025 Revolving Credit Commitments” as such term is defined in Amendment No. 4. The aggregate amount of Amendment No. 4 Revolving Credit Commitments as of the Amendment No. 4 Effective Date is $175,000,000.
“Amendment No. 4 Revolving Credit Lender” shall mean a “2025 Revolving Credit Lender” as such term is defined in Amendment No. 4.
“Amendment No. 4 Transactions” shall have the meaning assigned to the term “Transactions” in Amendment No. 4.
“Amendment No. 5” shall have the meaning provided in the recitals to this Agreement.
“Amendment No. 5 Effective Date” shall mean June 5, 2025.

“Amendment No. 5 Term Loan Commitments” shall have the meaning assigned to the term “2025 Refinancing Term Loan Commitments” in Amendment No. 5.
“Amendment No. 5 Term Loan Lender” shall mean a Lender with an Amendment No. 5 Term Loan Commitment or an outstanding Amendment No. 5 Term Loan.
“Amendment No. 5 Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Amendment No. 5 Term Loans” shall have the meaning assigned to the term “2025 Refinancing Term Loans” in Amendment No. 5.
“Amendment No. 5 Transactions” shall have the meaning assigned to the term “Transactions” in Amendment No. 5.
“Ancillary Commencement Date” shall mean, with respect to an Ancillary Facility, the date on which such Ancillary Facility is first made available, which date shall be a Business Day falling on or after the Closing Date and before the Business Day preceding the Revolving Credit Maturity Date.
“Ancillary Commitment” shall mean, with respect to any Ancillary Lender and any Ancillary Facility, the maximum Dollar Equivalent which such Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorized as such under Section 2.16, to the extent such amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to such Ancillary Facility.
“Ancillary Document” shall mean each document relating to or evidencing the terms of an Ancillary Facility.
“Ancillary Facility” shall mean any ancillary facility made available by an Ancillary Lender in accordance with Section 2.16.
“Ancillary Facility Sublimit” shall mean an amount equal to $30,000,000. The Ancillary Facility Sublimit is part of, and not in addition to, the Revolving Credit Facility.
“Ancillary Lender” shall mean each Revolving Credit Lender (or Affiliate of a Revolving Credit Lender that qualifies as an Eligible Assignee) which makes available an Ancillary Facility in accordance with Section 2.16.
“Ancillary Outstandings” shall mean, at any time, with respect to any Ancillary Lender and any Ancillary Facility then in effect, the aggregate (as determined by such Ancillary Lender) Dollar Equivalent of (x) the principal amount under each Ancillary Facility which is an overdraft facility (net of any Available Credit Balance), (y) the face amount of each guarantee, bond, letter of credit or credit order outstanding under such Ancillary Facility and (z) the amount fairly representing the aggregate exposure (excluding interest and similar charges) of such Ancillary Lender under each other type of accommodation provided under such Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010.
“Applicable Margin” shall mean a percentage per annum equal to:
(a)(i)    solely prior to the Amendment No. 3 Effective Date, (a) for Term SOFR Loans that are Initial Term Loans, 2.75% and (b) for ABR Loans that are Initial Term Loans, 1.75%;
(b)(ii)    on and after the Amendment No. 3 Effective Date but prior to the Amendment No. 5 Effective Date, (a) for Term SOFR Loans that are Amendment No. 3 Term Loans, 2.25% and (b) for ABR Loans that are Amendment No. 3 Term Loans, 1.25%; ~~and~~
(c)(iii)    on and after the Amendment No. 5 Effective Date, for Term SOFR Loans that are Amendment No. 5 Term Loans or ABR Loans that are Amendment No. 5 Term Loans, the rate per annum set forth below under the caption “ABR Spread” or “Term SOFR Spread”, as the case may be, based upon the Status then in effect;

Status	ABR Spread for Amendment No. 5 Term Loans	Term SOFR Spread for Amendment No. 5 Term Loans
Level I Status	1.25%	2.25%
Level II Status	1.00%	2.00%
(d)and
(e)(~~iii~~iv)    on and after the Amendment No. 4 Effective Date, for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans that are Revolving Credit Loans, the rate per annum set forth below under the caption “ABR Spread” or “Term SOFR, Eurocurrency Rate and RFR Rate Spread”, as the case may be, based upon the Status in effect as of the last day of the most recently ended Test Period;

Status	ABR Spread for Revolving Credit Loans	Term SOFR, Eurocurrency Rate and RFR Rate Spread for Revolving Credit Loans
Level I Status	0.75%	1.75%
Level II Status	0.50%	1.50%
Level III Status	0.25%	1.25%
Notwithstanding the foregoing, (a) the Applicable Margin for Term SOFR Loans or ABR Loans that are Amendment No. 5 Term Loans for the period from and including the Amendment No. 5 Effective Date to but excluding the date on which any change in any Credit Rating is publicly announced by the applicable rating agency shall be the Applicable Margin for Level I Status, (b) the Applicable Margin for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans that are Revolving Credit Loans for the period from and including the Amendment No. 4 Effective Date to but excluding the first day following the date on which Section 9.1 Financials are delivered to the Administrative Agent for the first full fiscal quarter ending after the Amendment No. 4 Effective Date shall be the Applicable Margin for Level III Status, (~~b~~c) the Applicable Margin in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (~~c~~d) the Applicable Margin in respect of any Class of Additional Revolving Credit Commitments, any Class of Incremental Loans, or any Class of Loans in respect of Additional Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Joinder Agreement, (~~d~~e) the Applicable Margin in respect of any Class of Replacement Term Loans shall be the applicable percentages per annum set forth in the relevant agreement, (~~e~~f) the Applicable Margin in respect of any Class of New Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant agreement, and (~~f~~g) in the case of the Term Loans and any Class of Incremental Loans, the Applicable Margin shall be increased as, and to the extent, necessary to comply with Section 2.14.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the First Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Revolving Credit Lenders received interest payments for any period based on an Applicable Margin that is less than that which would have been applicable had the First Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Applicable Margin for Revolving Credit Loans for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Net Leverage Ratio for such period, and any shortfall in the interest theretofore paid by the applicable Borrower for the relevant period as a result of the miscalculation of the First Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable, at the time the interest for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the applicable Borrower, such shortfall shall be due and payable within five Business Days following the written demand therefor by the Administrative Agent and no Default or Event of Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the applicable Required ~~Facility~~Revolving Credit Lenders at any time during which the Parent Borrower or Holdings shall have failed to deliver any of the Section 9.1 Financials by the date required under Section 9.1, then the First Lien Net Leverage Ratio shall be deemed to be in Level I Status for the purposes of determining the Applicable Margin for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans, in each case, that are Revolving Credit Loans only (but only for so long as such failure continues, after which such ratio shall be determined based on the then existing First Lien Net Leverage Ratio).
“Approved Fund” shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
“Asset Sale” shall mean:
(i)    the sale, conveyance, transfer, or other disposition, in each case, which results in the permanent disposition of the subject property, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale Leaseback) (each a “disposition”) of the Parent Borrower or any Restricted Subsidiary, or

(ii)    the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.1), whether in a single transaction or a series of related transactions, in each case, other than:
(a)    any disposition of cash, Cash Equivalents or Investment Grade Securities (or assets that were cash, Cash Equivalents or Investment Grade Securities when the original disposition was made), or any disposition of obsolete, worn out or surplus property or other property (including leasehold property interests) that, in the good faith determination of Parent Borrower, is no longer economically practical in its business or commercially desirable to maintain or no longer used or useful equipment (including any servers) in the ordinary course of business, or any disposition of inventory, goods held for sale, equipment or any other assets in the ordinary course of business;
(b)    mergers, consolidations, amalgamations, divisions, liquidations, windings up of, and conveyances, sales, leases, assignments, transfers and other dispositions of all or substantially all of the business units, assets or other properties of, the Parent Borrower and/or one or more Restricted Subsidiaries not prohibited by Section 10.3;
(c)    the incurrence of Liens that are permitted to be incurred pursuant to Section 10.2 or the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 10.5;
(d)    any disposition of property or assets of the Parent Borrower or any Restricted Subsidiary or issuance or sale of Equity Interests of any Restricted Subsidiary (i) in any transaction or series of related transactions with an aggregate Fair Market Value not exceeding the greater of $~~16,000,000~~31,620,000 and ~~8.5~~15.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period or (ii) with respect to all other dispositions and issuances not excluded pursuant to the preceding clause (i), with an aggregate Fair Market Value not exceeding the greater of $~~32,000,000~~63,240,000 and ~~17.0~~30.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period in any fiscal year of the Parent Borrower;
(e)    any disposition of property or assets or issuance of securities by (1) a Restricted Subsidiary to Holdings or the Parent Borrower or (2) the Parent Borrower or a Restricted Subsidiary to another Restricted Subsidiary;
(f)    to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon);
(g)    dispositions of Capital Stock of, or sales of Indebtedness or other securities of, Unrestricted Subsidiaries (or any Restricted Subsidiary that owns one or more Unrestricted Subsidiaries, provided that such Restricted Subsidiary owns no other material assets other than Capital Stock or Indebtedness or other securities of one or more Unrestricted Subsidiaries);
(h)    dispositions of property subject to foreclosure, expropriation, forced disposition, casualty, eminent domain or condemnation proceedings (including in lieu thereof) or any similar proceeding;
(i)    dispositions of accounts receivable or other Receivables Facility Assets, or participations therein, and related assets in connection with any Receivables Facility;

(j)    any financing transaction with respect to property or assets built or acquired by the Parent Borrower or any Restricted Subsidiary after the Closing Date, including Sale Leasebacks and asset securitizations permitted by this Agreement;
(k)    (1) any surrender or waiver of contractual rights or the settlement, release, or surrender of contractual rights or other litigation claims, (2) the termination or collapse of cost sharing agreements with Holdings, the Parent Borrower or any Subsidiary and the settlement of any crossing payments in connection therewith, or (3) the settlement, discount, write off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Parent Borrower (or any Parent Entity of the Parent Borrower) or any Subsidiary or any of their successors or assigns;
(l)    the disposition or discount of inventory, accounts receivable, notes receivable, rights to payment or other current assets or, in each case, participations therein, in the ordinary course of business or the conversion of accounts receivable to notes receivable, or other dispositions of accounts receivable or rights to payment in connection with the collection or compromise thereof (including in connection with bona fide disputes with respect thereto) or as part of any bankruptcy or reorganization process (including any discount or forgiveness in connection with the foregoing);
(m)    the licensing or sub-licensing of Intellectual Property (whether pursuant to franchise agreements or otherwise) either by or to Holdings, the Parent Borrower or any Restricted Subsidiary in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Parent Borrower or any Restricted Subsidiary;
(n)    the termination or unwinding of any Hedging Obligations or obligations in respect of Cash Management Services;
(o)    sales, transfers, and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell, put/call or similar arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(p)    the lapse or abandonment of Intellectual Property rights in the ordinary course of business, which in the reasonable business judgment of the Parent Borrower are not material to the conduct of the business of the Parent Borrower and the Restricted Subsidiaries taken as a whole;
(q)    the issuance, sale or other disposition of Capital Stock for purposes of satisfying requirements with regard to directors’ qualifying shares and shares issued to foreign nationals as required by applicable Requirements of Law or any disposition or issuance of Capital Stock made to comply with any order or other directive of any Governmental Authority or any applicable Requirement of Law;
(r)    dispositions of property or assets to the extent that (1) such property or asset is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (2) the proceeds of such Asset Sale are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(s)    dispositions and/or terminations of, or constituting, leases, assignments, subleases, licenses, sublicenses or cross-licenses (including the provision of software under any open source license), the dispositions or terminations of which (i) do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (ii) relate to closed facilities or the discontinuation of any product line or (iii) are made in the ordinary course of business;
(t)     (I) dispositions of non-core property or assets (including Capital Stock) and sales of real estate assets, in each case acquired in any acquisition or other Investment permitted hereunder or (II) dispositions (x) made with the approval (or to obtain the approval) of any anti-trust authority or otherwise necessary or advisable in the good faith determination of the Parent Borrower to consummate any acquisition or other Investment permitted hereunder or (y) which, within 120 days of the date of such acquisition or Investment, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Parent Borrower or any of its Restricted Subsidiaries or any of their respective businesses;
(u)    dispositions constituting any part of a Permitted Reorganization;
(v)     dispositions of property or assets that do not constitute Collateral with an aggregate Fair Market Value not to exceed in any fiscal year of the Parent Borrower the greater of $~~19,000,000~~52,700,000 and ~~10.0~~25.0% of Consolidated EBITDA for the most recently ended Test Period (with unused amounts in any fiscal year being carried over to subsequent fiscal years or carried back to the immediately preceding fiscal year (until so applied));
(w)    other dispositions of property or assets with a Fair Market Value not to exceed, in the aggregate, the greater of $~~29,000,000~~105,400,000 and ~~15.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period;
(x)    dispositions of property or assets or issuance of securities by the Parent Borrower and any Restricted Subsidiary that, if otherwise structured as an Investment or Restricted Payment, would be Investments and/or Restricted Payments (as applicable) that would be permitted under and made in accordance with Section 10.5 (and shall constitute a usage of any such exception);
(y)    any disposal of assets in order to comply with the requirements of section 7f of the Fourth Book of the German Social Code (Sozialgesetzbuch IV) or section 4 of the German Company Pensions Act (Gesetz zur Verbesserung der betrieblichen Altersversorgung);
(z)    with respect to any real estate located in Germany, any disposal of real estate to the extent such disposal cannot be restricted pursuant to section 1136 (alone or in conjunction with section 1192 paragraph 1) of the German Civil Code;
(aa)    Sale Leasebacks so long as (i) the Parent Borrower is compliant with the applicable ratio for the incurrence of Ratio Debt on a Pro Forma Basis, (ii) any related Indebtedness is permitted by Section 10.1(d) or (iii) the Fair Market Value of assets sold does not exceed the greater of $~~29,000,000~~56,920,000 and ~~15.0~~27.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(bb) (i) any termination of any lease, sublease, license or sublicense in the ordinary course of business (and any related disposition of improvements made to leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;
(cc)     dispositions or consignments of equipment, inventory or other assets (including leasehold or licensed interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(dd)     dispositions of real estate assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of the Parent Borrower (or any Parent Entity thereof) and/or any Restricted Subsidiary;
(ee)     any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(ff)     dispositions contemplated on the Closing Date and described on Schedule 10.4 hereto;
(gg)    any netting arrangement of accounts receivable, or other cash management arrangements, between or among the Parent Borrower and its Restricted Subsidiaries or among Restricted Subsidiaries of the Parent Borrower made in the ordinary course of business; and
(hh)    any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by the Parent Borrower or any Restricted Subsidiary, so long as the Parent Borrower or any Restricted Subsidiary may obtain title to such asset upon reasonable notice by paying a nominal fee.
“Asset Sale Prepayment Event” shall mean any Asset Sale by the Parent Borrower or any ~~Restricted Subsidiary~~other Credit Party (excluding Holdings), in each case of any asset constituting Collateral pursuant to Section 10.4; provided, further, that with respect to any Asset Sale Prepayment Event, the Borrowers shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until (i) the aggregate amount of Net Cash Proceeds from any individual Asset Sale Prepayment Event exceeds the greater of $~~16,000,000~~31,620,000 and ~~8.5~~15.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (ii) to the extent not excluded pursuant to the preceding clause (i), the aggregate amount of other Net Cash Proceeds of Asset Sale Prepayment Events exceeds the greater of $~~32,000,000~~52,700,000 and ~~17.0~~25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period in any fiscal year of the Parent Borrower.
“Assignment and Acceptance” shall mean (i) an assignment and acceptance substantially in the form of Exhibit F, or such other form as may be approved by the Administrative Agent and (ii) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.15, such form of assignment (if any) as may be agreed by the Administrative Agent and the Parent Borrower in accordance with Section 2.15(a).

“Auction Agent” shall mean (i) the Administrative Agent or (ii) any other financial institution or advisor employed by Holdings, the Parent Borrower, or any Subsidiary (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.15 or any Dutch auction pursuant to Section 13.6(h); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that none of Holdings, the Parent Borrower nor any of their Affiliates may act as the Auction Agent.
“Authorized Officer” shall mean, with respect to any Person, any individual holding the position of chairman of the board (if an officer), any executive officer, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, the Vice President-Finance, a Senior Vice President, a Director, a Manager, or any other senior officer or agent with express authority to act on behalf of such Person designated as such by the board of directors or other managing authority of such Person.
“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(d).
“Available Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)    the greater of $~~48,000,000~~105,400,000 and ~~25.0~~50.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period, plus
(b)    the CNI Growth Amount at such time, plus
(c)    (i) the cumulative amount of cash and Cash Equivalent proceeds from, and the Fair Market Value of any other asset or property received in respect of, the sale of Equity Interests or issuance of any Subordinated Shareholder Debt (other than Disqualified Stock of the Parent Borrower or as part of any Excluded Contribution) of Holdings, the Parent Borrower or any Parent Entity (other than the issuance of Equity Interests or Subordinated Shareholder Debt to the Parent Borrower or a Restricted Subsidiary) after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds (if not contributed or loaned directly to the Parent Borrower) have been contributed to the capital of, or loaned in the form of Subordinated Shareholder Debt to, the Parent Borrower or any Restricted Subsidiary and (ii) the aggregate principal amount of Indebtedness (other than ~~Indebtedness that is contractually subordinated in right of payment to the Obligations~~Subordinated Shareholder Debt) of the Parent Borrower or any Restricted Subsidiary owed to a Person other than ~~a Credit Party~~Parent Borrower or a Restricted Subsidiary of ~~a Credit Party~~the Parent Borrower converted to Equity Interests or Subordinated Shareholder Debt of Holdings, the Parent Borrower or any Parent Entity (as applicable) (other than Disqualified Stock of the Parent Borrower), together with the Fair Market Value of any other asset or property received by the Parent Borrower or a Restricted Subsidiary of the Parent Borrower (other than from the Parent Borrower or another Restricted Subsidiary) in respect of such conversion, in each case not previously applied for a purpose other than use in the Available Amount, plus
(d)    100% of the aggregate amount of capital contributions in respect of Qualified Stock of the Parent Borrower received in cash and Cash Equivalents, and the Fair Market Value of any such capital contributions received in the form of any other asset or property, after the Closing Date, to the extent not previously applied for a purpose other than use in the Available Amount, plus
(e)    100% of the aggregate amount received by the Parent Borrower or any Restricted Subsidiary in cash and Cash Equivalents from:
(A)    the sale (other than to Holdings, the Parent Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or
(B)    any dividend, distribution or other return (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) by an Unrestricted Subsidiary, plus
(f)    in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or any Unrestricted Subsidiary, joint venture vehicle or minority investment vehicle has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary, the Fair Market Value of the Investments of the Parent Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary, joint venture vehicle or minority investment vehicle at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), so long as such Investments were originally made pursuant to Section 10.5(b)(xiv) and clause (xiii)(b) of the definition of Permitted Investments, plus
(g)    an amount equal to any dividend, distribution or other return in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Parent Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 10.5(b)(xiv) and clause (xiii)(b) of the definition of Permitted Investments, plus
(h)     the aggregate amount of any Retained Declined Proceeds since the Closing Date and the aggregate amount of any Retained Asset Sale Proceeds, plus
(i)     without duplication, an amount equal to the Fair Market Value of any assets (including cash or Cash Equivalents) or other property of any Parent Entity that has been transferred to the Parent Borrower or any of its Restricted Subsidiaries, plus
(j)    the sum of the amounts calculated pursuant to clauses (c), (d), (e), (f), (g) and (i) of the definition of “Available Amount” set forth in the Existing Debt Facility as of the Closing Date, minus
(k)    any amount of the Available Amount used to make Investments pursuant to clause (xiii)(b) of the definition of Permitted Investments after the Closing Date and prior to such date, minus
(l)    any amount of the Available Amount used to pay Restricted Payments pursuant to Section 10.5(b)(xiv) after the Closing Date and prior to such date.

“Available Commitment” shall mean an amount equal to the excess, if any, of (i) the amount of the Total Revolving Credit Commitment over (ii) the sum of the aggregate principal amount of (a) all Revolving Credit Loans then outstanding, (b) the aggregate Letters of Credit Outstanding at such time and (c) the aggregate amount of Ancillary Outstandings at such time.
“Available Credit Balance” shall mean, with respect to any Ancillary Facility, any credit balances on any account of any Borrower of such Ancillary Facility with the Ancillary Lender making available such Ancillary Facility to the extent that those credit balances are freely available to be set off by such Ancillary Lender against liabilities owed to it by the applicable Borrower under such Ancillary Facility.
“Available Currencies” shall mean Dollars, Euros, Pounds Sterling and other currencies requested by the Parent Borrower in accordance with Section 1.14 and as agreed to by the Administrative Agent and each Revolving Credit Lender, and to the extent Letters of Credit are requested or are to be made available in such currencies, the Letter of Credit Issuer.
“Available Tenor” shall mean as of any date of determination and with respect to the then-current USD Benchmark, as applicable, (x) if the then-current USD Benchmark is a term rate, any tenor for such USD Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such USD Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall have the meaning provided in Section 11.5(a).
“Basel III” shall mean (A) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (B) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (C) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any

Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefited Lender” shall have the meaning provided in Section 13.8(a).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower Materials” shall have the meaning provided in Section 13.17(b).
“Borrowers” shall have the meaning provided in the preamble to this Agreement.
“Borrowing” shall mean Loans of the same Class and Type, made, converted, or continued on the same date and, in the case of Term SOFR Loans or Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Multiple” shall mean (i) with respect to a Borrowing of Term SOFR Loans, $100,000, (ii) with respect to a Borrowing of Eurocurrency Loans in Euro, €50,000, (iii) with respect to a Borrowing of RFR Loans in Pounds Sterling, £50,000, (iv) with respect to a Borrowing of ABR Loans, $100,000 and (v) otherwise, as mutually agreed by the Parent Borrower and the Administrative Agent (or in any case of this definition, if less, the entire remaining applicable Commitments at the time of such Borrowing).
“Business Day” shall mean any day excluding Saturday, Sunday, and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close, and (i) if such day relates to any notice, determination, funding or payment in connection with SOFR or any Term SOFR Loans, such day must also be a U.S. Government Securities Business Day; (ii) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, such day must also be a TARGET Day; and (iii) when used in connection with a RFR Loan denominated in Pounds Sterling, including any interest rate settings as to any such RFR Loan, any fundings, disbursements, settlements and payments in Pounds Sterling in respect of any such RFR Loan, or any other dealings in Pounds Sterling to be carried out pursuant to this Agreement in respect of any such RFR Loan, the term “Business Day” shall also exclude days banks are closed for general business in London because such day is a Saturday, Sunday or a day on which banks are closed for general business in London.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Finance Leases) by the Parent Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant, or equipment reflected in the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries (including capitalized software expenditures, customer acquisition costs and incentive payments, conversion costs, and contract acquisition costs).
“Capital Stock” shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock), but excluding for the avoidance of doubt (i) any Indebtedness convertible into or exchangeable for any of the foregoing and (ii) any Subordinated Shareholder Debt.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Letter of Credit Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support, in an amount equal to 101% of the amount of L/C Obligations required to be Cash Collateralized. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” shall mean:
(i)    Dollars,
(ii)    (a) Euro, Pounds Sterling, Canadian Dollars, or any national currency of any Participating Member State in the European Union or (b) local currencies held from time to time in the ordinary course of business,
(iii)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government, Canadian Government or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
(iv)    certificates of deposit, time deposits, and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of foreign banks,
(v)    repurchase obligations for underlying securities of the types described in clauses (iii), (iv), and (ix) entered into with any financial institution meeting the qualifications specified in clause (iv) above,
(vi)    commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P and in each case maturing within 24 months after the date of creation thereof,
(vii)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized ratings agency) and in each case maturing within 24 months after the date of creation or acquisition thereof,

(viii)    readily marketable direct obligations issued by the federal government, any state, commonwealth, or territory of the United States or the federal government or any province or territory of Canada, in each case, any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,
(ix)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition,
(x) solely with respect to any Foreign Subsidiary: (a) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (b) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition, and (c) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank, in each case, customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by such Foreign Subsidiary organized (or incorporated) in such jurisdiction,
(xi) in the case of investments by any Foreign Subsidiary or investments made in a country outside the United States, Cash Equivalents shall also include investments of the type and maturity described in clauses (i) through (ix) above of foreign obligors, which investments have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, and
(xii)    investment funds investing 90% of their assets in securities of the types described in clauses (i) through (ix) above.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (i) and (ii) above; provided that such amounts are converted into any currency listed in clauses (i) and (ii) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.
“Cash Management Bank” shall mean (i) at the Parent Borrower’s election from time to time by written notice to the Administrative Agent substantially in the form of Exhibit M-2 or such other form reasonably acceptable to the Administrative Agent, each Revolving Credit Lender as of the Closing Date and each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Royal Bank of Canada, Morgan

Stanley Bank, N.A., HSBC Bank, N.A. and Deutsche Bank AG or any Affiliate of any such Person, (ii) any Person that, at the time it enters into a Cash Management Agreement, is an Agent or a Lender or an Affiliate of an Agent or a Lender, (iii) with respect to any Cash Management Agreement entered into prior to the Closing Date, any Person that is an Agent or a Lender or an Affiliate of an Agent or a Lender on the Closing Date or (iv) another bank reasonably acceptable to the Administrative Agent, if designated by the Parent Borrower as a “Cash Management Bank” by written notice to the Administrative Agent substantially in the form of Exhibit M-2 or such other form reasonably acceptable to the Administrative Agent.
“Cash Management Services” shall mean any one or more of the following types of services or facilities: (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services) and (iii) any other demand deposit or operating account relationships or other cash management services, including pursuant to any Cash Management Agreements.
“Cashless Settlement Allocated Amount” shall have the meaning provided in Amendment No. ~~3~~5.
“Cashless Settlement Term Lender” shall have the meaning provided in Amendment No. ~~3~~5.
“Casualty Event” shall mean, with respect to any property of the Parent Borrower or any Restricted Subsidiary, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person receives insurance proceeds or proceeds of a condemnation award in respect of any equipment, fixed assets, or real property (including any improvements thereon) to replace or repair such equipment, fixed assets, or real property; provided, further, that with respect to any Casualty Event, the Borrowers shall not be obligated to make any prepayment otherwise required by Section 5.2 unless and until (i) the aggregate amount of Net Cash Proceeds from any individual Casualty Event exceeds the greater of $~~16,000,000~~31,620,000 and ~~8.5~~15.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period and (ii) to the extent not excluded pursuant to the preceding clause (i), the aggregate amount of other Net Cash Proceeds of Casualty Events exceeds the greater of $~~32,000,000~~52,700,000 and ~~17.0~~25.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period in any fiscal year of the Parent Borrower.
“CFC” shall mean any Subsidiary of the Parent Borrower that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“CFC Holding Company” shall mean any Subsidiary of a Borrower that has no material assets other than Capital Stock and Indebtedness of one or more Subsidiaries that are CFCs and/or one or more Subsidiaries that are CFC Holding Companies and, in either case, cash, Cash Equivalents and other incidental assets related thereto.
“Change in Law” shall mean (i) the adoption of any law, treaty, order, policy, rule, or regulation after the Closing Date (or, if later, the date upon which the relevant Lender became a party to this Agreement), (ii) any change in any law, treaty, order, policy, rule, or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date (or, if later, the date upon which the relevant Lender became a party to this Agreement) or (iii) compliance by any Lender with any guideline, request, directive, or order issued or made after the Closing Date (or, if later, the date upon which the relevant Lender became a party to this Agreement) by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law), including, for avoidance of doubt any adoption, change or compliance in respect of (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities pursuant to Basel III regardless of the date enacted, adopted or issued.
“Change of Control” shall mean and be deemed to have occurred if (i) any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than the Permitted Holders, any employee benefit plan and any person acting as the trustee, agent or other fiduciary or administrator of such plan or any underwriter, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of Holdings or a Parent Entity that exceeds the greater of 40.0% and the percentage then beneficially owned, directly or indirectly by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors of Holdings or a Parent Entity or (ii) Holdings shall cease to beneficially own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Parent Borrower or the Subsidiary Borrower (excluding during the pendency of any Permitted Reorganization).
Notwithstanding the preceding clauses or any provision of Section 13d-3 of the Exchange Act as in effect on the Closing Date, (i) a Person or group shall be deemed not to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of Holdings or a Parent Entity owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred so long as one or more Permitted Holders hold in excess of 50% of the issued and outstanding Voting Stock owned, directly or indirectly, by such group, (iii) a passive holding company or special purpose acquisition vehicle or a Subsidiary thereof that is a passive holding company shall not be considered a “Person” and instead the equityholders of such passive holding company or special purpose acquisition vehicle (other than any other passive holding company or special purpose acquisition vehicle) shall be considered and (iv) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of the Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless (A) it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors or board of managers of such parent entity and (B) such directors or managers elected by the Person or group have a majority of the aggregate votes on the board of directors (or similar body) of such parent entity.
“Citi” shall have the meaning provided in the preamble to this Agreement.
“Class” (i) when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, Additional Revolving Credit

Loans, New Revolving Credit Loans, Initial Term Loans, New Term Loans (of each Series), Amendment No. 3 Term Loans, Amendment No. 5 Term Loans, other Extended Term Loans (of the same Extension Series), Replacement Term Loans (of the same Series), or Extended Revolving Credit Loans (of the same Extension Series) and (ii) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, an Additional Revolving Credit Commitment, a New Revolving Credit Commitment, an Extended Revolving Credit Commitment (of the same Extension Series), an Initial Term Loan Commitment, an Amendment No. 3 Term Loan Commitment, Amendment No. 5 Term Loan Commitment or a New Term Loan Commitment.
“Closing Date” shall mean the date on which the conditions precedent set forth in Section 6 shall have been satisfied, which date is October 20, 2021.
“Closing Date Refinancing” shall mean the repayment, repurchase, redemption, defeasance or other discharge of the Existing Debt Facility and the termination and/or release of all commitments to extend credit thereunder and the termination and/or release of all security interests and guarantees in connection therewith.
“CNI Growth Amount” means, at any date of determination, an amount (which amount shall not be less than zero) equal to 50% of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries for the cumulative period from the first day of the fiscal quarter of the Parent Borrower during which the Closing Date occurs to and including the last day of the most recently ended fiscal quarter of the Parent Borrower prior to such date for which Section 9.1 Financials have been delivered or, at the Parent Borrower’s election, are internally available (treated as one accounting period).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all property pledged, charged, assigned or mortgaged or purported to be pledged, charged, assigned or mortgaged pursuant to the Security Documents, excluding in all events Excluded Property.
“Collateral Agent” shall mean Citi, as collateral agent under the Security Documents, or any successor collateral agent appointed pursuant to Section 12.9, and any Affiliate or designee of Citi may act as the Collateral Agent under any Credit Document.
“Collateral and Guarantee Principles” shall have the meaning provided in Section 1.17.
“Commitment Fee” shall have the meaning provided in Section 4.1(a).
“Commitment Fee Rate” shall mean, on and after the Amendment No. 4 Effective Date, a rate per annum set forth below opposite the Status in effect on such day:

Status	Commitment Rate
Level I Status	0.375%
Level II Status	0.375%
Level III Status	0.250%

Notwithstanding the foregoing, the term Commitment Fee Rate shall mean 0.50% during the period from and including the Closing Date to but excluding the first day following the date on which Section 9.1 Financials are delivered to the Administrative Agent for the first full fiscal quarter ending after the Closing Date.
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the First Lien Net Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received fees for any period based on a Commitment Fee Rate that is less than that which would have been applicable had the First Lien Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Commitment Fee Rate for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined First Lien Net Leverage Ratio for such period, and any shortfall in the fees theretofore paid by the applicable Borrower for the relevant period as a result of the miscalculation of the First Lien Net Leverage Ratio shall be deemed to be (and shall be) due and payable, at the time the fees for such period were required to be paid; provided that notwithstanding the foregoing, so long as an Event of Default described in Section 11.5 has not occurred with respect to the applicable Borrower, such shortfall shall be due and payable within five Business Days following the written demand therefor by the Administrative Agent and no Default shall be deemed to have occurred as a result of such non-payment until the expiration of such five Business Day period. In addition, at the option of the Required Revolving Credit Lenders at any time during which the Parent Borrower or Holdings shall have failed to deliver any of the Section 9.1 Financials by the date required under Section 9.1, then the First Lien Net Leverage Ratio shall be deemed to be in Level I Status for the purposes of determining the Commitment Fee Rate (but only for so long as such failure continues, after which such ratio shall be determined based on the then existing First Lien Net Leverage Ratio).
“Commitments” shall mean, with respect to each Lender (to the extent applicable), such Lender’s Revolving Credit Commitment, New Revolving Credit Commitment, Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Initial Term Loan Commitment, Amendment No. 3 Term Loan Commitment, Amendment No. 5 Term Loan Commitment or New Term Loan Commitment.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” shall have the meaning provided in Section 13.17.
“Company” shall have the meaning provided in the preamble to this Agreement.
“Compliance Certificate” shall mean a certificate of a responsible financial or accounting officer of Holdings or the Parent Borrower delivered pursuant to Section 9.1(d) for the applicable Test Period.
“Compliance Condition” shall mean, as of any date of determination, without duplication, the Dollar Equivalent of the aggregate principal amount of all Revolving Credit Loans outstanding at such time (excluding, for the first two full fiscal quarters following the date set forth in the proviso hereto, Revolving Credit Loans borrowed on the Closing Date) exceeds 40.0% of the amount of the Total Revolving Credit Commitment; provided that notwithstanding the foregoing, no Compliance Condition shall be in effect with respect to quarterly Test Periods ending prior to June 30, 2022.

“Confidential Information” shall have the meaning provided in Section 13.16.
“Consolidated Depreciation and Amortization Expense” shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees, and expenses, capitalized expenditures, customer acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(i)    increased (without duplication and to the extent not already included in the calculation of Consolidated Net Income) by:
(a)    ~~taxes~~Taxes paid and any provision for ~~taxes based on~~Taxes, including income ~~or~~, profits ~~or~~, capital, ~~including, without limitation, U.S.~~foreign, federal, state ~~or non-U.S.~~, local, sales, franchise, excise, value added~~,~~  and similar ~~taxes and~~Taxes, property Taxes, foreign withholding ~~taxes~~Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any Tax distribution) of such Person paid or accrued during such period, including any penalties and interest related to such ~~taxes~~Taxes or arising from any tax examinations, ~~that are deducted (and not added back) in computing Consolidated Net Income,~~ plus
(b)    Fixed Charges of such Person for such period (including (1) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (2) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of Consolidated Interest Expense and any non-cash interest expense, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus
(c)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus
(d)    [reserved], plus
(e)    any other non-cash charges, including any write offs, write downs, expenses, losses, or items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus
(f)    the amount of any non-controlling or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(g)    the amount of board of directors, management, monitoring, consulting, and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Initial Investors or any of their respective Affiliates, plus
(h)    costs of surety bonds (and similar instruments) incurred in such period in connection with financing activities, plus
(i)    at the option of such Person, the amount of “run-rate” cost savings, operating expense reductions, operational improvements and synergies (“Expected Cost Savings”) that are reasonably identifiable and projected by the Parent Borrower in good faith to result from actions either taken or with respect to which substantial steps have been taken or expected to be taken (in the good faith determination of the Parent Borrower) within 36 months of the determination to take such action (including, without limitation, (1) cost savings, operating expense reductions, operational improvements and synergies related to the Transactions, mergers or other business combinations, acquisitions, investments, divestitures (including the termination or discontinuance of activities constituting a business line), operating improvements, restructurings, cost savings initiatives and other similar initiatives, in each case after or on the Closing Date and (2) cost savings, operating expense reductions, operational improvements synergies and other adjustments contemplated by the Transaction Agreement or identified to the Joint Lead Arrangers prior to the Closing Date, including in the Model, any management presentation, any confidential information memorandum or the QofE (and including in respect of any action taken on or prior to the Closing Date (or thereafter))), net of the amount of actual benefits realized prior to or during such period from such actions (which cost savings, operating expense reductions, operational improvements and synergies shall be calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, operational improvements or synergies had been realized on the first day of such period), plus
(j)    the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus
(k)    at the option of such Person, the amount of any earned or billed amounts or other revenue that is attributable to services performed during such period but is not included in Consolidated Net Income for such period; it being understood that if such revenue is added back in calculating Consolidated EBITDA for such period, such revenue shall not be included in Consolidated Net Income in the period in which it is actually recognized, plus
(l)    [reserved], plus
(m)    [reserved], plus
(n)    costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Public Company Costs, plus
(o)    cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period solely to the extent that the corresponding non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (ii) below for any previous period and not added back, plus

(p)    [reserved], plus
(q)    adjustments and add-backs set forth on Schedule 1.1(f), plus
(r)     [reserved], plus
(s)    earn-out and consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with acquisitions or investments;
(ii)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period other than non-cash gains relating to the application of Financial Accounting Standards Codification Topic 840— Leases (formerly Financial Accounting Standards Board Statement No. 13); provided that, to the extent non cash gains are deducted pursuant to this clause (ii) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non cash gains received in subsequent periods to the extent not already included therein, plus
(iii)    increased or decreased by (without duplication):
(a)    any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items, plus or minus, as the case may be, and
(b)    any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification Topic 815—Derivatives and Hedging (ASC 815) (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP.
For the avoidance of doubt, to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period (A) any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP and (B) the impact of changes in the fair value of warrant liabilities or similar liabilities. In addition, the Parent Borrower may elect to disregard adjustments to Consolidated EBITDA that are, in the good faith determination of the Parent Borrower, immaterial; provided that any such immaterial adjustments do not, in the good faith estimation of the Parent Borrower, exceed $500,000 in the aggregate for any applicable Test Period.
“Consolidated First Lien Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt as of such date secured by a Lien on the Collateral on an equal priority basis (but without regard to the control of remedies) with liens on the Collateral securing the Obligations.
“Consolidated Interest Expense” shall mean, with respect to any Person for any period, the sum, without duplication, of:

(i)    consolidated cash interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers acceptances, (b) capitalized interest to the extent paid in cash (or accrued and payable in cash), and (c) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (1) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (2) all non-recurring interest expense consisting of liquidated damages or “additional interest” for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP, (3) non-cash interest expense attributable to a parent entity resulting from push-down accounting, but solely to the extent not reducing consolidated cash interest expense in any prior period, (4) any expensing of bridge, commitment, arrangement, structuring, fronting and other financing fees, but solely to the extent not reducing consolidated cash interest expense in any prior period, (5) commissions, discounts, yield, and other fees and charges (including any interest expense) related to any Receivables Facility), (6) amortization, accretion or accrual of deferred financing fees or costs, original issue discount, debt issuance costs, discounted liabilities, commissions, fees and expenses (including agency costs, amendment, consent or other front end, one-off or similar non-recurring fees), (7) any expenses resulting from discounting of Indebtedness in connection with the application of recapitalization accounting or purchase accounting, (8) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (9) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (10) any payments with respect to make whole premiums, commissions or other breakage costs of any Indebtedness, (11) agency or trustee fees paid to the administrative agents and collateral agents or trustees under any credit facilities or other debt instruments or documents, (12) fees (including any ticking fees) and expenses (including any penalties and interest relating to Taxes), including those associated with any Investment not prohibited by Section 10 or the issuance of Equity Interests or Indebtedness (in each case excluding any bona fide interest expense) and (13) any interest expense attributable to the exercise of appraisal rights or other rights of dissenting shareholders and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with any acquisition or Investment not prohibited hereunder; less
(ii)    cash interest income of such Person and its Restricted Subsidiaries for such period.
For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).
“Consolidated Net Income” shall mean, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:
(i)    any after-tax effect of (A) extraordinary, non-recurring, special, exceptional or unusual gains or losses (less all fees and expenses relating thereto) or costs or expenses (including relating to the Transactions), (B) severance, relocation costs, curtailments, or modifications to pension and post-retirement employee benefits plans, facility start up, transition, integration, and other restructuring and business optimization costs, charges, reserves, or expenses (including related to acquisitions after the Closing Date and to the start-up, closure, and/or consolidation of facilities), one-time compensation charges, costs, charges or expenses relating to any audit by the U.S. Internal Revenue Service or other applicable Governmental Authority (including and costs or expenses in respect of any action or proceeding relating thereto) and (C) any restructuring, business optimization, cost savings, integration, startup costs, new product launches or related losses, expenses or charges (including any losses, expenses or charges relating to transitions, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets, office or facility openings or closings, tax restructurings, systems implementation, new market entry, signing, completion or retention bonuses, new products, recruiting, lease run-off, expansion or relocation, software development, systems design, project implementation, expenses of underutilized personnel, new contracts or employee ramp-up) shall, in each case, be excluded,
(ii)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period,
(iii)    any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed, or discontinued operations shall be excluded,
(iv)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Parent Borrower, shall be excluded,
(v)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Parent Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the Parent Borrower or a Restricted Subsidiary thereof in respect of such period,
(vi)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by Financial Accounting Standards Codification Topic 805 – Business Combinations and Topic 350 – Intangibles-Goodwill and Other (ASC 805 and ASC 350) (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting, including in relation to the Transactions and any acquisition that is consummated after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(vii)    (a) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (b) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances, and other balance sheet items and to Hedging Obligations pursuant to ASC 815 (or such successor provision), and (c) any non-cash expense, income, or loss attributable to the movement in mark to market valuation of foreign currencies, Indebtedness, or derivative instruments pursuant to GAAP, shall be excluded,
(viii)    any impairment charge, asset write-off, or write-down pursuant to ASC 350 and Financial Accounting Standards Codification Topic 360 – Impairment and Disposal of Long-

Lived Assets (ASC 360) (formerly Financial Accounting Standards Board Statement Nos. 142 and 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 shall be excluded,
(ix)    (a) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options units, restricted stock, or other rights to officers, directors, managers, or employees and (b) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,
(x)    any fees, expenses, charges or losses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, disposition, issuance, incurrence or repayment of Indebtedness, recapitalization, Restricted Payment, issuance of Equity Interests, offering of securities, refinancing transaction or amendment or modification of any debt instrument (in each case, including (A) any such transaction proposed or consummated prior to the Closing Date and any such transaction whether or not consummated and (B) any such transaction proposed or consummated by any Parent Entity), including (1) such fees, expenses, or charges related to the incurrence of the Loans hereunder and all Transaction Expenses, (2) such fees, expenses, or charges related to the offering of the Credit Documents and any other credit facilities, and (3) any amendment or other modification of the Loans hereunder or other Indebtedness, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall, in each case, be excluded,
(xi)    accruals and reserves (including contingent liabilities) that are established or adjusted within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded,
(xii)    (A) any expenses and charges and charges that are reimbursed by indemnification or other similar provisions in connection with any investment or any sale, conveyance, transfer or other Asset Sale of assets permitted hereunder and (B) to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is expected by the Parent Borrower in good faith to be reimbursed within 365 days of the date of the determination (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses, expenses and charges with respect to liability or casualty events or business interruption shall be excluded,
(xiii)    any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such items, shall be excluded,
(xiv)    (A) any accrual, loss, reserve or other charge associated with and/or payment of any actual or prospective dispute, legal settlement, fine, judgment or order shall be excluded and (B) any costs or expenses incurred during such period relating to environmental remediation,

(xv)    (A) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, and any costs or expense incurred in connection with any pension plan, employee benefit scheme, distributor equity plan or any similar equity plan or agreement and (B) the amount of expenses relating to payments made to option holders of such Person or any Parent Entity or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement, shall in each case be excluded, and
(xvi)    earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, including in connection with any acquisition or Investment permitted hereunder or in respect of any acquisition consummated prior to the Closing Date, shall in each case be excluded.
For the avoidance of doubt, there shall be excluded in determining Consolidated Net Income for any period (A) any adjustments resulting from the application of ASC 815 and its related pronouncements and interpretations, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP and (B) the impact of changes in the fair value of warrant liabilities or similar liabilities. In addition, the Parent Borrower may elect to disregard adjustments to Consolidated Net Income that are, in the good faith determination of the Parent Borrower, immaterial; provided that any such immaterial adjustments do not, in the good faith estimation of the Parent Borrower, exceed $500,000 in the aggregate for any applicable Test Period.
“Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt as of such date secured by a Lien on the assets or property of the Parent Borrower or any Restricted Subsidiary.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the then most recent consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries delivered pursuant to Section 9.1.
“Consolidated Total Debt” shall mean, as of any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Parent Borrower and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Finance Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations); provided that Consolidated Total Debt shall not include Letters of Credit, except to the extent of Unpaid Drawings thereunder; provided, further, that “Consolidated Total Debt” (for all purposes hereunder, including as a component of other definitions) (i) shall exclude any obligation, liability or indebtedness of such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation, liability or indebtedness, and thereafter such funds and evidences of such obligation, liability or indebtedness or other security so deposited are not included in the calculation of the Unrestricted Cash Amount for the purpose of netting against any ratio hereunder, (ii) shall exclude any obligation, liability or indebtedness of such Person to the extent to which such obligation, liability or indebtedness is subject to escrow arrangements or otherwise secured by cash and/or Cash Equivalents pending application to the purpose intended therefor, (iii) shall exclude obligations under any Indebtedness that is non-recourse to the Parent Borrower and/or its Restricted Subsidiaries and (iv) shall exclude obligations under any Non-Finance Lease Obligation.
“Consolidated Working Capital” shall mean, at any date, the excess of (i) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any Funded Debt, (b) all Indebtedness consisting of Loans and Letter of Credit Exposure and Finance Leases to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve month period after such date, (f) the effects from applying purchase accounting, (g) any accrued professional liability risks and/or any amounts relating to litigations, judgments and/or settlements, (h) restricted marketable securities, and (i) current portion of deferred revenue~~.~~; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) (to the extent not excluded from the calculation thereof pursuant to the definition of “Excess Cash Flow”) arising from acquisitions or dispositions by the Borrower and the Restricted Subsidiaries shall be measured (in any applicable period) from the date on which such acquisition or disposition occurred and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of “Consolidated Net Income” and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between short-term and long-term or (z) the effects of acquisition method accounting.

“Contingent Obligations” shall mean, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends, or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Contract Consideration” shall have the meaning provided in the definition of Additional ECF Prepayment Reduction Amounts.
“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term Pro Forma Basis.
“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term Pro Forma Basis.
“Convertible Indebtedness” means Indebtedness of Holdings, the Parent Borrower or any Parent Entity (which “Parent Entity” shall include, on the Amendment No. 5 Effective Date, Mirion Technologies, Inc., and which Indebtedness may be guaranteed by Holdings, the Parent Borrower and/or any other Credit Party) permitted to be incurred hereunder (or, for the avoidance of doubt, not prohibited from being incurred by the terms of this Agreement) that is either (a) convertible into Qualified Stock of Holdings, the Parent Borrower or any Parent Entity (and cash in lieu of fractional shares) or cash (in an amount determined by reference to the price of such Qualified Stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for Qualified Stock of Holdings, the Parent Borrower or any Parent Entity or cash (in an amount determined by reference to the price of such Qualified Stock).
“Covered Affiliate” shall have the meaning provided in Section 13.1(k)(i).
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” shall have the meaning provided in Section 13.24.
“Credit Documents” shall mean this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, each Joinder Agreement, the Guarantees, the Security Documents, any Acceptable Intercreditor Agreement (if executed), the Intercompany Subordination Agreement, the Ancillary Documents, and any promissory notes issued by the Borrowers pursuant hereto.
“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.
“Credit Facilities” shall mean, collectively, each category of Commitments and each extension of credit hereunder.
“Credit Facility” shall mean a category of Commitments and extensions of credit hereunder.
“Credit Party” shall mean Holdings, the Borrowers, and the other Guarantors.
“Credit Ratings” means, as of any date of determination, (i) the public corporate family rating applicable to the Parent Borrower as determined by Moody’s and (ii) the public corporate credit rating applicable to the Parent Borrower as determined by S&P.
“Cure Amount” shall have the meaning provided in Section 11.14.
“Cure Right” shall have the meaning provided in Section 11.14.

“Customary Term A Loans” shall mean any term loans that have terms and conditions determined by the Parent Borrower to be customary for “term A” loans; it being understood and agreed that term loans syndicated primarily to or funded primarily by Persons regulated as banks (or Affiliates thereof) in the primary syndication thereof with scheduled annual amortization of at least 2.5% per annum are Customary Term A Loans.
“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is 5 Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) any applicable Floor. Any change in Daily Simple RFR due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrowers.
“Daily Simple RFR Loan” shall mean any Loan bearing interest at a rate determined by reference to Daily Simple RFR.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in consultation with the Parent Borrower in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SOFR Loan” shall mean any Loan bearing interest at a rate determined by reference to Daily Simple SOFR.
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Parent Borrower or any of its Restricted Subsidiaries of any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Replacement Term Loans, it being understood that the issuance or incurrence of Replacement Term Loans shall constitute a Debt Incurrence Prepayment Event solely with respect to the Class of Term Loans intended to be replaced thereby).
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the U.S., Canada or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally and including (without limitation) the arrangement provisions of any corporate statute governing any corporation formed under the laws of Canada or any province or territory thereof.
“Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Default” shall mean any event, act, or condition that with notice or lapse of time, or both, would constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of Lender Default.
“Designated Gross Amount” shall have the meaning provided in Section 2.16(b)(ii)(A).
“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory is the target of any Sanctions Laws (as of the date of this Agreement, the ~~Crimea~~so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, and non-government controlled areas of the Zaporizhzhia and Kherson Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Designated Net Amount” shall have the meaning provided in Section 2.16(b)(ii)(A).
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer of the Parent Borrower, setting forth the basis of such valuation, executed by either a senior vice president or the principal financial officer or other Authorized Officer of the Parent Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.4.
“Disposed EBITDA” shall mean, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary, determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.
“disposition” shall have the meaning assigned such term in clause (i) of the definition of Asset Sale.
“Disqualified Institutions” shall mean such Persons (i) that have been specified in writing to the Administrative Agent or the Joint Lead Arrangers on or prior to June 11, 2021 as being Disqualified Institutions, (ii) who are competitors of the Company and its Subsidiaries that are separately identified in writing by the Parent Borrower to the Administrative Agent from time to time, and (iii) in the case of each of clauses (i) and (ii), any of their Affiliates (other than any such Affiliate that is affiliated with a financial investor in such Person and that is not itself an operating company or otherwise an Affiliate of an operating company so long as such Affiliate is a bona fide debt Fund) that are either (a) in the case of clause (ii) only, identified in writing by the Parent Borrower to the Administrative Agent from time to time or (b) clearly identifiable on the basis of such Affiliate’s name; provided that bona fide debt Funds primarily engaged in investing in loans and debt securities shall not be identified as competitors or Affiliates of a competitor; provided, further, that, for the avoidance of doubt, any such designation of a Disqualified Institution hereunder shall not apply retroactively to any prior assignment to any Lender permitted hereunder at the time of such assignment. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Institution.

“Disqualified Stock” shall mean, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely for Qualified Stock), other than as a result of a change of control, asset sale, or similar event, in whole or in part, in each case, prior to the date that is 91 days after the Latest Term Loan Maturity Date hereunder (as in effect at the time of such issuance) (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following such Latest Term Loan Maturity Date at the time such Capital Stock is issued shall constitute Disqualified Stock); provided that (i) if such Capital Stock is issued to any plan for the benefit of employees of Holdings, the Parent Borrower or their Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings, the Parent Borrower or their Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability and (ii) no Subordinated Shareholder Debt shall constitute Disqualified Stock.
“Distressed Person” shall have the meaning provided in the definition of “Lender-Related Distress Event”.
“Dollar Equivalent” shall mean, at any time, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by the Administrative Agent on the basis of the Spot Rate (determined on the most recent ~~date of determination~~Revaluation Date) for the purchase of Dollars with such currency.
“Dollars” and “$” shall mean dollars in lawful currency of the United States.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Yield” shall mean, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Parent Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding (i) any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Parent generally to all relevant lenders ratably (or, if only one lender (or affiliated group of lenders) is providing such Indebtedness, are fees of the type not customarily shared with lenders generally); provided that with respect to any Indebtedness that includes a “Term SOFR floor” or “ABR floor,” (a) to the extent that Adjusted Term SOFR (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (b) to the extent that Adjusted Term SOFR (with an Interest Period of three months) or ABR (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.
“Eligible Assignee” shall mean any Person that may be an assignee of a Revolving Credit Commitment under Section 13.6(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 13.6(b)).
“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demand letters, claims, notices of noncompliance or potential responsibility or violation, or proceedings pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief relating to the presence, Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata, and natural resources such as wetlands.
“Environmental Law” shall mean any applicable federal, state, foreign, or local statute, law, rule, regulation, ordinance, code, and rule of common law and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree, or judgment, relating to pollution or protection of the environment, including, without limitation, ambient air, indoor air, surface water, groundwater, soil, land surface and subsurface strata and natural resources such as flora, fauna, or wetlands, or protection of human health or safety (to the extent relating to human exposure to Hazardous Materials) and including those relating to the generation, storage, treatment, transport, Release, or threat of Release of Hazardous Materials.
“Equity Financing” shall mean (w) the net proceeds of the PIPE Financing, (x) the aggregate amount of cash released to the Parent from the Parent’s trust account (for the avoidance of doubt, not including the aggregate amount of cash on deposit in the Parent’s trust account that is required to be used to redeem the common stock of the Parent) used in connection with the Transactions, (y) the Backstop Amount (as defined in the Transaction Agreement) (to the extent actually funded) and/or (z) any other cash Permitted Equity of the Parent obtained in connection with the Transactions.

“Equity Interest” shall mean Capital Stock and all warrants, options, or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including all regulations issued thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414 (b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043(b) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the incurrence of material liability with respect to the withdrawal by the Parent Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in material liability to the Parent Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on the Parent Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Parent Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan if there is any potential liability therefor under Title IV of ERISA, or the receipt by the Parent Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; or (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.
“Erroneous Payment” shall have the meaning provided in Section 12.16(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning provided in Section 12.16(c)(i).
“Erroneous Payment Impacted Class” shall have the meaning provided in Section 12.16(c)(i).
“Erroneous Payment Return Deficiency” shall have the meaning provided in Section 12.16(c)(i).
“Erroneous Payment Subrogation Rights” shall have the meaning provided in Section 12.16(d).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” shall mean the single currency unit of the Participating Member States.
“Eurocurrency Loan” shall mean any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.
“Eurocurrency Rate” shall mean, for any Interest Period:
(a) [reserved];
(b) in the case of any Eurocurrency Loan denominated in Euros:
(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on Reuters Page EURIBOR01 (or any successor thereto that displays an offered rate administered by the Banking Federation of the European Union (or any other Person that takes over the administration of that rate)) for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (Brussels time) two TARGET Days prior to the first day of such Interest Period, or, if different, the date on which quotations would customarily be provided by leading banks in the European interbank market for deposits of amounts in Euros for delivery on the first day of such Interest Period;
(ii) if the rates referenced in the preceding clause (b)(i) are not available, the related Interpolated Rate; and
(c) in the case of any Eurocurrency Loan denominated in a currency other than Euros, the rate established pursuant to any amendment entered into pursuant to Section 13.1(c)(iii) hereof;
provided that in no event shall the Eurocurrency Rate for any currency be less than the Floor (if any) applicable to such currency.
“Event of Default” shall have the meaning provided in Section 11.
“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:
(i)    the sum, without duplication, of:
(a)    Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries for such period,
(b)    an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income (but excluding any such non-cash charge representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period) and cash receipts to the extent excluded in arriving at such Consolidated Net Income,
(c)    decreases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such decreases arising from acquisitions or Asset Sales by the Parent Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(d)    an amount equal to the aggregate net non-cash loss on Asset Sales by the Parent Borrower and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, and
(e)    cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in Consolidated Net Income, over (ii) the sum, without duplication, of:
(a)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, cash charges to the extent excluded (or otherwise not included) in arriving at such Consolidated Net Income, and Transaction Expenses to the extent not deducted in arriving at such Consolidated Net Income and paid in cash during such period,
(b)    the aggregate amount of all principal payments of Indebtedness of the Parent Borrower and the Restricted Subsidiaries (including (1) the principal component of payments in respect of Finance Lease Obligations, (2) the amount of any scheduled repayment of Term Loans pursuant to Section 2.5, and (3) the amount of a mandatory prepayment of Term Loans pursuant to Section 5.2(a) to the extent required due to an Asset Sale or casualty event that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (A) all other prepayments of Term Loans and (B) all prepayments of Revolving Loans (and any other revolving loans (unless there is an equivalent permanent reduction in commitments thereunder)) made during such period, except to the extent financed with the proceeds of other long-term Indebtedness of the Parent Borrower or the Restricted Subsidiaries),
(c)    an amount equal to the aggregate net non-cash gain on Asset Sales by the Parent Borrower and the Restricted Subsidiaries during such period (other than Asset Sales in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,
(d)    increases in Consolidated Working Capital for such period (other than (1) reclassification of items from short-term to long-term or vice versa and (2) any such increases arising from acquisitions or Asset Sales by the Parent Borrower and the Restricted Subsidiaries completed during such period or the application of purchase accounting),
(e)    payments in cash by the Parent Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,
(f)    the aggregate amount of any premium, make-whole, or penalty payments actually paid in cash by the Parent Borrower and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,
(g)    the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(h)    cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income, and
(i)    to the extent not expensed (or exceeding the amount expensed) during any period or not deducted (or exceeding the amount deducted) in arriving at such Consolidated Net Income, the aggregate amount of losses, expenses or other charges paid or payable in cash by the Parent Borrower and its Restricted Subsidiaries during such period (whether or not incurred during such period), other than to the extent financed with long-term funded Indebtedness (other than revolving Indebtedness).
Notwithstanding anything to the contrary in this Agreement, in no event shall Excess Cash Flow be calculated on a Pro Forma Basis.
“Excess Cash Flow Period” shall mean each fiscal year of the Parent Borrower ending after the Closing Date, commencing with the first full fiscal year of the Parent Borrower that begins after the Closing Date, which fiscal year is the fiscal year ending December 31, 2022.
“Excluded Contribution” shall mean the aggregate amount of net cash proceeds, and the Fair Market Value of marketable securities or other assets or property, received by the Parent Borrower from (i) contributions to its Permitted Equity, or (ii) the sale (other than to a Subsidiary of the Parent Borrower, or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or the Parent Borrower) of Capital Stock (other than Disqualified Stock) of the Parent Borrower, as the case may be, which are excluded from the calculation set forth in clauses (c), (d) and (i) of the definition of Available Amount; provided that no Cure Amount shall constitute an Excluded Contribution.
“Excluded Lender” shall have the meaning provided in Section 13.1(k)(ii).
“Excluded Property” shall mean (a) any motor vehicles and other assets subject to certificates of title if a security interest therein cannot be perfected by the filing of a UCC-1 financing statement or without requiring any perfection action, (b) all commercial tort claims (excluding the proceeds therefrom) estimated by the Parent Borrower in good faith not to exceed $10,000,000, (c) any governmental licenses or state or local franchises, charters and authorizations to the extent security interest is prohibited or restricted thereby (excluding the proceeds therefrom), (d) pledges and security interests prohibited or restricted by any applicable law, rule, regulation or governmental or court order (including any requirement to obtain the consent of any governmental or third party authority unless such consent is obtained (it being understood that there is (and shall be) no obligation to pursue or obtain such consent)), (e) any asset (including any general intangibles and any contract, instrument, lease, license, permit, agreement or other document, or any property or other right subject thereto (including pursuant to a purchase money security interest, capital lease or similar arrangement or, in the case of after-acquired property, pre-existing secured Indebtedness not incurred in anticipation of the acquisition by the Credit Party of such property)) the grant or perfection of a security interest in which would (i) constitute a violation of a restriction in favor of a third party (other than a Credit Party) or result in the abandonment, invalidation or unenforceability of any right or assets of the relevant Credit Party, (ii) result in a breach, termination (or a right of termination) or default under any such contract, instrument, lease, license, permit, agreement or other document (including pursuant to any “change of control” or similar provision) (there being no requirement pursuant to any Credit Document to obtain any consent in respect thereof from any Person that is not also a Credit Party) or (iii) permit any Person (other than any Credit Party) to amend any rights, benefits and/or obligations of the relevant Credit Party or Restricted Subsidiary in respect of such relevant asset or permit such Person to require any Credit Party or any subsidiary of the Parent Borrower to take any action materially adverse to the interests of such subsidiary or Credit Party; provided, however, that any such asset will only constitute Excluded Property under clause (i), clause (ii) or clause (iii) above to the extent such violation or breach, termination (or right of termination), default or right to amend would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law; provided, further, that any such asset shall cease to constitute Excluded Property at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Security Document shall attach immediately to any portion of such general intangible or other right that does not result in any of the consequences specified in clauses (i) through (iii) above, (f) any assets or property (other than Capital Stock or Stock Equivalents of a Subsidiary) to the extent a security interest in such assets would reasonably be expected to result in non-de minimis adverse tax consequences to Holdings, the Parent Borrower or any of its Subsidiaries or parent companies as determined by the Parent Borrower, in good faith, (g) letter of credit rights except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished by filing of a financing statement or registration under the Uniform Commercial Code (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than filing of a statement or registration under the Uniform Commercial Code), (h) any intent-to-use application trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law, (i) any Excluded Stock and Stock Equivalents, (j) assets where the cost of obtaining a security interest therein (including any tax effects relating thereto) exceeds the practical benefit to the Lenders afforded thereby as determined in good faith by the Parent Borrower, (k) any Excluded Real Property, (l) any assets or property of any CFC or CFC Holding Company and (m) any asset of Holdings other than Capital Stock of the Parent Borrower; provided, however, that Excluded Property shall not include any proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (m) (unless such proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (m)).
“Excluded Real Property” shall mean (a) (i) on the Closing Date, each fee-owned real property with a Fair Market Value (or, if Fair Market Value is not determinable by the Parent Borrower, book value) of $10,000,000 or less per property or (ii) after the Closing Date, each fee-owned real property with a purchase price of $10,000,000 or less per property, (b) any real property that is subject to a Permitted Lien of the type described in clause (ix) of the definition thereof or securing Indebtedness of the type described in Section 10.1(d), (c) any real property with respect to which, in the good faith determination of the Parent Borrower, the cost of providing a Mortgage is excessive in view of the benefits to be obtained by the Lenders, (d) any real property acquired after the Closing Date to the extent providing a mortgage on such real property would (i) reasonably be expected to result in non-de minimis adverse tax consequences as determined in good faith by the Parent Borrower, (ii) be prohibited or limited by any applicable law, rule, regulation, or governmental or court order (including any requirement to obtain the consent of any governmental or third party authority unless such consent is obtained (it being understood that there is (and shall be) no obligation to pursue or obtain such consent)), or (iii) violate a contractual obligation to the owners of such real property (other than any such owners that are Holdings, the Parent Borrower or their Restricted Subsidiaries) that is binding on or relating to such real property (other than customary non-assignment provisions which are ineffective under the Uniform Commercial

Code or other applicable regulation or statute), (e) any Real Estate that a Credit Party has leasehold interest in as tenant or which is not otherwise owned in fee and (f) any real property that is not located in the United States.
“Excluded Stock and Stock Equivalents” shall mean (i) any Capital Stock or Stock Equivalents with respect to which, in the good faith of the Parent Borrower, the cost or other consequences of pledging such Capital Stock or Stock Equivalents in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (ii) (A) any Voting Stock (or Stock Equivalents of Voting Stock) in excess of 65% of the total combined voting power of all classes of issued and outstanding Voting Stock of any Subsidiary of the Parent Borrower that is (I) a CFC or a CFC Holding Company and (II) not a Subsidiary of a CFC or a CFC Holding Company and (B) any Capital Stock or Stock Equivalents in any Subsidiary of (I) a CFC or (II) a CFC Holding Company, (iii) any Capital Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable law, rule, regulation, or governmental or court order (including any legally effective requirement to obtain the consent of any Governmental Authority unless such consent has been obtained (it being understood that there is (and shall be) no obligation to pursue or obtain such consent)), (iv) in the case of (A) any Capital Stock or Stock Equivalents of any Subsidiary to the extent such Capital Stock or Stock Equivalents are subject to a Lien permitted by clause (ix) of the definition of Permitted Lien or (B) any Capital Stock or Stock Equivalents of any Subsidiary that is not wholly-owned by the Parent Borrower and its Subsidiaries at the time such Subsidiary becomes a Subsidiary for so long as it is not wholly-owned, any Capital Stock or Stock Equivalents of each such Subsidiary described in clause (A) or (B) to the extent (I) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (after giving effect to the anti-assignment provisions of the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (II) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (II) shall not apply if (x) such other party is a Credit Party or Wholly-Owned Subsidiary or (y) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate Holdings, the Parent Borrower or any Subsidiary to obtain any such consent) (after giving effect to the anti-assignment provisions of the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (III) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or Wholly-Owned Subsidiary) to any contract, agreement, instrument, or indenture governing such Capital Stock or Stock Equivalents the right to terminate its obligations thereunder (after giving effect to the anti-assignment provisions of the Uniform Commercial Code or other applicable law and other than proceeds thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition or restriction), (v) any Capital Stock or Stock Equivalents of any Subsidiary, to the extent that the pledge of such Capital Stock or Stock Equivalents would result in non-de minimis adverse tax consequences to Holdings, the Parent Borrower or any Subsidiary or any parent company as determined by the Parent Borrower in good faith, (vi) any Capital Stock or Stock Equivalents that are margin stock, (vii) any Capital Stock and Stock Equivalents of any Subsidiary that is a captive insurance Subsidiary or an SPV or Receivables Subsidiary and (viii) any Capital Stock or Stock Equivalents of each Subsidiary, in each case, for so long as any such Subsidiary (A) does not (on a consolidated basis with its Restricted Subsidiaries) constitute a Material Subsidiary or (B) is an Unrestricted Subsidiary.

“Excluded Subsidiary” shall mean (i) each Subsidiary, in each case, for so long as any such Subsidiary does not (on a consolidated basis with its Restricted Subsidiaries) constitute a Material Subsidiary, (ii) each Subsidiary that is not a Wholly-Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly-Owned Restricted Subsidiary), (iii) (A) any CFC or CFC Holding Company and (B) any Subsidiary of a CFC or a CFC Holding Company, (iv) any Foreign Subsidiary and any U.S. Subsidiary of a Foreign Subsidiary, (v) each Subsidiary that is prohibited by any applicable Contractual Requirement or any applicable law, rule or regulation (including any requirement to obtain the consent of any governmental or third party authority unless such consent is obtained (it being understood that there is (and shall be) no obligation to pursue or obtain such consent)) from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), (vi) (a) any other Subsidiary with respect to which, in the good faith judgment of the Parent Borrower, the cost or other consequences of providing a Guarantee of the Obligations (including any tax effects relating thereto) shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (b) any Subsidiary with respect to which providing such a Guarantee would result in non-de minimis adverse tax consequences to Holdings, the Parent Borrower or any of its Subsidiaries or parent companies as determined by the Parent Borrower in good faith, (vii) each Unrestricted Subsidiary, (viii) any Receivables Subsidiary, (ix) each other Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder and financed with assumed Indebtedness permitted hereunder, and each Restricted Subsidiary acquired in such Permitted Acquisition or other Investment permitted hereunder that guarantees such Indebtedness, in each case to the extent that, and for so long as, the documentation relating to such Indebtedness to which such Subsidiary is a party prohibits such Subsidiary from guaranteeing the Obligations and such prohibition was not created in contemplation of such Permitted Acquisition or other Investment permitted hereunder, (x) each SPV or not-for-profit Subsidiary and (xi) any Subsidiary for which the providing of a guarantee would reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers (as determined by the Parent Borrower in good faith).
Notwithstanding the foregoing, the Parent Borrower may elect in writing that any Restricted Subsidiary (including any Restricted Subsidiary organized in a jurisdiction outside of the United States) that would otherwise constitute an Excluded Subsidiary shall become a Guarantor hereunder until such time as the Parent Borrower may specify in writing (each, a “Specified Foreign Guarantor”). In the event that such Restricted Subsidiary is organized in a jurisdiction outside of the United States, the Parent Borrower and the Collateral Agent shall cooperate to establish customary security arrangements with respect to such Restricted Subsidiary, which shall be based upon such “agreed security principles” as are customary for similar transactions governed by New York law.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or any other applicable law by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, any Letter of Credit Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by its net income (however denominated), franchise (and similar) Taxes (imposed in lieu of net income Taxes) or branch profits Taxes (in each case, however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized (or incorporated) in, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) any U.S. federal withholding Tax imposed on amounts payable to or for the account of a Lender pursuant to laws in force at the time such Lender acquires an interest in (or becomes a party to) any Credit Document (or designates a new lending office), other than in the case of a Lender that is an assignee pursuant to a request by the Parent Borrower under Section 13.7 (or that designates a new lending office pursuant to a request by the Parent Borrower), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the applicable Credit Parties with respect to such withholding Tax pursuant to Section 5.4, (iii) any Taxes attributable to a recipient’s failure to comply with Section 5.4(e) ~~or~~, (iv) any withholding Tax imposed under FATCA~~.~~ and (v) any withholding Taxes imposed or collected pursuant to, or as a result of the application of, Section 899 of the Code (as proposed in the One Big Beautiful Bill Act, H.R. 1, Report No. 119-106 (May 20, 2025)) or any substantially similar provision, in each case, as finally enacted, or any substantially similar amended or successor provision.
“Existing Class” shall mean any Existing Term Loan Class and any Existing Revolving Credit Class.
“Existing Debt Facility” shall mean that certain Credit Agreement, dated as of March 8, 2019, by an among Mirion Technologies, Inc., as US Borrower (as defined therein), Mirion Technologies (Luxembourg) S.A R.L, as Lux Borrower (as defined therein), the lending institutions party thereto as lenders and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent (as amended by that certain Joinder Agreement and Amendment No. 1 dated as of July 8, 2019, that certain Joinder Agreement and Amendment No. 2, dated as of December 16, 2019, and that certain Joinder Agreement and Amendment No. 3, dated as of December 18, 2020, and is otherwise amended, amended and restated, modified or supplemented).
“Existing Revolving Credit Class” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Existing Term Loan Class” shall have the meaning provided in Section 2.14(g)(i).
“Existing Term Loans” shall have the meaning provided in Amendment No. ~~3~~5.

“Expected Cost Savings” shall have the meaning provided in the definition of the term Consolidated EBITDA.
“Extended Repayment Date” shall have the meaning provided in Section 2.5(c).
“Extended Revolving Credit Commitments” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Revolving Credit Loans” shall have the meaning provided in Section 2.14(g)(ii).
“Extended Revolving Loan Maturity Date” shall mean the date on which any tranche of Extended Revolving Credit Loans matures.
“Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Extended Term Loans” shall have the meaning provided in Section 2.14(g)(i).
“Extending Lender” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Amendment” shall have the meaning provided in Section 2.14(g)(iv).
“Extension Date” shall have the meaning provided in Section 2.14(g)(v).
“Extension Election” shall have the meaning provided in Section 2.14(g)(iii).
“Extension Request” shall mean a Term Loan Extension Request.
“Extension Series” shall mean all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, and amortization schedule.
“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Parent Borrower.
“FATCA” shall mean (i) Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (ii) any regulations promulgated thereunder or official interpretations thereof, (iii) any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (iv) any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.1.
“Finance Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a financing or capital lease on the balance sheet of that Person. Notwithstanding anything to the contrary in the definition of “Finance Lease” or “Finance Lease Obligation” or in this Agreement, unless the Parent Borrower elects otherwise, all obligations of any Person that are or would have (regardless of when such obligations were created) been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as leases that do not constitute finance or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Credit Document (including the calculation of Consolidated Net Income and Consolidated EBITDA) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.
“Finance Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.
“First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated First Lien Secured Debt as of such date of determination, minus the Unrestricted Cash Amount to (ii) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the Test Period then last ended, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.12.
“First Lien Obligations” shall mean (i) the Obligations and (ii) any Other First Lien Obligations.
“Fixed Amounts” shall have the meaning provided in Section 1.11(b).
“Fixed Charges” shall mean, with respect to any Person for any period, the sum of:
(i)    Consolidated Interest Expense of such Person for such period,
(ii)    all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or any Refunding Capital Stock of such Person made during such period, and

(iii)    all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004 and (v) Biggert-Waters Flood Insurance Reform Act of 2012, each as now or hereafter in effect or any successor statute thereto, and in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.
    “Floor” shall mean, (i) solely prior to the Amendment No. 3 Effective Date, with respect to the Initial Term Loans, 0.50% per annum, (ii) solely on and after the Amendment No. 3 Effective Date and prior to the Amendment No. 5 Effective Date, with respect to Amendment No. 3 Term Loans, 0.50% per annum, ~~and~~ (iii) on and after the Amendment No. 5 Effective Date, with respect to Amendment No. 5 Term Loans, 0.00% per annum, and (iv) with respect to Loans and Letters of Credit denominated in Dollars, Euros or Pounds Sterling, in each case pursuant to the Amendment No. 4 Revolving Credit Commitments, 0.00% per annum.

“Foreign Currency Benchmark Discontinuance Event” shall mean any of the following with respect to any benchmark interest rate for the determination of a rate of interest with respect to Loans denominated in a currency other than Dollars (as of the date of this Agreement, Euros and Pounds Sterling):
(a)    a benchmark interest rate (as of the date of this agreement, the Eurocurrency Rate for Euro and Daily Simple RFR for Pounds Sterling) is not ascertainable pursuant to the provisions of this Agreement and the inability to ascertain such rate is unlikely to be temporary;
(b)    the regulatory supervisor for the administrator of such benchmark interest rate, the central bank for the applicable currency, an insolvency official with jurisdiction over the administrator for such benchmark interest rate, a resolution authority with jurisdiction over the administrator for such benchmark rate of interest or a court or an entity with similar insolvency or resolution authority over the administrator for such benchmark rate of interest, has made a public statement, or published information, stating that the administrator of such benchmark rate of interest has ceased or will cease to provide such benchmark rate of interest permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide such benchmark rate of interest; or
(c)    the administrator of such benchmark rate of interest or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of such benchmark rate of interest has made a public statement identifying a specific date after which such benchmark rate of interest shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide such benchmark rate of interest.
“Foreign Currency Benchmark Discontinuance Time” shall mean, with respect to any Foreign Currency Benchmark Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) in the case of an event under clause (b) or (c) of such definition, the date on which the applicable benchmark rate of interest ceases to be provided by the administrator thereof or is not permitted to be used.

“Foreign Prepayment Event” shall have the meaning provided in Section 5.2(a)(iv).
“Foreign Subsidiary” shall mean each Subsidiary of the Parent Borrower that is not a U.S. Subsidiary.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to the Letter of Credit Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fronting Fee” shall have the meaning provided in Section 4.1(d).
“Fund” shall mean any Person (other than a natural Person) that is engaged or advises funds or other investment vehicles that are engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit in the ordinary course.
“Funded Debt” shall mean all Indebtedness of the Parent Borrower and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the Parent Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date (including all amounts of such Funded Debt required to be paid or prepaid within one year from the date of its creation), and, in the case of the Credit Parties, Indebtedness in respect of the Loans.
“GAAP” shall mean generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including, but not limited to, the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies or any change in the methodology of calculating reserves for returns, rebates and other chargebacks) or any election by the Parent Borrower to apply IFRS (as described below) on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Furthermore, at any time after the Closing Date, the Parent Borrower may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Agreement); provided any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Parent Borrower shall give written notice of any such election made in accordance with this definition to the Administrative Agent. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness. Notwithstanding any other provision contained herein, the amount of any Indebtedness under GAAP with respect to Finance Lease Obligations shall be determined in accordance with the definition of Finance Lease Obligations.
“Goldman Sachs” shall mean GS and its Affiliates that invest in loans or other extensions of credit in the ordinary course of their business. For the avoidance of doubt, the term “Goldman Sachs” shall exclude the GS Sponsor.
“Governmental Authority” shall mean any nation, sovereign, or government, any state, province, territory, or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory, or administrative functions of or pertaining to government, including a central bank or stock exchange.
“Granting Lender” shall have the meaning provided in Section 13.6(g).
“Gross Outstandings” shall mean, with respect to an overdraft facility comprising more than one account, the Ancillary Outstandings of such overdraft facility but calculated on the basis that the text “(net of any Available Credit Balance)” in paragraph (x) of the definition of “Ancillary Outstandings” was deleted.
“GS” shall mean Goldman Sachs Lending Partners LLC.
“GS & Co.” shall have the meaning provided in the recitals to this Agreement.
“GS Sponsor” shall mean GS Sponsor II LLC, a Delaware limited liability company.
“Guarantee” shall mean (i) the Guarantee made by Holdings and each other Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit B, and (ii) any other guarantee of the Obligations made by a Restricted Subsidiary in form and substance reasonably acceptable to the Administrative Agent.
“guarantee obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any primary obligor in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such Indebtedness or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, or (iv) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term guarantee obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations or product warranties in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any guarantee obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such guarantee obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (i) each Subsidiary of the Parent Borrower that is party to the Guarantee on the Closing Date, (ii) each Subsidiary of the Parent Borrower that becomes a party to a Guarantee after the Closing Date pursuant to Section 9.11 or otherwise and (iii) Holdings; provided that (i) in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary) and (ii) in no event shall any Subsidiary that is described in clause (iii) of the definition of “Excluded Subsidiary” be a Guarantor; provided, further, that notwithstanding anything to the contrary in this Agreement, no Borrower shall constitute an Excluded Subsidiary and no Subsidiary that becomes a Guarantor at the election of the Parent Borrower pursuant to Section 9.11 shall thereafter constitute an “Excluded Subsidiary” pursuant to clause (iii) and/or (iv) of the definition thereof.
“Hazardous Materials” shall mean (i) any petroleum or petroleum products, radioactive materials, friable asbestos, polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials, or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Law; and (iii) any other chemical, material, or substance, which is prohibited, limited, or regulated due to its dangerous or deleterious properties or characteristics by, any Environmental Law.
“Hedge Agreements” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedge Bank” shall mean (i) (a) at the Parent Borrower’s election from time to time by written notice to the Administrative Agent substantially in the form of Exhibit M-1 or such other form reasonably acceptable to the Administrative Agent, each Revolving Credit Lender as of the Closing Date and each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Royal Bank of Canada, Morgan Stanley Bank, N.A., HSBC Bank, N.A. and Deutsche Bank AG or any Affiliate of any such Person, (b) any Person that, at the time it enters into a Hedge Agreement, is a Lender, an Agent or an Affiliate of a Lender or an Agent and (c) with respect to any Hedge Agreement entered into prior to the Closing Date, any Person that is a Lender or an Agent or an Affiliate of a Lender or an Agent on the Closing Date and (ii) any other Person reasonably acceptable to the Administrative Agent that is designated by the Parent Borrower as a “Hedge Bank” by written notice to the Administrative Agent substantially in the form of Exhibit M-1 or such other form reasonably acceptable to the Administrative Agent.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any Hedge Agreements.

“Historical Financial Statements” shall mean (a) audited consolidated balance sheets of Mirion Technologies (HoldingRep), Ltd. and its consolidated Subsidiaries, and related consolidated statements of operations, stockholders’ equity and cash flows of Mirion Technologies (HoldingRep), Ltd. and its consolidated subsidiaries for June 30, 2020, June 30, 2019 and June 30, 2018 and (b) the unaudited consolidated balance sheet of Mirion Technologies (HoldingRep), Ltd. and its consolidated Subsidiaries as at the end of March 31, 2021, December 31, 2020 and September 30, 2020.
“Holdings” shall mean (i) Holdings (as defined in the preamble to this Agreement) or (ii) after the Closing Date, at the written election of the Parent Borrower, any other Person or Persons organized under the laws of the United States, any State of the United States, the District of Columbia, Canada, any province or territory of Canada, Germany or England and Wales (“New Holdings”) that is a Subsidiary of (or are Subsidiaries of) Holdings or of any Parent Entity of Holdings but not the Parent Borrower (the Person that is Holdings immediately prior to any such written election by the Parent Borrower, “Previous Holdings”); provided that (a) such New Holdings directly owns 100% of the Equity Interests of the Parent Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c) if reasonably requested by the Administrative Agent, an opinion of counsel shall be delivered by the Parent Borrower to the Administrative Agent to the effect that, without limitation, such substitution does not violate this Agreement or any other Credit Document, (d) (i) no Event of Default has occurred and is continuing at the time of such substitution and such substitution does not result in any Event of Default and (ii) such substitution does not result in any adverse tax consequences to any Lender (unless reimbursed hereunder) or to the Administrative Agent (unless reimbursed hereunder) and (e) no Change of Control shall occur; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations under the Credit Documents and any reference to Holdings in the Credit Documents shall be meant to refer to New Holdings.
“IFRS” shall have the meaning given such term in the definition of GAAP.
“Impacted Loans” shall have the meaning provided in Section 2.10(a).
“Increased Amount Date” shall have the meaning provided in Section 2.14(a).
“Incremental Loans” shall have the meaning provided in Section 2.14(c).
“Incremental Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“Incremental Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“Incremental Revolving Loan Lenders” shall have the meaning provided in Section 2.14(b).
“incur” shall have the meaning provided in Section 10.1.
“incurrence” shall have the meaning provided in Section 10.1.
“Incurrence-Based Provision” shall have the meaning provided in Section 1.11(b).

“Indebtedness” shall mean, with respect to any Person, (i) any indebtedness (including principal and premium) of such Person, whether or not contingent (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures, or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (c) representing the balance deferred and unpaid of the purchase price of any property (including Finance Lease Obligations), or (d) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a net liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent entity appearing upon the balance sheet of the Parent Borrower solely by reason of push down accounting under GAAP shall be excluded, (ii) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (i) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and (iii) to the extent not otherwise included, the obligations of the type referred to in clause (i) of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business, (2) obligations under or in respect of Receivables Facilities, (3) prepaid or deferred revenue arising in the ordinary course of business, (4) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset, (5) any balance that constitutes a trade payable or similar obligation to a trade creditor, accrued in the ordinary course of business, (6) any earn-out obligation or purchase price adjustment (or similar obligation) until such obligation (A) becomes a liability on the balance sheet of such Person in accordance with GAAP (excluding the footnotes thereto) and (B) has not been paid more than 60 days after becoming due and payable following the expiration of dispute mechanics set forth in the agreement governing the applicable transaction, (7) any Subordinated Shareholder Debt or (8) Non-Finance Lease Obligations. The amount of Indebtedness of any Person for purposes of clause (iii) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness (or such lower amount of maximum liability as is expressly provided for under the applicable documentation) and (y) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.
For all purposes hereof, Indebtedness shall exclude all intercompany Indebtedness owed by a Credit Party to another Credit Party having a term not exceeding 365 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice.
“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).
“Indemnified Persons” shall have the meaning provided in Section 13.5(a).
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, other than Excluded Taxes or Other Taxes.
“Initial Investors” shall mean (i) Charterhouse Capital Partners IX LP No. 1, Charterhouse Capital Partners IX LP No. 2, Charterhouse Capital Partners IX Co-Investment LP, Charterhouse Capital Partners IX Co-Investment LP No. 2, FACS Investments Holdings I S.à r.l., Cavenham Alternative Investments, ADRIAN Atomic S.C.S., BNP Paribas SA, ETI 2020 FCPI, Five Arrows MirCan Invest and

Purple Development, (ii) GS Sponsor and (iii) GSAM Holdings LLC and any fund, Investment, Person, vehicle or account that is a syndicatee thereof on or prior to the Closing Date and, in each case, each such Person’s Affiliates and any fund, investment, Person, vehicle or account that is managed, sponsored or advised by it or its Affiliates, but excluding any operating portfolio companies of the foregoing.
“Initial Term Loan Commitment” shall mean, in the case of each Lender that is a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Schedule 1.1(b) under the caption “Initial Term Loan Commitment” as such Lender’s Initial Term Loan Commitment. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $830,000,000.
“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment or an outstanding Initial Term Loan.
“Initial Term Loan Maturity Date” shall mean ~~October 20, 2028~~June 5, 2032, or, if such date is not a Business Day, the immediately preceding Business Day.
“Initial Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(b).
“Initial Term Loan Repayment Date” shall have the meaning provided in Section 2.5(b).
“Initial Term Loans” shall have the meaning provided in Section 2.1(a).
“Inside Maturity Exceptions” shall mean, with respect to any restrictions as to earliest maturity or ~~weighted average life to maturity~~Weighted Average Life to Maturity, that such restrictions do not apply in the case of (i) (x) bridge loans the terms of which provide for an automatic extension of the maturity date thereof to a date no earlier than the applicable earliest maturity date or (y) bridge loans with a maturity date not longer than ~~one year~~two years provided that any loans, notes, securities or other Indebtedness which are exchanged for or otherwise replace such bridge loans shall be subject to the restrictions that are otherwise applicable with respect to earliest maturity or ~~weighted average life to maturity~~Weighted Average Life to Maturity, (~~y~~ii) Customary Term A Loans ~~and~~, (~~z~~iii) any other Indebtedness (as selected by the Parent Borrower) having an aggregate principal amount outstanding not exceeding the greater of $~~191,000,000~~210,800,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period, (iv) solely with respect to any restrictions as to Weighted Average Life to Maturity, any Indebtedness amortizing in an amount no greater than 1.00% per annum at the time of incurrence or other obtaining thereof (subject to marginal increases resulting from the addition of one or more subsequent fungible tranches thereto), (v) Convertible Indebtedness and (vi) notes or other debt securities with a final stated maturity date not shorter than 5 years after the date of initial issuance of any series thereof. For clarity, it is understood and agreed that the Inside Maturity Exceptions may be relied upon with respect to restrictions as to both earliest maturity and ~~weighted average life to maturity~~Weighted Average Life to Maturity with respect to any item of Indebtedness without duplication of utilization.
“Intellectual Property” shall mean U.S. and foreign intellectual property, including all: (i) (a) patents, inventions, processes, developments, technology, and know-how; (b) copyrights and works of authorship in any media, including graphics, advertising materials, labels, package designs, and photographs; (c) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress, and other source indicators, and the goodwill of any business symbolized thereby; and (d) trade secrets, confidential, proprietary, or non-public information or data; and (ii) all registrations, issuances, applications, renewals, extensions, substitutions, continuations, continuations-in-part, divisions, re-issues, re-examinations, foreign counterparts, or similar legal protections related to the foregoing.
“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of the date hereof, by and among, Holdings, the Borrowers, the Guarantors and other parties party thereto and the Administrative Agent. For the avoidance of doubt, the Intercompany Subordination Agreement shall be deemed satisfactory subordination for clauses (g) and (h) of Section 10.1.
“Intercreditor Agreement Requirement” shall mean, with respect to any secured Indebtedness, that the proper representative for the holders of such Indebtedness shall become party to each applicable Acceptable Intercreditor Agreement.
“Interest Coverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries to (ii) the Consolidated Interest Expense of the Parent Borrower and the Restricted Subsidiaries, in each case for the Test Period last ended and with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.12.
“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.
“Interpolated Rate” shall mean, in relation to any Eurocurrency Loan, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Eurocurrency Rate for the longest period (for which the applicable Eurocurrency Rate is available for the applicable currency) that is shorter than the Interest Period of that Eurocurrency Loan and (b) the applicable Eurocurrency Rate for the shortest period (for which such Eurocurrency Rate is available for the applicable currency) that exceeds the Interest Period of that Eurocurrency Loan, in each case, as of the applicable date for rate determination as set forth in the definition of “Eurocurrency Rate”.
“Investment” shall mean, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances, or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel, and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests, or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, intercompany loans, advances, or Indebtedness owed by a Credit Party to another Credit Party having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business.
The amount of any Investment outstanding at any time shall be the original cost of such Investment (in the case of property other than cash or Cash Equivalents, based on the Fair Market Value thereof), reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received in respect of such Investment (provided that, with respect to amounts received other than in the form of Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration).
“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating organization.
“Investment Grade Securities” shall mean:
(i)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),
(ii)    debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among Holdings, the Parent Borrower and their Subsidiaries,
(iii)    investments in any fund that invest at least 90% in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution, and
(iv)    corresponding instruments in countries other than the United States customarily utilized for high-quality investments.
“ISDA CDS Definitions” shall have the meaning provided in Section 13.1(k)(iv).
“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” shall mean with respect to any Letter of Credit, the Letter of Credit Request, and any other document, agreement, and instrument entered into by the Letter of Credit Issuer and the applicable Borrower (or any other Restricted Subsidiary) or in favor of the Letter of Credit Issuer and relating to such Letter of Credit.
“Jefferies” shall mean Jefferies Finance LLC.
“Joinder Agreement” shall mean an agreement documenting New Loan Commitments in a form reasonably acceptable to the Parent Borrower and the Administrative Agent.
“Joint Lead Arrangers” shall mean ~~GS,~~ Citi, ~~Jefferies and~~GS, JPM, MS and Truist (or each of them, as the context may require), in each case, as a “joint lead arranger” and “bookrunner” hereunder.
“JPM” shall mean JPMorgan Chase Bank, N.A.
“Judgment Currency” shall have the meaning provided in Section 13.19.
“Junior Debt” shall mean Subordinated Indebtedness that is required by the terms of the Credit Documents to mature no earlier than the Initial Term Loan Maturity Date.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.
“L/C Facility Maturity Date” shall mean the date that is five Business Days prior to the Revolving Credit Maturity Date; provided that the L/C Facility Maturity Date of any Letter of Credit may be extended beyond such date with the consent of the applicable Letter of Credit Issuer.
“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of any law or rules to which the Letter of Credit is subject, such as Rule 3.14 of the International Standby Practices (ISP98), or the express terms of the Letter of Credit, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit.
“L/C Participant” shall have the meaning provided in Section 3.3(a).
“L/C Participation” shall have the meaning provided in Section 3.3(a).
“Latest Term Loan Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Term Loan hereunder at such time, including the latest maturity or expiration date of any New Term Loan or any Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.
“LCT Election” shall have the meaning provided in Section 1.11(c).
“LCT Test Date” shall have the meaning provided in Section 1.11(c).
“Legal Reservations” shall mean (a) the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court and principles of good faith and fair dealing, (b) applicable Debtor Relief Laws, (c) the existence of timing limitations with respect to the bringing of claims under applicable limitation laws and the defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for, or to indemnify a Person against, non-payment of stamp duty may be void, (d) the principle that in certain jurisdictions and under certain circumstances a Lien granted by way of fixed charge may be re-characterized as a floating charge or that security purported to be constituted as an assignment may be re-characterized as a charge, (e) the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty or considered to be interest and thus void, (f) the principle that may prohibit restrictions in relation to a voluntary prepayment of loans bearing floating rates of interest and may restrict charging prepayment fees for a voluntary prepayment of such loans, (g) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant, (h) the principle that the creation or purported creation of collateral over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security has purportedly been created, (i) similar principles, rights and defenses under the laws of any relevant jurisdiction and (j) any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered under this Agreement.

“Lender” and “Lenders” shall have the meaning provided in the preamble to this Agreement and, as the context requires, includes each Letter of Credit Issuer and each Ancillary Lender.
“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans or Reimbursement Obligations, which refusal or failure is not cured within one Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent in writing that such refusal or failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in writing) has not been satisfied, (ii) the failure of any Lender to pay over to the Administrative Agent, any Letter of Credit Issuer or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (iii) a Lender has notified, in writing, the Parent Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to that effect with respect to its funding obligations under this Agreement or a Lender has publicly announced that it does not intend to comply with its funding obligations under other loan agreements, credit agreements or similar facilities generally, (iv) a Lender has failed to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its funding obligations under this Agreement or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or becomes the subject of a Bail-in Action (or other similar proceeding).
“Lender-Related Distress Event” shall mean, with respect to any Lender or any other Person that directly or indirectly controls such Lender (each, a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person or is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.
“Letter of Credit” shall mean each letter of credit issued pursuant to Section 3.1(a). Each letter of credit identified on Schedule 1.1(d) shall be deemed to constitute a Letter of Credit issued hereunder for all purposes of the Credit Documents.
“Letter of Credit Commitment” shall mean the maximum principal amount of Letters of Credit that may be issued hereunder from time to time, as the same may be increased or reduced from time to time pursuant to Section 3.1. The Letter of Credit Commitment as of the Amendment No. 4 Effective Date is $75,000,000.
“Letter of Credit Exposure” shall mean, with respect to any Lender, at any time, the sum of (i) the Dollar Equivalent of the aggregate principal amount of any Unpaid Drawings in respect of which such Lender has made (or is required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a) at such time and (ii) such Lender’s Revolving Credit Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Lenders have made (or are required to have made) payments to the Letter of Credit Issuer pursuant to Section 3.4(a)).
“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).
“Letter of Credit Issuer” shall mean (i) Citi, GS and JPM, (ii) each Amendment No. 4 Revolving Credit Lender (or in the case of their respective affiliates, each in its capacity as issuer of any Letter of Credit), (iii) any replacement, additional issuer, or successor pursuant to Section 3.6 or (iv) any issuer of a letter of credit listed on Schedule 1.1(d); provided, that no Letter of Credit Issuer shall be required to be the Letter of Credit Issuer for more than such Letter of Credit Issuer’s Letter of Credit Sublimit. In the event that there is more than one Letter of Credit Issuer at any time, references herein and in the other Credit Documents to the Letter of Credit Issuer shall be deemed to refer to the Letter of Credit Issuer in respect of the applicable Letter of Credit or to all Letter of Credit Issuers, as the context requires.
“Letter of Credit Request” shall mean a notice executed and delivered by a Borrower pursuant to Section 3.2, and substantially in the form of Exhibit L or another form which is acceptable to the Letter of Credit Issuer in its reasonable discretion.
“Letter of Credit Sublimit” shall mean, in the case of each Letter of Credit Issuer that is a Letter of Credit Issuer on the Amendment No. 4 Effective Date, the amount set forth opposite such Letter of Credit Issuer’s name on Schedule 1.1(b) under the caption “Letter of Credit Sublimit” as such Letter of Credit Issuer’s Letter of Credit Sublimit, as the same may be increased or reduced from time to time pursuant to Section 3.1.
“Letters of Credit Outstanding” shall mean, at any time the sum of, without duplication, (i) the Dollar Equivalent of the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the Dollar Equivalent of the aggregate principal amount of all Unpaid Drawings.
“Level I Status” shall mean, on any date (as applicable), (i) for the purposes of determining the Applicable Margin for Term SOFR Loans or ABR Loans that are Amendment No. 5 Term Loans, the circumstance that Level II Status does not exist, and (ii) for the purposes of determining the Applicable Margin for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans that are Revolving Credit Loans and for the purposes of determining the Commitment Fee Rate, the circumstance that neither Level II Status nor Level III Status exists.
“Level II Status” shall mean, on any date (as applicable), (i) for the purposes of determining the Applicable Margin for Term SOFR Loans or ABR Loans that are Amendment No. 5 Term Loans, the circumstance that (a) the Credit Rating established by Moody’s is “Ba3” (stable outlook) or higher and (b) the Credit Rating established by S&P is “BB-” (stable outlook) or higher, and (ii) for the purposes of determining the Applicable Margin for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans that are Revolving Credit Loans and for the purposes of determining the Commitment Fee Rate, the circumstance that the First Lien Net Leverage Ratio is less than or equal to 3.85 to 1.00 but greater than 3.35 to 1.00 as of the date of the most recently delivered Section 9.1 Financials.
“Level III Status” shall mean, on any date, for the purposes of determining the Applicable Margin for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans that are Revolving Credit Loans and for the purposes of determining the Commitment Fee Rate, the circumstance that the First Lien

Net Leverage Ratio is less than or equal to 3.35 to 1.00 as of the date of the most recently delivered Section 9.1 Financials.
“Lien” shall mean with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall a Non-Finance Lease Obligation or a license of Intellectual Property be deemed to constitute a Lien.
“Limited Condition Transaction” shall mean any transaction by one or more of Holdings, the Parent Borrower and their Restricted Subsidiaries (including any acquisition, Investment, disposition, Restricted Payment or Restricted Debt Payment permitted by this Agreement), in each case the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing.
“Limited Conditionality Provision” shall have the meaning provided in Section 6.
“Loan” shall mean any Revolving Loan, Term Loan, Extended Term Loan, New Term Loan, or any other loan made by any Lender pursuant to this Agreement.
“Market Capitalization” shall mean an amount equal to (a) the total number of issued and outstanding shares of common (or common equivalent) Capital Stock of the Parent Borrower or any Parent Entity of the Parent Borrower on the date of the declaration or making of the relevant Restricted Payment multiplied by (b) the arithmetic mean of the closing prices per share of such common (or common equivalent) Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.
“Market Intercreditor Agreement” shall mean an intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision) the terms of which are either (a) consistent with market terms governing intercreditor arrangements for the sharing or subordination of liens or arrangements relating to the distribution of payments, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto or (b) in the event a “Market Intercreditor Agreement” has been entered into after the Closing Date meeting the requirement of preceding clause (a), the terms of which are, taken as a whole, not materially less favorable to the Lenders than the terms of such Market Intercreditor Agreement to the extent such agreement governs similar priorities, in each case of clause (a) or (b) as determined by the Parent Borrower in good faith.
“Master Agreement” shall have the meaning provided in the definition of the term “Hedge Agreement.”
“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties, or financial condition of the Parent Borrower and its Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (i) the ability of the Parent Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (ii) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Acquisition” shall mean a Permitted Acquisition or other permitted Investment (including any transaction in the form of a business combination), or any series of the foregoing, with a purchase price or similar consideration of greater than $50,000,000, as determined by the Borrower in good faith.
“Material Disposition” shall mean a Disposition or other divestiture (or in each case, a series thereof) the aggregate consideration for which exceeds $50,000,000, as determined by the Borrower in good faith.
“Material IP” shall mean Intellectual Property (other than customer lists) owned by the Parent Borrower and its Restricted Subsidiaries that is material to the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, as determined by the Parent Borrower in good faith.
“Material Restricted Payment” shall mean a Restricted Payment, including any dividend recapitalization, or series of the foregoing, in an amount greater than $25,000,000, as determined by the Borrower in good faith.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (i) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which Section 9.1 Financials have been delivered were equal to or greater than 2.5% of the Consolidated Total Assets of the Parent Borrower and its Restricted Subsidiaries at such date or (ii) whose revenues during such Test Period were equal to or greater than 2.5% of the consolidated revenues of the Parent Borrower and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries (other than Subsidiaries that are Excluded Subsidiaries by virtue of any of clauses (ii) through (xi) of the definition of “Excluded Subsidiary”) have, in the aggregate, (a) total assets at the last day of such Test Period equal to or greater than 5.0% of the Consolidated Total Assets of the Parent Borrower and its Restricted Subsidiaries at such date or (b) revenues during such Test Period equal to or greater than 5.0% of the consolidated revenues of the Parent Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Parent Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as Material Subsidiaries for each fiscal period until this proviso is no longer applicable.
“Maturity Date” shall mean the Initial Term Loan Maturity Date, the New Term Loan Maturity Date, the Revolving Credit Maturity Date, the maturity date of an Extended Term Loan or the maturity date of an Extended Revolving Credit Loan, as applicable.
“Maximum Incremental Facilities Amount” shall mean, at any date of determination, (i) the amount such that, after giving effect to the incurrence of such amount (and after giving effect to any adjustments required as a result of a contemplated Permitted Acquisition or Investment and, only in the case of a simultaneous incurrence of the maximum amount permitted to be incurred under this clause (i) on the date of such incurrence together with an incurrence in reliance on clause (ii) below on such date, without giving Pro Forma Effect to such simultaneous incurrence in reliance on clause (ii) below) (x) in connection with the incurrence of Indebtedness that is secured by the Collateral on a pari passu basis with the First Lien Obligations, the First Lien Net Leverage Ratio on a Pro Forma Basis would not exceed the greater of (I) 4.35 to 1.00 and (II) ~~if incurred in connection with a Permitted Acquisition or other~~

~~permitted Investment,~~ the First Lien Net Leverage Ratio in effect as of the last day of the most recently ended Test Period, (y) in the case of Indebtedness that is secured on a junior basis to the First Lien Obligations (or secured by assets that are not Collateral), the Secured Net Leverage Ratio on a Pro Forma Basis would not exceed the greater of (I) 5.10 to 1.00 and (II) ~~if incurred in connection with a Permitted Acquisition or other permitted Investment,~~ the Secured Net Leverage Ratio in effect as of the last day of the most recently ended Test Period and (z) in the case of unsecured Indebtedness, Disqualified Stock or Non-Guarantor Subsidiary Preferred Stock, either (A) the Total Net Leverage Ratio on a Pro Forma Basis would not exceed the greater of (I) 5.60 to 1.00 and (II) ~~if incurred in connection with a Permitted Acquisition or other permitted Investment,~~ the Total Net Leverage Ratio in effect as of the last day of the most recently ended Test Period or (B) the Interest Coverage Ratio on a Pro Forma Basis would not be less than the lesser of (I) 1.75 to 1.00 and (II) ~~if incurred in connection with a Permitted Acquisition or other permitted Investment,~~ the Interest Coverage Ratio in effect as of last day of the most recently ended Test Period (in the case of each of (x), (y) or (z), assuming the Incremental Revolving Credit Commitments or revolving commitments in respect of Ratio Debt established at such time are fully drawn and assuming that any cash proceeds of any new Incremental Loans or Ratio Debt then being incurred shall not be netted from the numerator in the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for purposes of calculating the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, under this clause (i) for purposes of determining whether such Incremental Loans and Ratio Debt can be incurred), plus (ii) the sum of (a) (x) the greater of $~~191,000,000~~210,800,000 and 100.0% of Consolidated EBITDA for the most recently ended Test Period and (y) any unused portion of the basket set forth in Section 10.1(l) that the Parent Borrower elects to instead apply to this clause (y) from time to time (this clause (ii)(a), the “Shared Incremental Amount”), (b) the aggregate amount of voluntary prepayments of (1) Loans and (2) Ratio Debt (whether or not secured on a pari passu basis) and any other Indebtedness secured by a Lien on a pari passu basis with the Obligations, in each case, to the extent incurred using the Shared Incremental Amount (and, in the case of each of (1) and (2), including purchases of the Loans by Holdings, Parent Borrower and their Subsidiaries at or below par, in which case credit shall be given to the principal amount purchased) (subject to, in the case of any Loans that are not Term Loans, a corresponding commitment reduction), in each case, other than from proceeds of the incurrence of long-term Indebtedness, and (c) without duplication of clause (b), in the case of Incremental Loans or Ratio Debt the effect of which is to effectively extend the maturity of the Term Loans or the Revolving Credit Commitments, an amount equal to the reductions in the Term Loans or Revolving Credit Commitments to be replaced by such Incremental Loans or Ratio Debt (the preceding clauses (b) and (c), the “Prepayment and Extension Amount”), minus (iii) the sum of (a) the aggregate principal amount of New Loan Commitments incurred pursuant to Section 2.14(a) prior to such date and (b) the aggregate principal amount or liquidation preference of Ratio Debt issued or incurred prior to such date, in each case of clauses (a) and/or (b) of this clause (iii) incurred in reliance on clause (ii) of this definition on or prior to such date; provided that the Parent Borrower, in its sole discretion, may from time to time classify or reclassify any portion of Incremental Loans or Ratio Debt that is incurred under clauses (i) or (ii); provided, further, that upon delivery of any Section 9.1 Financials or, at the election of the Parent Borrower, upon internal availability thereof, following the initial incurrence of any portion of Incremental Loans or Ratio Debt, if any such incurred Incremental Loans or Ratio Debt could, based on such Section 9.1 Financials, have been incurred in reliance on clause (i) of this definition, such incurred Incremental Loans or Ratio Debt shall automatically be reclassified as having been incurred under clause (i) of this definition (unless otherwise elected by the Parent Borrower in its sole discretion).
“Maximum Rate” shall have the meaning provided in Section 5.6(b).

“MFN Exceptions” shall have the meaning provided in Section 2.14(d).
“MFN Provision” shall have the meaning provided in Section 2.14(d).
“Minimum Borrowing Amount” shall mean (i) with respect to a Borrowing of Term SOFR Loans, $1,000,000, (ii) with respect to a Borrowing of Eurocurrency Loans in Euro, €500,000, (iii) with respect to a Borrowing of RFR Loans in Pounds Sterling, £500,000, (iv) with respect to a Borrowing of ABR Loans, $1,000,000 and (v) otherwise, as mutually agreed by the Parent Borrower and the Administrative Agent (or in any case of this definition, if less, the entire remaining applicable Commitments at the time of such Borrowing).
“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 101% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or Cash Equivalents or deposit account balances provided in accordance with Section 3.8(a)(i), (ii), or (iii), an amount equal to 101% of the outstanding amount of all L/C Obligations.
“Minimum Tender Condition” shall have the meaning provided in Section 2.15(b).
“Model” shall mean the financial model provided by or on behalf of the Parent Borrower to the Joint Lead Arrangers on March 15, 2021.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, trust deed, or other security document entered into by the owner of a Mortgaged Property in favor of the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property to secure the Obligations, in form and substance reasonably acceptable to the Collateral Agent and the Parent Borrower, together with such terms and provisions as may be required by local laws, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Mortgaged Property” shall mean, initially, each parcel of real property (including fixtures) and the improvements thereto owned in fee by a Credit Party and identified on Schedule 1.1(c), and each other parcel of real property (including fixtures) and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.11 and 9.14.
“MS” shall mean Morgan Stanley Senior Funding, Inc.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Sections 3(37) and 4001(a)(3) of ERISA and in Section 414(f) of the Code, with respect to which any Credit Party or any ERISA Affiliate makes or is accruing any obligation to make contributions, or during the five preceding calendar years, has made or has accrued any obligation to make any contributions.
“Net Cash Proceeds” shall mean, with respect to any Prepayment Event, (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Parent Borrower or any of its Restricted Subsidiaries in respect of such Prepayment Event, less (ii) the sum of:
(a)    the amount, if any, of all Taxes (including in connection with any repatriation of funds) paid or estimated to be payable by Holdings, the Parent Borrower or any of their Restricted Subsidiaries, Affiliates or direct or indirect equityholders in connection with such Prepayment Event,
(b)    the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (a) above) (1) associated with the assets that are the subject of such Prepayment Event and (2) retained by the Parent Borrower or any of its Restricted Subsidiaries; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction,
(c)    the amount of any Indebtedness (other than First Lien Obligations) (i) secured by a Lien on the assets that are the subject of such Prepayment Event or (ii) with respect to which a non-Credit Party is bound to make a repayment with (or on account of) the proceeds of assets that are not Collateral, in each case to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon (or in connection with) consummation of such Prepayment Event,
(d)    [reserved],
(e)    in the case of any Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback by a non-Wholly-Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (e)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a Wholly-Owned Restricted Subsidiary as a result thereof,
(f)    in the case of any Asset Sale Prepayment Event or Permitted Sale Leaseback, any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Parent Borrower and/or a Restricted Subsidiary receives cash in an amount equal to the amount of such reduction, and
(g)    all fees and out of pocket expenses paid by Holdings, the Parent Borrower or a Restricted Subsidiary, Affiliate or direct or indirect equityholder in connection with any of the foregoing (for the avoidance of doubt, including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses, and brokerage, consultant, accountant, and other customary fees), in each case only to the extent not already deducted in arriving at the amount referred to in clause (i) above.
“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Outstandings” shall mean, with respect to an overdraft facility comprising more than one account, the Ancillary Outstandings of such overdraft facility.
“Net Short Lender” shall have the meaning provided in Section 13.1(j).
“net short position” shall have the meaning provided in Section 13.1(k)(iv).
“New Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Commitments” shall have the meaning provided in Section 2.14(a).
“New Revolving Credit Loan” shall have the meaning provided in Section 2.14(b).
“New Revolving Loan Lender” shall have the meaning provided in Section 2.14(b).
“New Term Loan” shall have the meaning provided in Section 2.14(c).
“New Term Loan Commitments” shall have the meaning provided in Section 2.14(a).
“New Term Loan Lender” shall have the meaning provided in Section 2.14(c).
“New Term Loan Maturity Date” shall mean the date on which a New Term Loan matures.
“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(c).
“Non-Bank Tax Certificate” shall have the meaning provided in Section 5.4(e)(ii)(B)(iii).
“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(d).
“Non-Finance Lease Obligation” shall mean, as applied to any Person, a lease obligation of such Person that is not required to be accounted for as a finance or capital lease on both the balance sheet and the income statement of such Person for financial reporting purposes in accordance with GAAP. A straight-line or operating lease shall be considered a Non-Finance Lease Obligation.
“Non-Guarantor Ratio Debt Cap” means, with respect to Ratio Debt and Permitted Debt Exchange Notes subject to the Non-Guarantor Ratio Debt Cap, the greater of $~~67,000,000~~105,400,000 and ~~35.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period.

“Non-Guarantor Subsidiary Preferred Stock” shall have the meaning provided in Section 10.1.
“Non-U.S. Lender” shall mean any Lender that is not a U.S. Person.
“Notice of Borrowing” shall have the meaning provided in Section 2.3(a).
“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).
“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants, and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Commitment, Loan, or Letter of Credit or under any Secured Cash Management Agreement, Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), or Ancillary Facility, in each case, entered into with Holdings, the Parent Borrower or any of their Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy, examinership or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities, and other amounts payable by any Credit Party under any Credit Document.
“Organizational Documents” shall mean (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement or limited liability company agreement and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under the jurisdiction in which such entity is organized to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Original Credit Parties” shall mean the Borrowers and the Original Guarantors.
“Original Guarantors” shall mean the Guarantors listed on Schedule 1.1(h).
“Original Revolving Credit Commitments” shall mean all Revolving Credit Commitments, Existing Revolving Credit Commitments, and Extended Revolving Credit Commitments, other than any New Revolving Credit Commitments (and any Extended Revolving Credit Commitments related thereto).
“Other First Lien Obligations” shall mean Indebtedness (other than Obligations) secured by Collateral on an equal priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Obligations.

“Other Taxes” shall mean all present or future stamp, registration, court or documentary Taxes or any other excise, intangible, mortgage recording, filing or similar Taxes arising from any payment made hereunder or under any other Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any Taxes that result from an assignment (“Assignment Taxes”) to the extent such Assignment Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is requested or required by any Borrower or Holdings.
“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Letter of Credit Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Parallel Debt” shall have the meaning provided in Section 12.14(a).
“Parent” shall have the meaning provided in the recitals to this Agreement.
“Parent Borrower” shall have the meaning provided in the preamble to this Agreement.
“Parent Entity” shall mean Holdings and any other Person that is a direct or indirect parent entity (which may be organized as, among other things, a partnership) of the Parent Borrower, it being understood and agreed that~~,~~ (i) as of the Closing Date, the Parent is a Parent Entity and (ii) for the avoidance of doubt, as of the Amendment No. 5 Effective Date (and prior thereto), Mirion Technologies, Inc. is a Parent Entity.
“Participant” shall have the meaning provided in Section 13.6(c)(i).
“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).
“Participating Member State” shall mean any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” shall have the meaning provided in Section 13.18.
“Payment Recipient” shall have the meaning provided in Section 12.16(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan” shall mean any employee benefit pension plan (as defined in Section 3(2) of ERISA, but excluding any Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within five years prior thereto) by a Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or has any liability (contingent or otherwise).

“Perfection Requirements” shall mean the making of appropriate registrations, filings or notifications with respect to the Collateral as contemplated by (x) any legal opinion required to be delivered hereby or under the terms of any Credit Document, including the making of such filings and taking of such other actions required to be taken thereby, (y) any applicable Credit Document or (z) pursuant to applicable Requirement of Law (including the filing of appropriate financing statements with the office of the Secretary of State of the state of organization of each U.S. Credit Party or other equivalent financing statements in all other applicable jurisdictions, the filing of appropriate grants, assignments or notices with the U.S. Patent and Trademark Office and the U.S. Copyright Office, the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Real Estate not constituting Excluded Real Property and otherwise constituting Collateral and any other recordings, filings, registrations, notifications or other actions required to be taken in any other jurisdiction), in each case in favor of the Collateral Agent for the benefit of the Secured Parties and the delivery to the Administrative Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Credit Documents.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” shall mean any acquisition by the Parent Borrower or any Restricted Subsidiary, whether by purchase, merger, amalgamating, consolidation or otherwise, of all or substantially all of the assets of, or any business line, unit or division of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in (x) any Restricted Subsidiary which serves to increase the Parent Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary or (y) any joint venture for the purpose of purchasing, any or all of the interests of any joint venture partner in a manner that results in such joint venture becoming a subsidiary), and all Investments undertaken to consummate such acquisition transaction; provided that:
(a)    such assets, business line, unit, division or Person, as applicable shall be in a Similar Business or other business permitted by Section 9.16 hereof;
(b)    (1) such Person becomes a Restricted Subsidiary; or (2) such Person, assets, line of business, unit or division, in each case, in one transaction or a series of related transactions, is merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its (or the other relevant) assets to ~~(~~, or is (or are) acquired by~~)~~, or is liquidated into the Parent Borrower or a Restricted Subsidiary;
(c)    with respect to each such acquisition, all actions required to be taken with respect to any such newly created or acquired Person or assets, in each case as applicable in order to satisfy the requirements of Section 9.11 shall have been taken (or ~~arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made~~shall be taken in the applicable time periods provided for in Section 9.11) (in each case unless such newly created or acquired Person constitutes an Excluded Subsidiary or such assets constitute Excluded Property); and
(d)    at the applicable time set forth in Section 1.11(c), no Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) shall have occurred and be continuing or would result from the execution of such agreement and the consummation of such acquisition.
“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Parent Borrower or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 5.2.
“Permitted Debt Exchange” shall have the meaning provided in Section 2.15(a).
“Permitted Debt Exchange Notes” shall have the meaning provided in Section 2.15(a).
“Permitted Debt Exchange Offer” shall have the meaning provided in Section 2.15(a).
“Permitted Equity” shall mean common equity, Qualified Stock or any other instrument with terms reasonably acceptable to the Joint Lead Arrangers.
“Permitted Holders” shall mean each of the Initial Investors and members of management of Holdings or the Parent Borrower (or any Parent Entity) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Initial Investors and such members of management, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdings or any Parent Entity owned, directly or indirectly, by such group.
“Permitted Investments” shall mean:
(i)    any Investment in any Credit Party or any other Restricted Subsidiary, including the acquisition of a greater proportion of the Equity Interests of such Restricted Subsidiary;
(ii)    any Investment in cash, Cash Equivalents, or Investment Grade Securities, or Investments that were cash, Cash Equivalents or Investment Grade Securities at the time such Investment was made;
(iii)    Permitted Acquisitions;
(iv)    any Investment received in connection with an Asset Sale made pursuant to Section 10.4 or any other disposition of assets not constituting an Asset Sale;
(v)    (a) any Investment existing or contemplated on the Closing Date and, to the extent individually having a principal amount in excess of $10,000,000, listed on Schedule 10.5 and (b) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment described in clause (a) above so long as no such modification, renewal, reinvestment or extension thereof increases the amount of such Investment except by the terms thereof (including as a result of the accrual or accretion of interest or original issue discount or the issuance of payment-in-kind securities) or as otherwise constituting a Permitted Investment or otherwise permitted by Section 10.5;

(vi)    Investments (including debt obligations and Capital Stock) received (A) in connection with the bankruptcy, work-out, reorganization or recapitalization of any Person, (B) in settlement or compromise of delinquent obligations of, or other disputes with or judgments against, customers, trade-creditors, suppliers, licensees and other account debtors arising in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon bankruptcy or insolvency of any customer, trade creditor, supplier, licensee or other account debtor, (C) in satisfaction of judgments against other Persons, (D) as a result of foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (E) in settlement, compromise or resolution of litigation, arbitration or other disputes;
(vii)    Hedging Obligations permitted under Section 10.1 and Cash Management Services;
(viii)    Investments in Similar Businesses in an aggregate amount outstanding not to exceed the greater of $~~67,000,000~~105,400,000 and ~~35.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period;
(ix)    Investments the payment for which consists of Equity Interests of Holdings or any Parent Entity; provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c), (d) or (i) of the definition of the Available Amount;
(x)    (A) issuance and guarantees of Indebtedness permitted under Section 10.1 (other than clause (g), (h), (i) or (q) thereof), (B) guarantees of leases or subleases or other obligations not constituting Indebtedness and (C) Investments consisting of guarantees of any supplier’s obligations in respect of commodity contracts, including Hedging Obligations solely to the extent such commodities relate to the materials or products to be purchased by the Parent Borrower or any Restricted Subsidiary;
(xi)    any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 9.9 (except transactions described in clause (b) of such paragraph);
(xii)    Investments consisting of purchases and acquisitions of inventory, supplies, material, services, equipment, or other similar assets in the ordinary course of business;
(xiii)    additional Investments in an aggregate amount outstanding not to exceed (a) the greater of $~~96,000,000~~158,100,000 and ~~50.0~~75.0% of Consolidated EBITDA for the most recently ended Test Period, plus (b) the portion, if any, of the Available Amount on the date of such election that the applicable Borrower elects to apply to this subsection (b);
(xiv)    Investments in or relating to any Receivables Subsidiary that, in the good faith determination of the Parent Borrower, are necessary or advisable to effect a Receivables Facility (including any contribution of replacement or substitute assets to such Receivables Subsidiary) or any repurchases in connection therewith (including the contribution or lending of cash or Cash Equivalents to Subsidiaries to finance the purchase of such assets from the Parent Borrower or any Restricted Subsidiary or to otherwise fund required reserves and Investments of funds held in accounts permitted or required by the arrangements governing such Receivables Facility or any related Indebtedness);
(xv)    advances to, or guarantees of Indebtedness of, employees not in excess of the greater of $~~19,000,000~~21,800,000 and 10.0% of Consolidated EBITDA for the most recently ended Test Period;
(xvi)    loans and advances to officers, directors, managers, and employees for business related travel expenses, moving expenses, and other similar expenses, in each case incurred in the ordinary course of business;
(xvii)    Investments consisting of rebates and extensions of trade credit (including in the nature of accounts receivable or notes receivable) in the ordinary course of business;
(xviii)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, licensors, sublicensors, licensees and sublicensees;
(xix)    Investments in subsidiaries and joint ventures in connection with reorganizations and/or restructurings, including any Permitted Reorganization and/or activities related to tax planning (including Investments in non-Cash or non-Cash Equivalents); provided that, after giving effect to any such reorganization, restructuring and/or related activity, the security interest of the Collateral Agent in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral immediately prior to such reorganization, restructuring or tax planning activities no longer constituting Collateral) as a result of such reorganization, restructuring or tax planning activities;
(xx)    Investments (i) in connection with obtaining, maintaining or renewing client, franchisee and customer contracts, (ii) in the form of loans or advances made to, and guarantees with respect to obligations of franchisees, distributors, suppliers, licensors and licensees in the ordinary course of business or to the extent necessary to maintain the ordinary course of supplies to the Parent Borrower or any Restricted Subsidiary and/or (iii) constituting deposits, prepayments and/or other credits to suppliers or other trade counterparties;
(xxi)    (a) the licensing and purchase of Intellectual Property pursuant to joint marketing, collaboration or other similar arrangements with other Persons, in the ordinary course of business or (b) the sale, transfer, licensing, sublicensing or contribution of any Intellectual Property, for bona fide operational restructuring, tax-planning or other similar purposes, to the Parent Borrower or any Restricted Subsidiary;
(xxii)    any additional Investments; provided that after giving Pro Forma Effect to such Investments, the Total Net Leverage Ratio is equal to or less than 3.85 to 1.00;
(xxiii) Investments made in connection with the Transactions;
(xxiv) Investments made (i) in joint ventures or (ii) in connection with the creation, formation and/or acquisition of any joint venture in an aggregate amount outstanding not to exceed the greater of $~~77,000,000~~105,400,000 and ~~40.0~~50.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;

(xxv) Investments made in joint ventures as required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements;
(xxvi) Investments in Unrestricted Subsidiaries (including any joint venture that is an Unrestricted Subsidiary) in an aggregate amount outstanding not to exceed the greater of $~~67,000,000~~105,400,000 and ~~35.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period;
(xxvii) Investments consisting of (or resulting from) Permitted Liens, Restricted Payments permitted under Section 10.5 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or dispositions permitted by Section 10.3;
(xxviii) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Entity (to the extent such payments or other compensation relate to services provided to such Parent Entity (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Entity other than the Parent Borrower and/or its subsidiaries)), the Parent Borrower and/or any subsidiary in the ordinary course of business;
(xxix) (A) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Parent Borrower or any Restricted Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (B) any modification, replacement, renewal or extension of any Investment permitted under clause (A) of this clause (xxix) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by Section 10.5;
(xxx) (A) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable Requirements of Law and (B) Investments made in connection with any nonqualified deferred compensation plan or arrangement;
(xxxi) Investments in Holdings, the Parent Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(xxxii) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary (but for the avoidance of doubt, after such subsidiary was designated as an Unrestricted Subsidiary) so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;

(xxxiii) the conversion to Qualified Stock of the Parent Borrower or any Restricted Subsidiary or to Capital Stock of any Parent Entity of any Indebtedness owed by any Borrower or any Restricted Subsidiary and permitted by Section 10.1;
(xxxiv)    contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Parent Borrower or any of its Restricted Subsidiaries;
(xxxv)    [reserved];
(xxxvi) Investments consisting of earnest money deposits required in connection with purchase agreements or other acquisitions, Permitted Investments or other Investments permitted under Section 10.5 and any other pledges or deposits permitted by Section 10.2;
(xxxvii) Term Loans repurchased by Holdings, the Parent Borrower or a Restricted Subsidiary pursuant to and subject to immediate cancellation in accordance with this Agreement and any other Indebtedness of the Parent Borrower or any Restricted Subsidiary repurchased, redeemed or retired by the Parent Borrower or a Restricted Subsidiary pursuant to and subject to immediate cancellation or termination in accordance with the terms of such other Indebtedness; and
(xxxviii) guarantee obligations of the Parent Borrower or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary of the Parent Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States.
“Permitted Liens” shall mean, with respect to any Person:
(i)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for the payment of rent or deposits made to secure obligations arising from contractual or warranty refunds, in each case incurred in the ordinary course of business;
(ii)    Liens imposed by statutory or common law (and rights of setoff), such as carriers’, warehousemen’s, materialmen’s, repairmen’s, builders’ and mechanics’ Liens, in each case (A) for sums not yet overdue for a period of more than 60 days or (B) for sums overdue for more than 60 days (1) that are being contested in good faith by appropriate proceedings, (2) with regard to which no filing or action has been taken to enforce such Lien or (3) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(iii)    Liens for taxes, assessments, or other governmental charges not yet overdue for a period of more than 60 days or, if more than 60 days (i) which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP or are not required to be paid pursuant to Section 8.11, (ii) which are for property taxes on the property of the Parent Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy, or claim is to such property or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(iv)    Liens incurred (A) in the ordinary course of business in connection with workers’ compensation, unemployment insurance, health, disability or employee benefits and other types of social security laws and regulations, (B) in the ordinary course of business to secure the performance of tenders, statutory obligations, warranties, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts (including customer contracts), indemnitees, performance, completion and return-of-money bonds and other similar obligations (including those to secure (x) health, safety and environmental obligations and (y) letters of credit and bank guarantees required or requested by any Governmental Authority in connection with any contract or Requirement of Law) (exclusive of obligations for the payment of borrowed money), (C) pursuant to pledges and deposits of cash or Cash Equivalents or the granting of other security in the ordinary course of business securing (x) any liability for reimbursement (including in respect of deductibles, self-insurance retention amounts and premiums and adjustments related thereto), premium or indemnification obligations of insurance brokers or carriers providing property, casualty, liability or other insurance or self-insurance to Holdings, the Parent Borrower and its subsidiaries (including deductibles, self-insurance, co-payment, co-insurance and retentions) or (y) leases, subleases, licenses or sublicenses of property otherwise permitted by this Agreement and (D) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (A) through (C) above;
(v)    Liens consisting of easements, covenants, conditions, site plan agreements, development agreements, operating agreements, cross-easement agreements, reciprocal easement agreements and encumbrances, applicable laws and municipal ordinances, rights-of-way, rights, waivers, reservations, restrictions, encroachments, servitudes for railways, sewers, drains, gas and oil and other pipelines, gas and water mains, electric light and power and telecommunication, telephone or telegraph or cable television conduits, poles, wires and cables and other similar protrusions or encumbrances, agreements and other similar matters of fact or record and matters that would be disclosed by a survey or inspection of any real property and other minor defects or irregularities in title, in each case (x) which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Parent Borrower and/or its Restricted Subsidiaries, taken as a whole, or (y) where the failure to have such title or having such Lien would not reasonably be expected to have a Material Adverse Effect;
(vi)    Liens securing Indebtedness permitted to be outstanding pursuant to clause (a), (d), (m), (r), (v) or (y) of Section 10.1; provided that, (a) in the case of clause (d) of Section 10.1, any such Lien shall encumber only the assets (including Capital Stock) acquired, constructed, repaired, replaced or improved with the proceeds of such Indebtedness, or the assets subject to the Sale Leaseback, as applicable, and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon and customary security deposits with respect thereto (it being understood that individual financings of the type permitted thereunder provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates); (b) in the case of clause (m) of Section 10.1, (x) the applicable Refinancing Indebtedness is permitted to be secured pursuant to such clause (m) and (y) such new Lien shall be limited to all or part of the same property that secured or would have been subject to the original Lien (and additions thereto, improvements thereon and the proceeds thereof), (c) in the case of clause (r) of Section 10.1, such Lien may not extend to any assets other than the Capital Stock of, and the assets owned by, the Restricted Subsidiaries incurring or guaranteeing such Indebtedness; and (d) in the case of Liens on Collateral securing Permitted Debt Exchange Notes, the applicable secured parties (or a representative thereof on behalf of such holders) shall be subject to the Intercreditor Agreement Requirement;
(vii)    subject to Section 9.14, Liens existing on the Closing Date; provided that any Lien securing Indebtedness or other obligations in excess of $10,000,000 individually (determined by reference to exchange rates as of the Closing Date) shall only be permitted if set forth on Schedule 10.2, and, in each case, any modifications, replacements, refinancing, renewals, or extensions thereof;
(viii)    Liens on property or Equity Interests of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Parent Borrower or any Restricted Subsidiary (other than, with respect to such Person, the proceeds or products of such property or assets, any replacements of such property or assets and additions and accessions thereto, any improvements thereon, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property of such Person, and the proceeds and the products thereof and customary security deposits in respect thereof (it being understood that individual financings of the type permitted under Section 10.1(d) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates));
(ix)    Liens on property at the time the Parent Borrower or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent Borrower or any Restricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger, consolidation, or designation; provided, further, however, that such Liens may not extend to any other property owned by the Parent Borrower or any Restricted Subsidiary (other than, with respect to such property, the proceeds or products of such property or assets, any replacements of such property or assets and additions and accessions thereto, any improvements thereon, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof (it being understood that individual financings of the type permitted under Section 10.1(d) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates));
(x)    Liens on assets and Capital Stock of Restricted Subsidiaries that are not Credit Parties securing Indebtedness or other obligations of Restricted Subsidiaries that are not Credit Parties permitted pursuant to Section 10.1;
(xi)    Liens securing Hedging Obligations and Cash Management Services otherwise permitted hereunder; provided that, at the election of the Parent Borrower, the Collateral Agent and the Parent Borrower shall enter into an Acceptable Intercreditor Agreement providing for pari passu or junior Lien priority with respect to such Indebtedness or other obligations;
(xii)    Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of commercial letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;
(A)(xiii)    (A) leases, licenses, subleases, sublicenses or cross-licenses granted to others, (B) Liens (including, without limitation, negative pledges) on Intellectual Property arising from licenses or sublicenses of Intellectual Property and (C) assignments of Intellectual Property rights granted to a customer of the Parent Borrower or any Restricted Subsidiary in the ordinary course of business which do not secure any Indebtedness;
(xiv)    Liens (A) that are precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable Requirements of Law relating solely to (1) operating leases or consignment or bailee arrangements entered into in the ordinary course of business, (2) the sale of accounts receivable in the ordinary course of business for which a UCC financing statement or similar financing statement under applicable Requirements of Law is required and/or (3) the sale of accounts receivable and related assets in connection with any Receivables Facility or (B) arising by operation of law under Article 2 of the UCC (or any similar Requirement of Law of any jurisdiction);
(xv)    Liens in favor of any Credit Party or granted by any Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party;
(xvi)    Liens on equipment of the Parent Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Parent Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;
(xvii)    Liens on Receivables Facility Assets, accounts receivable, related assets and other assets of a Receivables Subsidiary incurred in connection with a Receivables Facility;
(xviii)    Liens to secure any refinancing, refunding, extension, renewal, or replacement (or successive refinancing, refunding, extensions, renewals, or replacements) as a whole, or in part, of any Indebtedness or other obligation secured by any Lien referred to in clauses (vi), (vii), (viii), (ix), and (xv) of this definition of Permitted Liens; provided that (a) such new Lien shall be limited to all or part of the same property that secured or would have been subject to the original Lien (and additions thereto, improvements thereon and the proceeds thereof), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii), (viii), (ix), and (xv) at the time the original Lien became a Permitted Lien under this Agreement, and (2) an amount necessary to pay any fees and expenses, including premiums and accrued and unpaid interest, related to such refinancing, refunding, extension, renewal, or replacement;
(xix)    [reserved];
(xx)    other Liens securing obligations which do not exceed the sum of (a) the greater of $~~48,000,000~~52,700,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period at the time of the incurrence of such Lien; provided that, at the election of the Parent Borrower, the Collateral Agent and the Parent Borrower shall enter into an Acceptable Intercreditor Agreement providing for junior Lien priority (but not pari passu priority) with respect to such obligations plus (b) the Available Amount; provided that the outstanding principal amount or liquidation preference of obligations secured by Liens pursuant to this clause (b) shall reduce the Available Amount accordingly;
(xxi)    (i) Liens securing judgments not constituting an Event of Default under Section 11.5 or Section 11.10 and (ii) any cash deposits securing any settlement of litigation;
(xxii)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(xxiii)    Liens (A) that are contractual rights of set-off or netting relating to (1) the establishment of depositary relations with banks or other financial institutions not granted in connection with the issuance of Indebtedness, (2) pooled deposit or sweep accounts of the Parent Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower and/or any Restricted Subsidiary, (3) purchase orders and other agreements entered into with customers of the Borrower and/or any Restricted Subsidiary in the ordinary course of business or (4)  trading or other brokerage accounts incurred in the ordinary course of business, (B) Liens encumbering reasonable customary initial deposits and margin deposits, (C) bankers Liens and rights and remedies as to deposit accounts or similar accounts, (D) Liens of a collection bank arising under Section 4-208 or Section 4-210 of the UCC (or any similar Requirement of Law of any jurisdiction) on items in the ordinary course of business or (E) Liens (including rights of set-off) in favor of banking or other financial institutions arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(xxiv)    Liens on securities or other assets that are the subject of repurchase agreements constituting Investments permitted under Section 10.5 arising out of such repurchase transaction;
(xxv)    Liens (i) solely on any cash (or Cash Equivalent) earnest money deposits (including as part of any escrow arrangement) made by the Parent Borrower and/or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder (or to secure letters of credit, bank guarantees or similar instruments posted in respect thereof), (ii) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment or (iii) consisting of (A) an agreement to dispose of any property in a disposition permitted under Section 10.4 or otherwise not constituting an Asset Sale and/or (B) the pledge of Cash or Cash Equivalents as part of an escrow or similar arrangement required in any disposition permitted under Section 10.4 or otherwise not constituting an Asset Sale;
(xxvi)    (A) the reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein, (B) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by the Parent Borrower or any of the Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof and (C) Liens consisting of any (1) interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, sub-lease, license, sublicense or similar arrangement of real estate or other property (including any technology or intellectual property) permitted hereunder, (2) landlord lien arising by law or permitted by the terms of any lease, sub-lease, license, sublicense or similar arrangement, (3) restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject, (4) subordination of the interest of the lessee, sub-lessee, licensee or sub-licensee under such lease, sub-lease, license, sublicense or similar arrangement to any restriction or encumbrance referred to in the preceding clause (3) or (4) deposit of cash with the owner or lessor of premises leased and operated by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business to secure the performance of obligations under the terms of the lease for such premises;
(xxvii)    restrictive covenants affecting the use to which real property may be put;
(xxviii)    security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(xxix)    Liens in connection with any zoning, building or similar Requirement of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any dimensions of real property or any structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(xxx)    Liens arising out of conditional sale, title retention, consignment, or similar arrangements for sale of goods entered into by the Parent Borrower or any Restricted Subsidiary in the ordinary course of business;
(xxxi)    Liens arising under the Security Documents;
(xxxii)    Liens on goods purchased in the ordinary course of business the purchase price of which is financed by a commercial letter of credit issued for the account of the Parent Borrower, the Borrowers or any of their Subsidiaries;
(xxxiii)    (a) Liens on Equity Interests in joint ventures, (b) Liens on Equity Interests in Unrestricted Subsidiaries, (c) purchase options, call, and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Parent Borrower or any

Restricted Subsidiary in joint ventures and (d) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly-owned Subsidiaries;
(xxxiv)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(xxxv)     with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law; provided that such Liens and privileges extend only to the assets or Capital Stock of such Foreign Subsidiary;
(xxxvi) Liens securing Secured Ratio Debt permitted under Section 10.1; provided that to the extent such Liens encumber any portion of the Collateral the Intercreditor Agreement Requirement shall be required to be satisfied;
(B)(xxxvii) Liens securing Priority Obligations;
(C) (xxxviii) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(D)(xxxix) Liens under extended retention of title arrangements (verlängerter Eigentumsvorbehalt) under German law;
(E)(xl)    any statutory Lien (Gesetzliches Pfandrecht) arising by operation of law under the German Civil Code or the German Commercial Code (Handelsgesetzbuch), including without limitation under a lease agreement in favor of the relevant third party landlord (Vermieterpfandrecht) or under a warehousing agreement in favor of the relevant warehouse operator (Pfandrecht des Lagerhalters);
(F)(xli)    any Lien given in order to comply with the requirements under section 8a of the German Act on Partial Retirement (Alterszeitgesetz) or under section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV);
(G)(xlii)    with respect to any real estate located in Germany, any Lien to the extent that the granting of such Lien cannot be restricted pursuant to section 1136 (alone or in conjunction with section 119a paragraph 1) of the German Civil Code;
(H)(xliii)    Liens arising under the general terms and conditions of banks (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) in relation to accounts in Germany;

(I)(xliv)    Liens (whether in the form of a pledge or contractual right of set-off) resulting from the general terms and conditions of any Belgian credit institution entered into by a Restricted Subsidiary in the framework of its ordinary banking arrangements;
(J)(xlv)    Liens on assets not constituting Collateral;
(K)(xlvi)    Liens on assets securing Indebtedness or other obligations (x) permitted pursuant to Section 10.1(l), (y) permitted pursuant to Section 10.1(z)(2) and/or (z) in an aggregate principal amount not to exceed the greater of $~~67,000,000~~158,100,000 and ~~35.0~~75.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; provided that, in each case of this clause (xlvi), at the election of the Parent Borrower, the Collateral Agent and the Parent Borrower shall enter into an Acceptable Intercreditor Agreement providing for pari passu or junior Lien priority with respect to such Indebtedness or other obligations;
(L)(xlvii)    Liens that are customary in the business of the Parent Borrower and its Restricted Subsidiaries and that do not secure Indebtedness for borrowed money;
(M)(xlviii)    Liens arising solely in connection with rights of dissenting equity holders pursuant to any Requirement of Law in respect of the Transactions, any Permitted Acquisition or other similar Investment;
(N)(xlix)    Liens arising out of Sale Leasebacks permitted under Section 10.4 (or otherwise not constituting an Asset Sale) provided any related Indebtedness is permitted under Section 10.1;
(O)(l)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Parent Borrower and/or its Restricted Subsidiaries;
(P)(li)    Liens disclosed in any Mortgage or Title Policy delivered pursuant to the Credit Documents with respect to any Mortgaged Property, and any replacement, extension or renewal of any such Lien; provided that no such replacement, extension or renewal Lien shall cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal (and additions thereto, improvements thereon and the proceeds thereof);
(Q)(lii)    undetermined or inchoate Liens, rights of distress and charges incidental to current operations that have not at such time been filed or exercised, or which relate to obligations not due or payable or, if due, the validity of such Liens are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
(R)(liii)    ground leases or subleases in respect of real property on which facilities owned or leased by the Parent Borrower or any of its Restricted Subsidiaries are located;
(S)(liv)    security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(T)(lv)    Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act or similar provision of any applicable law;
(U)(lvi)    Liens granted pursuant to a security agreement between the Parent Borrower or any Restricted Subsidiary and a licensee of Intellectual Property rights to secure the damages, if any, incurred by such licensee resulting from the rejection of the license of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Parent Borrower or such Restricted Subsidiary; and
(V) (lvii)    Liens on the proceeds of any Indebtedness permitted hereunder incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction or on cash or Cash Equivalents set aside at the time of the incurrence of such Indebtedness to the extent such cash or Cash Equivalents prefund the payment of interest or fees on such Indebtedness and are held in escrow pending application for such purpose.
“Permitted Reorganization” shall mean any transaction or undertaking, including Investments, in connection with internal reorganizations and or restructurings (including in connection with tax planning and corporate reorganizations), so long as, after giving effect thereto, (a) the Credit Parties shall comply with the collateral and guarantee requirements and Section 9.11 and (b) the security interest of the Secured Parties in the Collateral, taken as a whole, is not materially impaired (including by a material portion of the assets that constitute Collateral immediately prior to such Permitted Reorganization no longer constituting Collateral) as a result of such Permitted Reorganization. “Permitted Reorganization” shall, subject to clauses (a) and (b) of the preceding sentence, include any “push down” of all or a portion of the Obligations hereunder, directly or indirectly, to a subsidiary of a Borrower reasonably acceptable to the Administrative Agent (by assignment, assumption, merger, novation or any other means reasonably acceptable to the Administrative Agent).
“Permitted Sale Leaseback” shall mean any Sale Leaseback consummated by the Parent Borrower or any of its Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback not between the Parent Borrower and a Restricted Subsidiary is consummated for Fair Market Value (which such determination may take into account any retained interest or other Investment of the Parent Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
“Permitted Subordinated Shareholder Debt Payments” shall mean cash payments with respect to shareholder loans owing to management of Holdings, the Parent Borrower or any Parent Entity not to exceed the greater of $~~3,000,000~~3,160,000 and 1.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period in any fiscal year of the Parent Borrower so long as no Default or Event of Default has occurred or is continuing (or would result therefrom).
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.
“PIPE Financing” shall have the meaning provided in the recitals to this Agreement.

“Planned Expenditures” shall have the meaning provided in the definition of Additional ECF Prepayment Reduction Amounts.
“Platform” shall have the meaning provided in Section 13.17(a).
“Pledge Agreement” shall mean the Pledge Agreement, entered into by Holdings and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.
“Pounds Sterling” and “£” means the lawful currency of the United Kingdom.
“Prepayment Event” shall mean any Asset Sale Prepayment Event, Debt Incurrence Prepayment Event, Casualty Event, or any Permitted Sale Leaseback.
“Previously Designated Unrestricted Subsidiary” shall have the meaning provided in Section 9.17.
“primary obligor” shall have the meaning provided such term in the definition of Contingent Obligations.
“Principal Obligations” shall have the meaning provided in Section 12.14(a).
“Priority Obligation” shall mean any obligation that is secured by a Lien on any Collateral in favor of a Governmental Authority, which Lien pursuant to applicable Requirement of Law ranks or is capable of ranking prior to or pari passu with the Liens thereon created by the applicable Security Documents, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers compensation, government royalties and stumpage or pension fund obligations.
“Pro Forma Basis,” “Pro Forma Compliance,” and “Pro Forma Effect” shall mean, with respect to compliance with any test, financial ratio, or covenant hereunder and any applicable period, that:
(i)    (A) there shall be included in determining Consolidated EBITDA for the Parent Borrower and its Restricted Subsidiaries for such period, without duplication, the Acquired EBITDA of any Person or business, or attributable to any property or asset, acquired (including by way of merger) by the Parent Borrower or any Restricted Subsidiary during such period, or to any Person that became a Restricted Subsidiary of the Parent Borrower during such period, in each case to the extent not subsequently sold, transferred, abandoned, or otherwise disposed by the Parent Borrower or such Restricted Subsidiary during such period (each such Person, business, property, or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) income statement items (whether positive or negative) attributable to any Acquired Entity or Business or Converted Restricted Subsidiary shall be included throughout the applicable period;
(ii)    (A) to the extent included in Consolidated Net Income for the Parent Borrower and its Restricted Subsidiaries, there shall be excluded in determining Consolidated EBITDA for the Parent Borrower and its Restricted Subsidiaries for such period the Disposed EBITDA of any Person, property, business, or asset sold, transferred, abandoned, or otherwise disposed of, closed or classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary, or any Person that ceased to be a Restricted Subsidiary of the Parent Borrower, in each case during such period (each such Person, property, business, or asset so sold or disposed of, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”) based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, or disposition or conversion) and (B) income statement items (whether positive or negative) attributable to any Sold Entity or Business or Converted Unrestricted Subsidiary shall be excluded throughout the applicable period;
(iii)    any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes) shall be deemed to have occurred as of the first day of the applicable period;
(iv)    any Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in connection with any Acquired Entity or Business or Sold Entity or Business shall be deemed to have occurred as of the first day of the applicable period; and
(v)    Expected Cost Savings shall be given effect as though realized on the first day of such period;
provided, however, that the Parent Borrower may elect not to give Pro Forma Effect to the event resulting in an Acquired Entity or Business, Converted Restricted Subsidiary, Sold Entity or Business or Converted Unrestricted Subsidiary to the extent the aggregate consideration for the applicable Acquired Entity or Business or Sold Entity or Business, or the Fair Market Value of the net assets of the applicable Converted Restricted Subsidiary or Converted Unrestricted Subsidiary, as the case may be, is estimated in good faith by the Parent Borrower to not exceed $20,000,000.
If any Indebtedness bears a floating rate of interest and is being given Pro Forma Effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term), or any reasonable approximation thereof as determined by the Parent Borrower. Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate as set forth in the definition of “Consolidated Interest Expense”. For purposes of making the computation referred to above, interest on any revolving Indebtedness under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period (or, if lower, the greater of (i) maximum commitments under such revolving credit facilities as of the date of determination and (ii) the aggregate principal amount of loans outstanding under such a revolving credit facilities on such date). Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, SOFR, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent Borrower may designate.

“Pro Forma Entity” shall have the meaning provided in the definition of the term Acquired EBITDA.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” shall mean costs relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (and in each case, any similar Requirement of Law under any other applicable jurisdiction), as applicable to companies with equity or debt securities held by the public or companies with listed equity or debt securities, the rules of national securities exchanges, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Purchase Money Indebtedness” shall mean and include (i) Indebtedness for borrowed money (other than the Obligations) of any Credit Party or Restricted Subsidiary thereof for the payment of all or any part of the purchase price of any equipment, real property or other fixed assets, (ii) any Indebtedness for borrowed money (other than the Obligations) of any Credit Party or Restricted Subsidiary incurred at the time of or within one-hundred and eighty (180) days prior to or one-hundred and eighty (180) days after the acquisition of any equipment, real property or other fixed assets for the purpose of financing all or any part of the purchase price thereof (whether by means of a loan agreement, capitalized lease or otherwise), and (iii) any renewals or extensions of the foregoing.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning provided in Section 13.24.
“QofE” shall mean those reports listed on Schedule 1.1(g) prepared in connection with the Acquisition.
“Qualified Stock” of any Person shall mean (i) Capital Stock of such Person other than Disqualified Stock of such Person~~; provided~~ and (ii) Subordinated Shareholder Debt (notwithstanding that Subordinated Shareholder Debt ~~shall constitute Qualified~~is not “Capital Stock” hereunder).
“Ratio Debt” shall have the meaning provided in Section 10.1.
“Real Estate” shall have the meaning provided in Section 9.1(f).
“Receivables Facility” shall mean any of one or more receivables financing facilities or securitization financing facilities (and any guarantee of such financing facility), as amended, supplemented, modified, extended, renewed, restated, or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to the Parent Borrower and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Parent Borrower or any Restricted Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its Receivables Facility Assets to either (i) a Person that is not a Restricted Subsidiary or (ii) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its Receivables Facility Assets to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.
“Receivables Facility Assets” shall mean (a) any accounts receivable, revenue stream or other right of payment, real estate asset, mortgage receivable or related asset and (b) contract rights, lockbox accounts and records with respect to such assets customarily transferred therewith, in each case subject to a Receivables Facility.
“Receivables Fee” shall mean distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.
“Receivables Subsidiary” shall mean any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto or another Person formed for the purposes of engaging in a Receivables Facility in which the Parent Borrower or any Subsidiary makes an Investment and to which the Parent Borrower or any Subsidiary transfers Receivables Facility Assets.
“refinance” shall have the meaning provided in Section 10.1(m)
“Refinanced Term Loans” shall have the meaning provided in Section 13.1(f).
“Refinancing Indebtedness” shall have the meaning provided in Section 10.1(m).
“Refunding Capital Stock” shall have the meaning provided in Section 10.5(b)(ii).
“Register” shall have the meaning provided in Section 13.6(b)(iv).
“Regulated Bank” shall have the meaning provided in Section 13.1(k)(iii).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.
“Reimbursement Date” shall have the meaning provided in Section 3.4(a).
“Reimbursement Obligations” shall mean the Borrowers’ obligations to reimburse Unpaid Drawings pursuant to Section 3.4(a).
“Reinvestment Period” shall mean 18 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event, or Permitted Sale Leaseback; provided, however, that such amount shall be extended to 24 months if during such 18 month period the subject Person shall have entered to a binding agreement to reinvest.
“Reinvestment Right” shall have the meaning provided in Section 5.2(a)(iii).

“Rejection Notice” shall have the meaning provided in Section 5.2(f).
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Parent Borrower or the Restricted Subsidiaries in exchange for assets transferred by the Parent Borrower or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Related Fund” shall mean, with respect to any Lender that is a Fund, any other Fund that is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of such entity that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.
“Release” shall mean any release, spill, emission, discharge, disposal, escaping, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the environment.
“Relevant Governmental Body” shall mean the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Repayment Amount” shall mean the Initial Term Loan Repayment Amount, the Amendment No. 3 Term Loan Repayment Amount, the Amendment No. 5 Term Loan Repayment Amount, a New Term Loan Repayment Amount with respect to any Series, or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.
“Replacement Term Loan Commitment” shall mean the commitments of the Lenders to make Replacement Term Loans (including, for the avoidance of doubt, the Amendment No. 3 Term Loan Commitments and the Amendment No. 5 Term Loan Commitments).
“Replacement Term Loans” shall have the meaning provided in Section 13.1(f).
“Repricing Transaction” shall mean (i) the incurrence by a Borrower of Indebtedness in the form of a broadly syndicated first-lien term ~~loan~~B loans (a) having an Effective Yield for the corresponding Type and currency of such Indebtedness that is less than the Effective Yield for the Amendment No. ~~3~~5 Term Loans of the equivalent Type and currency and (b) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Amendment No. ~~3~~5 Term Loans of the equivalent currency, but excluding, for all purposes of this clause (i), Indebtedness incurred in connection with a dividend recapitalization or Material Restricted Payment, a transaction resulting in an upsizing or downsizing of Term Loans (or following a downsizing thereof), any refinancing or similar transaction occurring substantially concurrently with (or otherwise in connection with) an issuance of debt securities (including by any Parent Entity), a Change of Control, a Material Acquisition, a Material Disposition or a Transformative Transaction or (ii) any effective reduction in the Effective Yield for the Amendment No. ~~3~~5 Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with a dividend recapitalization or a Material Restricted Payment, a transaction resulting in an upsizing or downsizing of

Term Loans (or following a downsizing thereof), any refinancing or similar transaction occurring substantially concurrently with (or otherwise in connection with) an issuance of debt securities (including by any Parent Entity), a Change of Control, a Material Acquisition, a Material Disposition or a Transformative Transaction. Any determination by the Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the Amendment No. ~~3~~5 Term Loans.
“Required Facility Lenders” means, with respect to any Class or Classes of Loans and/or Commitments, Lenders that would constitute Required Lenders if such Class or Classes of Loans and/or Commitments was the only Class, or were the only Classes, as the case may be, of Loans and Commitments hereunder.
“Required Lenders” shall mean, at any date, (i) Non-Defaulting Lenders having or holding a majority of the sum of (a) the Adjusted Total Revolving Credit Commitment at such date, (b) the Adjusted Total Term Loan Commitment at such date, (c) the Adjusted Total Ancillary Commitment at such date and (d) the outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date or (ii) if the Total Revolving Credit Commitment, the Total Term Loan Commitment and the Total Ancillary Commitment have been terminated or for the purposes of acceleration pursuant to Section 11, Non-Defaulting Lenders having or holding a majority of the outstanding principal amount of the Loans, Ancillary Outstandings and Letter of Credit Exposure (excluding the Loans, Ancillary Outstandings and Letter of Credit Exposure of Defaulting Lenders) in the aggregate at such date; provided, that Term Loan Commitments held by Affiliated Institutional Lenders shall not constitute more than 49.9% of the Term Loan Commitments in any calculation of the Required Lenders for the purpose of waivers or amendments under this Agreement.
“Required Revolving Credit Lenders” shall mean, at any date, Non-Defaulting Lenders holding a majority of the sum of (a) the Adjusted Total Revolving Credit Commitment at such date and (b) the Adjusted Total Ancillary Commitment at such date (or, if the Total Revolving Credit Commitment and the Total Ancillary Commitment have been terminated at such time, a majority of the Revolving Credit Exposure and Ancillary Outstandings (excluding Revolving Credit Exposure and Ancillary Outstandings of Defaulting Lenders) at such time).
“Required Term Loan Lenders” shall mean, at any date, Non-Defaulting Lenders having or holding a majority of the sum of (i) the Adjusted Total Term Loan Commitment at such date and (ii) the aggregate outstanding principal amount of the Term Loans (excluding Term Loans held by Defaulting Lenders) at such date.
“Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Resignation Effective Date” shall have the meaning provided in Section 12.9(a).
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Debt Payments” shall have the meaning provided in Section 10.5(a)(iii).
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payments” shall have the meaning provided in Section 10.5(a).
“Restricted Persons” shall have the meaning provided in Section 13.16.
“Restricted Subsidiary” shall mean any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.
“Retained Asset Sale Proceeds” means, at any date of determination, an amount determined on a cumulative basis that is equal to the aggregate cumulative sum of all Net Cash Proceeds in respect of Asset Sale Prepayment Events and Casualty Events received by the Parent Borrower or any of its Restricted Subsidiaries that are not or were not required to be applied to prepay Term Loans pursuant to the proviso to the definition of “Asset Sale Prepayment Event” or the first proviso to Section 5.2(a)(i).
“Retained Declined Proceeds” shall have the meaning provided in Section 5.2(f).
“Retired Capital Stock” shall have the meaning provided in Section 10.5(b)(ii).
“Revaluation Date” shall mean (a) with respect to any Revolving Credit Loan denominated in any Available Currency (other than Dollars), each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Eurocurrency Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Available Currency (other than Dollars), each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“Revolving Credit Commitment” shall mean, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.1(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 1.1(b) under the caption “Revolving Credit Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.14 and Section 2.16(b)(i)). The aggregate Revolving Credit Commitments of all Revolving Credit Lenders as of the Amendment No. 4 Effective Date (after giving effect to Amendment No. 4) is $175,000,000.
“Revolving Credit Commitment Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment at such time by (ii) the amount of the Total Revolving Credit Commitment at such time; provided that at any time when the Total Revolving Credit Commitment shall have been terminated, each Lender’s Revolving Credit Commitment Percentage shall be the percentage obtained by dividing (a) such Lender’s Revolving Credit Exposure at such time by (b) the Revolving Credit Exposure of all Lenders at such time.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of (i) the Dollar Equivalent of the aggregate principal amount of Revolving Credit Loans of such Lender then outstanding and (ii) such Lender’s Letter of Credit Exposure at such time.
“Revolving Credit Facility” shall mean, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” shall mean, at any time, any Lender that has a Revolving Credit Commitment or Extended Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Revolving Credit Exposure and/or Ancillary Outstandings).
“Revolving Credit Loans” shall have the meaning provided in Section 2.1(b).
“Revolving Credit Maturity Date” shall mean ~~the earliest of (i)~~ March 21, 2030, ~~(ii) the~~or such earlier date on which all of the Revolving Credit Commitments shall terminate in full as provided herein ~~and (iii) the date (the “Springing Maturity Date”) that is 91 days prior to the Initial Term Loan Maturity Date~~ (or if such date is not a Business Day, the immediately preceding Business Day)~~; provided that the Springing Maturity Date shall apply only to the extent that Term Loans with an aggregate outstanding principal amount in excess of $100,000,000 and a final stated maturity date that is earlier than the date that is 91 days after March 21, 2030 remain outstanding as of such date of determination.~~.
“Revolving Loan” shall mean, collectively or individually as the context may require, any (i) Revolving Credit Loan, (ii) Extended Revolving Credit Loan, (iii) Incremental Revolving Credit Loan, and (iv) Additional Revolving Credit Loan, in each case made pursuant to and in accordance with the terms and conditions of this Agreement.
“RFR Interest Day” shall have the meaning provided in the definition of the term Daily Simple RFR.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.
“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. (or any successor thereto).
“Sale Leaseback” shall mean any arrangement with any Person providing for the leasing by the Parent Borrower or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent Borrower or such Restricted Subsidiary to such Person in contemplation of such leasing.
“Sanctions Laws” shall mean any applicable law governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control), the United Nations Security Council, the European Union or the government of the United Kingdom (including, without limitation, ~~Her~~His Majesty’s Treasury).
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 9.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.1(a) or (b) together with the accompanying officer’s certificate delivered, or required to be delivered, pursuant to Section 9.1(d).
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Holdings, the Parent Borrower or any of their Restricted Subsidiaries and any Cash Management Bank, other than any Cash Management Agreement which is specified in writing by the Parent Borrower to the Administrative Agent as not constituting a Secured Cash Management Agreement hereunder.
“Secured Cash Management Obligations” shall mean Obligations under Secured Cash Management Agreements.
“Secured Hedge Agreement” shall mean any Hedge Agreement that is entered into by and between Holdings, the Parent Borrower or any of their Restricted Subsidiaries and any Hedge Bank, other than any Secured Hedge Agreement which is specifically designated in writing by the Parent Borrower and the applicable Hedge Bank to the Administrative Agent as not constituting a Secured Hedge Agreement hereunder.
“Secured Hedge Obligations” shall mean Obligations under Secured Hedge Agreements.
“Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Secured Debt as of such date of determination, minus the Unrestricted Cash Amount to (ii) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the Test Period then last ended, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.12.
“Secured Parties” shall mean the Administrative Agent, the Collateral Agent, each Letter of Credit Issuer, each Lender, each Ancillary Lender, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to a Secured Cash Management Agreement and each sub-agent pursuant to Section 12 appointed by the Administrative Agent with respect to matters relating to the Credit Facilities or the Collateral Agent with respect to matters relating to any Security Document.
“Secured Ratio Debt” shall have the meaning provided in Section 10.1.
“Security Agreement” shall mean the Security Agreement entered into by the U.S. Credit Parties party thereto, the other parties party thereto and the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D.
“Security Documents” shall mean, collectively, the Pledge Agreement, the Security Agreement, the Mortgages, and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.11 or 9.14 or pursuant to any other such Security Documents to secure the Obligations.
“Series” shall have the meaning provided in Section 2.14(a).
“Shared Incremental Amount” shall have the meaning provided in the definition of Maximum Incremental Facilities Amount.

“Significant Subsidiary” shall mean, at any date of determination, (a) any Borrower and (b) any Restricted Subsidiary whose gross revenues (when combined with the gross revenues of such Restricted Subsidiary’s Subsidiaries after eliminating intercompany obligations) for the Test Period most recently ended on or prior to such date were equal to or greater than 10% of the consolidated gross revenues of the Parent Borrower and the Restricted Subsidiaries for such period, determined in accordance with GAAP.
“Similar Business” shall mean any business conducted or proposed to be conducted by Holdings, the Parent Borrower and the Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, synergistic, incidental, or ancillary thereto.
“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Sold Entity or Business” shall have the meaning provided in the definition of the term Pro Forma Basis.
“Solvent” shall mean, after giving effect to the consummation of the Transactions, (i) the present fair saleable value of the assets of Holdings and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured; (ii) the fair value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of Holdings and its Subsidiaries, on a consolidated basis; (iii) the capital of Holdings and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof; and (iv) Holdings and its Subsidiaries, on a consolidated basis, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Existing Revolving Credit Commitment” shall have the meaning provided in Section 2.14(g)(ii).
“Specified Foreign Guarantor” shall have the meaning provided in the definition of the term Excluded Subsidiary.

“Specified Indebtedness” shall have the meaning provided in Section 13.1(j).
“Specified Representations” shall mean means the representations and warranties set forth in Section 8.1 (as it relates to organizational existence), Section 8.2 (as it relates to the due authorization, execution, delivery and performance of the Credit Documents and the enforceability thereof), Section 8.3 (limited to the execution, delivery and performance of the Credit Documents, incurrence of the Indebtedness thereunder and the granting of Guarantees and Liens in respect thereof not contravening organizational documents), Section 8.5, Section 8.7, Section 8.17, Section 8.20 (with respect to the use of proceeds of the Loans and Letters of Credit), and Section 8.21 (as it relates to the creation, validity and perfection of the security interests in the Collateral, subject to the Limited Conditionality Provision).
“Specified Transaction Agreement Representations” means the representations and warranties made by or on behalf of the Target, its subsidiaries or their respective businesses in the Transaction Agreement which are material to the interests of the Lenders, but only to the extent that the Parent (or its applicable affiliate) has the right (taking into account any cure provisions) to terminate its obligations under the Transaction Agreement or to decline to consummate the Transaction as a result of a breach of such representations and warranties.
“Spot Rate” for any currency shall mean the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York City time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.
~~“Springing Maturity Date” shall have the meaning provided in the definition of the term Revolving Credit Maturity Date.~~
“SPV” shall have the meaning provided in Section 13.6(g).
“Stated Amount” of any Letter of Credit shall mean the maximum amount available to be drawn thereunder during the remaining life thereof, determined without regard to whether any conditions to drawing could then be met.
“Status” shall mean (i) for the purposes of determining the Applicable Margin for Term SOFR Loans or ABR Loans that are Amendment No. 5 Term Loans, the existence of Level I Status or Level II Status, as the case may be, on such date, and (ii) for the purposes of determining the Applicable Margin for Term SOFR Loans, Eurocurrency Loans, RFR Loans or ABR Loans that are Revolving Credit Loans and for the purposes of determining the Commitment Fee Rate, the existence of Level I Status, Level II Status or Level III Status, as the case may be, on such date. Changes in Status resulting from any change in any Credit Rating shall become effective as of the date on which such change is first publicly announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Holdings or any Borrower to the Administrative Agent and the Lenders, and each change in Status resulting from a publicly announced change in any Credit Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. The Administrative Agent shall not be deemed to have knowledge or notice of any change in any Credit Rating, unless the Administrative Agent shall have received written notice from Holdings, the Parent Borrower or a Lender of the public announcement by the applicable rating agency of such change. Changes in Status resulting from changes in the First Lien Net Leverage Ratio shall become effective, commencing with the first full fiscal quarter ended after the Closing Date, as of the first day following each date that Section 9.1 Financials and the related Compliance Certificate are delivered to the Administrative Agent under Section 9.1 demonstrating a change in Status, and shall remain in effect until the next change to be effected pursuant to this definition; provided that each determination of the First Lien Net Leverage Ratio pursuant to this definition shall be made as of the end of the Test Period ending at the end of the fiscal period covered by the most recently delivered Section 9.1 Financials.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Capital Stock and all warrants, options, or other rights to purchase or subscribe for any Capital Stock, whether or not presently convertible, exchangeable, or exercisable.
“Subject Subsidiary” shall have the meaning provided in Section 9.17.
“Subordinated Indebtedness” shall mean Indebtedness of the Borrowers or any other Guarantor that is by its terms subordinated in right of payment to the obligations of the Borrowers, or such Guarantor, as applicable, under this Agreement or the Guarantee, as applicable.
“Subordinated Shareholder Debt” shall mean, collectively, any debt provided to Holdings and/or the Parent Borrower, by Holdings, any Parent Entity or any Permitted Holder and/or other shareholder in exchange for or pursuant to any security, instrument or agreement (which, for the avoidance of doubt, may be a new security, instrument or agreement reflecting such debt), other than Capital Stock, together with any such security, instrument or agreement (if any), and any other security or instrument, other than Capital Stock, issued in payment of any obligation under any Subordinated Shareholder Debt; provided that:
(a)such debt does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior to the date that is six months after the latest Maturity Date as of the date of issuance (other than by way of conversion or exchange of any such security or instrument for Capital Stock of Holdings and/or any Parent Entity (other than Disqualified Stock) or for any other security or instrument meeting the requirements of the definition);
(b)other than with respect any Permitted Subordinated Shareholder Debt Payments, such debt does not (including upon the happening of any event) require the payment of cash interest or any other cash payment prior to the date that is six months after the latest Maturity Date as of the date of issuance;
(c)such debt does not (including upon the happening of any event) provide for the acceleration of its maturity nor confer on its shareholders any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the date that is six months after the latest Maturity Date as of the date of issuance;
(d)such debt is not secured by a Lien on any asset of Holdings, the Parent Borrower or any Restricted Subsidiary and is not guaranteed by Holdings, the Parent Borrower or any Restricted Subsidiary;

(e)such debt is expressly subordinated in right of payment to the prior payment in full in cash of the Obligations on terms reasonably satisfactory to the Administrative Agent;
(f)such debt does not (including upon the happening of any event) restrict the payment of amounts due in respect of this Agreement or compliance by any Credit Party with its obligations hereunder or under any other Credit Document; and
(g)such debt is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the date that is six months after the latest Maturity Date as of the date of issuance other than into or for Capital Stock of Holdings and/or the Parent Borrower or any Parent Entity (other than Disqualified Stock), or for any other security or instrument meeting the requirements of the definition;
provided that debt that would constitute Subordinated Shareholder Debt but for the provisions thereof giving holders thereof (or the holders of any security into which such debt is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such debt upon the occurrence of any change in control or any disposition occurring prior to the date that is six months after the latest Maturity Date as of the date of issuance shall constitute Subordinated Shareholder Debt if such debt provides that the issuer thereof will not redeem such debt pursuant to such provisions prior to such date.
“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to a Subsidiary shall mean a Subsidiary of the Parent Borrower.
“Subsidiary Ancillary Borrower” shall mean a Restricted Subsidiary of the Parent Borrower which becomes a borrower with respect to an Ancillary Facility in accordance with Section 2.16(k) hereof.
“Subsidiary Borrower” shall have the meaning provided in the preamble to this Agreement.
“Successor Borrower” shall have the meaning provided in Section 10.3(a).
“Successor Foreign Currency Benchmark” shall have the meaning provided in Section 1.16(f)(i).
“Supported QFC” has the meaning specified in Section 13.24.
“Swap Obligation” shall mean, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.
“Target” shall have the meaning provided in the recitals of this Agreement.

“TARGET Day” shall mean any day on which the Trans-European Automated Realtime Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent and the Parent Borrower to be a suitable replacement) is open for the settlement of payments in Euros.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees, or other ~~similar~~ charges imposed by any Governmental Authority and any interest, fines, penalties, or additions to tax with respect to the foregoing.
“Term Loan Commitment” shall mean, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Amendment No. 3 Term Loan Commitment, Amendment No. 5 Term Loan Commitment and, if applicable, New Term Loan Commitment with respect to any Series and Replacement Term Loan Commitment with respect to any Series.
“Term Loan Extension Request” shall have the meaning provided in Section 2.14(g)(i).
“Term Loan Lender” shall mean, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan.
“Term Loans” shall mean the Initial Term Loans, any New Term Loans, Amendment No. 3 Term Loans, Amendment No. 5 Term Loans, any other Replacement Term Loans, and any Extended Term Loans, collectively.
“Term SOFR” shall mean:
(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a USD Benchmark Replacement with respect to Adjusted Term SOFR has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a USD Benchmark Replacement with respect to Adjusted Term SOFR has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Adjustment” shall mean, (~~x~~w) with respect to Revolving Credit Loans, 0.00% (0 basis points), (~~y~~x) solely prior to the Amendment No. 3 Effective Date, with respect to Initial Term Loans, (i) for an Interest Period of one month, a percentage per annum equal to 0.11448% (11.448 basis points), (ii) for an Interest Period of three months, a percentage per annum of 0.26161% (26.161 basis points) and (iii) for an Interest Period of six months, a percentage per annum of 0.42826% (42.826 basis points), ~~and~~ (~~z~~y) on and after the Amendment No. 3 Effective Date and prior to the Amendment No. 5 Effective Date, with respect to the Amendment No. 3 Term Loans, 0.00% and (z) on and after the Amendment No. 5 Effective Date, with respect to the Amendment No. 5 Term Loans, 0.00%.
“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “ABR”.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Termination Date” shall mean the first date on which all Commitments and each Letter of Credit have terminated or been collateralized in accordance with the terms of this Agreement and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than (x) contingent indemnity obligations, Secured Hedge Obligations and Secured Cash Management Obligations and (y) Letters of Credit collateralized in accordance with the terms of this Agreement), have been paid in full.
“Test Period” shall mean, (a) for purposes of determining actual compliance with Section 10.7, the period of four consecutive Fiscal Quarters then most recently ended and (b) for any other purpose under this Agreement, the four consecutive fiscal quarters of the Parent Borrower then last ended and for which Section 9.1 Financials shall have been delivered (or required to be delivered) to the Administrative Agent or, at the Parent Borrower’s election, are internally available (or, before the first delivery of Section 9.1 Financials, the most recent period of four fiscal quarters at the end of which financial statements are available).
“Threshold Amount” shall mean the greater of $~~62,000,000~~68,510,000 and 32.5% of Consolidated EBITDA as of the last day of the most recently ended Test Period.
“Title Policy” shall have the meaning provided in Section 9.11(b).
“Total Ancillary Commitment” shall mean the sum of the Ancillary Commitments of all Ancillary Lenders.
“Total Credit Exposure” shall mean, at any date, the sum, without duplication, of (i) the Total Revolving Credit Commitment at such date (or, if the Total Revolving Credit Commitment shall have terminated on such date, the aggregate Revolving Credit Exposure and Ancillary Outstandings of all Lenders at such date), (ii) the Total Term Loan Commitment at such date, and (iii) without duplication of clause (ii), the aggregate outstanding principal amount of all Term Loans at such date.
“Total Initial Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments of all Lenders.

“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination, minus the Unrestricted Cash Amount to (ii) Consolidated EBITDA of the Parent Borrower and the Restricted Subsidiaries for the Test Period then last ended, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in Section 1.12.
“Total Revolving Credit Commitment” shall mean the sum of the Revolving Credit Commitments of all the Lenders.
“Total Term Loan Commitment” shall mean the sum of the Initial Term Loan Commitments, the Amendment No. 3 Term Loan Commitments, the Amendment No. 5 Term Loan Commitments and the New Term Loan Commitments, if applicable, of all the Lenders.
“Transaction Agreement” shall mean that certain Business Combination Agreement, dated as of June 17, 2021, by and among the Parent, the Target, Charterhouse General Partners (IX) Limited and the other sellers named therein.
“Transaction Expenses” shall mean any fees, costs, or expenses (including original issue discount, upfront fees or closing payments) incurred or paid by any Parent Entity, Holdings, the Borrowers, or any of their respective Affiliates in connection with the Transactions, this Agreement, the other Credit Documents, and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions contemplated by this Agreement, the Transaction Agreement, the PIPE Financing, the Closing Date Refinancing, any other repayment, repurchase, prepayment, or defeasance of Indebtedness of Holdings, the Company or any of their Subsidiaries in connection therewith, the consummation of any other transactions in connection with the foregoing (including the payment of the fees and expenses incurred in connection with any of the foregoing (including the Transaction Expenses), including to fund any original issue discount, ticking or upfront fees).
“Transferee” shall have the meaning provided in Section 13.6(e).
“Transformative Transaction” shall mean any merger, acquisition ~~or Investment by the Parent Borrower or any other Restricted Subsidiary that~~, investment, consolidation or other transaction that either (a) is not permitted by the terms of the Credit Documents immediately prior to the consummation of such ~~acquisition or Investment.~~transaction or (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such transaction, would not provide the Parent Borrower and the other Restricted Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith.
“Truist” shall mean Truist Securities, Inc.
“Type” shall mean (i) as to any Term Loan, its nature as an ABR Loan, a Daily Simple SOFR Loan or a Term SOFR Loan and (ii) as to any Revolving Loan, its nature as an ABR Loan, a Daily Simple SOFR Loan, a Term SOFR Loan, a Eurocurrency Rate Revolving Credit Loan or a RFR Loan.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).
“Unrestricted Cash Amount” means the ~~lesser of (a) the~~ sum of (i) the amount of unrestricted cash and Cash Equivalents of the Parent Borrower and the Restricted Subsidiaries and (ii) the amount of cash and Cash Equivalents of the Parent Borrower and the Restricted Subsidiaries restricted in favor of the Secured Parties or any other permitted pari passu, senior or junior secured Indebtedness (in each case, other than the proceeds of any Indebtedness being incurred and giving rise to the need to calculate the First Lien Net Leverage Ratio, Secured Net Leverage Ratio or Total Net Leverage Ratio, as the case may be) ~~and (b) $75,000,000; provided that, solely for the purpose of determining compliance with the covenant set forth in Section 10.7 (and the exercise of any Cure Right with respect thereto), clause (b) of this definition shall not apply in the calculation of First Lien Net Leverage Ratio and there shall be no cap on the Unrestricted Cash Amount for such purpose.~~.
“Unrestricted Subsidiary” means each of the Subsidiaries set forth on Schedule 1.1(i) hereto and designated as an Unrestricted Subsidiary on such Schedule, and each other Subsidiary (other than a Borrower) designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 9.17 subsequent to the Closing Date.
“Unsecured Ratio Debt” shall have the meaning provided in Section 10.1.
“U.S.” and “United States” shall mean the United States of America.
“U.S. Credit Parties” shall mean the Parent Borrower, the Subsidiary Borrower and any other U.S. Subsidiaries that are Borrowers or Guarantors.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” shall have the meaning provided in Section 5.4(e)(ii)(A).
“U.S. Person” shall mean any Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.24.
“U.S. Subsidiary” shall mean any Subsidiary of the Parent Borrower that is organized under the laws of the United States, any state thereof, or the District of Columbia.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“USD Benchmark” shall mean initially, Adjusted Term SOFR; provided that if a replacement of the USD Benchmark has occurred pursuant to Section 1.16, then “USD Benchmark” means the applicable USD Benchmark Replacement to the extent that such USD Benchmark Replacement has replaced such prior benchmark rate. Any reference to “USD Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“USD Benchmark Replacement” shall mean for any Available Tenor, the first alternative set forth below that can be determined by the Administrative Agent:
(a)    the sum of (i) Daily Simple SOFR and (ii)(~~x~~w) solely prior to the Amendment No. 3 Effective Date, in the case of Initial Term Loans, a percentage per annum of 0.26161% (26.161 basis points), (~~y~~x) on or after the Amendment No. 3 Effective Date and prior to the Amendment No. 5 Effective Date, in the case of Amendment No. 3 Term Loans, 0.0%, (y) on or after the Amendment No. 5 Effective Date, in the case of Amendment No. 5 Term Loans, 0.0%, and (z) in the case of Revolving Credit Loans, 0.0%; and
(b)    the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Parent Borrower as the replacement for such Available Tenor of such USD Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;
provided that, if the USD Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the applicable Floor, the USD Benchmark Replacement will be deemed to be the applicable Floor for the purposes of this Agreement and the other Credit Documents.
“USD Benchmark Replacement Conforming Changes” shall mean with respect to any USD Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Parent Borrower may be appropriate to reflect the adoption and implementation of such USD Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such USD Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“USD Benchmark Transition Event” shall mean with respect to any then-current USD Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current USD Benchmark, the regulatory supervisor for the administrator of such USD Benchmark, the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such USD Benchmark, a resolution authority with jurisdiction over the administrator for such USD Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such USD Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such USD Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such USD Benchmark or (b) all Available Tenors of such USD Benchmark are or will no longer be representative of the underlying market and economic reality that such USD Benchmark is intended to measure and that representativeness will not be restored.
“Voting Stock” shall mean, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effect of (x) any prepayment made in respect of such Indebtedness shall be disregarded in making such calculation and (y) any “AHYDO catch-up” payment that may be required to be made in respect of such Indebtedness shall be disregarded in making such calculation.
“Wholly-Owned Restricted Subsidiary” of any Person shall mean a Restricted Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.
“Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean any Credit Party, the Administrative Agent and, in the case of any U.S. federal withholding Tax, any other applicable withholding agent.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    The words “herein”, “hereto”, “hereof”, and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.
(c)    Section, Exhibit, and Schedule references are to the Credit Document in which such reference appears.
(d)    The term “including” is by way of example and not limitation.
(e)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(g)    Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.
(h)    The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(i)    The words “ordinary course of business” or “ordinary course” shall, with respect to any Person, be deemed to refer to items or actions that are consistent with industry practice or norms of such Person’s industry or such Person’s past practice (it being understood that the sale of accounts receivable (and related assets) pursuant to supply-chain, factoring or reverse factoring arrangements entered into by the Parent Borrower and the other Restricted Subsidiaries shall be deemed to be in the ordinary course of business so long as such accounts receivable (and related assets) are sold for cash in an amount not less than 95% of the face amount thereof) (but, for the avoidance thereof, this shall not preclude any sale for less than a price to be determined to be in the ordinary course so long as it is in the ordinary course of business)) (in each case, as determined by the Parent Borrower acting in good faith).

(j)    All references to “knowledge” or “awareness” of any Credit Party or any Restricted Subsidiary thereof means the actual knowledge of an Authorized Officer of such Credit Party or such Restricted Subsidiary.
(k)    The words “permitted” shall be construed to also refer to actions or undertakings that are “not prohibited”.
(l)    All references to “open market purchases” (or words of similar effect) shall include privately negotiated transactions at, below or above par, for cash, securities and/or any other consideration, with one (or more) Lender(s) that may or may not be made available for participation of all Lenders or all Lenders of any particular Class or tranche, and, in each case shall not require any quote or open process or activity on any market or exchange.
1.3Accounting Terms.
(a)Except as expressly provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner.
(b)Unless otherwise specified or the context otherwise requires, any reference in any Credit Document to any consolidated financial metric (including Consolidated EBITDA, Consolidated Net Income, Consolidated Total Assets, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio) shall refer to such metric calculated (i) for the Parent Borrower and its Restricted Subsidiaries and (ii) as of the last day of the most recently ended Test Period.
1.4Rounding. Any financial ratios required to be maintained by any Credit Party pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.
1.5References to Agreements Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organizational Documents, agreements (including the Credit Documents), and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are permitted by (or not prohibited under) any Credit Document; and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Requirement of Law.
1.6Exchange Rates; Currency Equivalents.
(a)For purposes of any determination under Section 9, Section 10, Section 11 or Section 13.1 or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding, or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower) for such foreign currency, as in effect at 11:00 a.m. (London time) on the applicable date of determination; provided, however, that for purposes of determining compliance with Section 10 with respect to the amount of any Indebtedness, Permitted Investment, Restricted Investment, Lien, Asset Sale or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Lien, Permitted Investment or Restricted Investment is incurred or Asset Sale or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.6 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness, Lien, or Investment may be incurred or Asset Sale or Restricted Payment made at any time under such Sections. For purposes of any determination of Consolidated Total Debt, Consolidated Secured Debt or Consolidated First Lien Secured Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered Section 9.1 Financials.
(b)For purposes of any determination under Section 5.2 of the outstanding principal amount of any Term Loans or Other First Lien Obligations, amounts outstanding in currencies other than Dollars shall be translated into Dollars at the rate described in clause (a) above on a date reasonably determined by the Parent Borrower in connection with the relevant mandatory prepayment.
(c)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Parent Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.
(d)The Administrative Agent shall determine the Dollar Equivalent amounts of Revolving Credit Loans or Letter of Credit extensions denominated in Available Currencies (other than Dollars). Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.
1.7No Warranty With Respect to Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, Eurocurrency Rate or Daily Simple RFR or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any USD Benchmark Replacement or Successor Foreign Currency Benchmark), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any USD Benchmark Replacement or Successor Foreign Currency Benchmark) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any other USD Benchmark, Eurocurrency Rate or Daily Simple RFR prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any USD Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Eurocurrency Rate, Daily Simple RFR, any alternative, successor or replacement rate (including any USD Benchmark Replacement or Successor Foreign Currency Benchmark) or any relevant adjustments thereto, in each case, in a manner adverse to the Parent Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any other USD Benchmark, Eurocurrency Rate or Daily Simple RFR, in each case pursuant to the terms of this Agreement, and shall have no liability to the Parent Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
1.8Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

1.9Timing of Payment or Performance. Except as otherwise provided herein, when the payment of any obligation or the performance of any covenant, duty, or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
1.10Certifications. All certifications to be made hereunder by an officer or representative of a Credit Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Credit Party, on such Credit Party’s behalf and not in such Person’s individual capacity.
1.11Classification and Reclassification; Certain Incurrences; Limited Condition Transactions.
(a)In the event that any Indebtedness, Disqualified Stock, Non-Guarantor Subsidiary Preferred Stock, Lien, fundamental change, disposition, Investment, Restricted Payment, Restricted Debt Payment, Affiliate transaction or other transaction meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause, subsection or other portion (including the definition of Permitted Investment, Permitted Lien or any other component definition) of Section 9.9 or Section 10.1, 10.2, 10.3, 10.4 or 10.5 then the Parent Borrower, in its sole discretion, may from time to time, classify or reclassify such item (or portion thereof) under one or more clauses, subsections or other portions of each such Section and will only be required to include the amount and type of such item (or portion thereof) in any one category; provided that, upon delivery or, at the election of the Parent Borrower, internal availability of any Section 9.1 Financials, if any such item (or portion thereof) could, based on such Section 9.1 Financials, have been incurred in reliance on an Incurrence-Based Provision thereof, such item (or portion thereof) shall, unless the Parent Borrower otherwise elects, automatically be reclassified as having been incurred under such Incurrence-Based Provision (in each case subject to the other requirements thereof); provided, further, that the Obligations outstanding under this Agreement shall be deemed to have been incurred in reliance on clause (a) of Section 10.1 (and the Liens securing the Obligations outstanding under this Agreement shall be deemed to have been incurred in reliance on clause (vi) of the definition of “Permitted Liens”), and in no event shall the Obligations outstanding under this Agreement (or the Liens securing the Obligations outstanding under this Agreement) be subject to reclassification contrary thereto.
(b)Notwithstanding anything to the contrary herein, unless the Parent Borrower otherwise notifies the Administrative Agent, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or financial test (excluding any “grower” prong as a “financial test” for this purpose but including any incurrence of Indebtedness under a revolving credit facility, including hereunder) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or financial test (any such amounts or transactions, the “Incurrence-Based Provision”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Provision; provided ~~that the incurrence of Indebtedness or Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence-Based Provisions under Section 10.5(b)(xviii) or clause (xxii) of “Permitted Investments”; provided further, that in~~, that in furtherance of the foregoing, in calculating any Incurrence-Based Provision, the amount of any Revolving Loans borrowed substantially concurrently ~~to fund upfront fees or original issue discount~~ shall be disregarded.
(c)In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:
(i)determining compliance with any provision of this Agreement which requires the calculation of the First Lien Net Leverage Ratio, Secured Net Leverage Ratio, Total Net Leverage Ratio or Interest Coverage Ratio;

(ii)testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets);
(iii)the absence of any Default or Event of Default; or
(iv)the accuracy of any representation and warranty;
in each case, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be (A) in the case of any acquisition or similar Investment or any disposition and any transaction related thereto, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition, Investment or disposition (or, solely in connection with an acquisition, consolidation or business combination to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 Announcement” of a firm intention to make an offer is made) or (y) the consummation of such acquisition, Investment or disposition, (B) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (C) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment (the applicable date so elected, the “LCT Test Date”), and, in each case if, after giving Pro Forma Effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Credit Parties could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with, and if no such Default or Event of Default shall have occurred and be continuing on such date, and such representation and/or warranty shall be true and correct (giving effect to applicable qualifiers) at such time (or the applicable time for the determination thereof), then such requirement shall be deemed satisfied not withstanding any subsequent breach thereof. For the avoidance of doubt, if the Parent Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Credit Parties or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Credit Parties, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated. For the avoidance of doubt, the provisions of this paragraph shall also apply in respect of the incurrence of any Incremental Loans.

1.12Pro Forma and Other Calculations.
(a)Unless expressly provided otherwise or the context otherwise requires, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, Consolidated Net Income, Consolidated EBITDA and any similar financial metric or test hereunder shall be calculated on a Pro Forma Basis. In addition, except for purposes of (i) determining the Applicable Margin or the Commitment Fee Rate for any Test Period or (ii) determining actual compliance with Section 10.7 for any Test Period, any event or matter described in the definition of “Pro Forma Basis” occurring after the last day of the applicable Test Period and on or prior to the date of determination may, at the election of the Parent Borrower, also be given Pro Forma Effect.
(b)Whenever Pro Forma Effect is to be given to a transaction or any financial metric or test is to be calculated on a Pro Forma Basis, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Borrower (and may include, for the avoidance of doubt and without duplication, cost savings, and operating expense reductions resulting from the Investment, acquisition, merger, or consolidation which is being given Pro Forma Effect that have been or are expected to be realized; provided that such cost savings and operating expense reductions are made in compliance with the definition of Consolidated EBITDA).
(c)Notwithstanding anything to the contrary in this Section 1.12 or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
1.13Additional Borrowers.
(a)Notwithstanding anything in Section 13.1 to the contrary, following the Closing Date, the Parent Borrower may request that one or more of its Subsidiaries that is a Wholly-Owned Restricted Subsidiary and that is a U.S. Subsidiary be added as an additional Borrower (the “Additional Revolving Borrower”) under the Revolving Credit Facility by delivering to the Administrative Agent an Additional Borrower Agreement executed by such Subsidiary and the Parent Borrower. Such Subsidiary shall for all purposes of this Agreement be a Borrower hereunder no earlier than the latest of (i) ten (10) Business Days (or such shorter period as the Administrative Agent may in its discretion agree) after delivery of such Additional Borrower Agreement; (ii) ten (10) Business Days after receipt by the Lenders and the Administrative Agent of such documentation and other information reasonably requested by the Lenders or the Administrative Agent for purposes of complying with all necessary “know your customer” or other similar checks under all applicable laws and regulations provided that there has been no written objection submitted by any of the Revolving Credit Lenders or the Administrative Agent within ten (10) Business Days of the date of receipt of such documentation and other information; and (iii) if the applicable Additional Revolving Borrower is organized or incorporated in or under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, any jurisdiction other than a jurisdiction in or under the laws of which at least one then-existing Borrower is organized or incorporated as of the date the Additional Borrower Agreement is delivered to the Administrative Agent, the date of the effectiveness of an amendment of this Agreement, which amendment must be as mutually agreed by the Administrative Agent, the Parent Borrower, such Additional Revolving Borrower and each affected Lender (including any amendment to applicable Tax provisions); provided that (x) each Additional Revolving Borrower shall also be a Guarantor and (y) the Administrative Agent shall have received (A) all documents, updated schedules, instruments, certificates and agreements, and all other actions and information, then required by or in respect of such Additional Revolving Borrower by Section 9.11 or by the Security Documents (without giving effect to any grace periods for delivery of such items, the updating of such information or the taking of such actions) and (B) documentation reasonably satisfactory to the Administrative Agent pursuant to which each then-existing Borrower and Guarantor unconditionally Guarantees the Borrowings of the Additional Revolving Borrower on terms substantially consistent with the Guarantors’ Guarantee of the Parent Borrower’s obligations hereunder. Any obligations in respect of borrowings by any Borrower under this Agreement will constitute

“Obligations” for all purposes of the Credit Documents. Promptly following receipt of any Additional Borrower Agreement, the Administrative Agent shall send a copy thereof to each Lender. As set forth in Section 1.13, the foregoing procedures shall apply (mutatis mutandis) with respect to the addition of a “borrower” with respect to New Term Loans and New Term Loan Commitments, substituting such New Term Loan Lender and the Administrative Agent as the applicable consent parties for purposes of “know your customer” and similar checks.
(b)Each Credit Party hereby irrevocably appoints the Parent Borrower as the borrowing agent and attorney-in-fact for the Credit Parties, which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by all of the Credit Parties that such appointment has been revoked and that another Borrower has been appointed in such capacity. Each Credit Party hereby irrevocably appoints and authorizes the Parent Borrower (or its successor) (i) to provide to the Administrative Agent and the Lenders and receive from the Administrative Agent and the Lenders all notices with respect to Loans or Letters of Credit obtained for the benefit of any Borrower or any other Restricted Subsidiary and all other notices and instructions under this Agreement and (ii) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.
1.14Additional Currencies.
(a)The Parent Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically referred to in the definition of Available Currencies; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and the applicable Letter of Credit Issuer in its sole discretion.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York City time), ten (10) Business Days prior to the issue date of the desired Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and the applicable Letter of Credit Issuer in their sole discretion). The Administrative Agent shall promptly notify each Letter of Credit Issuer in the case of any such request. Each Letter of Credit Issuer shall notify the Administrative Agent, not later than 11:00 a.m. (New York City time) five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
(c)Any failure by a Letter of Credit Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Letter of Credit Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and any Letter of Credit Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the applicable Borrower and the Parent Borrower and such currency shall thereupon be deemed for all purposes to be a permitted currency for purposes of any Letter of Credit issuances by such Letter of Credit Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.14, the Administrative Agent shall promptly so notify the Parent Borrower.
1.15Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.16Benchmark Replacements.
(a)[Reserved].

(b)Replacing Current and Future USD Benchmarks. Upon the occurrence of a USD Benchmark Transition Event, the USD Benchmark Replacement will replace the then-current USD Benchmark for all purposes hereunder and under any Credit Document in respect of any USD Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such USD Benchmark Replacement is provided to the affected Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such USD Benchmark Replacement from Lenders comprising the Required Facility Lenders of the affected Classes (taken collectively). If the USD Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis. At any time that the administrator of the then-current USD Benchmark has permanently or indefinitely ceased to provide such USD Benchmark or such USD Benchmark has been announced by the regulatory supervisor for the administrator of such USD Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such USD Benchmark is intended to measure and that representativeness will not be restored, the Parent Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such USD Benchmark until the Parent Borrower’s receipt of notice from the Administrative Agent that a USD Benchmark Replacement has replaced such USD Benchmark, and, failing that, the Parent Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of ABR based upon the USD Benchmark will not be used in any determination of ABR.
(c)USD Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a USD Benchmark Replacement, the Administrative Agent will have the right to make USD Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such USD Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Parent Borrower and the affected Lenders of (i) the implementation of any USD Benchmark Replacement and (ii) the effectiveness of any USD Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) or the Parent Borrower pursuant to this Section 1.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 1.16.
(e)Unavailability of Tenor of USD Benchmark. At any time (including in connection with the implementation of a USD Benchmark Replacement), (i) if the then-current USD Benchmark is a term rate (including Adjusted Term SOFR), then the Administrative Agent may remove any tenor of such USD Benchmark that is unavailable or non-representative for USD Benchmark (including USD Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for USD Benchmark (including USD Benchmark Replacement) settings.
(f)Replacing Other Benchmarks.
(i)If at any time (1) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or (2) the Parent Borrower or Required Facility Lenders with respect to the affected Classes (taken collectively) notify the Administrative Agent in writing (with, in the case of the Required Facility Lenders, a copy to the Parent Borrower) that the Parent Borrower or Required Facility Lenders (as applicable) have determined that a Foreign Currency Benchmark Discontinuance Event has occurred, then the Administrative Agent and Parent Borrower shall endeavor to establish an alternate benchmark rate to replace the affected benchmark rate under this Agreement, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from the affected benchmark rate to such alternate benchmark rate, giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by any relevant governmental body, for New York law governed syndicated credit facilities at such time, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor Foreign Currency Benchmark”).
(ii)After such determination that a Foreign Currency Benchmark Discontinuance Event has occurred, promptly following the Foreign Currency Benchmark Discontinuance Time, the Administrative Agent and the Parent Borrower shall enter into an amendment to this Agreement to reflect such Successor Foreign Currency Benchmark and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent and the Parent Borrower may determine in good faith (which determination shall be conclusive absent manifest error), to implement and give effect to the Successor Foreign Currency Benchmark under this Agreement and, notwithstanding anything to the contrary in Section 13.1, such amendment shall become effective for each affected Class of Loans and Lenders without any further action or consent of any other party to this Agreement on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all affected Lenders and the Parent Borrower unless, prior to such time, Lenders comprising the Required Facility Lenders with respect to the affected Classes (taken collectively) have delivered to the Administrative Agent written notice that such Required Facility Lenders do not accept such amendment; provided that if no Successor Foreign Currency Benchmark has been determined pursuant to the foregoing and the applicable Foreign Currency Benchmark Discontinuance Time has occurred, the Administrative Agent will promptly so notify the Parent Borrower and each affected Lender and thereafter, until such Successor Foreign Currency Benchmark has been determined pursuant to this paragraph, any request for a Borrowing of, the conversion of any Borrowing to, or continuation of any Borrowing as, a Loan of the affected currency and Type shall be ineffective.
1.17Certain Principles Relating to Collateral. Notwithstanding anything in this Agreement or in any Credit Document to the contrary, the parties hereby agree that (1) none of Holdings, the Parent Borrower or any Restricted Subsidiary shall be required to enter into or obtain (a) any landlord, bailee or warehouseman waivers, consents or other letters, (b) any Security Document governed by the laws of any jurisdiction other than the United States, any State of the United States or the District of Columbia (other than as mutually agreed by the Parent Borrower and the Collateral Agent in the case of a Specified Foreign Guarantor), (c) control agreements with respect to any deposit accounts, securities accounts or commodities accounts or other Collateral requiring perfection through “control”, but excluding by delivery of stock certificates and debt instruments representing Collateral, accompanied by instruments of transfer and undated stock powers or allonges, to the extent expressly required to be delivered hereunder or any other Credit Document or (d) in the case of Holdings, any guarantee or security document that is not limited in recourse to the Capital Stock of the Parent Borrower, (2) none of Holdings, the Parent Borrower or any Restricted Subsidiary shall be required to complete any registrations or filings or take other action with respect to the creation or perfection of security interests (a) in assets located or titled in, or security interests the perfection of which is governed by the law of, any jurisdiction outside of the United States, any State of the United States or the District of Columbia (other than as mutually agreed by the Parent Borrower and the Collateral Agent in the case of a Specified Foreign Guarantor) or (b) to the extent the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Credit Party to conduct its operations and business in the ordinary course of business) of perfecting such security interests (including any mortgage, stamp, intangibles or other tax or expenses relating to such security interest) outweighs the benefit to the Lenders of the security afforded thereby as determined in good faith by the Parent Borrower, (3) none of Holdings, the Parent Borrower or any Restricted Subsidiary shall be required, and nor shall the Administrative Agent or the Collateral Agent be authorized, to (a) perfect any pledge, security interest or mortgage by any means other than through (x) any filing pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant State(s) and any filing in any applicable real estate records in the United States with respect to any mortgaged property or any fixture relating to any mortgaged property, (y) any filing in the U.S.

Copyright Office or the U.S. Patent and Trademark Office with respect to Intellectual Property or (z) compliance with provisions of the Security Agreement requiring the delivery of certificated securities and instruments, (b) enter into any source code escrow arrangement or register any intellectual property or (c) take any action to create or perfect any Lien on Excluded Property and (4) the Collateral Agent may, without the consent or input of any other Secured Party, grant extensions of time for compliance with Sections 9.11 or 9.14 or any other provisions of any Credit Document pertaining to the Guarantees or Liens in respect of the Obligations (and any such extension may be retroactive). Notwithstanding anything else in the Credit Documents, for the avoidance of doubt, any reference in any of the Credit Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Credit Documents to any Permitted Lien. The principles set forth in this Section 1.17 are collectively referred to herein as the “Collateral and Guarantee Principles”.
Section 2.Amount and Terms of Credit.
2.1Commitments.
(a)Subject to and upon the terms and conditions herein set forth, each Lender having an Initial Term Loan Commitment severally agrees to make a loan to each of the Parent Borrower and the Subsidiary Borrower (each, an “Initial Term Loan” and, collectively, the “Initial Term Loans”) on the Closing Date; provided that the Initial Term Loans shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender and in the aggregate shall not exceed $830,000,000. Such Initial Term Loans (i) may at the option of the Parent Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans; provided that all Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(b)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed, (iii) shall not exceed for any such Lender the Initial Term Loan Commitment of such Lender, and (iv) shall not exceed in the aggregate the Total Initial Term Loan Commitment. The Initial Term Loan shall be available in Dollars and on the Initial Term Loan Maturity Date, all then unpaid Initial Term Loans shall be repaid in full in Dollars. As of the Amendment No. 3 Effective Date, the Initial Term Loans have been repaid in full.
(b)Subject to and upon the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans denominated in Available Currencies to the Borrowers from its applicable lending office (each, a “Revolving Credit Loan” and, collectively, the “Revolving Credit Loans”) in an aggregate principal amount not to exceed at any time outstanding the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided that any of the foregoing such Revolving Credit Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Revolving Credit Maturity Date, (ii) may, at the option of the Parent Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans (solely in the case of Revolving Credit Loans denominated in Dollars), Eurocurrency Loans (other than in the case of Revolving Credit Loans denominated in Dollars or Pounds Sterling) or RFR Loans (solely in the case of Revolving Credit Loans denominated in Pounds Sterling) that are Revolving Credit Loans; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type, (iii) may be repaid (without premium or penalty) and reborrowed in accordance with the provisions hereof, (iv) shall not, for any Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Credit Lender’s Revolving Credit Exposure in respect of any Class of Revolving Loans at such time exceeding such Revolving Credit Lender’s Revolving Credit Commitment in respect of such Class of Revolving Loan at such time and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result at any time in the aggregate Dollar Equivalent amount of the Revolving Credit Lenders’ Revolving Credit Exposures at such time exceeding the Total Revolving Credit Commitment then in effect or the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Exposures of any Class of Revolving Loans at such time exceeding the aggregate Revolving Credit Commitment with respect to such Class.

(c)Subject to the terms of this Agreement and the applicable Ancillary Documents, a Revolving Credit Lender (or an Affiliate thereof that qualifies as an Eligible Assignee) may make all or part of its Available Commitments available to any Borrower under the Revolving Credit Facility as an Ancillary Facility.
(d)Subject to and upon the terms set forth in Amendment No. 3, (x) each Lender having an Amendment No. 3 Term Loan Commitment severally agrees to make Amendment No. 3 Term Loans to the Borrowers on the Amendment No. 3 Effective Date in an aggregate principal amount equal to such Amendment No. 3 Term Loan Lender’s Amendment No. 3 Term Loan Commitment (for the avoidance of doubt, without duplication of amounts converted or continued pursuant to the following clause (y)), and (y) each Cashless Settlement Term Lender (as defined herein prior to the Amendment No. 5 Effective Date) has agreed to continue and/or convert its Existing Term Loans (as defined herein prior to the Amendment No. 5 Effective Date) in an aggregate principal amount equal to such Lender’s Cashless Settlement Allocated Amount (as defined herein prior to the Amendment No. 5 Effective Date). Such Amendment No. 3 Term Loans (i) may at the option of the Parent Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans; provided that all Amendment No. 3 Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type and (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(c)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. The Amendment No. 3 Term Loans shall be available in Dollars and on the Initial Term Loan Maturity Date, all then unpaid Amendment No. 3 Term Loans shall be repaid in full in Dollars. As of the Amendment No. 5 Effective Date, the Amendment No. 3 Term Loans have been repaid in full.
(e)Subject to and upon the terms set forth in Amendment No. 5, (x) each Lender having an Amendment No. 5 Term Loan Commitment severally agrees to make Amendment No. 5 Term Loans to the Borrowers on the Amendment No. 5 Effective Date in an aggregate principal amount equal to such Amendment No. 5 Term Loan Lender’s Amendment No. 5 Term Loan Commitment, and (y) each Cashless Settlement Term Lender has agreed to continue and/or convert its Existing Term Loans in an aggregate principal amount equal to such Lender’s Cashless Settlement Allocated Amount. Such Amendment No. 5 Term Loans (i) may at the option of the Parent Borrower be incurred and maintained as, and/or converted into, ABR Loans or Term SOFR Loans; provided that all Amendment No. 5 Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type and (ii) may be repaid or prepaid (without premium or penalty other than as set forth in Section 5.1(c)) in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed. The Amendment No. 5 Term Loans shall be available in Dollars and on the Initial Term Loan Maturity Date, all then unpaid Amendment No. 5 Term Loans shall be repaid in full in Dollars.
2.2Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing of Term Loans or Revolving Credit Loans shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of the Borrowing Multiple for such Type of Loans in excess thereof (except Revolving Credit Loans to reimburse the Letter of Credit Issuer with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided that at no time shall there be outstanding more than (i) three Borrowings of Term SOFR Loans that are Term Loans, (ii) six Borrowings of Term SOFR Loans or Eurocurrency Loans in the aggregate that are Revolving Credit Loans and (iii) three Borrowings of Term SOFR Loans or Eurocurrency Loans in the aggregate for each additional Class of Loans; provided, further, that there shall be no more than fifteen Borrowings of Term SOFR Loans or Eurocurrency Loans in the aggregate under this Agreement.
2.3Notice of Borrowing.
(a)The Parent Borrower shall give the Administrative Agent at the Administrative Agent’s Office prior to 12:00 noon (New York City time) at least one Business Day’s prior written notice in the case of (x) a Borrowing of Initial Term Loans to be made on the Closing Date ~~and~~, (y) a Borrowing of

Amendment No. 3 Term Loans to be made on the Amendment No. 3 Effective Date and (z) a Borrowing of Amendment No. 5 Term Loans to be made on the Amendment No. 5 Effective Date. Such notice (a “Notice of Borrowing”) shall specify (i) the aggregate principal amount of the Term Loans to be made, (ii) the date of the Borrowing (which shall be the Closing Date), (iii) whether the Term Loans shall consist of ABR Loans and/or Term SOFR Loans and, if the Term Loans are to include Term SOFR Loans, the Interest Period to be initially applicable thereto and (iv) the identity of the applicable Borrower. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Term SOFR Loan Borrowing and shall be made in Dollars. If no Interest Period with respect to any Borrowing of Term SOFR Loans or Eurocurrency Loans is specified in any such notice, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3(a) (and the contents thereof), and of each Lender’s pro rata share of the requested Borrowing.
(b)Whenever any Borrower desires to incur Revolving Credit Loans (other than borrowings to repay Unpaid Drawings), the Parent Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) written notice prior to 12:00 noon (New York City Time) at least three Business Days prior thereto of each Borrowing of Term SOFR Loans or Eurocurrency Loans that are Revolving Credit Loans denominated in Dollars or Euros, respectively, (ii) written notice prior to 12:00 noon (New York City Time) at least four Business Days prior thereto of each Borrowing of Revolving Credit Loans denominated in Pounds Sterling and (iii) written notice prior to 12:00 noon (New York City time) on the Business Day of such Borrowing with respect to each Borrowing of Revolving Credit Loans that are ABR Loans. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.10, shall specify (A) the applicable Borrower that desires to incur such Revolving Credit Loans, (B) the aggregate principal amount of the Revolving Credit Loans to be made pursuant to such Borrowing, (C) the date of such Borrowing (which shall be a Business Day), (D) the currency in which such Borrowing is to be made (if no currency is specified the Revolving Credit Loans shall be deemed to have been requested in Dollars), and (E) whether such Borrowing shall consist of ABR Loans or Term SOFR Loans (in the case of Revolving Credit Loans denominated in Dollars), Eurocurrency Loans (other than in the case of Revolving Credit Loans denominated in Dollars or Pounds Sterling) or RFR Loans (in the case of Revolving Credit Loans denominated in Pounds Sterling) and, in the case of Term SOFR Loans or Eurocurrency Loans that are Revolving Credit Loans, the Interest Period to be initially applicable thereto. If no election as to the Type of Borrowing is specified in any such notice with respect to Dollars, then the requested Borrowing shall be a Term SOFR Borrowing and shall be made in Dollars. If no Interest Period with respect to any Borrowing of Term SOFR Loans or Eurocurrency Loans is specified in any such notice, then the Parent Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly give each Revolving Credit Lender written notice of each proposed Borrowing of Revolving Credit Loans, of such Lender’s Revolving Credit Commitment Percentage thereof, of the identity of the Borrowers, and of the other matters covered by the related Notice of Borrowing.
(c)Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).
(d)Without in any way limiting the obligation of the Parent Borrower to confirm in writing any notice it shall give hereunder by telephone (which obligation is absolute), the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Parent Borrower. Any written notice described in this Section 2.3 may be conditioned on the occurrence of any specified transaction and, if such specified transaction does not occur as intended, such notice may be revoked or amended by the Parent Borrower.
2.4Disbursement of Funds.
(a)No later than 1:00 p.m. (New York City time) with respect to a Borrowing denominated in Dollars and 8:00 a.m. (New York City time) with respect to a Borrowing denominated in a currency other than Dollars, in each case on the date specified in each Notice of Borrowing, each Lender shall make available its pro rata portion, if any, of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds may be made available at such earlier time as may be agreed among the Lenders, the Parent Borrower, and the Administrative Agent.
(b)Each Lender shall make available all amounts it is to fund to the applicable Borrower under any Borrowing for its applicable Commitments, and in immediately available funds, to the Administrative Agent at the Administrative Agent’s Office and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the applicable Borrower, by depositing to an account designated by the Parent Borrower to the Administrative Agent the aggregate of the amounts so made available in the applicable currency. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Parent Borrower, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent in the applicable currency. The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the applicable Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by such Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.
(c)Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that a Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).
2.5Repayment of Loans; Evidence of Debt.
(a)The Borrowers shall repay to the Administrative Agent, for the benefit of the applicable Lenders, on the Initial Term Loan Maturity Date, the then outstanding Amendment No. ~~3~~5 Term Loans in Dollars. The Borrowers shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on the Revolving Credit Maturity Date, the then outstanding Revolving Credit Loans made to such Borrower in the currency in which such Revolving Credit Loans are denominated.
(b)The Borrowers shall repay to the Administrative Agent for the benefit of the Revolving Credit Lenders, on each Extended Revolving Loan Maturity Date, the then outstanding amount of Extended Revolving Credit Loans made to the Borrowers in the currency in which such Extended Revolving Credit Loans are denominated. The Borrowers shall repay to the Administrative Agent, for the benefit of the Initial Term Loan Lenders, (x) solely prior to the Amendment No. 3 Effective Date, on the last Business Day of each fiscal quarter of the Borrowers, commencing with the first full fiscal quarter ending after the Closing Date (each, an “Initial Term Loan Repayment Date”), a principal amount in respect of each of the Initial Term Loans equal to 0.25% of the outstanding principal amount of Initial Term Loans made on the Closing Date and (y) on the Initial Term Loan Maturity Date any remaining outstanding amount of Initial Term Loans (each, an “Initial Term Loan Repayment Amount”). The Borrowers shall repay to the Administrative Agent, for the benefit of the Amendment No. 3 Term Loan Lenders, any remaining outstanding principal amount of the Amendment No. 3 Term Loans on the Initial Term Loan Maturity Date (the “Amendment No. 3 Term Loan Repayment Amount”). The Borrowers shall repay to the Administrative Agent, for the benefit of the Amendment No. 5 Term Loan Lenders, (x) on the last Business Day of each fiscal quarter (if applicable, commencing with the fiscal quarter ending on March 31, 2026) an aggregate principal amount of Amendment No. 5

Term Loans equal to $0 (i.e., there shall be no amortization of the Amendment No. 5 Term Loan prior to any application of the following proviso) and (y) on the Initial Term Loan Maturity Date any remaining outstanding amount of Amendment No. 5 Term Loans (each, an “Amendment No. 5 Term Loan Repayment Amount”); provided that at the sole written election of the Borrower (1)(A) this sentence shall be amended, as it relates to any then-existing tranche of Amendment No. 5 Term Loans to add or increase the amortization with respect thereto in connection with the borrowing of any New Term Loans that constitute pari passu Indebtedness if and to the extent necessary so that such New Term Loans and the applicable existing Amendment No. 5 Term Loans form the same Class of Term Loans and to the extent possible, a “fungible” tranche for U.S. federal income tax purposes, in each case, without the consent of any other party hereto and (B) any such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto and (2) this sentence may be amended without the consent of any party hereto (other than the Borrower) to add or increase amortization payments hereunder (as applicable) in order to cause any new incurrence or other obtaining of Indebtedness to comply with any Weighted Average Life to Maturity requirements of this Agreement. For the avoidance of doubt, the Borrower may, but shall not be required to, repay any outstanding principal amounts of the Amendment No. ~~3~~5 Term Loan prior to the Initial Term Loan Maturity Date.
(c)In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14(d), be repaid by the applicable Borrower in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates set forth in the applicable Joinder Agreement. In the event that any Incremental Revolving Credit Loans are made, such Incremental Revolving Credit Loans shall, subject to Section 2.14(e), be repaid by the Borrowers in the amounts and on the dates set forth in the applicable Joinder Agreement. In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(g), be repaid by the applicable Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each, an “Extended Repayment Date”) set forth in the applicable Extension Amendment.
(d)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the applicable Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.
(e)The Administrative Agent shall maintain the Register pursuant to Section 13.6(a), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is an Initial Term Loan, Amendment No. 3 Term Loan, Amendment No. 5 Term Loan, New Term Loan or Revolving Credit Loan, as applicable, the Type of each Loan made, the currency in which it is made, the name of the applicable Borrower and the Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the applicable Borrower and each Lender’s share thereof.
(f)The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (d) and (e) of this Section 2.5 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that in the event of any inconsistency between the Register and any such account or subaccount, the Register shall govern; provided, further, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the applicable Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.
(g)Each Borrower hereby agrees that, upon request of any Lender at any time and from time to time after such Lender has made an initial Borrowing hereunder, such Borrower shall provide to such

Lender, at the applicable Borrower’s own expense, a promissory note, substantially in the form of Exhibit G-1 or Exhibit G-2, as applicable, for the sole purpose of evidencing the Initial Term Loans, Amendment No. 3 Term Loans, Amendment No. 5 Term Loans, New Term Loans and Revolving Loans, respectively, owing to such Lender. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.6) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
2.6Conversions and Continuations.
(a)Subject to the penultimate sentence of this clause (a), (x) the Borrowers shall have the option on any Business Day to convert all or a portion of the outstanding principal amount of Term Loans of one Type or Revolving Credit Loans of one Type into a Borrowing or Borrowings of another Type and (y) the Borrowers shall have the option on any Business Day to continue the outstanding principal amount of any Term SOFR Loans or Eurocurrency Loans as Term SOFR Loans or Eurocurrency Loans, respectively, for an additional Interest Period; provided that (i) Type of Borrowing to which any Term Loan or Revolving Credit Loan will be converted must be available for a Borrowing in the applicable currency, (ii) RFR Loans may not be converted, (iii) no partial conversion of Term SOFR Loans or Eurocurrency Loans shall reduce the outstanding principal amount of Term SOFR Loans or Eurocurrency Loans, respectively, made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (iv) ABR Loans may not be converted into Term SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversion, (v) Term SOFR Loans or Eurocurrency Loans may not be continued as Term SOFR Loans or Eurocurrency Loans, respectively, for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation and (vi) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the applicable Borrower or the Parent Borrower by giving the Administrative Agent notice at the Administrative Agent’s Office prior to 12:00 noon (New York City time) at least (i) three Business Days prior, in the case of a continuation of or conversion to Term SOFR Loans or Eurocurrency Loans (other than in the case of a notice delivered on the Closing Date, which shall be deemed to be effective on the Closing Date), or (ii) prior to 10:00 a.m. (New York City time) on the Business Day in the case of a conversion into ABR Loans (each such notice, a “Notice of Conversion or Continuation” substantially in the form of Exhibit K) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as Term SOFR Loans or Eurocurrency Loans, the Interest Period to be initially applicable thereto. Any such notice may be conditioned on the occurrence of any specified transaction and, if such specified transaction does not occur as intended, such notice may be revoked or amended by the Parent Borrower. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR Loan or Eurocurrency Loan, the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.
(b)If any Event of Default is in existence at the time of any proposed continuation of any Term SOFR Loans and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuation, such Term SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Term SOFR Loans or Eurocurrency Loans, the applicable Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a), the applicable Borrower shall be deemed to have elected to continue such Borrowing of Term SOFR Loans or Eurocurrency Loans with an Interest Period of one month’s duration, effective as of the expiration date of such current Interest Period.
2.7Pro Rata Borrowings. Each Borrowing of Initial Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments.

Each Borrowing of Amendment No. 3 Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Amendment No. 3 Term Loan Commitments. Each Borrowing of Amendment No. 5 Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable Amendment No. 5 Term Loan Commitments. Each Borrowing of Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Revolving Credit Commitment Percentages. Each Borrowing of New Term Loans under this Agreement shall be made by the Lenders pro rata on the basis of their then-applicable New Term Loan Commitments. Each Borrowing of Incremental Revolving Credit Loans under this Agreement shall be made by the Revolving Credit Lenders pro rata on the basis of their then-applicable Incremental Revolving Credit Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) other than as expressly provided herein with respect to a Defaulting Lender, failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation, under any Credit Document.
2.8Interest.
(a)The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for ABR Loans plus the ABR, in each case, in effect from time to time.
(b)The unpaid principal amount of each Term SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for Term SOFR Loans plus Adjusted Term SOFR. The unpaid principal amount of each Eurocurrency Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for Eurocurrency Loans plus the relevant Eurocurrency Rate. The unpaid principal amount of each RFR Loan shall bear interest from the date of Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin for RFR Loans plus the Daily Simple RFR.
(c)If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), at the request of the Administrative Agent, during the continuance of an Event of Default under Section 11.1 or 11.5 (with respect to a Borrower), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2.00% or (y) in the case of any other overdue amount, including overdue interest, to the extent permitted by applicable law, the rate described in Section 2.8(a) for the applicable Class plus 2.00% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(d)Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in the same currency in which the Loan is denominated; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each fiscal quarter of the Parent Borrower, (ii) in respect of each Term SOFR Loan or Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each RFR Loan, quarterly in arrears on the last Business Day of each fiscal quarter of the Parent Borrower and (iv) in respect of each Loan, (A) on any prepayment in respect thereof, (B) at maturity (whether by acceleration or otherwise), and (C) after such maturity, on demand.
(e)All computations of interest hereunder shall be made in accordance with Section 5.5.

(f)The Administrative Agent, upon determining the interest rate for any Borrowing of Term SOFR Loans, Eurocurrency Loans or RFR Loans, shall promptly notify the Parent Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
2.9Interest Periods. At the time a Borrower or the Parent Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of Term SOFR Loans or Eurocurrency Loans in accordance with Section 2.6(a), the applicable Borrower or the Parent Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such Borrower or the Parent Borrower be a one, three or six month period (or if agreed to by all the Lenders making such Term SOFR Loans or Eurocurrency Loans, a twelve month or such other period as selected by the Borrower).
Notwithstanding anything to the contrary contained above:
(a)the initial Interest Period for any Borrowing of Term SOFR Loans or Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(b)if any Interest Period relating to a Borrowing of Term SOFR Loans or Eurocurrency Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Term SOFR Loan or a Eurocurrency Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and
(d)    the Borrowers shall not be entitled to elect any Interest Period in respect of any Term SOFR Loan or Eurocurrency Loan if such Interest Period would extend beyond the Maturity Date of the Credit Facility under which such Loan applies.
2.10Increased Costs, Illegality, Etc.
(a)In the event that (x) in the case of clause (i) below, the Administrative Agent and (y) in the case of clauses (ii) and (iii) below, the Required Term Loan Lenders (with respect to Term Loans) or the Required Revolving Credit Lenders (with respect to Revolving Credit Commitments) shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):
(i)on any date for determining Adjusted Term SOFR, the Eurocurrency Rate, Daily Simple RFR or Daily Simple SOFR for any currency and any Interest Period that (x) in the case of the Eurocurrency Rate, deposits in the principal amounts and currencies of the Loans comprising such Eurocurrency Loan are not generally available in the relevant market or (y) by reason of any changes arising on or after the Closing Date affecting the applicable market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Term SOFR, the Eurocurrency Rate, Daily Simple RFR or Daily Simple SOFR; or

(ii)at any time, that such Lenders shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loans (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) because of any Change in Law; or
(iii)at any time, that the making or continuance of any Term SOFR Loan, Eurocurrency Loan, Daily Simple RFR Loan or Daily Simple SOFR Loan has become unlawful by compliance by such Lenders in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the applicable market;
(the Loans affected by the foregoing, “Impacted Loans”), then, and in any such event, such Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable (or the Administrative Agent, in the case of clause (i) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Parent Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Term SOFR Loans, Eurocurrency Loans, Daily Simple RFR Loans or Daily Simple SOFR Loans that are Impacted Loans shall no longer be available until such time as the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by a Borrower with respect to Term SOFR Loans, Eurocurrency Loans, Daily Simple RFR Loans or Daily Simple SOFR Loans that are Impacted Loans that have not yet been incurred shall be deemed rescinded by a Borrower, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lenders, promptly after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Required Term Loan Lenders or Required Revolving Credit Lenders, as applicable, in their reasonable discretion shall determine) as shall be required to compensate such Lenders for such actual increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lenders, showing in reasonable detail the basis for the calculation thereof, submitted to such Borrower by such Lenders shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto), and (z) in the case of subclause (iii) above, the Borrowers shall take one of the actions specified in subclause (x) or (y), as applicable, of Section 2.10(b) promptly and, in any event, within the time period required by law.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 2.10(a)(i)(x), the Administrative Agent, in consultation with the Parent Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (x) of the first sentence of the immediately preceding paragraph, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Parent Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such

Lender to do any of the foregoing and provides the Administrative Agent and the Parent Borrower written notice thereof.
(b)At any time that any Term SOFR Loan, Eurocurrency Loan, Daily Simple RFR Loan or Daily Simple SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the applicable Borrower or the Parent Borrower may (and in the case of a Term SOFR Loan, Eurocurrency Loan, Daily Simple RFR Loan or Daily Simple SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either (x) if a Notice of Borrowing or Notice of Conversion or Continuation with respect to the affected Term SOFR Loan, Eurocurrency Loan, Daily Simple RFR Loan or Daily Simple SOFR Loan has been submitted pursuant to Section 2.3 but the affected Term SOFR Loan, Eurocurrency Loan, Daily Simple RFR Loan or Daily Simple SOFR Loan has not been funded or continued, cancel such requested Borrowing by giving the Administrative Agent written notice thereof on the same date that the Parent Borrower was notified by Lenders pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Term SOFR Loan, Eurocurrency Loan, Daily Simple SOFR Loan or Daily Simple RFR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such Term SOFR Loan, Eurocurrency Loan, Daily Simple SOFR Loan or Daily Simple RFR Loan into an ABR Loan (which shall be, with respect to any such Loan denominated in an Available Currency, in an amount equal to the Dollar Equivalent of such Available Currency); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).
(c)If any Change in Law relating to capital adequacy or liquidity of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity occurring, has or would have the effect of reducing the actual rate of return on such Lender’s or its parent’s or its Affiliate’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent or its Affiliate could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity), then from time to time, promptly after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such actual additional amount or amounts as will compensate such Lender or its parent for such actual reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation to the extent such Lender is not imposing such charges on, or requesting such compensation from, borrowers (similarly situated to the applicable Borrower hereunder) under comparable syndicated credit facilities similar to the Credit Facilities. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the applicable Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish such Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) promptly following receipt of such notice.
2.11Compensation. If (a) any payment of principal of any Term SOFR Loan or Eurocurrency Loan is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term SOFR Loan or Eurocurrency Loan, as applicable, as a result of a payment or conversion pursuant to Sections 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of Term SOFR Loans or Eurocurrency Loans is not made as a result of a withdrawn Notice of Borrowing or a failure to satisfy borrowing conditions, (c) any ABR Loan is not converted into a Term SOFR Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any Term SOFR Loan or Eurocurrency Loan is not continued as a Term SOFR Loan or Eurocurrency Loan, as the case may be, as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of any Term SOFR Loan or Eurocurrency Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.1 or 5.2, the applicable Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), promptly pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term SOFR Loan or Eurocurrency Loan, as applicable. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section 2.11 and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the applicable Borrower and shall be conclusive, absent manifest error.
2.12Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.10(a)(ii), 2.10(a)(iii), 2.10(b), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Parent Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or other material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 2.10, 3.5 or 5.4.
2.13Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10, 2.11 or 3.5 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Sections 2.10, 2.11 or 3.5, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of notice to the applicable Borrower; provided that, if the circumstances giving rise to such claim is retroactive, then such 180 day period referred to above shall be extended to include the period of retroactive effect thereof.
2.14Incremental Facilities.
(a)The Parent Borrower may by written notice to Administrative Agent elect to request the establishment of one or more (x) additional tranches of term loans (including on a delayed draw basis) (the commitments thereto, the “New Term Loan Commitments”), (y) increases in Revolving Credit Commitments of any Class (the “New Revolving Credit Commitments”), and/or (z) additional tranches of Revolving Credit Commitments (the “Additional Revolving Credit Commitments” and, together with the New Revolving Credit Commitments, the “Incremental Revolving Credit Commitments”; together with the New Term Loan Commitments and the New Revolving Credit Commitments, the “New Loan Commitments”), by an aggregate amount not in excess of the Maximum Incremental Facilities Amount in the aggregate and not less than $10,000,000 (or the Dollar Equivalent thereof) individually (or such lesser amount as (x) may be approved by the Administrative Agent or (y) shall constitute the difference between the Maximum Incremental Facilities Amount and all such New Loan Commitments obtained on or prior to such date). Each such notice shall specify the date on which the Parent Borrower proposes that the New Loan Commitments shall be effective (the effective date, the “Increased Amount Date”), the Borrowers (including by appointing a Guarantor (other than Holdings) as a “Borrower”, subject to customary “know your customer” and equivalent procedures and compliance with Section 1.13 (which shall be deemed to apply to New Term Loan Commitments, mutatis mutandis)) to which such New Loan Commitments will be available and the currency in which such New Loan Commitments will be borrowed. Subject to Section 1.11(c), in connection with the incurrence of any Indebtedness under this Section 2.14, at the request of the Administrative Agent, the Parent Borrower shall provide to the Administrative Agent a certificate certifying that the New Loan Commitments do not exceed the Maximum Incremental Facilities Amount, which certificate shall be in reasonable detail and shall provide the calculations and basis therefor. The Borrowers may approach any Lender or any Person (other than a natural Person) to provide all or a portion of the New Loan Commitments; provided that any Lender offered or approached to provide all or a portion of the New Loan Commitments may elect or decline, in its sole discretion, to provide a New Loan Commitment. In each case, such New Loan Commitments shall become effective as of the applicable Increased Amount Date; provided that (i) (A) subject to Section 1.11(c), no Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) shall exist on such Increased Amount Date before or after giving effect to such New Loan Commitments, as applicable and (B) after giving effect to such New Loan Commitments, the condition in Section 7.1(b) shall be satisfied (it being understood that all references to “the date of such

Credit Event” or similar language in such Section 7.1 shall be deemed to refer to the applicable date determined in accordance with Section 1.11(c)); provided, further, that the lenders providing such New Loan Commitments may modify and/or waive the requirement regarding the condition in Section 7.1(b) for all purposes hereunder, (ii) the New Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Parent Borrower and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 5.4(e), (iii) the New Loan Commitments (x) shall not be incurred or guaranteed by any Subsidiary other than any Credit Party and (y) if secured, shall not be secured by any assets other than the Collateral and (iv) the Borrowers shall make any payments required pursuant to Section 2.11 in connection with the New Loan Commitments, as applicable. No Lender shall have any obligation to provide any Commitments pursuant to this Section 2.14(a). Any New Term Loans shall, at the election of the Parent Borrower and agreed to by Lenders providing such New Term Loan Commitments, be designated as (a) a separate series (a “Series”) of New Term Loans for all purposes of this Agreement or (b) as part of a Series of existing Term Loans for all purposes of this Agreement. On and after the Increased Amount Date, Additional Revolving Credit Loans shall be designated a separate Series of Additional Revolving Credit Loans for all purposes of this Agreement.
(b)On any Increased Amount Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) with respect to New Revolving Credit Commitments, each of the Lenders with Revolving Credit Commitments of such Class shall assign to each Lender with a New Revolving Credit Commitment (each, a “New Revolving Loan Lender”) and each of the New Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments of such Class, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Revolving Credit Loans of such Class will be held by existing Revolving Credit Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments of such Class after giving effect to the addition of such New Revolving Credit Commitments to the Revolving Credit Commitments, and (b) with respect to Incremental Revolving Credit Commitments, (i) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and, each Loan made under a New Revolving Credit Commitment (a “New Revolving Credit Loan”) and each Loan made under an Additional Revolving Credit Commitment (an “Additional Revolving Credit Loan” and, together with New Revolving Credit Loans, the “Incremental Revolving Credit Loan”) shall be deemed, for all purposes, Revolving Credit Loans and (ii) each New Revolving Loan Lender and each Lender with an Additional Revolving Credit Commitment (together with the New Revolving Loan Lenders, the “Incremental Revolving Loan Lenders”) shall become a Lender with respect to the New Revolving Credit Commitment and all matters relating thereto; provided that the Administrative Agent and the Letter of Credit Issuer shall have consented (not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Incremental Revolving Loan Lender’s providing such Incremental Revolving Credit Commitment to the extent such consent, if any, would be required under Section 13.6(a) for an assignment of Revolving Loans or Revolving Credit Commitments, as applicable, to such Lender or Incremental Revolving Loan Lender.
(c)On or after the date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Loan Commitment (each, a “New Term Loan Lender”) of any Series shall make a Loan to the Borrowers, as specified in the applicable Notice of Borrowing, (a “New Term Loan” and, together with the Incremental Revolving Credit Loans, the “Incremental Loans”) in an amount up to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.
(d)The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be on terms and documentation set forth in the Joinder Agreement as determined by the Parent Borrower; provided that (i) subject to the Inside Maturity Exceptions, the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Initial Term Loan Maturity Date (as in effect at the time of such incurrence or obtaining of a commitment with respect thereto); (ii) subject to the Inside Maturity Exceptions, the ~~weighted average life to maturity~~Weighted Average Life to Maturity of all New Term Loans shall be no shorter than the remaining ~~weighted average life to maturity of the then existing Initial Term Loans or~~Weighted Average Life to Maturity of the then existing Amendment No. ~~3~~5 Term Loans ((A) excluding the effects of any amortization of such New Term Loans in an amount no greater than 1.00% per annum ~~and~~at the time of incurrence or other obtaining thereof (subject to marginal increases resulting from the addition of one or more subsequent fungible tranches thereto) and (B) calculated without giving effect to prepayments of the Term Loans) (as in effect at the time of such incurrence or obtaining of a commitment with respect thereto), (iii) the mandatory prepayments of the New Term Loans shall be made on a pro rata basis (or less than pro rata basis) with all other Initial Term Loans and Amendment No. ~~3~~5 Term Loans in the case of mandatory prepayments applicable to the Initial Term Loans or the Amendment No. ~~3~~5 Term Loans, as applicable, (iv) the pricing, interest rate margins, discounts, premiums, rate floors, fees, and amortization schedule applicable to any New Term Loans shall be determined by the Borrower(s) and the Lenders thereunder; provided that in the case of broadly syndicated term loan “B” Dollar-denominated New Term Loans that are pari passu in right of payment and security with the then existing ~~Initial~~Amendment No. 5 Term Loans, if the Effective Yield for Term SOFR Loans in respect of such New Term Loans exceeds the Effective Yield for Term SOFR Loans in respect of the then existing ~~Initial~~Amendment No. 5 Term Loans by more than 0.75%, the Applicable Margin for Term SOFR Loans in respect of the then existing ~~Initial~~Amendment No. 5 Term Loans shall be adjusted so that the Effective Yield in respect of the then existing ~~Initial~~Amendment No. 5 Term Loans is equal to the Effective Yield for Term SOFR Loans in respect of the New Term Loans minus 0.75% (this proviso, the “MFN Provision”) (provided, that to the extent such increase in Effective Yield is the result of a higher floor with respect to such New Term Loans, the increase in Effective Yield for the then existing ~~Initial~~Amendment No. 5 Term Loans shall take the form of an increase in the Floor for such ~~Initial~~Amendment No. 5 Term Loans to the extent of the Effective Yield differential); provided, further, that the MFN Provision shall not apply to (or in connection with the incurrence of) (1) New Term Loans incurred on or after the date that is 6 months after the ~~Closing~~Amendment No. 5 Effective Date, (2) New Term Loans scheduled to mature on or after the date that is one year after the Initial Term Loan Maturity Date, (3) any New Term Loans originally incurred in reliance upon the Shared Incremental Amount or the Prepayment and Extension Amount, (4) any New Term Loans incurred in connection with a Permitted Acquisition or other permitted Investment or to refinance Indebtedness incurred in connection with a Permitted Acquisition or other permitted Investment, (5) any New Term Loans having an aggregate principal amount not exceeding the greater of $~~191,000,000~~210,800,000 and 100% of Consolidated EBITDA as of the last day of the most recently ended Test Period, as selected by the Parent Borrower and (6) any New Term Loans that constitutes a bridge facility (clauses (1), (2), (3), (4), (5) and (6), collectively, the “MFN Exceptions”); and (v) to the extent such terms and documentation are materially more favorable to the New Term Loan Lenders than the terms of the ~~existing Initial Term Loans or the~~then existing Amendment No. ~~3~~5 Term Loans (except to the extent permitted (or, for the avoidance of doubt, not prohibited) by clause (i), (ii), (iii) or (iv) above), they shall be either (A) reasonably satisfactory to the Administrative Agent (provided that no consent shall be required by the Administrative Agent or any of the Lenders if any covenants or other provisions are only applicable after the Initial Term Loan Maturity Date or if such covenants or other provisions are added for the benefit of the Initial Term Loans or the Amendment No. ~~3~~5 Term Loans, as applicable), (B) then-current market terms (as determined by the Borrower in good faith at the time of incurrence or issuance (or the obtaining of a commitment or establishment of initial terms with respect thereto)) for the applicable type of Indebtedness or (C) applicable only to periods after the Initial Term Loan Maturity Date.
(e)Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be identical to the Amendment No. 4 Revolving Credit Commitments and the related Revolving Credit Loans, other than the Maturity Date and as set forth in this Section 2.14(e); provided that notwithstanding anything to the contrary in this Section 2.14 or otherwise:
(i)any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans,

(ii)any such Incremental Revolving Credit Commitments or Incremental Revolving Credit Loans shall not mature earlier than the Amendment No. 4 Revolving Credit Commitments and related Revolving Credit Loans at the time of incurrence of such Incremental Revolving Credit Commitments,
(iii)the borrowing and repayment (except for (1) payments of interest and fees at different rates on Incremental Revolving Credit Commitments (and related outstandings), (2) repayments required upon the maturity date of the Incremental Revolving Credit Commitments, and (3) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (v) below)) of Loans with respect to Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date,
(iv)subject to Section 3.12 to the extent dealing with Letters of Credit which mature or expire after a maturity date when there exists Incremental Revolving Credit Commitments with a longer maturity date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments of the same Series in accordance with their percentage of such Revolving Credit Commitments on the applicable Increased Amount Date (and except as provided in Section 3.12, without giving effect to changes thereto on an earlier maturity date with respect to Letters of Credit theretofore incurred or issued in respect of such Series),
(v)the permanent repayment of Revolving Credit Loans with respect to, and termination of, Incremental Revolving Credit Commitments after the associated Increased Amount Date shall be made on a pro rata basis with all other Revolving Credit Commitments on such Increased Amount Date, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class,
(vi)assignments and participations of Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans on the applicable Increased Amount Date,
(vii)any Incremental Revolving Credit Commitments may constitute a separate Class or Classes, as the case may be, of Commitments from the Classes constituting the applicable Revolving Credit Commitments prior to such Increased Amount Date, ~~and~~
(viii)to the extent that any New Term Loan does not form a part of the same Class with the applicable outstanding Class(es) of Term Loans for United States federal income tax purposes, such New Term Loan will have a separate CUSIP, LIN or any other security identifier, and
(ix)~~(viii)~~ the pricing, fees, maturity and other terms and provisions (other than with respect to matters contemplated by clauses (i), (ii), (iii), (iv), (v), (vi) ~~and~~, (vii) and (viii) of this Section 2.14(e), which shall be as set forth above) of the Additional Revolving Credit Loans may be different and shall be either (A) determined by the Parent Borrower and the Lenders thereunder so long as the final maturity date and the ~~weighted average maturity~~Weighted Average Life to Maturity of any Additional Revolving Credit Loans and Additional Revolving Credit Commitments, as applicable, shall not be earlier than, or shorter than, as the case may be, the maturity date or the ~~weighted average life~~Weighted Average Life to Maturity, as applicable, of the Amendment No. 4 Revolving Credit Commitments and related Revolving Credit Loans or (B) consistent with market terms and conditions, taken as a whole, at the time of incurrence or effectiveness of such Additional Revolving Credit Loans.
(f)[Reserved].

(g)(i) The Parent Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Term Loans, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Class which such request shall be offered equally to all such Lenders) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Parent Borrower), when taken as a whole, than the terms of the Term Loans of the Existing Term Loan Class unless (x) the Lenders of the Term Loans of such applicable Existing Term Loan Class receive the benefit of such more restrictive terms or (y) any such provisions apply after the Initial Term Loan Maturity Date; provided, however, that (x) the scheduled final maturity date shall be extended and all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Term Loan Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Existing Term Loan Class from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iv) of this Section 2.14(g) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher or lower than the interest margins for the Term Loans of such Existing Term Loan Class and/or (B) additional fees, premiums or AHYDO payments may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment or (z) no consent of any Lender or any other Person shall be required to incorporate any more restrictive term for the benefit of the applicable Existing Term Loan Class. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Term Loan Class from which they were converted.
(i)The Parent Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class, any Extended Revolving Credit Commitments and/or any Incremental Revolving Credit Commitments, each existing at the time of such request (each, an “Existing Revolving Credit Commitment” and any related revolving credit loans thereunder, “Existing Revolving Credit Loans”; each Existing Revolving Credit Commitment and related Existing Revolving Credit Loans together being referred to as an “Existing Revolving Credit Class”) be converted to extend the termination date thereof and the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of Loans related to such Existing Revolving Credit Commitments (any such Existing Revolving Credit Commitments which have been so extended, “Extended Revolving Credit Commitments” and any related Loans, “Extended Revolving Credit Loans”) and to provide for other terms consistent with this Section 2.14(g). In order to establish any Extended Revolving Credit Commitments, the Parent Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Class of Existing Revolving Credit Commitments which such request shall be offered equally to all such Lenders) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall not be materially more restrictive to the Credit Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the applicable Existing Revolving Credit Commitments (the “Specified Existing Revolving Credit Commitment”) unless (x) the Lenders providing Existing Revolving Credit Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Credit Maturity Date, in each case, to the extent provided in the applicable Extension Amendment; provided, however, that (w) all or any of the final maturity dates of such Extended Revolving Credit Commitments may be delayed to later dates than the final maturity dates of the Specified Existing Revolving Credit Commitments, (x) (A) the interest margins with respect to the Extended Revolving Credit Commitments may be higher or lower than the interest margins for the Specified Existing

Revolving Credit Commitments and/or (B) additional fees and premiums may be payable to the Lenders providing such Extended Revolving Credit Commitments in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (y) the revolving credit commitment fee rate with respect to the Extended Revolving Credit Commitments may be higher or lower than the Commitment Fee Rate for the Specified Existing Revolving Credit Commitment; provided that, notwithstanding anything to the contrary in this Section 2.14(g) or otherwise, (1) the borrowing and repayment (other than in connection with a permanent repayment and termination of commitments) of Loans with respect to any Original Revolving Credit Commitments shall be made on a pro rata basis with all other Original Revolving Credit Commitments and (2) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and the Revolving Credit Loans related to such Commitments set forth in Section 13.6. No Lender shall have any obligation to agree to have any of its Revolving Credit Loans or Revolving Credit Commitments of any Existing Revolving Credit Class converted into Extended Revolving Credit Loans or Extended Revolving Credit Commitments pursuant to any Extension Request. Any Extended Revolving Credit Commitments of any Extension Series shall constitute a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date).
(ii)Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable. In the event that the aggregate amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment of the Existing Class or Existing Classes subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Credit Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Credit Commitments, Incremental Revolving Credit Commitments or Extended Revolving Credit Commitments of the Existing Class or Existing Classes subject to Extension Elections shall be converted to Extended Term Loans or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Credit Commitments, Incremental Revolving Credit Commitment or Extended Revolving Credit Commitment included in each such Extension Election. Notwithstanding the conversion of any Existing Revolving Credit Commitment into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to all other Original Revolving Credit Commitments for purposes of the obligations of a Revolving Credit Lender in respect of Letters of Credit under Section 3, except that the applicable Extension Amendment may provide that the L/C Facility Maturity Date may be extended and the related obligations to make Revolving Credit Loans and issue Letters of Credit may be continued so long as the Extending Lender with Revolving Credit Commitments and/or the Letter of Credit Issuer, as applicable, have consented to such extensions in their sole discretion (it being understood that no consent of any other Lender shall be required in connection with any such extension).
(iii)Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(g)(iii) and notwithstanding anything to the contrary set forth in Section 13.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by Holdings, the Borrowers, the Administrative Agent and the Extending Lenders. No

Extension Amendment shall provide for any tranche of Extended Term Loans or Extended Revolving Credit Commitments in an aggregate principal amount that is less than $10,000,000. In addition to any terms and changes required or permitted by Section 2.14(g)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Term Loan Class from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Term Loan Class in the same proportion as the amount of Term Loans of the Existing Term Loan Class is to be converted pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Term Loan Class that is not an Extended Term Loan shall not be reduced as a result thereof) and (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and remaining ~~weighted average life to maturity~~Weighted Average Life to Maturity of New Term Loans incurred following the date of such Extension Amendment.
(iv)Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Class is converted to extend the related scheduled maturity date(s) in accordance with clauses (i) and/or (ii) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the Specified Existing Revolving Credit Commitments of each Extending Lender, the aggregate principal amount of such Specified Existing Revolving Credit Commitments shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and such Extended Revolving Credit Commitments shall be established as a separate Class of revolving credit commitments from the Specified Existing Revolving Credit Commitments and from any other Existing Revolving Credit Commitments (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Loans of any Extending Lender are outstanding under the applicable Specified Existing Revolving Credit Commitments, such Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) and Existing Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s Specified Existing Revolving Credit Commitments to Extended Revolving Credit Commitments.
(h)The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest, fees, or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Amendment) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Credit Document that may otherwise prohibit or restrict any such extension or any other transaction contemplated by this Section 2.14. In addition, the Lenders hereby irrevocably authorize the Administrative Agent to enter into any Joinder Agreement, Extension Amendment and/or amendment to any other Credit Documents with the Borrowers as may be necessary in order to establish new or any increases in any Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.14 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment or increase, as applicable, of such Classes or sub-Classes, in each case consistent with the terms of this Section 2.14 (including, for the avoidance of doubt, to establish any letter of credit or swingline facility in connection with the implementation of any New Revolving Credit Commitments). This Section 2.14 shall supersede any provision in Section 13.1 to the contrary.
2.15Permitted Debt Exchanges.
(a)Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Parent

Borrower, the Borrowers may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Indebtedness in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the amount of such Indebtedness that may be incurred by Restricted Subsidiaries that are not Guarantors shall not exceed the Non-Guarantor Ratio Debt Cap, (ii) subject to the Inside Maturity Exceptions, such Indebtedness shall not mature earlier than the Initial Term Loan Maturity Date or have a ~~weighted average life to maturity~~Weighted Average Life to Maturity shorter than the remaining ~~weighted life to maturity of the Initial Term Loans or the~~Weighted Average Life to Maturity of the then existing Amendment No. ~~3~~5 Term Loans (in each case as in effect at the time of incurrence or establishment of the commitment thereof (A) excluding the effects of any amortization of such new Indebtedness in an amount no greater than 1.00% per annum~~) (in each case as in effect~~  at the time of incurrence or establishment of the commitment thereof~~)~~ (subject to marginal increases resulting from the addition of one or more subsequent fungible tranches thereto) and (B) calculated without giving effect to prepayments of the Term Loans) (as elected by the Parent Borrower)), (iii) if such Indebtedness is Indebtedness secured by Collateral, the Intercreditor Agreement Requirement shall apply, (iv) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged under each applicable Class by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the applicable Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the applicable Borrower for immediate cancellation), (vi) if the aggregate principal amount of all Term Loans of a given Class (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the applicable Borrower pursuant to such Permitted Debt Exchange Offer, then the applicable Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (vii) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Parent Borrower and the Auction Agent, and (viii) any applicable Minimum Tender Condition shall be satisfied.
(b)With respect to all Permitted Debt Exchanges effected by any of the Borrowers pursuant to this Section 2.15, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.1 or 5.2, and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Parent Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Parent Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.
(c)In connection with each Permitted Debt Exchange, the Parent Borrower and the Auction Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.15 and without conflict with Section 2.15(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Parent Borrower and the Auction Agent) of time following the date on which the Permitted Debt Exchange Offer is made.
(d)The Parent Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Auction Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.
2.16Ancillary Facilities.
(a)Type of Facility. An Ancillary Facility may be by way of an overdraft facility, a guarantee, bonding, documentary or stand-by letter of credit facility, a credit order, a derivatives facility or a foreign exchange facility or any other facility or accommodation required in conjunction with the business of the Credit Parties and which is agreed by the Parent Borrower with an Ancillary Lender.
(b)Execution of Credit Documents.
(i)If any Borrower and a Revolving Credit Lender agree, and except as otherwise provided in this Agreement, such Revolving Credit Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of such Revolving Credit Lender’s Revolving Credit Commitment (which shall be reduced by the amount of such Ancillary Commitment under such Ancillary Facility); provided that after giving effect to such Ancillary Facility, the aggregate Dollar Equivalent of the Ancillary Lenders’ Ancillary Commitments shall not exceed the Ancillary Facility Sublimit.
(ii)An Ancillary Facility shall not be made available unless, not later than three Business Days prior to the Ancillary Commencement Date for such Ancillary Facility, the Administrative Agent has received:
(A)a notice from the Parent Borrower in writing of the establishment of an Ancillary Facility and specifying: (A) the proposed Borrower(s) (or Subsidiary Ancillary Borrower(s)) which may use the Ancillary Facility, (B) the proposed Ancillary Commencement Date and expiration date of the Ancillary Facility, (C) the proposed type of Ancillary Facility to be provided, (D) the proposed Ancillary Lender, (E) the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum Gross Outstandings (that amount being the “Designated Gross Amount”) and its maximum Net Outstandings (that amount being the “Designated Net Amount”), and (F) the proposed currency of the Ancillary Facility;
(B)if the proposed Ancillary Lender is not already bound by the terms of this Agreement as an Ancillary Lender, a written notice from the Ancillary Lender agreeing to be bound by this Agreement as an Ancillary Lender in form and substance satisfactory to the Administrative Agent (acting reasonably);
(C)[reserved]; and
(D)any other information which the Administrative Agent may reasonably request in connection with the Ancillary Facility.

(E)The Administrative Agent shall promptly notify the Parent Borrower, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility. No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Agent or Lender other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment or waiver of or under this Agreement (including, for the avoidance of doubt, under this Section 2.16(b)). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.
(iii)Subject to compliance with clauses (i) and (ii) of this Section 2.16(b) and the definition of “Ancillary Lender”: (i) the proposed Ancillary Lender will become an Ancillary Lender; and (ii) the Ancillary Facility will be available, with the effect from the date agreed by the relevant Borrower and the proposed Ancillary Lender.
(c)Terms of Ancillary Facilities.
(i)Except as provided below, the terms of any Ancillary Facility will be those agreed by the relevant Borrower and the Ancillary Lender.
(ii)However, those terms: (i) must be based upon market commercial terms at that time (except as varied by this Agreement); (ii) may allow only Borrowers (or Subsidiary Ancillary Borrower(s) nominated pursuant to Section 2.16(k) hereof) to use such Ancillary Facility, (iii) may not allow the Ancillary Outstandings under such Ancillary Facility to exceed the Ancillary Commitment applicable to such Ancillary Facility, (iv) may not allow the Ancillary Commitment of a Revolving Credit Lender to exceed the Available Commitment of such Revolving Credit Lender; and (v) must require that the Ancillary Commitment be reduced to zero, and that all Ancillary Outstandings be repaid or prepaid not later than the Revolving Credit Maturity Date (or such earlier date as the Revolving Credit Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).
(iii)If there is any conflict between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) those terms relating to the calculating, and rate and time for payment, of fees, interest or commission and other remuneration relating to an Ancillary Facility, (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Facility shall prevail (to the extent required to permit the netting of balances on those accounts) and (iii) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.
(d)Repayment of an Ancillary Facility.
(i)An Ancillary Facility shall cease to be available on the Revolving Credit Maturity Date or such earlier date on which it expires or is cancelled in accordance with the terms of this Agreement (unless repaid or prepaid in accordance with paragraph (vii) below).
(ii)If an Ancillary Facility expires in accordance with its terms, the Ancillary Commitment of the applicable Ancillary Lender shall be reduced to zero (and the Available Commitment of such Ancillary Lender (or its Affiliate) shall be increased accordingly).
(iii)No Ancillary Lender may demand repayment or prepayment of any amounts for any Ancillary Outstandings (except in connection with Sections 5.1 and 5.2 hereof) unless:
(A)required to reduce the Gross Outstandings of an Ancillary Facility which is an overdraft facility comprising more than one account to or towards an amount equal to its Net Outstandings;

(B)the Revolving Credit Commitments have been cancelled in full, or all outstanding Obligations have become due and payable in accordance with the terms of this Agreement, or the Administrative Agent has declared all outstanding Obligations immediately due and payable, or the expiration date of the Ancillary Facility occurs;
(C)it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility (or it becomes unlawful for any Affiliate of the Ancillary Lender for the Ancillary Lender to do so); or
(D)the Ancillary Outstandings (if any) under such Ancillary Facility are refinanced in full by a Loan or Letter of Credit and the Ancillary Lender gives sufficient notice to enable a Loan or Letter of Credit to be made to refinance those Ancillary Outstandings in full.
(iv)For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in paragraph (iii)(D) above can be refinanced by a Loan or Letter of Credit: (i) the Available Commitment of the applicable Ancillary Lender will be increased by the amount of its Ancillary Commitment and (ii) the Loan or Letter of Credit shall (so long as paragraph (iii)(B) above does not apply) be made so long as no Event of Default is outstanding or no other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings).
(v)On the making of a Loan and/or Letter of Credit to refinance in full the Ancillary Outstandings under an Ancillary Facility in accordance with paragraph (iii)(D) above: (i) each Lender will participate in such Loan and/or Letter of Credit in an amount (as determined by the Administrative Agent) which will result as nearly as possible in each Lender holding its pro rata share (after taking into account the expiration of the applicable Ancillary Commitment) of the Revolving Credit Exposure and other Ancillary Outstandings, if any; and (ii) the relevant Ancillary Facility shall be cancelled.
(vi)In connection with an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing such Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations with respect to its reporting of exposures to applicable regulatory authorities as netted for capital adequacy purposes.
(vii)A Borrower “repaying” or “prepaying” Ancillary Outstandings means (i) such Borrower providing cash collateral (on terms acceptable to the relevant Ancillary Lender and the Administrative Agent (in each case, acting reasonably)) in respect of the Ancillary Outstandings, (ii) the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms or (iii) the Ancillary Lender being satisfied that it has no further liability under such Ancillary Facility. The amount by which Ancillary Outstandings are, repaid or prepaid under clauses (i) and (ii) above is the amount of the relevant cash collateral, reduction or cancellation.
(viii)If the Ancillary Commitment under any Ancillary Facility is reduced or cancelled in whole or in part, the ratable share of each Lender and Letter of Credit Issuer in any payments to be made to or by such Lender or Letter of Credit Issuer under this Agreement and the other Credit Documents on or after the effective date of such reduction or cancellation may be reduced or increased by the Administrative Agent in an amount (as determined by the Administrative Agent) which will result as nearly as possible in each Lender holding its pro rata share (after taking into account the expiration of the applicable Ancillary Commitment) of the

Revolving Credit Exposure and other Ancillary Outstandings, if any, after the making of such payment.
(e)Ancillary Outstandings.  Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that (a) the Ancillary Outstandings under any Ancillary Facility provided by such Ancillary Lender shall not exceed the Ancillary Commitment applicable to such Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under such Ancillary Facility shall not exceed the Designated Net Amount in respect of such Ancillary Facility and (b) where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Gross Outstandings shall not exceed the Designated Gross Amount applicable to such Ancillary Facility and the Net Outstandings shall not exceed the Designated Net Amount applicable to such Ancillary Facility.
(f)Adjustments for Ancillary Facilities upon Acceleration.
(i)As used in this Section 2.16(f):
(ii)“Revolving Outstandings” means, with respect to a Lender, the aggregate of (i) such Lender’s Revolving Credit Exposure and (ii) if the Lender (or any of its Affiliates) is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by such Lender (or its Affiliates), together with, in each case, the aggregate amount of all accrued interest, fees and commission owed to it (or to its Affiliates) as a Lender.
(iii)“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.
(iv)After the maturity of the Obligations (or any portion thereof) has been accelerated pursuant to Section 11, each Lender and each Ancillary Lender shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Credit Documents relating to the Revolving Outstandings (to the extent necessary)) their claims in respect of amounts outstanding to them with respect to the Revolving Outstandings and each Ancillary Facility to ensure that after such transfers the Revolving Outstandings of each Lender bear the same proportion to the Total Revolving Outstandings as such Lender’s Revolving Credit Commitment bears to the aggregate Revolving Credit Commitments, each as at such date.
(v)If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (ii) above, then each Lender will make a further adjustment (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Credit Documents relating to the Revolving Outstandings (to the extent necessary)) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.
(vi)Any transfer of rights and obligations relating to Revolving Outstandings made pursuant to this Section 2.16(f) shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to such Revolving Outstandings.
(vii)Prior to the application of the provisions of paragraph (ii) of this Section 2.16(f), an Ancillary Lender that has provided an overdraft including more than one account under an Ancillary Facility shall set-off any Available Credit Balance on any account comprised in such overdraft facility.

(viii)All calculations to be made pursuant to this Section 2.16(f) shall be made by the Administrative Agent based upon information provided to it by the Lenders and Ancillary Lenders.
(g)Information. Each Borrower and each Ancillary Lender shall, promptly upon request by the Administrative Agent, supply the Administrative Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Administrative Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Administrative Agent and the other Agents and Lenders.
(h)Revolving Credit Commitment Amounts. Notwithstanding any other term of this Agreement, each Revolving Credit Lender shall ensure that at all times its Revolving Credit Commitment is not less than the aggregate of its Ancillary Commitment and/or (as applicable) the Ancillary Commitments of its Affiliates.
(i)Interest, Commission and Fees on Ancillary Facilities. Subject to Section 2.16(c), the rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of such Ancillary Facility based upon market rates and terms at the time entered into and taking into account the fees payable with respect to the Total Revolving Credit Commitments pursuant to Section 4.1(a).
(j)Affiliates of Lenders as Ancillary Lenders.
(i)Subject to the terms of this Agreement, an Affiliate of a Lender to which such Lender can assign its interests under Section 13.6 may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Revolving Credit Commitment is the amount set out opposite the relevant Lender’s name on Schedule 1.1(b) under the caption “Revolving Credit Commitment” and/or the amount of any Revolving Credit Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement. For the purposes of calculating any Revolving Credit Lender’s Available Commitment, such Revolving Credit Lender’s Revolving Credit Commitment shall be reduced by the aggregate amount of the Ancillary Commitments of such Lender and its Affiliates.
(ii)The Parent Borrower shall specify any relevant Affiliate of a Lender in any notice delivered by it to the Administrative Agent pursuant to Section 2.16(b)(ii)(A).
(iii)If a Revolving Credit Lender assigns all of its rights and benefits or transfers all of its rights and obligations pursuant to Section 13.6, its Affiliate shall cease to have any rights or obligations under this Agreement and any such Affiliate shall cease to be an Ancillary Lender or an Agent or Lender.
(iv)Where this Agreement or any other Credit Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.
(k)Affiliates of Borrowers.
(i)Subject to the terms of this Agreement, a Restricted Subsidiary that is an Affiliate of a Borrower may, with the approval of the relevant Ancillary Lender, become a borrower with respect to an Ancillary Facility.

(ii)The Parent Borrower shall specify any relevant Subsidiary Ancillary Borrower in any notice delivered by the Parent Borrower to the Administrative Agent pursuant to Section 2.16(b)(ii)(A) hereof.
(iii)Where this Agreement or any other Credit Document imposes an obligation on a Subsidiary Ancillary Borrower under an Ancillary Facility, the applicable Borrowers shall ensure that the obligation is performed by such Subsidiary Ancillary Borrower.
(iv)Any reference in this Agreement or any other Credit Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Credit Document shall be construed to include a reference to any Subsidiary Ancillary Borrower being under no obligations under any Credit Document or Ancillary Document.
2.17[Reserved].
2.18Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 13.1.
(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Letter of Credit Issuer hereunder; third, to Cash Collateralize the Letter of Credit Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 3.8; fourth, as the Parent Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Letter of Credit Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 3.8; sixth, to the payment of any amounts owing to the Borrowers, the Lenders or the Letter of Credit Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Borrower, any Lender or the Letter of Credit Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the applicable Borrower or Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower or Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/

C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any fee payable under Section 4 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its applicable percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 3.8.
(C)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 13.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the applicable Borrower shall, without prejudice to any right or remedy available to them hereunder or under applicable law, Cash Collateralize the Letter of Credit Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 3.8.
(b)Defaulting Lender Cure.  If the Parent Borrower, the Administrative Agent, and the Letter of Credit Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitment Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the applicable Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Letters of Credit. So long as any Lender is a Defaulting Lender, no Letter of Credit Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect thereto.
Section 3.Letters of Credit
3.1Letters of Credit.
(a)Subject to and upon the terms and conditions herein set forth, at any time and from time to time after the Closing Date and prior to the L/C Facility Maturity Date, the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 3, to issue from time to time from the Closing Date through the L/C Facility Maturity Date for the account of any Borrower (or, so long as a Borrower is the primary obligor, for the account of any Restricted Subsidiary (other than a Borrower)) letters of credit (the “Letters of Credit” and each, a “Letter of Credit”) in such form as may be approved by the Letter of Credit Issuer in its reasonable discretion; provided that none of GS, JPM, Morgan Stanley Senior Funding, Inc. or Truist Bank (or any of their respective Affiliates or branches) shall be under any obligation to issue any Letter of Credit that is not a standby Letter of Credit.
(b)Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Dollar Equivalent of the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitments then in effect (or with respect to any Letter of Credit Issuer, exceed such Letter of Credit Issuer’s Letter of Credit Sublimit; provided that each Letter of Credit Issuer may elect, in its sole discretion, to agree to issue Letters of Credit in excess of such Letter of Credit Issuer’s Letter of Credit Sublimit on terms and conditions as mutually agreed as between such Letter of Credit Issuer, the Administrative Agent and the Parent Borrower); (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the aggregate amount of the Lenders’ Revolving Credit Exposures at the time of the issuance thereof to exceed the Total Revolving Credit Commitment then in effect; (iii) each Letter of Credit shall have an expiration date occurring no later than one year after the date of issuance thereof (except as set forth in Section 3.2(d)); provided that in no event shall such expiration date occur later than the applicable L/C Facility Maturity Date; provided that in each case, Letters of Credit may be issued with an expiration date occurring after the applicable L/C Facility Maturity Date, to the extent that prior to (or concurrently with) the occurrence of the applicable L/C Facility Maturity Date, such Letter of Credit will be Cash Collateralized or backstopped (in the case of a backstop only, on terms reasonably satisfactory to such Letter of Credit Issuer); (iv) the Letter of Credit issued by any Letter of Credit Issuer shall be denominated in an Available Currency; (v) no Letter of Credit shall be issued if it would be illegal under any applicable law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor; and (vi) no Letter of Credit shall be issued by the Letter of Credit Issuer after it has received a written notice from any Credit Party or the Administrative Agent or the Required Revolving Credit Lenders stating that a Default or Event of Default has occurred and is continuing until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering such notice or (y) the waiver of such Default or Event of Default in accordance with Section 13.1.
(c)Upon at least two Business Days’ prior written notice to each of the Administrative Agent and the Letter of Credit Issuer (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Parent Borrower shall have the right, on any day, to request the Letter of Credit Issuer to issue an amendment to terminate permanently or to reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding shall not exceed the Letter of Credit Commitment (or with respect to a Letter of Credit Issuer, the Letters of Credit Outstanding with respect to Letters of Credit issued by such Letter of Credit Issuer shall not exceed such Letter of Credit Issuer’s Letter of Credit Sublimit); provided, further, that any such reduction shall be applied to the Letter of Credit Sublimit of each Letter of Credit Issuer on a pro rata basis.
(d)[Reserved].
(e)The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit, or any law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (in each case, for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;
(ii)the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer applicable to letters of credit generally;
(iii)except as otherwise agreed by the Letter of Credit Issuer, such Letter of Credit is in an initial Stated Amount less than $50,000, in the case of a commercial Letter of Credit, or $10,000, in the case of a standby Letter of Credit;
(iv)such Letter of Credit is denominated in a currency other than an Available Currency;
(v)such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or
(vi)a default of any Revolving Credit Lender’s obligations to fund under Section 3.3 exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless, in each case, the applicable Borrower has entered into arrangements reasonably satisfactory to the Letter of Credit Issuer to eliminate the Letter of Credit Issuer’s risk with respect to such Revolving Credit Lender or such risk has been reallocated in accordance with Section 2.18.
(f)The Letter of Credit Issuer shall not increase the Stated Amount of any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(g)The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(h)The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 12.3 with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 12.3 included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.

3.2Letter of Credit Requests.
(a)Whenever a Borrower desires that a Letter of Credit be issued for its account or amended, such Borrower or the Parent Borrower shall give the Administrative Agent and the Letter of Credit Issuer a Letter of Credit Request by no later than 1:00 p.m. (New York City time) at least four Business Days (or such other period as may be agreed upon by the applicable Borrower or the Parent Borrower, the Administrative Agent and the Letter of Credit Issuer) prior to the proposed date of issuance or amendment. Each Letter of Credit Request shall be executed by the applicable Borrower or the Parent Borrower. Any Letter of Credit Request may be conditioned on the occurrence of any specified transaction and, if such specified transaction does not occur as intended, such notice may be revoked or amended by the Parent Borrower. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the Letter of Credit Issuer, by personal delivery or by any other means acceptable to the Letter of Credit Issuer.
(b)In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the Stated Amount thereof in an Available Currency (and, if applicable, the Dollar Equivalent thereof); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the identity of the applicant; and (H) such other matters as the Letter of Credit Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the Letter of Credit Issuer (I) the Letter of Credit to be amended; (II) the proposed date of amendment thereof (which shall be a Business Day); (III) the nature of the proposed amendment; and (IV) such other matters as the Letter of Credit Issuer may reasonably require. Additionally, the applicable Borrower or the Parent Borrower shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may reasonably require.
(c)Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the Letter of Credit, that one or more applicable conditions contained in Sections 6 (solely with respect to any Letter of Credit issued on the Closing Date) and 7 shall not then be satisfied to the extent required thereby, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or, so long as a Borrower is the primary obligor, for the account of any Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices.
(d)If a Borrower or the Parent Borrower so requests in any Letter of Credit Request, the Letter of Credit Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof and the applicable Borrower not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the applicable Borrower shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Facility Maturity Date, unless otherwise agreed upon by the Administrative Agent and the Letter of Credit Issuer; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has reasonably determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of clause (b) of Section 3.1 or otherwise), or (B) it has received written notice on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the applicable Borrower or the Parent Borrower that one or more of the applicable conditions specified in Sections 6 and 7 are not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.
(e)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the first Business Day of each month, the Letter of Credit Issuer shall provide the Administrative Agent a list of all Letters of Credit issued by it that are outstanding at such time.
(f)The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.1(b).
3.3Letter of Credit Participations.
(a)Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (each such Revolving Credit Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation (each, an “L/C Participation”), to the extent of such L/C Participant’s Revolving Credit Commitment Percentage in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of each Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; provided that the Letter of Credit Fees will be paid directly to the Administrative Agent for the ratable account of the L/C Participants as provided in Section 4.1(b) and the L/C Participants shall have no right to receive any portion of any Fronting Fees.
(b)In determining whether to pay under any Letter of Credit, the relevant Letter of Credit Issuer shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction, shall not create for the Letter of Credit Issuer any resulting liability.
(c)In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the applicable Borrower shall not have repaid such amount in full to the respective Letter of Credit Issuer through the Administrative Agent pursuant to Section 3.4(a), the Administrative Agent shall promptly notify each L/C Participant of such failure, and each L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such L/C Participant’s Revolving Credit Commitment Percentage of the Dollar Equivalent of such unreimbursed payment in Dollars and in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Credit Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such L/C Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees that are reasonably and customarily charged by the Letter of Credit Issuer in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of

Credit Issuer its Revolving Credit Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Credit Commitment Percentage of any such payment.
(d)Whenever the Administrative Agent receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the L/C Participants pursuant to clause (c) above, the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Credit Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the Dollar Equivalent of the amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.
(e)The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.
(f)If any payment received by the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 3.3(c) is required to be returned under any of the circumstances described in Section 13.20 (including pursuant to any settlement entered into by the Letter of Credit Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 3.3(c), at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
3.4Agreement to Repay Letter of Credit Drawings.
(a)The Borrowers hereby agree to reimburse the Letter of Credit Issuer, by making payment with respect to any drawing under any Letter of Credit in the same currency in which such drawing was made unless the Letter of Credit Issuer (at its option) shall have specified in the notice of drawing that it will require reimbursement in Dollars. In the case of any reimbursement in Dollars of a drawing of a Letter of Credit denominated in an Available Currency, the Letter of Credit Issuer shall notify the Parent Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Any such reimbursement shall be made by the Borrowers to the Administrative Agent in immediately available funds for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid until reimbursed, an “Unpaid Drawing”) no later than the date that is one Business Day after the date on which the Parent Borrower receives written notice of such payment or disbursement (the “Reimbursement Date”), with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 5:00 p.m. (New York City time) on the Reimbursement Date, from the Reimbursement Date to the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum that shall at all times be (i) with respect to a Letter of Credit being reimbursed in Dollars, the Applicable Margin for ABR Loans that are Revolving Credit Loans plus the ABR as in effect from time to time, (ii) with respect to a Letter of Credit being reimbursed in Euro, the Applicable Margin for Eurocurrency Loans that are Revolving Credit Loans plus the Eurocurrency Rate (for the shortest available tenor) and (iii) with respect to a Letter of Credit being reimbursed in Pounds Sterling, the Applicable Margin for RFR Loans that are Revolving Credit Loans plus Daily Simple RFR; provided that, notwithstanding anything contained in this Agreement to the contrary, (i) unless the applicable Borrower or the Parent Borrower shall have notified the Administrative Agent and the relevant Letter of Credit Issuer prior to 1:00 p.m. (New York City time) on the Reimbursement Date that the applicable Borrower intends to reimburse the relevant Letter of Credit Issuer on the Reimbursement Date for the amount of such drawing with funds other than the proceeds of

Loans, the applicable Borrower shall be deemed to have given a Notice of Borrowing requesting that, with respect to Letters of Credit, the Revolving Credit Lenders make Revolving Credit Loans (which shall be denominated in Dollars and which shall be ABR Loans) on the Reimbursement Date in the amount, or Dollar Equivalent of the amount, as applicable, of such drawing and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Revolving Credit Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Credit Loan to the applicable Borrower in Dollars in the manner deemed to have been requested in the amount of its Revolving Credit Commitment Percentage of the applicable Unpaid Drawing by 2:00 p.m. (New York City time) on such Reimbursement Date by making the amount of such Revolving Credit Loan available to the Administrative Agent. Such Revolving Credit Loans shall be made without regard to the Minimum Borrowing Amount or Borrowing Multiple. The Administrative Agent shall use the proceeds of such Revolving Credit Loans solely for purpose of reimbursing the Letter of Credit Issuer for the related Unpaid Drawing. In the event that a Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Facility Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to this Section 3.4 except that the Letter of Credit Issuer shall hold the proceeds received from the L/C Participants as contemplated above as Cash Collateral for such Letter of Credit to reimburse any Unpaid Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Unpaid Drawings made in respect of such Letter of Credit following the L/C Facility Maturity Date, second, to the extent such Letter of Credit expires with no pending drawings or is returned for cancellation while any such Cash Collateral remains, to the repayment of obligations in respect of any Revolving Credit Loans that have not been paid at such time and third, to the applicable Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrowers’ obligation to repay all outstanding Revolving Credit Loans when due in accordance with the terms of this Agreement.
(b)The obligation of the Borrowers to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of this Agreement or any of the other Credit Documents;
(ii)the existence of any claim, set-off, defense or other right that any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable Borrower and the beneficiary named in any such Letter of Credit);
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by the Letter of Credit Issuer of any requirement that exists for the Letter of Credit Issuer’s protection and not the protection of the Borrowers (or other Restricted Subsidiary) or any waiver by the Letter of Credit Issuer which does not in fact materially prejudice the applicable Borrower (or other Restricted Subsidiary);
(v)any payment made by the Letter of Credit Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP, the UCP or the express terms of the Letter of Credit, as applicable;

(vi)any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a document that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code;
(vii)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(viii)any adverse change in any relevant exchange rates or in the availability of any Available Currency to a Borrower (or Holdings or other Restricted Subsidiary) or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the applicable Borrower (or other Restricted Subsidiary) (other than the defense of payment or performance).
(c)The Borrowers shall be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under the Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of the Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction; provided that this clause (c) shall not preclude any Letter of Credit Issuer’s incurring liability to the Borrowers for any wrongful payment made by such Letter of Credit Issuer under such Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct, bad faith or gross negligence on the part of such Letter of Credit Issuer as determined in the final non-appealable judgment of a court of competent jurisdiction.
3.5Increased Costs. If any Change in Law shall either (x) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Letter of Credit Issuer, or any L/C Participant’s L/C Participation therein, or (y) impose on the Letter of Credit Issuer or any L/C Participant any other conditions or costs affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the actual cost to the Letter of Credit Issuer or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the actual amount of any sum received or receivable by the Letter of Credit Issuer or such L/C Participant hereunder (including any increased costs or reductions attributable to Taxes, other than any increase or reduction attributable to Indemnified Taxes, Excluded Taxes or Other Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly after receipt of written demand to the applicable Borrower by the Letter of Credit Issuer or such L/C Participant, as the case may be (a copy of which notice shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent (with respect to a Letter of Credit issued on account of a Borrower (other Restricted Subsidiary))), the applicable Borrower shall pay to the Letter of Credit Issuer or such L/C Participant such actual additional amount or amounts as will compensate the Letter of Credit Issuer or such L/C Participant for such increased cost or reduction. A certificate submitted to the applicable Borrower by the relevant Letter of Credit Issuer or an L/C Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such actual additional amount or amounts necessary to compensate the Letter of Credit Issuer or such L/C Participant as aforesaid shall be conclusive and binding on the applicable Borrower absent clearly demonstrable error.
3.6New or Successor Letter of Credit Issuer.
(a)The Parent Borrower may replace the Letter of Credit Issuer for any reason upon written notice to the Administrative Agent and the Letter of Credit Issuer. A Letter of Credit Issuer may, in

connection with a permitted assignment by it of a Revolving Credit Commitment hereunder, assign all or a portion of its obligations and related rights as Letter of Credit Issuer hereunder to the assignee of such Revolving Credit Commitment; provided that except during the continuance of an Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower), the prior written consent of the Parent Borrower (not to be unreasonably withheld, conditioned or delayed) shall be required; provided, further, that any such consent of the Parent Borrower may be conditioned on the assignor and assignee agreeing to “back-stop” any Letters of Credit issued by the assignor as described in clause (ii) below. The Parent Borrower may add Letter of Credit Issuers at any time upon notice to the Administrative Agent. If a Letter of Credit Issuer shall be replaced by the Parent Borrower, or if the Parent Borrower shall decide to add a new Letter of Credit Issuer under this Agreement, then the Parent Borrower may appoint from among the Lenders a successor issuer of Letters of Credit or a new Letter of Credit Issuer, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned), another successor or new issuer of Letters of Credit. Upon any assignment, replacement or appointment contemplated hereby, the term Letter of Credit Issuer shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. At the time such assignment, resignation or replacement shall become effective, the Borrowers shall pay to the replaced Letter of Credit Issuer all accrued and unpaid fees applicable to the Letters of Credit pursuant to Sections 4.1(b) and 4.1(d). The acceptance of any appointment as the Letter of Credit Issuer hereunder whether as a assignee issuer, successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by, and subject to the effectiveness of, an agreement entered into by such assignee or new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Parent Borrower and the Administrative Agent and, from and after the effective date of such agreement, such assignee or new or successor issuer of Letters of Credit shall become the Letter of Credit Issuer hereunder. After the replacement of a Letter of Credit Issuer hereunder, the replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of the Letter of Credit Issuer under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. In connection with any assignment or replacement pursuant to this clause (a), either (i) the Parent Borrower, the replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the replaced Letter of Credit Issuer replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Parent Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced Letter of Credit Issuer, to issue “back-stop” Letters of Credit naming the replaced Letter of Credit Issuer as beneficiary for each outstanding Letter of Credit issued by the replaced Letter of Credit Issuer, which new Letters of Credit shall be denominated in the same currency as, and shall have an available amount equal to, the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding backstopped Letters of Credit. After any replaced Letter of Credit Issuer’s replacement as Letter of Credit Issuer, the provisions of this Agreement relating to the Letter of Credit Issuer shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was the Letter of Credit Issuer under this Agreement or (B) at any time with respect to Letters of Credit issued by such Letter of Credit Issuer.
(b)To the extent there are, at the time of any replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including, without limitation, any obligations related to the payment of Fees or the reimbursement or funding of amounts drawn), except that the Borrowers, the replaced Letter of Credit Issuer and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.
3.7Role of Letter of Credit Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Revolving Credit Lenders; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct as determined in the final non-appealable judgment of a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuit of such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Affiliates nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable or responsible for any of the matters described in Section 3.3(b); provided that anything in such Section to the contrary notwithstanding, the applicable Borrower may have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the applicable Borrower which the applicable Borrower proves were caused by the Letter of Credit Issuer’s willful misconduct, bad faith or gross negligence or the Letter of Credit Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit in each case as determined in the final non-appealable judgment of a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
The Letter of Credit Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
3.8Cash Collateral.
(a)Certain Credit Support Events. Upon the written request of the Administrative Agent or the Letter of Credit Issuer, if (i) as of the L/C Facility Maturity Date, any L/C Obligation for any reason remains outstanding, (ii) the applicable Borrower shall be required to provide Cash Collateral pursuant to Section 11.13, or (iii) Section 2.18(a)(v) is in effect, the applicable Borrower shall immediately (in the case of clause (ii) above) or within one Business Day (in all other cases) following any written request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iii) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein as described in Section 3.8(a), and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.8(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Letter of Credit Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount (including, without limitation, as a result of exchange rate fluctuations), the Borrowers will, promptly upon written demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. Cash Collateral shall be maintained in interest bearing deposit accounts with the Administrative Agent. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 3.8 or Sections 2.18, 5.2, or 11.13 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 13.6(b)(ii)) or there is no longer existing an Event of Default) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.
3.9Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the applicable Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall be stated therein to apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall be stated therein to apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Letter of Credit Issuer shall not be responsible to the Borrowers for, and the Letter of Credit Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Letter of Credit Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of a jurisdiction where the Letter of Credit Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
3.10Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control and any grant of security interest in any Issuer Documents shall be void.
3.11Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of a Restricted Subsidiary, the Borrowers shall be jointly and severally obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any other Restricted Subsidiaries inures to the benefit of each Borrower and that each Borrower’s business derives substantial benefits from the businesses of the Parent Borrower and the other Restricted Subsidiaries.
3.12Provisions Related to Extended Revolving Credit Commitments. If the L/C Facility Maturity Date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the Letter of Credit Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Credit Commitments in respect of which the L/C Facility Maturity Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Sections 3.3 and 3.4) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the applicable Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 3.8. Upon the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit may be reduced as agreed between the Letter of Credit Issuer and the Parent Borrower, without the consent of any other Person.
Section 4.Fees; Termination of Commitments
4.1Fees.
(a)Without duplication, each Borrower agrees jointly and severally to pay to the Administrative Agent in Dollars, for the account of each Revolving Credit Lender (in each case pro rata according to the respective Revolving Credit Commitments of all such Lenders), a commitment fee equal to the Commitment Fee Rate of the Available Commitment (the “Commitment Fee”), for each day from the Closing Date to the Revolving Credit Maturity Date. The Commitment Fee shall be payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Parent Borrower (for the quarterly period (or portion thereof) ended on such day for which no payment has been received) and (y) on the Revolving Credit Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (x) above), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Commitment in effect on such day.
(b)Without duplication, each Borrower jointly and severally agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Credit Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit issued on the Borrowers’ or any of the other Restricted Subsidiaries’ behalf (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for Adjusted Term SOFR, Eurocurrency Rate and Daily Simple RFR Revolving Credit Loans. Except as provided below, such Letter of Credit Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Parent Borrower and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero.
(c)Without duplication, each Borrower jointly and severally agrees to pay to the Administrative Agent in Dollars, for its own account, administrative agent fees as have been previously agreed in writing or as may be agreed in writing from time to time.
(d)Without duplication, each Borrower jointly and severally agrees to pay to the Letter of Credit Issuer a fee in Dollars in respect of each Letter of Credit issued by it to or on behalf of the Parent Borrower or any Restricted Subsidiary (the “Fronting Fee”) (i) with respect to each commercial Letter of Credit, at the rate of 0.125%, computed on the amount of such Letter of Credit, and (ii) with respect to each standby Letter of Credit, for the period from the date of issuance of such Letter of Credit to the termination date of such Letter of Credit, computed at the rate for each day equal to 0.125% per annum on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Parent Borrower and the applicable Letter of Credit Issuer). Such Fronting Fees shall be due and payable (x) quarterly in arrears on the last Business Day of each fiscal quarter of the Parent Borrower and (y) on the date upon which the Total Revolving Credit Commitment terminates and the Letters of Credit Outstanding shall have been reduced to zero. In addition, each Letter of Credit Issuer shall be paid its customary administrative charges from time to time in connection with Letters of Credit issued by it.
(e)Without duplication, each Borrower jointly and severally agrees to pay directly to the Letter of Credit Issuer in Dollars upon each issuance or renewal of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance or renewal of, drawing under, and/or amendment be the processing charge that the Letter of Credit Issuer is customarily charging for issuances or renewals of, drawings under or amendments of, letters of credit issued by it.

(f)The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrowers of that Ancillary Facility based upon normal market rates and terms.
(g)Notwithstanding the foregoing, the Borrowers shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 4.1, except as otherwise set forth in Section 2.18(a)(iii).
4.2Voluntary Reduction of Revolving Credit Commitments. Upon at least three Business Days’ prior written notice (which may be conditioned on the occurrence of any specified transaction and, if such specified transaction does not occur as intended, such notice may be revoked or amended by the Parent Borrower) to the Administrative Agent at the Administrative Agent’s Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Parent Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Revolving Credit Commitments in whole or in part; provided that (a) any such reduction shall apply proportionately and permanently to reduce the Revolving Credit Commitment of each of the Lenders of any applicable Class, except that (i) notwithstanding the foregoing, in connection with the establishment on any date of any Extended Revolving Credit Commitments pursuant to Section 2.14(g), the Revolving Credit Commitments of any one or more Lenders providing any such Extended Revolving Credit Commitments on such date shall be reduced in an amount equal to the amount of Revolving Credit Commitments so extended on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(g) of Revolving Credit Commitments and Revolving Credit Loans into Extended Revolving Credit Commitments and Extended Revolving Credit Loans prior to any reduction being made to the Revolving Credit Commitment of any other Lender) and (ii) the Parent Borrower may at its election permanently reduce the Revolving Credit Commitment of a Defaulting Lender to $0 without affecting the Revolving Credit Commitments of any other Lender, (b) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $2,500,000, and (c) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate amount of the Lenders’ Revolving Credit Exposures shall not exceed the Total Revolving Credit Commitment and the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class shall not exceed the aggregate Revolving Credit Commitment of such Class. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 4.2, the Ancillary Facility Sublimit exceeds the amount of the Total Revolving Credit Commitment at such time, the Ancillary Facility Sublimit shall be automatically reduced by the amount of such excess.
4.3Mandatory Termination of Commitments.
(a)The Initial Term Loan Commitments shall terminate upon the earlier of the funding of the Initial Term Loans or at 5:00 p.m. (New York City time) on the Closing Date. The Amendment No. 3 Term Loan Commitments shall terminate upon the funding, continuation and/or conversion (as applicable) of the Amendment No. 3 Term Loans on the Amendment No. 3 Effective Date. The Amendment No. 5 Term Loan Commitments shall terminate upon the funding, continuation and/or conversion (as applicable) of the Amendment No. 5 Term Loans on the Amendment No. 5 Effective Date.
(b)The Revolving Credit Commitment shall terminate at 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.
(c)The Ancillary Commitments shall terminate in accordance with the terms of the relevant Ancillary Documents but in any event by no later than 5:00 p.m. (New York City time) on the Revolving Credit Maturity Date.

Section 5.Payments
5.1Voluntary Prepayments.
(a)The Borrowers shall have the right to prepay Loans, including Term Loans and Revolving Credit Loans, as applicable, in each case, without premium or penalty (other than as set forth in Section 5.1(b) or Section 5.1(c) (as applicable)), in whole or in part from time to time on the following terms and conditions: (1) the Parent Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such prepayment (which may be conditioned on the occurrence of any specified transaction and, if such specified transaction does not occur as intended, such notice may be revoked or amended by the Parent Borrower), the amount of such prepayment and (in the case of Term SOFR Loans or Eurocurrency Loans) the specific Borrowing(s) pursuant to which they were made, which notice shall be given by the Parent Borrower no later than 12:00 Noon (New York City time) (i) in the case of Term SOFR Loans, three Business Days prior to the date of such prepayment, (ii) in the case of Eurocurrency Loans denominated in Euros, three Business Days prior to the date of such prepayment, (iii) in the case of RFR Loans denominated in Pounds Sterling, one Business Day prior to the date of such prepayment, or (iv) in the case of ABR Loans, on the Business Day of such prepayment; (2) each partial prepayment of any Borrowing shall be in a minimum amount of the Minimum Borrowing Amount and in multiples of the Borrowing Multiple in excess thereof, in each case for Loans of the applicable Type; provided that no partial prepayment of Term SOFR Loans or Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Term SOFR Loans or Eurocurrency Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such Term SOFR Loans or Eurocurrency Loans; and (3) in the case of any prepayment of Term SOFR Loans or Eurocurrency Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto, the applicable Borrower shall, promptly after receipt of a written request by any applicable Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required pursuant to Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1 shall be (a) applied to the Class or Classes of Term Loans, and individual Borrowings or Types, as the Parent Borrower may specify and (b) applied to reduce Initial Term Loan Repayment Amounts, Amendment No. 3 Term Loan Repayment Amounts, Amendment No. 5 Term Loan Repayment Amounts, any New Term Loan Repayment Amounts, and, subject to Section 2.14(g), Extended Term Loan Repayment Amounts, as the case may be, in each case, in such order as the Parent Borrower may specify, and absent any such direction, in direct order of maturity. Each prepayment in respect of any Revolving Credit Loans pursuant to this Section 5.1 shall be applied to the Class or Classes of Revolving Credit Loans, and individual Borrowings or Types, as the Parent Borrower may specify.
(b)In the event that, on or prior to the date that is twelve months after the Closing Date, the Borrowers (i) make any voluntary prepayment pursuant to this Section 5.1, or any mandatory prepayment in connection with a Debt Incurrence Prepayment Event, in each case, of Initial Term Loans in connection with any Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Initial Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the primary purpose of which is to decrease the Effective Yield on such Initial Term Loans, then the Borrowers shall pay to the Administrative Agent, for the ratable account of each applicable Lender in respect of such Lender’s Loans that are the subject of such Repricing Transaction, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Initial Term Loans prepaid in connection with such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the Initial Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.
(c)On and after the Amendment No. ~~3~~5 Effective Date, in the event that, on or prior to the date that is six months after the Amendment No. ~~3~~5 Effective Date, the Borrowers (i) make any voluntary prepayment pursuant to this Section 5.1, or any mandatory prepayment in connection with a Debt Incurrence Prepayment Event, in each case, of Amendment No. ~~3~~5 Term Loans ~~in connection with~~as a direct result of any Repricing Transaction the ~~primary~~sole purpose of which is to decrease the Effective Yield on such Amendment No. ~~3~~5 Term Loans or (ii) effect any amendment of this Agreement resulting in a Repricing Transaction the ~~primary~~sole purpose of which is to decrease the Effective Yield on such Amendment No. ~~3~~5 Term Loans, then the Borrowers shall pay to the Administrative Agent, for the ratable account of each applicable Lender in respect of such Lender’s Loans that are the direct subject of such Repricing Transaction, (x) in the case of clause (i), a prepayment premium of 1.00% of the principal amount of the Amendment No. ~~3~~5 Term Loans actually prepaid ~~in connection with~~as a direct result of such Repricing Transaction and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the Amendment No. ~~3~~5 Term Loans outstanding immediately prior to such amendment that are actually subject to an effective pricing reduction pursuant to such Repricing Transaction.
5.2Mandatory Prepayments.
(a)Term Loan Prepayments.
(i)On each occasion that a Prepayment Event occurs, subject to any Reinvestment Right, the Borrowers shall, within three Business Days after receipt of the Net Cash Proceeds of a Debt Incurrence Prepayment Event (other than one covered by clause (iii) below) and within ten Business Days after the occurrence of any other Prepayment Event, prepay, in accordance with clause (c) below, Term Loans with an equivalent principal amount equal to 100% of the Net Cash Proceeds from such Prepayment Event; provided that (A) the percentage in this Section 5.2(a)(i) shall be reduced to 50% if the First Lien Net Leverage Ratio on the date of prepayment (after giving Pro Forma Effect thereto) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.85 to 1.00 but greater than 3.35 to 1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(i) if the First Lien Net Leverage Ratio on the date of prepayment (after giving Pro Forma Effect thereto) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.35 to 1.00; provided, further, that, with respect to the Net Cash Proceeds of an Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the Borrowers may use a portion of such Net Cash Proceeds to prepay or repurchase any Other First Lien Obligations (and with such prepaid or repurchased Other First Lien Obligations permanently extinguished) to the extent the terms governing such Other First Lien Obligations require the prepayment or making of an offer to purchase such Other First Lien Obligations with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such Other First Lien Obligations and the denominator of which is the sum of the outstanding principal amount of such Other First Lien Obligations and the outstanding principal amount of Term Loans.
(ii)Not later than ten Business Days after the date on which financial statements are required to be delivered pursuant to Section 9.1(a) for any Excess Cash Flow Period after the Closing Date, the Borrowers shall prepay (or cause to be prepaid), in accordance with clause (c) below, Term Loans with a principal amount equal to (x) 50% of Excess Cash Flow for such fiscal year; provided that (A) the percentage in this Section 5.2(a)(ii) shall be reduced to 25% if the First Lien Net Leverage Ratio on the date of prepayment (after giving Pro Forma Effect thereto and after giving effect to any prepayment described in clause (y) below) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.85 to 1.00 but greater than 3.35 to 1.00 and (B) no payment of any Term Loans shall be required under this Section 5.2(a)(ii) if (x) the First Lien Net Leverage Ratio on the date of prepayment (after giving Pro Forma Effect thereto and after giving effect to any prepayment described in clause (y) below) for the most recent Test Period ended prior to such prepayment date is less than or equal to 3.35 to 1.00 or (y) the amount of Excess Cash Flow that would otherwise be required to be prepaid hereunder (after giving effect to the remainder of this paragraph (ii)) for such fiscal year does not exceed the greater of $31,620,000 and 15.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period (and, notwithstanding any other provision hereof, only the amount (if any) in excess of such amount shall be required to be prepaid), minus, at the option of the Parent Borrower, (y) (i) the principal amount of Term Loans voluntarily prepaid pursuant to Section 5.1 or Section 13.6(h)(x) (in each case, including purchases of the Loans by the Parent Borrower and its Subsidiaries at or below par pursuant to Section 13.6(h)(x), in which case credit shall be given to the principal amount purchased) (or committed to be so prepaid or purchased) during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment, (ii) to the extent accompanied by permanent optional reductions of Revolving Credit Commitments, Extended Revolving Credit Commitments or Incremental Revolving Credit Commitment, as applicable, the principal amount of Revolving Credit Loans, Extended Revolving Credit Loans and Incremental Revolving Credit Loans voluntarily prepaid pursuant to Section 5.1 (or committed to be so prepaid) during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment (in each case of clauses (i) and (ii), other than to the extent any such prepayment is funded with the proceeds of Funded Debt) and (iii) the aggregate amount of Additional ECF Prepayment Reduction Amounts during such fiscal year or after such fiscal year and prior to the date of the required Excess Cash Flow payment; provided, further, that any excess of the amounts described in clause (y) over the amount described in clause (x) may be carried forward, at the election of the Parent Borrower, to any future Excess Cash Flow Period; provided, further, that the Borrowers may use a portion of any required Excess Cash Flow prepayment to prepay or repurchase Other First Lien Obligations (and with such prepaid or repurchased Other First Lien Obligations permanently extinguished) to the extent the terms governing such Other First Lien Obligations require the prepayment or making of an offer to purchase such Other First Lien Obligations with the proceeds of Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of required Excess Cash Flow prepayment multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of such Other First Lien Obligations and the denominator of which is the sum of the outstanding principal amount of such Other First Lien Obligations and the outstanding principal amount of Term Loans.
(iii)Notwithstanding the preceding clause (i), within the Reinvestment Period after the Parent Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale Prepayment Event, Casualty Event or Permitted Sale Leaseback, the Parent Borrower or such Restricted Subsidiary may elect to use the Net Cash Proceeds thereof or any portion thereof to make investments in assets used or useful in the business of the Parent Borrower and its Subsidiaries or to make other Investments (including Permitted Acquisitions) and such Net Cash Proceeds or applicable portion thereof shall not be subject to mandatory prepayment prior to the expiration of the Reinvestment Period (this clause (iii), the “Reinvestment Right”). Upon expiration of the Reinvestment Period with respect to any such Net Cash Proceeds, the Borrowers shall comply with clause (i) above as if the last day of the Reinvestment Period was the date of the applicable Prepayment Event with respect to any Net Cash Proceeds that have not been applied in accordance with the previous sentence.
(iv)Notwithstanding any other provisions of this Section 5.2, (A) to the extent that any or all of the Net Cash Proceeds of any Prepayment Event by a Foreign Subsidiary giving rise to a prepayment pursuant to clause (i) above (a “Foreign Prepayment Event”) or Excess Cash Flow are prohibited or delayed by any Requirement of Law (including rules relating to financial assistance, corporate benefit, thin capitalization, capital maintenance, restrictions on repatriation and statutory or similar duties of directors or officers) from being repatriated to the Credit Parties, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Requirement of Law will not permit repatriation to the Credit Parties (the Credit Parties hereby agreeing to use commercially reasonable efforts for a period not exceeding 360 days to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Requirement of Law to permit repatriation), and once a repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such repatriation is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii) above, as applicable, (B) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Prepayment Event or Excess Cash Flow would have a non-de minimis adverse tax consequence (including any withholding tax) to Holdings or any of its Subsidiaries, Affiliates or direct or indirect equityholders with respect to such Net Cash Proceeds or Excess Cash Flow, an amount equal to the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary until such time as it may repatriate such Net Cash Proceeds without incurring a non-de minimis adverse tax consequence and (C) to the extent that the distribution to the Borrowers of any or all of the relevant Excess Cash Flow or the relevant Net Cash Proceeds is prohibited, restricted or delayed by reason of any

Organizational Documents (including any relevant shareholders’ or similar agreement) or any other material contract with a Person other than Holdings, the Parent Borrower or a Restricted Subsidiary, then for so long as the Parent Borrower determines in good faith that such impairment exists, an amount equal to the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in clauses (i) and (ii) above, as the case may be, but only so long, as the applicable Organizational Document (including any relevant shareholders’ or similar agreement) or other material contract will not permit distribution to the Borrowers (the Parent Borrower hereby agreeing to use commercially reasonable efforts for a period not exceeding 360 days to cause the applicable Person to promptly take all actions reasonably required to permit the distribution), and once a distribution of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted, an amount equal to such Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than ten Business Days after such distribution is permitted) applied (net of any taxes that would be payable or reserved against if such amounts were actually repatriated whether or not they are repatriated) to the repayment of the Loans pursuant to clauses (i) and (ii) above, as applicable.
(b)Repayment of Revolving Credit Loans. If the aggregate amount of the Lenders’ Revolving Credit Exposures in respect of any Class of Revolving Loans for any reason exceeds 100% of the aggregate Revolving Credit Commitments of such Class then in effect, the Borrowers shall repay on such date (or, in the case of an excess resulting solely from the fluctuation of exchange rates, within five (5) Business Days of such date) Revolving Loans of such Class in an amount necessary to eliminate such excess. If after giving effect to the prepayment of all outstanding Revolving Loans of such Class, the Revolving Credit Exposures of such Class exceed 100% of the aggregate Revolving Credit Commitments of such Class then in effect, the Borrowers shall Cash Collateralize the Letters of Credit Outstanding in relation to such Class to the extent of such excess. On any date on which the Ancillary Outstandings under any Ancillary Facility exceeds 100% of the aggregate Ancillary Commitments applicable to such Ancillary Facility, the applicable Borrower or Borrowers shall promptly repay or prepay such Ancillary Outstandings in an aggregate amount such that, after giving effect to such repayments or prepayments, the Ancillary Outstandings under such Ancillary Facility shall not exceed the applicable Ancillary Commitment.
(c)Application to Repayment Amounts. Subject to Section 5.2(f), each prepayment of Term Loans required by Section 5.2(a)(i) or (ii) shall be allocated pro rata among (x)(i) prior to the Amendment No. 3 Effective Date, the Initial Term Loans, ~~and,~~(ii) on and after the Amendment No. 3 Effective Date and prior to the Amendment No. 5 Effective Date, the Amendment No. 3 Term Loans and (iii) on and after the Amendment No. 5 Effective Date, the Amendment No. 5 Term Loans, (y) the New Term Loans and (z) the Extended Term Loans based on the applicable remaining Repayment Amounts due thereunder (except in the case of a Debt Incurrence Prepayment Event with respect to Replacement Term Loans, in which case such prepayment shall be allocated to the Class or Classes of Term Loans intended to be replaced thereby) and shall be applied within each applicable Class of Term Loans in direct order of maturity of remaining installments of principal or as otherwise directed by the Parent Borrower. Subject to Section 5.2(f), with respect to each such prepayment, the Parent Borrower will, not later than the date specified in Section 5.2(a) for making such prepayment, give the Administrative Agent written notice of such prepayment, which shall be substantially in the form of Exhibit O and which shall include a calculation of the amount of such prepayment to be applied to each Class of Term Loans requesting that the Administrative Agent provide notice of such prepayment to each Initial Term Loan Lender, Amendment No. 3 Term Loan Lender, Amendment No. 5 Term Loan Lender, New Term Loan Lender or Lender of Extended Term Loans, as applicable.
(d)Application to Term Loans. With respect to each prepayment of Term Loans required by Section 5.2(a), the Parent Borrower may, if applicable, designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which such Loans were made; provided that if any Lender has provided a Rejection Notice in compliance with Section 5.2(e), such prepayment shall be applied with respect to the Term Loans to be prepaid on a pro rata basis across all outstanding Types of such Term Loans in proportion to the percentage of such outstanding Term Loans to be prepaid represented by each such Class. In the absence of a Rejection Notice or a designation by the Parent Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(e)Application to Revolving Credit Loans. With respect to each prepayment of Revolving Credit Loans pursuant to Section 5.2(b), the Parent Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which they were made and (ii) the Revolving Loans to be prepaid; provided that each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, except that no prepayment of Revolving Loans shall be applied to the Revolving Credit Loans of any Defaulting Lender unless otherwise agreed in writing by the Parent Borrower and any prepayments shall be applied pursuant to Section 2.18(a)(ii). In the absence of a designation by the Parent Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11.
(f)Rejection Right. The Parent Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 5.2(a) at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of such prepayment notice and of such Lender’s pro rata share of the prepayment. If the Parent Borrower so elects, each Term Loan Lender may at its option reject all (but not less than all) of its pro rata share of any mandatory prepayment other than any such mandatory prepayment with respect to a Debt Incurrence Prepayment Event under Section 5.2(a)(i) (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.2(a) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 5:00 p.m. (New York City time) one Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers (the “Retained Declined Proceeds”).
5.3Method and Place of Payment.
(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrowers, without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Letter of Credit Issuer entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time) in the case of payments denominated in Dollars and 8:00 a.m. (New York City time) in the case of payments denominated in a currency other than Dollars, in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Parent Borrower, it being understood that written or facsimile notice by the Parent Borrower to the Administrative Agent to make a payment from the funds in the Borrowers’ account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder shall be made in the currency in which such Loans are denominated and all other payments under each Credit Document shall, unless otherwise specified in such Credit Document, be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) in the case of payments denominated in Dollars and 8:00 a.m. (New York City time) in the case of payments denominated in a currency other than Dollars or, otherwise, on the next Business Day in the Administrative Agent’s sole discretion) like funds relating to the payment of principal or interest or Fees ratably to the Lenders entitled thereto.
(b)Any payments under this Agreement that are made later than 2:00 p.m. (New York City time) in the case of payments denominated in Dollars or 8:00 a.m. (New York City time) in the case of payments denominated in a currency other than Dollars may be deemed to have been made on the next succeeding Business Day in the Administrative Agent’s sole discretion for purposes of calculating interest thereon. Except as otherwise provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.
5.4Net Payments.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall to the extent permitted by applicable laws be made free and clear of, and without reduction or withholding for, any Taxes.
(ii)If any Credit Party, the Administrative Agent or any other applicable Withholding Agent shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent shall withhold or make such deductions as are reasonably determined by such Withholding Agent to be required by applicable law, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after such required withholding or deductions have been made (including any such withholding or deductions applicable to additional sums payable under this Section 5.4) each Lender (or, in the case of a payment to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deductions been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting clause (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or any Lender for the payment of any Other Taxes.
(c)Tax Indemnifications. Without limiting clause (a) or (b) above, the Borrowers shall indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 15 days after demand therefor, for the full amount of Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability (along with a written statement setting forth in reasonable detail the basis and calculation of such amounts) delivered to the Parent Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority as provided in this Section 5.4, the Parent Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of Lenders and Tax Documentation.
(i)Each Lender shall deliver to the Parent Borrower (on behalf of each Borrower that is a U.S. Person) and to the Administrative Agent, at such time or times reasonably requested by the Parent Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Parent Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to withholding Taxes, (B) if applicable, the required rate of withholding or deduction and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Any documentation and information required to be delivered by a Lender pursuant to this Section 5.4(e) (including any specific documentation set forth in clause (ii) below) shall be delivered by such Lender (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) whenever a lapse of time or change in circumstances renders such documentation obsolete, expired or inaccurate in any respect and (iii) from time to time thereafter if reasonably requested by the Parent Borrower or the Administrative Agent, and each such Lender shall promptly notify in writing the Parent Borrower and the Administrative Agent if such Lender is no longer legally eligible to provide any documentation previously provided. Notwithstanding anything to the contrary in this Section 5.4, no Lender or the Administrative Agent shall be required to deliver any documentation (i) that it is not legally eligible to deliver and (ii) (other than with respect to such documentation set forth in paragraphs (ii)(A), (ii)(B)(i) through (ii)(B)(iv) and (ii)(c) of this Section) if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person (a “U.S. Lender”) shall deliver to the Parent Borrower (on behalf of each Borrower that is a U.S. Person) and the Administrative Agent executed originals, facsimiles, or PDF scans transmitted via email of U.S. Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Parent Borrower or the Administrative Agent certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)each Non-U.S. Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Credit Document shall deliver to the Parent Borrower (on behalf of each Borrower that is a U.S. Person) and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) whichever of the following is applicable:
i.executed originals, facsimiles, or PDF scans transmitted via email of U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (in each case, or any successor form thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
ii.executed originals, facsimiles, or PDF scans transmitted via email of U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto);
iii.in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit J-1, J-2, J-3 or J-4, as applicable, (a “Non-Bank Tax Certificate”), to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the applicable Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code and (y) executed originals, facsimiles, or PDF scans transmitted via email of U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (in each case, or any successor thereto);

iv.where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), U.S. Internal Revenue Service Form W-8IMY (or any successor thereto), accompanied, as applicable, by U.S. Internal Revenue Service Form W-8ECI, U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E and/or U.S. Internal Revenue Service Form W-9 (in each case, or any successor thereto), and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the portfolio interest exemption, a Non-Bank Tax Certificate of such beneficial owner(s)) (provided that, if the Non-U.S. Lender is a partnership and not a participating Lender, the Non-Bank Tax Certificate(s) may be provided by the Non-U.S. Lender on behalf of the direct or indirect partner(s)); or
v.executed originals, facsimiles, or PDF scans transmitted via email of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit any Borrower that is a U.S. Person or the Administrative Agent to determine the withholding or deduction required to be made;
(C)if a payment made to a Lender or the Administrative Agent under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or the Administrative Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or the Administrative Agent shall deliver to the Parent Borrower (on behalf of each Borrower that is a U.S. Person) and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for any Borrower that is a U.S. Person and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender or the Administrative Agent has complied with such Lender’s or the Administrative Agent’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and
(D)in the case of Citi (or any successor or replacement Administrative Agent), duly executed copies of either (i) IRS Form W-9 or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY evidencing its agreement with the Borrowers to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, any Borrower that is a U.S. Person will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.
(iii)Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 5.4(e).
(f)Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other

Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 5.4, the Administrative Agent or such Lender (as applicable) shall promptly pay to the applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Credit Parties under this Section 5.4 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the Administrative Agent or any Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(g)For the avoidance of doubt, for purposes of this Section 5.4, the term “Lender” includes any Letter of Credit Issuer.
(h)Each party’s obligations under this Section 5.4 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Credit Documents.
5.5Computations of Interest and Fees.
(a)Except as provided in the next succeeding sentence, interest on Term SOFR Loans and Eurocurrency Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans and RFR Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.
(b)Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed.
5.6Limit on Rate of Interest.
(a)No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, no Borrower shall be obliged to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.
(b)Payment at Highest Lawful Rate. If a Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), such Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules, and regulations (the “Maximum Rate”).
(c)Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate a Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable law, rule or regulation, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by such Borrower to the affected Lender under Section 2.8; provided that to the extent lawful, the interest or other amounts that would have been payable but were not payable as a result of the operation of this Section shall be cumulated and the interest payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from a Borrower an amount in excess of the maximum permitted by any applicable law, rule or regulation, then such Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to such Borrower.
Section 6.Conditions Precedent to Initial Borrowing
The initial Borrowings under this Agreement are subject to the satisfaction of the following conditions precedent, except as otherwise agreed between the Parent Borrower and the Administrative Agent.
6.1Credit Documents. The Administrative Agent (or its counsel) shall have received:
(a)this Agreement, executed and delivered by an Authorized Officer of Holdings, each Borrower, the Administrative Agent, the Collateral Agent, the Lenders and the other financial institutions party hereto;
(b)the Guarantee, executed and delivered by an Authorized Officer of each Original Guarantor;
(c)the Pledge Agreement, executed and delivered by an Authorized Officer of Holdings and the Collateral Agent; and
(d)the Security Agreement, executed and delivered by an Authorized Officer of each Original Credit Party and the Collateral Agent;
6.2Collateral. Except for any items referred to on Schedule 9.14:
(a)All outstanding Equity Interests in whatever form of the Parent Borrower and each Restricted Subsidiary of a Credit Party that is directly owned by or on behalf of any Original Credit Party and required to be pledged pursuant to the Security Documents shall have been pledged pursuant thereto;
(b)The Collateral Agent shall have received the certificates representing the Equity Interests of each Original Credit Party (other than Holdings) and each Original Credit Party’s material Wholly-Owned Subsidiaries to the extent directly owned by an Original Credit Party and required to be delivered under the Security Documents (subject to any grace periods set out therein) and pledged under the Security Documents to the extent certificated, accompanied by instruments of transfer and undated stock powers or allonges endorsed in blank (to the extent customary);
(c)All Uniform Commercial Code filings and Intellectual Property security agreements with the United States Patent and Trademark Office and the United States Copyright Office, or required to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by such Security Document shall have been delivered to the Collateral Agent, and shall be in proper form, for filing, registration or recording; and
(d)All other documents and instruments and actions required to create and perfect the Collateral Agent’s security interest in the Collateral shall have been executed, delivered or taken, as applicable, to the extent required by the Security Documents, in form and substance reasonably satisfactory to the Collateral Agent.
6.3Legal Opinions. The Administrative Agent (or its counsel) shall have received the executed legal opinion, in customary form and reasonably satisfactory to the Administrative Agent, of (i) Davis Polk & Wardwell LLP, special New York counsel to the Credit Parties, (ii) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Credit Parties and (iii) Gordon Rees Scully Mansukhani, LLP, special Florida counsel to the Credit Parties. Holdings, the Parent Borrower and the Company hereby instruct and agree to instruct the other Credit Parties to cause such counsel to deliver such legal opinions.
6.4Closing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of the Parent Borrower, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions, executed by any Authorized Officer and the Secretary or any Assistant Secretary of the Parent Borrower, attaching the documents referred to in Section 6.5 and (ii) a certificate of the Parent Borrower, dated the Closing Date, certifying as to the satisfaction of the conditions precedent set forth in Sections 6.7(ii) and 6.13.
6.5Authorization of Proceedings of Original Credit Parties; Corporate Documents. The Administrative Agent shall have received (i) a copy of the resolutions of the board of directors, other managers or of the shareholders, as applicable, of each Original Credit Party (or a duly authorized committee thereof) authorizing (a) the execution, delivery, and performance of the Credit Documents (and any agreements relating thereto) to which it is a party and (b) in the case of the Borrowers, the extensions of credit contemplated hereunder, (ii) if required under applicable law, a copy of the resolution of the holders of the issued shares in each Borrower and Guarantor, approving the terms of and the transactions contemplated by the Credit Documents, (iii) the Certificate of Incorporation and By-Laws, Certificate of Formation and Operating Agreement, Articles of Association or other comparable organizational documents, as applicable, of each Original Credit Party, (iv) signature and incumbency certificates (to the extent applicable) (or other comparable documents evidencing the same) of the Authorized Officers of each Original Credit Party executing the Credit Documents to which it is a party and (v) good standing certificates of each Original Credit Party.
6.6Fees. The Agents and Lenders shall have received, substantially simultaneously with the funding of the Initial Term Loans, fees and, to the extent invoiced at least three Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Parent Borrower) reasonable out-of-pocket expenses in the amounts previously agreed in writing to be received on the Closing Date (which amounts may, at the Parent Borrower’s option, be offset against the proceeds of the Initial Term Loans).
6.7Representations and Warranties. On the Closing Date, all (i) Specified Transaction Agreement Representations shall be true and correct to the extent required by the definition thereof and (ii) all Specified Representations made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any Specified Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such Specified Representations had been made on and as of the date of such Credit Event (except where such Specified Representations expressly relate to an earlier date, in which case such Specified Representations shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects after giving effect to such qualifiers) as of such earlier date).

6.8Solvency Certificate. On the Closing Date, the Administrative Agent (or its counsel) shall have received a certificate from the Chief Financial Officer, Chief Accounting Officer, the Treasurer, the Vice President-Finance, a Director, a Manager, or any other senior financial officer of Holdings to the effect that after giving effect to the consummation of the Transactions, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.
6.9Patriot Act. (a) The Administrative Agent (or its counsel) shall have received at least three Business Days prior to the Closing Date such documentation and information as is reasonably requested in writing at least ten Business Days prior to the Closing Date by the Administrative Agent about the Credit Parties under applicable “know your customer” and anti-money laundering laws, rules and regulations, including, without limitation, the Patriot Act and (b) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three Business Days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least ten Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification.
6.10Historical Financial Statements; Pro Forma Financial Statements. The Joint Lead Arrangers shall have received (a) the Historical Financial Statements and (b) an unaudited pro forma consolidated balance sheet of, at the election of Holdings, Mirion Technologies (HoldingRep), Ltd. or the Target, as of March 31, 2021, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805: Business Combinations (formerly SFAS 141R), tax adjustments, deferred taxes or similar pro forma adjustments) (it being understood that any purchase accounting adjustments may be preliminary in nature and be based only on estimates and allocations determined by the Parent Borrower).
6.11Refinancing. Substantially simultaneously with the funding of the Initial Term Loans, the Closing Date Refinancing shall be consummated (or, with respect to the release and termination of all security and guarantees in respect thereof, arrangements reasonably acceptable to the Administrative Agent for such termination and release shall have been made) and, after giving effect to the consummation of the Transactions, Holdings, the Parent Borrower and their Restricted Subsidiaries shall have no third party Indebtedness for borrowed money other than the obligations hereunder and Indebtedness permitted hereunder.
6.12Notice of Borrowing. The Administrative Agent (or its counsel) shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
6.13Acquisition. The Acquisition shall have been, or substantially concurrently with the initial fundings of the Initial Term Loans shall be, consummated in all material respects in accordance with the terms of the Transaction Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers by the Parent that are materially adverse to the interests of the Lenders in their capacities as such, unless consented to in writing by the Joint Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned; provided that the Joint Lead Arrangers shall be deemed to have consented to such modification, amendment, consent or waiver (whether proposed or executed) unless they object thereto in writing within 2 Business Days of receipt of written notice of such modification, amendment, consent or waiver); it being understood and agreed that (a) any substantive change to the definition of Material Adverse Effect (as defined in the Transaction Agreement) shall be deemed materially adverse, (b) any reduction in the Total Consideration (as defined in the Transaction Agreement) of less than 15% or in accordance with the Transaction Agreement (including pursuant to any purchase price and/or working capital (or similar) adjustment provision set forth in the Transaction Agreement) shall be deemed not to be materially adverse, (c) any other reduction in the Total Consideration (as defined in the Transaction Agreement) shall be deemed not to be materially adverse so long as such decrease is allocated to reduce the Equity Financing and the Initial Term Loans on a pro rata, dollar-for-dollar basis and (d) any increase in the Total Consideration (as defined in the Transaction Agreement) shall be deemed not to be materially adverse so long as such increase is funded by cash of the Target, the proceeds of Permitted Equity or amounts available to be drawn under the Revolving Credit Facility on the Closing Date or such increase is pursuant to any working capital and/or purchase price (or similar) adjustment provision set forth in the Transaction Agreement. For the avoidance of doubt, it is acknowledged and agreed that a waiver of the Minimum Cash Condition (as set forth in Section 11.03(d) of the Transaction Agreement) is permitted.
6.14Closing Date Material Adverse Effect. No “Material Adverse Effect” (as defined in the Transaction Agreement) shall have occurred since the date of the Transaction Agreement that is continuing and that results in a failure of a condition precedent to the Parent’s obligation to consummate the Transaction pursuant to the terms of the Transaction Agreement.
Notwithstanding the foregoing, to the extent any Lien search or Collateral (including the creation or perfection of any security interest) is not or cannot be provided on the Closing Date (other than (i) a Lien on Collateral of any Credit Party that may be perfected solely by the filing of a financing statement under the UCC and (ii) a pledge of the Capital Stock of the Parent Borrower, to the extent certificated, with respect to which a Lien may be perfected on the Closing Date by the delivery of a stock or equivalent certificate, together with a related stock or equivalent power executed in blank) after the Parent Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of any such Lien search and/or the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Loans on the Closing Date but may, if required, instead be delivered and/or perfected 90 days (or, in the case of real property and related fixtures, 120 days) after the Closing Date (or, in the case of any possessory collateral, the date upon which stay at home, social distancing and other COVID-19 related measures limiting physical interaction are lifted (including taking into account any quarantine, “shelter in place,” “stay at home,” workforce reduction, facility capacity limitation, social distancing, shut down, closure, sequester, safety or similar applicable law, directive, guidelines or recommendations promulgated by any governmental authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to the disease known as “COVID-19”, including the CARES Act and Families First Act) which in any event shall not exceed 180 days after the Closing Date; provided that if such measures are lifted and later reinstated, they will be deemed to not have been lifted for purposes hereof) pursuant to arrangements to be mutually agreed between the Parent Borrower and the Collateral Agent and subject to extensions as are reasonably agreed by the Administrative Agent. This paragraph is referred to herein as the “Limited Conditionality Provision”.
Section 7.Conditions Precedent to All Credit Events after the Closing Date
The agreement of each Lender to make any Loan requested to be made by it on any date (excluding Revolving Credit Loans required to be made by the Revolving Credit Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4) and the obligation of the Letter of Credit Issuer to issue Letters of Credit, in each case on any date after the Closing Date is subject to the satisfaction (or waiver) of the following conditions precedent:
7.1No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (provided that any such representations and warranties which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects) as of such earlier date).
7.2Notice of Borrowing; Letter of Credit Request.
(a)Prior to the making of each Term Loan after the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
(b)Prior to the making of each Revolving Credit Loan (other than any Revolving Credit Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.
(c)Prior to the issuance of each Letter of Credit, the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 3.2(a).
(d)Notwithstanding the foregoing, nothing in this Section 7 shall apply with respect to any Credit Event with respect to Incremental Loans, New Loan Commitments, Extended Term Loans, Extended Revolving Credit Loans, Extended Revolving Credit Commitments or Replacement Term Loans, each of which shall be governed by the applicable Joinder Agreement, Extension Amendment or amendment with respect to Replacement Term Loans, as the case may be.
(e)The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.
Section 8.Representations and Warranties
In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, Holdings and the Borrowers make the following representations and warranties to the Lenders, but solely as and when required to be accurate as a condition precedent to a Credit Event as set forth in Section 6 or Section 7 hereof, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law):
8.1Corporate Status. Each Credit Party and each other Restricted Subsidiary (a) is a duly organized (or incorporated) and validly existing corporation, limited liability company or other entity in good standing (if applicable) under the laws of the jurisdiction of its organization (or incorporation) and has the corporate, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or authorized would not reasonably be expected to result in a Material Adverse Effect.
8.2Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms (provided that, with respect to the creation and perfection of security interests with respect to Capital Stock and Stock Equivalents of Foreign Subsidiaries, only to the extent enforceability of such obligation with respect to which Capital Stock and Stock Equivalents of Foreign

Subsidiaries is governed by the laws of any State of the United States or the District of Columbia), subject to the Legal Reservations and, in the case of the Security Documents, the Perfection Requirements.
8.3No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof nor the consummation of the transactions contemplated hereby will (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Permitted Liens) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) or (c) violate any provision of the certificate of incorporation, by-laws, articles or other organizational documents of such Credit Party or any of the Restricted Subsidiaries, in each case of this Section 8.3, except as would not reasonably be expected to result in a Material Adverse Effect.
8.4Litigation. Except as set forth of Schedule 8.4, there are no actions, suits or proceedings pending or, to the knowledge of the Parent Borrower, threatened in writing against any Credit Party or any other Restricted Subsidiary that would reasonably be expected to result in a Material Adverse Effect.
8.5Margin Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U and/or Regulation X.
8.6Governmental Approvals. The execution, delivery and performance of each Credit Document does not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings, consents, approvals, registrations and recordings in respect of the Liens created pursuant to the Security Documents (and to release existing Liens), and (iii) such licenses, approvals, authorizations, registrations, filings or consents the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect.
8.7Investment Company Act. No Credit Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
8.8True and Complete Disclosure.
(a)As of the Closing Date, none of the written information and written data (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party, any of the other Restricted Subsidiaries or any of their respective authorized representatives to the Administrative Agent, any Joint Lead Arranger and/or any Lender on or before the Closing Date (including all such written information and data contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein, contained any untrue statement of any material fact or omitted to state any material fact necessary to make such information and data (taken as a whole) not materially misleading at such time in light of the circumstances under which such information or data was furnished (after giving effect to all supplements and updates), it being understood and agreed that for purposes of this Section 8.8(a), such factual information and data shall not include pro forma financial information, projections, estimates (including financial estimates, forecasts, and other forward-looking information) or other forward looking information and information of a general economic or general industry nature (including all third party memos or reports).
(b)The projections (including financial estimates, forecasts, and other forward-looking information) contained in the information and data referred to in paragraph (a) above were based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.
(c)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
8.9Financial Condition; Financial Statements.
(a)The Historical Financial Statements present fairly in all material respects the consolidated financial position of the Persons covered thereby at the respective dates of said information, statements and results of operations for the respective periods covered thereby. The financial statements referred to in clause (a) of this Section 8.9 have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and, in the case of interim financial statements, with respect to the absence of footnotes.
(b)There has been no Material Adverse Effect since the Closing Date.
(c)Each Lender and the Administrative Agent hereby acknowledges and agrees that Holdings and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Credit Documents.
8.10Compliance with Laws. Each Credit Party and each other Restricted Subsidiary is in compliance with all Requirements of Law applicable to it or its property, except where the failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect.
8.11Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Credit Party and each other Restricted Subsidiary has filed all Tax returns required to be filed by it (including in its capacity as withholding agent) and has timely paid all Taxes payable by it that have become due, and (b) there is no current or proposed Tax assessment, deficiency or other claim against any Credit Party or any other Restricted Subsidiary.
8.12Compliance with ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred.
8.13Subsidiaries. Schedule 8.13 lists each Subsidiary of Holdings, in each case existing on the Closing Date after giving effect to the Transactions. Schedule 8.13 sets forth, as of the Closing Date, after giving effect to the Transactions, the name and the jurisdiction of organization (or incorporation) of each such Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and the designation of such Subsidiary as a Guarantor, a Restricted Subsidiary or an Unrestricted Subsidiary.
8.14Intellectual Property. Each Credit Party and each other Restricted Subsidiary owns or has the right to use all Intellectual Property that is used in or otherwise necessary for the operation of their respective businesses as currently conducted, except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect.
8.15Environmental Laws.
(a)Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Credit Party and each other Restricted Subsidiary and their respective operations and properties are in compliance with all applicable Environmental Laws; (ii) no Credit Party or Restricted Subsidiary has received written notice of any Environmental Claim; and (iii) no Credit Party or Restricted Subsidiary is

conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location.
(b)Except as in compliance with applicable Environmental Laws, no Credit Party or Restricted Subsidiary has treated, stored, transported, Released or arranged for disposal or transport for disposal or treatment of Hazardous Materials at, on, under or from any currently or, formerly owned or operated property nor, to the knowledge of the Parent Borrower, has there been any other Release of Hazardous Materials at, on, under or from any such properties, in each case, in a manner that would reasonably be expected to have a Material Adverse Effect.
8.16Properties.
(a)Each Credit Party and each Restricted Subsidiary has good and valid record title to, valid leasehold interests in, or rights to use, all properties that are necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted (except where the failure to have such good title or interest would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect), free and clear of all Liens (other than any Liens permitted by this Agreement) and no Mortgage encumbers improved Real Estate that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968, as amended, unless flood insurance available under such Act has been obtained in accordance with Section 9.3(b).
(b)Set forth on Schedule 1.1(c) is a list of each item of fee-owned real property located in the United States owned by any U.S. Credit Party as of the Closing Date having a Fair Market Value (or, if Fair Market Value is not determinable by the Parent Borrower, book value) in excess of $10,000,000.
8.17Solvency. On the Closing Date (after giving effect to the Transactions) immediately following the making of the Loans and after giving effect to the application of the proceeds of such Loans, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.
8.18[Reserved] .
8.19[Reserved].
8.20Sanctions and Anti-Corruption.
(a)The use of proceeds of the Loans will not directly or indirectly violate Sanctions Laws.
(b)To the extent applicable, each Credit Party and other Restricted Subsidiary is in compliance, in all material respects, with (A) Sanctions Laws, (B) the PATRIOT Act and (C) applicable Anti-Corruption Laws.
(c)No part of the proceeds of the Loans will be used for any payments, directly or indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable Anti-Corruption Laws.
(d)No Credit Party or Restricted Subsidiary (i) is currently the target of any Sanctions Laws or (ii) is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been or will be used by any Credit Party, directly or indirectly, to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the target of any Sanctions Laws in each case in any manner that will result in any violation by any Person (including any Lender, the Joint Lead Arrangers, the Administrative Agent or the Letter of Credit Issuer) of Sanctions Laws.

(e)The representations and warranties given in this Section 8.20 shall not be made by, or sought by, as applicable, (i) any Credit Party or any of its Subsidiaries, or any Lender, insofar as they would violate or expose any such Person or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 4 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or (ii) any Credit Party or any of its Subsidiaries, or any Lender, insofar as such representation would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada).
8.21Security Interest in Collateral. Except to the extent otherwise contemplated by Schedule 9.14 and subject to the terms of the Legal Reservations, the Perfection Requirements, the provisions of this Agreement and the other relevant Credit Documents, the Security Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Collateral Agent, for the benefit of itself and the other Secured Parties, and such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Security Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Credit Documents) securing the Obligations, in each case as and to the extent set forth therein.
Section 9.Affirmative Covenants.
The Borrowers hereby covenant and agree that on the Closing Date and thereafter, until the Termination Date:
9.1Information Covenants. The Parent Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):
(a)    Annual Financial Statements. Commencing with the first fiscal year ending after the Closing Date, promptly once available and in any event on or before the date that is 120 days after the end of each such fiscal year, the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries, as at the end of each fiscal year, and the related consolidated statements of operations and cash flows for such fiscal year, and setting forth comparative consolidated and/or combined figures for the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP, and, in each case, certified by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Parent Borrower or any of the Material Subsidiaries (or group of Subsidiaries that together would constitute a Material Subsidiary) as a going concern (other than any exception, explanatory paragraph or qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under Loans hereunder occurring within one year from the time such opinion is delivered or (B) any breach or anticipated breach of a financial maintenance covenant on a future date or in a future period), together with a management’s discussion and analysis of financial information; provided that notwithstanding the foregoing, for the fiscal year ending December 31, 2021, such (i) audited financial statements shall only be required to cover the period commencing on July 1, 2021 and ending on December 31, 2021 and may consist of predecessor and successor periods (and such comparative figures shall only be required to include the period from July 1, 2020 through December 31, 2020 (which was not audited as such)) and (ii) management’s discussion and analysis of financial information may include an alternative comparative period not included in the audited financial statements, such as an unaudited period from July 1, 2020 through December 31, 2020).

(b)    Quarterly Financial Statements. Promptly once available and in any event on or before the date that is 45 days after the end of each quarterly accounting period (or 60 days for the first fiscal quarter of the Parent Borrower ending after the Closing Date) of the Parent Borrower ending after the Closing Date, with respect to each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as at the end of such quarterly period and the related consolidated statements of operations for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and the related consolidated statement of cash flows for the elapsed portion of the fiscal year ended with the last day of the applicable quarterly period, and setting forth comparative consolidated and/or combined figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of the related period in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Parent Borrower and its Restricted Subsidiaries in accordance with GAAP (except as noted therein), subject to changes resulting from normal year-end adjustments and the absence of footnotes, as required by GAAP, together with a management’s discussion and analysis of financial information; provided in connection with Holdings’ change in fiscal year end from June 30 of each calendar year to December 31 of each calendar year, it is understood that such prior periods for the purposes of comparative figures will reflect the same calendar year periods (and not the same fiscal periods) or, in the case of the consolidated balance sheet, either the new fiscal year end of December 31 or the preceding quarterly balance sheet.
(c)    [Reserved].
(d)    Officer’s Certificates. Not later than five days after the delivery of the financial statements provided for in Sections 9.1(a) and (b), a certificate of an Authorized Officer of the Parent Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, as the case may be, which certificate shall set forth (i) a specification of any change in the identity of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be and (ii) evidence demonstrating compliance with Section 10.7 (if then in effect) in reasonable detail, the then applicable Status and underlying calculations in connection therewith.
(e)    Notice of Default or Litigation. Promptly after an Authorized Officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action any such Credit Party proposes to take with respect thereto (provided that subsequent delivery of a notice of Default or Event of Default shall cure such Event of Default for failure to provide notice, unless an Authorized Officer of the Parent Borrower had actual knowledge that such Default or Event of Default had occurred and was continuing and should have reasonably known in the course of his or her duties that failure to provide such notice would constitute an Event of Default) and (ii) any litigation or governmental proceeding pending against the Parent Borrower or any of the Restricted Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(f)    Notice of Environmental Matters. Promptly after an Authorized Officer of any Credit Party obtains knowledge of any one or more of the following environmental matters, unless such environmental matters would not reasonably be expected to result in a Material Adverse Effect, notice of:
    (i)    any pending or threatened Environmental Claim against any Credit Party; and
    (ii)    the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any Real Estate.
All such notices shall describe in reasonable detail the nature of the claim, investigation or removal, remedial or other corrective action in response thereto. The term “Real Estate” shall mean land, buildings, facilities and improvements owned or leased by any Credit Party or any Restricted Subsidiary.
(g)    Other Information. Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by Holdings, the Parent Borrower (or any Parent Entity) or any of the Restricted Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and copies of all financial statements, proxy statements, notices, and reports that Holdings, the Parent Borrower or any other Restricted Subsidiaries shall send to the holders of any publicly issued debt of Holdings, the Parent Borrower and/or any other Restricted Subsidiaries, in their capacity as such holders, lenders or agents (in each case to the extent not theretofore delivered to the Administrative Agent pursuant to this Agreement) and, with reasonable promptness, such other information (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time (including, without limitation, information and documentation for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation); provided that none of Holdings, the Parent Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 9.1 may be satisfied with respect to financial information of the Parent Borrower and its Restricted Subsidiaries by furnishing the applicable financial statements of Holdings or any Parent Entity (including by way of the filing of Form 10-K or 10-Q or any similar form with the SEC); provided that, to the extent such information relates to a Parent Entity, such information is accompanied by consolidating or other information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Parent Borrower and the Restricted Subsidiaries on a consolidated basis, on the other hand, but only in the event that such differences are, when taken as a whole, material (it being understood and agreed that (i) differences in stockholders’ equity, (ii) differences as a result of the adjustment of warrant or similar liabilities to fair value, (iii) differences as a result of equity compensation expense and (iv) differences as a result of customary corporate and public company overheads shall, in each case, be deemed not to be material).
Documents required to be delivered pursuant to clauses (a), (b), and (g) of this Section 9.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earliest date on which (i) the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s or a Parent Entity’s website on the Internet; (ii) such documents are posted on Parent Borrower’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), or (iii) such financial statements and/or other documents are posted on the SEC’s website on the internet at www.sec.gov; provided that (A) the Parent Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission) of such documents to the Administrative Agent and (B) the Parent Borrower shall in any event notify (which notification may be by facsimile or electronic transmission) the Administrative Agent of the posting of any such documents on any website described in this paragraph. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
No financial statement required to be delivered pursuant to Section 9.1(a) or 9.1(b) shall be required to include acquisition or purchase accounting adjustments relating to the Transactions or any Permitted Acquisition or other Investment to the extent it is not practicable to include any such adjustments in such financial statement.
9.2Books, Records, and Inspections.
(a)Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings, the Parent Borrower and any such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the books and records of Holdings, the Parent Borrower and any such Restricted Subsidiary and discuss the affairs, finances and accounts of Holdings, the Parent Borrower and of any such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default, (a) only the Administrative Agent on behalf of the Required Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2, (b) the Administrative Agent shall not exercise such rights more than one time in any calendar year, which visit will be at the Parent Borrower’s expense, and (c) notwithstanding anything to the contrary in this Section 9.2, none of Holdings, the Parent Borrower or any of their Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any agreement binding on a third-party or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its respective representatives or independent contractors) or any representative of the Required Lenders may do any of the foregoing at the expense of the Parent Borrower at any time during normal business hours and upon reasonable advance notice without limitation on frequency. The Administrative Agent and the Required Lenders shall give Holdings and the Parent Borrower the opportunity to participate in any discussions with Holdings’ and the Parent Borrower’s independent public accountants.
(b)Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to maintain proper books of record and account, in which entries that are full, true and correct in all material respects and which are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, the Parent Borrower and any such Restricted Subsidiary, as the case may be.
9.3Maintenance of Insurance. (a) Holdings and the Parent Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Parent Borrower believes (in the good faith judgment of the management of the Parent Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Parent Borrower believes (in the good faith judgment of management of the Parent Borrower) is reasonable and prudent in light of the size and nature of its business and the availability of insurance on a cost-effective basis) and against at least such risks (and with such risk retentions) as the Parent Borrower believes (in the good faith judgment of management of the Parent Borrower) is reasonable and prudent in light of the size and nature of their business and the availability of insurance on a cost-effective basis; and will furnish to the Administrative Agent, promptly following written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, (b) if (x) any improved portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) and (y) the Collateral Agent shall have delivered a notice to the Parent Borrower stating that such Mortgaged Property is located in such special flood hazard area with respect to which such flood insurance has been made available, then the applicable Credit Party shall (i) obtain flood insurance in such total amount and in such form as the Administrative Agent or the Lenders may from time to time reasonably require, and otherwise comply with the Flood Insurance Laws, (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, a copy of the flood insurance policy and a declaration page relating to the insurance policies required by this Section 9.3 which shall (1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto, (3) provide that the insurer will give the Administrative Agent 45 days written notice of cancellation or non-renewal and shall include evidence of annual renewals of such insurance and (4) be otherwise in form and substance satisfactory to the Administrative Agent and each Revolving Credit Lender and (c) the Credit Parties shall, subject to Schedule 9.14, in the case of each liability policy, cause such policy to contain an additional insured clause or endorsement that names the Collateral Agent for the benefit of the Secured Parties as additional insured thereunder and, in the case of each casualty insurance policy, such policy to contain a loss payable clause or endorsement that names the Collateral Agent, for the benefit of the Secured Parties as the loss payee thereunder.
9.4Payment of Taxes. Each Credit Party will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it (including in its capacity as a withholding agent) or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims in respect of any Taxes imposed, assessed or levied that, if unpaid, would reasonably be expected to become a Lien (other than a Permitted Lien) upon any properties of Holdings, the Parent Borrower or any of their Restricted Subsidiaries; provided that none of Holdings, the Parent Borrower or any of their Restricted Subsidiaries shall be required to pay any such Tax for which the failure to pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Credit Party shall collect all goods and services, harmonized sales, sales, value added and other turn-over taxes payable on the supply by it of goods and/or services to the extent required by any Requirement of Law and remit those amounts so collected to the appropriate

Governmental Authority before they are delinquent, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
9.5Preservation of Existence; Consolidated Corporate Franchises. Except as the result of a consummation of a Permitted Reorganization, Holdings and the Parent Borrower will, and will cause each Material Subsidiary that is a Restricted Subsidiary to, take all actions necessary (a) to preserve and keep in full force and effect its existence, organizational rights and authority and (b) to maintain its rights, privileges (including its good standing (if applicable)), permits, licenses and franchises necessary in the normal conduct of its business, in each case (other than with respect to the presentation of the existence, organizational rights and authority of Holdings and any Borrower), in each case of clauses (a) and (b), except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that Holdings, the Parent Borrower and their Subsidiaries may consummate any transaction permitted under Permitted Investments (including any Permitted Reorganization) and Sections 10.2, 10.3, 10.4, or 10.5.
9.6Compliance with Statutes, Regulations, Etc. Holdings and the Parent Borrower will, and will cause each Restricted Subsidiary to, (a) comply with all applicable laws, rules, regulations, and orders applicable to it or its property, including, without limitation, applicable Sanctions Laws, applicable Anti-Corruption Laws and the rules and regulations promulgated thereunder, and all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, (b) comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Environmental Laws, and (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal, and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives which are being timely contested in good faith by proper proceedings, except in each case of (a), (b), and (c) of this Section 9.6, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that (i) the covenant in Section 9.6(a) shall not be made by or apply to any Credit Party or any of their Subsidiaries or any director, officer or employee thereof insofar as such covenant would result in a violation or conflict with any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) and (ii) the covenant in Section 9.6(a) shall not be made by or apply to any Credit Party insofar as such covenant would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada).
9.7Employee Benefit Matters. (i) The Parent Borrower will notify the Administrative Agent promptly following the occurrence of any ERISA Event that would reasonably be expected to result in liability of any Credit Party that would reasonably be expected to have a Material Adverse Effect.
9.8Maintenance of Properties. Holdings and the Parent Borrower will, and will cause each of the Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty, and condemnation excepted, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
9.9Transactions with Affiliates. The Parent Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than Holdings, the Parent Borrower and the Restricted Subsidiaries) involving aggregate payments or consideration in excess of (i) the greater of $~~2,000,000~~10,540,000 and ~~1.0~~5.0% of Consolidated EBITDA for the most recently ended Test Period for any individual transaction and (ii) in the case of any transactions not excluded pursuant to the preceding clause (i), the greater of $~~5,000,000~~31,620,000 and ~~2.5~~15.0% of Consolidated EBITDA for the most recently ended Test Period in the aggregate, in each case, on terms that are at least substantially as favorable to the Parent Borrower or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the Parent

Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:
(a)[reserved];
(b)transactions permitted by Section 10.5;
(c)consummation of the Transactions and the payment of the Transaction Expenses;
(d)(i) any issuance, sale or grant of Capital Stock, Stock Equivalents or other securities, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights and (iii) payments or other transactions pursuant to any management equity plan, employee compensation, benefit plan, stock option plan or arrangement, equity holder arrangement, supplemental executive retirement benefit plan, any health, disability or similar insurance plan, or any employment contract or arrangement and payments pursuant thereto;
(e)any loan or other transaction between or among Holdings, the Parent Borrower and/or one or more Restricted Subsidiaries and/or joint ventures (or any entity that becomes a Restricted Subsidiary or joint venture as a result of such transaction) to the extent not otherwise restricted by this Agreement;
(f)collective bargaining, indemnification, expense reimbursement, employment or severance arrangements or compensatory (including profit sharing) arrangements between Holdings, the Parent Borrower and the Restricted Subsidiaries and their respective officers, employees or consultants (including management and employee benefit plans or agreements, stock option plans and other compensatory arrangements) (including loans and advances in connection therewith);
(g)any Permitted Reorganization and any transaction for the forming of a holding company or reincorporation of a Borrower or a Restricted Subsidiary in a new jurisdiction;
(h)the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of Holdings, any Parent Entity, the Parent Borrower and/or any of its Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Entity, to the extent attributable to the ownership or operations of the Parent Borrower or its subsidiaries or joint ventures;
(i)transactions undertaken pursuant to membership in a purchasing consortium;
(j)transactions pursuant to any agreement or arrangement as in effect as of the Closing Date, or any amendment, modification, supplement or replacement thereto (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Lenders when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as determined by the Parent Borrower in good faith);
(k)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable;
(l)Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof;

(m)any customary transactions with a Receivables Subsidiary effected as part of a Receivables Facility;
(n)any Subordinated Shareholder Debt provided to any of Holdings, the Parent Borrower or any Restricted Subsidiary;
(o)(i) transactions with a Person that is an Affiliate (other than an Unrestricted Subsidiary) solely because the Parent Borrower or any Restricted Subsidiary owns Capital Stock in such Person and (ii) transactions with any Person that is an Affiliate solely because a director or officer of such Person is a director or officer of the Parent Borrower, any Restricted Subsidiary or any Parent Entity;
(p)any transaction or transactions approved by a majority of the members of the board of directors (or similar governing body) of the Parent Borrower or a Parent Entity at such time;
(q)guarantees not otherwise restricted by Section 10.1 or Section 10.5;
(r)transactions with customers, clients, suppliers, licensees, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Parent Borrower and/or its applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Parent Borrower or a Parent Entity or, in either case, the senior management thereof or (ii) on terms not substantially less favorable to the Parent Borrower and/or its applicable Restricted Subsidiary as might reasonably be obtained from a Person other than an Affiliate;
(s)the payment of reasonable out-of-pocket costs and expenses related to registration rights and indemnities provided to shareholders under any shareholder agreement and the existence or performance by the Parent Borrower or any Restricted Subsidiary of its obligations under any such registration rights or shareholder agreement;
(t)any transaction in respect of which the Parent Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Parent Borrower or a Parent Entity from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or stating that the terms, when taken as a whole, are not substantially less favorable to the Parent Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;
(u)(i) Investments by Affiliates in securities or other Indebtedness of the Parent Borrower or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the Investment is being offered by the Parent Borrower or such Restricted Subsidiary generally to other investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or other Indebtedness of the Parent Borrower or any Restricted Subsidiary contemplated in the foregoing sub-clause (i) or that were acquired from third parties, in each case, in accordance with the terms of such securities or other Indebtedness;
(v)payments to or from, and transactions with, an Unrestricted Subsidiary in the ordinary course of business (including, any cash management or administrative activities related thereto);
(w)any lease entered into between the Parent Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Parent Borrower, as lessor, and any transaction(s) pursuant to that lease, which lease is approved by the board of directors or senior management of the Parent Borrower in good faith; and
(x)transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium.

9.10End of Fiscal Years. Holdings and the Parent Borrower will maintain their fiscal year as in effect on the Closing Date (or with a December 31 end date); provided, however, that (a) the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year end to another date and (b) Holdings and/or any Restricted Subsidiary may change its fiscal year to the same fiscal year as the Parent Borrower, and, in each such case of (a) and (b), the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders and all other Persons party hereto to (without requiring the consent of any other Person, including any Lender), make any adjustments to this Agreement that are necessary to reflect such change in fiscal year, including a deferral or other adjustment of the first Excess Cash Flow prepayment date and period following such change to the applicable date and period with respect to such new fiscal year end and adjustments to the financial reporting requirements hereunder.
9.11Additional Borrowers and Guarantors; Additional Real Estate.
(a)Subject to the Collateral and Guarantee Principles and any applicable limitations set forth in the Security Documents, Holdings, the Parent Borrower and each other Borrower will cause each direct or indirect Restricted Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition), and each other Restricted Subsidiary that ceases to constitute an Excluded Subsidiary or that becomes a Borrower, by the date on which Section 9.1 Financials are required to be delivered for the Test Period in which the requirement to comply arose, (a) to execute and deliver a joinder, supplement or substantially similar counterpart to each of the Guarantee and, in the case of a Borrower or Guarantor organized pursuant to the laws of the United States, a State thereof or the District of Columbia, the Security Agreement and (b) if such Restricted Subsidiary owns fee-owned real estate located in the United States (other than Excluded Property or any real estate which such Restricted Subsidiary intends to dispose of pursuant to a Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)), to comply with the requirements of Section 9.11(b) as if such real estate had been acquired by a Credit Party.
(b)Subject to the Collateral and Guarantee Principles and any applicable limitations set forth in the Security Documents, if any fee-owned real estate located in the United States (other than Excluded Property or any real estate which the Parent Borrower or applicable Credit Party intends to dispose of pursuant to a Sale Leaseback so long as actually disposed of within 270 days of acquisition (or such longer period as the Administrative Agent may reasonably agree)) is acquired by the Parent Borrower or any other Credit Party organized under the laws of the United States, any State thereof or the District of Columbia after the Closing Date, the Parent Borrower will notify the Collateral Agent in writing by the date on which Section 9.1 Financials are required to be delivered for the Test Period in which the requirement to comply arose and, if requested by the Collateral Agent, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations by delivery of a Mortgage. Any Mortgage delivered to the Administrative Agent in accordance with the foregoing shall, if requested by the Collateral Agent, be received by the date that is 120 days after receipt by the Parent Borrower of the request for delivery of a Mortgage and accompanied by (w) to the extent available in the applicable jurisdiction, a policy or policies (or an unconditional binding commitment therefor to be replaced by a final title policy) of title insurance issued by a title insurance company or similar insurer recognized in such jurisdiction, in such amounts as reasonably acceptable to the Administrative Agent not to exceed the Fair Market Value of the applicable Mortgaged Property, insuring the Lien of each Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens and as expressly permitted by Section 10.2 or as otherwise permitted by the Administrative Agent and otherwise in form and substance reasonably acceptable to the Administrative Agent and the Parent Borrower (the “Title Policy”), together with (x) such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request but only to the extent such endorsements are (i) available in the relevant jurisdiction (provided, in no event shall the Administrative Agent request a creditors’ rights endorsement and Borrower may provide a PZR-type zoning report rather than a zoning endorsement) and (ii) available at commercially reasonable rates, (y) with respect to property located in the United States, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (and the Administrative Agent shall deliver such determination to any Lender at such Lender’s request), and if any improvements on such Mortgaged Property are located in a special flood hazard area, (1) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (2) evidence of the insurance required by Section 9.3 in form and substance reasonably satisfactory to the Administrative Agent, and (z) an ALTA survey in a form and substance reasonably acceptable to the Collateral Agent or such existing survey together with a no-change affidavit sufficient for the title company to issue the survey related endorsements and to remove all standard survey exceptions from the Title Policy related to such Mortgaged Property and issue the endorsements required in clause (x) above.
9.12[Reserved].
9.13Use of Proceeds.
(a)On the Closing Date, the Borrowers will use (i) the proceeds of the Initial Term Loans to effect the Transactions and for general corporate purposes of the Parent Borrower and its Subsidiaries and (ii) the proceeds of borrowings under the Revolving Credit Facility to (A) effect all or a portion of the Closing Date Refinancing, (B) to replace, backstop or cash collateralize existing letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments, (C) for purchase price and/or working capital adjustments, if any, under the Transaction Agreement, (D) for working capital purposes and (E) in an amount not to exceed $45,000,000, to pay Transaction Expenses. On the Amendment No. 3 Effective Date, the Borrowers will use the proceeds of the Amendment No. 3 Term Loans as set forth in Amendment No. 3. On the Amendment No. 5 Effective Date, the Borrowers will use the proceeds of the Amendment No. 5 Term Loans as set forth in Amendment No. 5.
(b)After the Closing Date, the Borrowers will use Letters of Credit and Revolving Loans for working capital and general corporate purposes (including any transaction not prohibited by the Credit Document).
(c)The Borrowers shall not use the proceeds of any Loans or Letters of Credit in a manner that would result in the representation and warranties set forth in Section 8.20 being inaccurate; provided that this covenant shall not be made by, or sought by, as applicable, (i) any Credit Party or any of its Subsidiaries, or any Lender, insofar as they would violate or expose any such Person or any director, officer or employee thereof to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation EU Regulation (EC) 2271/96 and Section 4 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)) or (ii) any Credit Party or any of its Subsidiaries, or any Lender, insofar as such representation would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada).
9.14Further Assurances.
(a)Subject to the Collateral and Guarantee Principles and the terms of Sections 9.11, this Section 9.14 and the Security Documents, Holdings, the Parent Borrower and each other Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements, and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents) that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect, and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of Holdings, the Parent Borrower and the Restricted Subsidiaries (provided that, for the avoidance of doubt, no action shall be required to be taken with respect to any Excluded Property).
(b)Post-Closing Covenant. Holdings and the Parent Borrower agree that they will, or will cause their relevant Subsidiaries to, take the actions described on Schedule 9.14, in each case, as soon as commercially reasonable and by no later than the date set forth in Schedule 9.14 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.15Maintenance of Ratings. Holdings will use commercially reasonable efforts to obtain and maintain a public corporate family and/or corporate credit rating, as applicable, and the Parent Borrower and the Subsidiary Borrower will use commercially reasonable efforts to obtain and maintain ratings in respect of the Term Loans (but not maintain any specific rating), in each case, from each of S&P and Moody’s.
9.16Lines of Business. Holdings, the Parent Borrower and the Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by Holdings and the Parent Borrower and their Subsidiaries, taken as a whole, on the Closing Date and other business activities that are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing (and non-core incidental businesses acquired in connection with any Permitted Acquisition or other permitted Investment).
9.17Designation of Subsidiaries. The Parent Borrower may at any time after the Closing Date designate (or subsequently re-designate) any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after giving effect to such designation on a Pro Forma Basis, no Event of Default under Section 11.1 or 11.5 (with respect to a Borrower) shall have occurred and be continuing. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by each relevant Borrower or Restricted Subsidiary therein at the date of designation in an amount equal to the Fair Market Value of the net assets of such Subsidiary attributable to each such Person’s equity Investment therein as determined by the Borrower in good faith; provided that if any subsidiary (a “Subject Subsidiary”) being designated as an Unrestricted Subsidiary has a subsidiary that was previously designated as an Unrestricted Subsidiary (the “Previously Designated Unrestricted Subsidiary”) in compliance with the provisions of this Agreement, the Investment of such Subject Subsidiary in such Previously Designated Unrestricted Subsidiary shall not be taken into account, and shall be excluded, in determining whether the Subject Subsidiary may be designated as an Unrestricted Subsidiary hereunder. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time (as applicable), (ii) a return on any Investment by each relevant Restricted Subsidiary in such Subsidiary pursuant to the preceding sentence in an amount equal to the Fair Market Value as of the date of such designation of the net assets of such Subsidiary attributable to each such Person’s equity Investment in such Subsidiary as determined by the Parent Borrower in good faith and (iii) the formation or acquisition of a Restricted Subsidiary for purposes of Section 9.11. Notwithstanding anything to the contrary in this Agreement, (x) the Parent Borrower shall not designate as an Unrestricted Subsidiary any Restricted Subsidiary that owns Material IP at the time of designation and (y) the Parent Borrower and its Restricted Subsidiaries shall not consummate any transfer of title (or transfer of similar effect) of Material IP to any Unrestricted Subsidiary. For purposes of the preceding sentence, any transfer of title (or transfer of similar effect) with respect to Material IP shall not be deemed or interpreted to include a transfer in the form of a non-exclusive intellectual property license or any intellectual property license that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories.

Section 10.Negative Covenants
Each of Holdings (solely with respect to Section 10.9) and the Borrowers hereby covenants and agrees that on the Closing Date (immediately after consummation of the Acquisition) and thereafter until the Termination Date:
10.1Limitation on Indebtedness. The Parent Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the Parent Borrower will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not Guarantors or Borrowers, preferred stock that are not otherwise pledged as Collateral (the “Non-Guarantor Subsidiary Preferred Stock”); provided that the

Parent Borrower and/or any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock or Non-Guarantor Subsidiary Preferred Stock in an aggregate amount up to the Maximum Incremental Facilities Amount (any such obligations that are secured, “Secured Ratio Debt” and any such obligations that are not Indebtedness or not secured, “Unsecured Ratio Debt”, and collectively, “Ratio Debt”); provided that (i) the amount of Indebtedness (other than Acquired Indebtedness) and Disqualified Stock and Non-Guarantor Subsidiary Preferred Stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors shall not exceed the greater of $~~67,000,000~~105,400,000 and ~~35.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period; (ii) subject to the Inside Maturity Exceptions and other than in the case of Acquired Indebtedness, Ratio Debt shall not mature earlier than the Initial Term Loan Maturity Date or have a ~~weighted average life to maturity~~Weighted Average Life to Maturity shorter than the remaining ~~weighted life to maturity of the Initial Term Loans or the~~Weighted Average Life to Maturity of the then existing Amendment No. ~~3~~5 Term Loans (in each case as in effect at the time of incurrence or establishment of the commitment thereof (A) excluding the effects of any amortization of such Ratio Debt in an amount no greater than 1.00% per annum~~) (in each case as in effect~~  at the time of incurrence or ~~establishment of the commitment thereof~~other obtaining thereof (subject to marginal increases resulting from the addition of one or more subsequent fungible tranches thereto) and (B) calculated without giving effect to prepayments of the Term Loans) and (iii) if such Ratio Debt is Indebtedness secured by Collateral, the Intercreditor Agreement Requirement shall apply.
The foregoing limitations will not apply to:
(a)Indebtedness arising under the Credit Documents;
(b)[reserved];
(c)(i) Indebtedness (including any unused commitment) outstanding or contemplated on the Closing Date and, in the case of any item of Indebtedness individually in excess of $10,000,000 (determined by reference to exchange rates as of the Closing Date), listed on Schedule 10.1 and (ii) intercompany Indebtedness among Holdings, the Parent Borrower and/or any Restricted Subsidiary (including any unused commitment) outstanding on the Closing Date;
(d)Indebtedness (including Finance Lease Obligations and Purchase Money Indebtedness) and Disqualified Stock and preferred stock incurred by the Parent Borrower or any Restricted Subsidiary to finance the purchase, lease, construction, installation, maintenance, replacement or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Parent Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Parent Borrower or such Restricted Subsidiary, in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Non-Guarantor Subsidiary Preferred Stock then outstanding and incurred pursuant to this clause (d) and all Refinancing Indebtedness incurred to refinance any other Indebtedness, Disqualified Stock and Non-Guarantor Subsidiary Preferred Stock incurred pursuant to this clause (d), does not exceed the greater of $~~96,000,000~~158,100,000 and ~~50.0~~75.0% of Consolidated EBITDA for the most recently ended Test Period; provided that Finance Lease Obligations incurred by the Parent Borrower or any Restricted Subsidiary pursuant to this clause (d) in connection with a Permitted Sale Leaseback shall not be subject to the foregoing limitation so long as the Net Cash Proceeds of such Permitted Sale Leaseback are used by the Parent Borrower or such Restricted Subsidiary to permanently repay outstanding Term Loans, other Indebtedness secured by a Lien on the assets subject to such Permitted Sale Leaseback (excluding any Lien ranking junior to the Lien securing the Obligations) or Other First Lien Obligations;
(e)Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary (including obligations with respect to letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments) in respect of workers’ compensation claims (or in respect of reimbursement type obligations regarding workers’ compensation claims), performance or surety bonds, health, disability or other employee benefits or property (including unemployment insurance and premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other benefits, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement or indemnification type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;
(f)Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out or similar obligations), or payment obligations in respect of any non-compete, consulting or similar arrangements, in each case incurred in connection with any disposition permitted hereunder, any acquisition or other Investment permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Restricted Subsidiary pursuant to any such agreement;
(g)Indebtedness of the Parent Borrower owing to Holdings or a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Credit Party or to Holdings is subordinated (within 120 days of the Closing Date for such Indebtedness existing or created on the Closing Date (or such later date as the Administrative Agent may agree)) in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to another Credit Party or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (g);
(h)Indebtedness of a Restricted Subsidiary owing to the Parent Borrower or another Restricted Subsidiary; provided that (i) if a Credit Party incurs such Indebtedness owing to a Restricted Subsidiary that is not a Credit Party, such Indebtedness is subordinated (within 120 days of the Closing Date for such Indebtedness existing or created on the Closing Date (or such later date as the Administrative Agent may agree)) in right of payment to the Obligations of such Credit Party on terms reasonably satisfactory to the Administrative Agent and (ii) if a Restricted Subsidiary that is not a Credit Party incurs such Indebtedness owing to a Credit Party, such Indebtedness is a Permitted Investment; provided, further, that any subsequent transfer of any such Indebtedness (except to the Parent Borrower or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (h);
(i)shares of Disqualified Stock or preferred stock of a Restricted Subsidiary issued to the Parent Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Disqualified Stock or preferred stock (except to the Parent Borrower or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Disqualified Stock or preferred stock not permitted by this clause (i);
(j)Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(k)obligations in respect of self-insurance, tenders, statutory obligations (including health, safety and environmental obligations), bids, leases, governmental contracts, trade contracts, surety, indemnity, stay, customs, judgment, appeal, performance, completion and/or return of money bonds or guaranties or other similar obligations incurred in the ordinary course of business, or obligations in respect of letters of credit, bank guarantees, surety bonds or similar instruments related thereto;
(l)Indebtedness or Disqualified Stock of the Parent Borrower or any Restricted Subsidiary, or Non-Guarantor Subsidiary Preferred Stock, in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock or Non-Guarantor Subsidiary Preferred Stock then outstanding and incurred pursuant to this clause (l), does not at any one time outstanding exceed the sum of (i) the greater of $~~67,000,000~~158,100,000 and ~~35.0~~75.0% of Consolidated EBITDA for the most recently ended Test Period, plus (ii) clause (d) of the definition of Available Amount plus (iii) clause (j) of the Available Amount (solely as it relates to clause (d) of the “Available Amount” set forth in the Existing Debt Facilities as of the Closing Date); provided that the outstanding principal amount or liquidation preference of such Indebtedness, Disqualified Stock or Non-Guarantor Subsidiary Preferred Stock pursuant to clause (ii) and clause (iii) shall reduce the Available Amount accordingly minus (iv) any portion of the basket set forth in this clause (l) that the Parent Borrower elects to instead apply to clause (y) of the Shared Incremental Amount, to the extent and for the duration of such application;
(m)the incurrence or issuance by the Parent Borrower or any Restricted Subsidiary of Indebtedness or Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) which serves to refinance, replace, refund, extend, renew, defease, restructure, amend, restate or otherwise modify (collectively, “refinance”) any Indebtedness or Disqualified Stock incurred as permitted under the first paragraph of this Section 10.1 or clause (a), (c), (d), this clause (m) or clause (y) or (z) of this Section 10.1 or any Indebtedness or Disqualified Stock or preferred stock issued to so refinance such Indebtedness, Disqualified Stock or preferred stock prior to its respective maturity; provided, that (1) the aggregate principal amount or liquidation preference of such Refinancing Indebtedness does not exceed (x) the aggregate principal amount or liquidation preference of the Indebtedness or Disqualified Stock or preferred stock being refinanced, plus (y) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing, (2) in the case of Refinancing Indebtedness with respect to Ratio Debt or Indebtedness pursuant to clause (a), (y) or (z) of this Section 10.1, subject to the Inside Maturity Exceptions, such Refinancing Indebtedness has a ~~weighted average life to maturity~~Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining ~~weighted average life to maturity~~Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or preferred stock being refinanced (in each case, as in effect at the time ~~thereof~~of incurrence or establishment of the commitment thereof (A) excluding the effects of any amortization of such Indebtedness in an amount no greater than 1.00% per annum at the time of incurrence or other obtaining thereof (subject to marginal increases resulting from the addition of one or more subsequent fungible tranches thereto) and (B) calculated without giving effect to prepayments of the Term Loans), (3) to the extent such Refinancing Indebtedness refinances (i) Indebtedness that is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, such Refinancing Indebtedness is unsecured or secured by a Lien ranking junior to the Liens securing the Obligations, (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively, and (iii) Indebtedness subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations at least to the same extent as the Indebtedness being refinanced and (4) such Refinancing Indebtedness shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Parent Borrower that is not a Borrower or a Guarantor that refinances Indebtedness, Disqualified Stock or preferred stock of a Borrower or a Guarantor;
(n)Indebtedness in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s-length commercial terms and (ii) the incurrence of Indebtedness attributable to the exercise of appraisal rights or the settlement of any claims or actions (whether actual, contingent or potential) with respect to the Transactions or any other acquisition (by merger, consolidation or amalgamation or otherwise) in accordance with the terms hereof;
(o)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;
(p)(i) Indebtedness of the Parent Borrower or any Restricted Subsidiary supported by a letter of credit, to the extent of the stated amount of such letter of credit, so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 10.1 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Parent Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(q)(i) any guarantee by the Parent Borrower or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as in the case of a guarantee of Indebtedness by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee and (ii) any guarantee by a Credit Party or Restricted Subsidiary of Indebtedness or other obligations of any Credit Party;
(r)Indebtedness of Restricted Subsidiaries that are not Guarantors in an amount not to exceed, in the aggregate at any one time outstanding, the greater of $~~67,000,000~~105,400,000 and ~~35.0~~50.0% of Consolidated EBITDA for the most recently ended Test Period;
(s)Indebtedness of the Parent Borrower or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take or pay obligations contained in supply arrangements, (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements or (iv) obligations in respect of any incentive, supplier finance, license, sublicense or similar programs, in each case in the ordinary course of business;
(t)Indebtedness of the Parent Borrower or any Restricted Subsidiary undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business, including with respect to financial accommodations of the type described in the definition of Cash Management Services;
(u)Indebtedness consisting of Indebtedness issued by the Parent Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent Borrower or any Parent Entity of the Parent Borrower to the extent described in clause (iv) of Section 10.5(b);
(v)Indebtedness of the Parent Borrower or any Restricted Subsidiary in respect of lines of credit secured by inventory (and customary related assets, as determined by the Parent Borrower in good faith) in an aggregate principal amount at any time outstanding not to exceed the greater of $~~43,000,000~~105,400,000 and ~~22.5~~50.0% of Consolidated EBITDA for the most recently ended Test Period ~~at any time outstanding~~;
(w)Indebtedness of any joint venture or Indebtedness of the Parent Borrower or any Restricted Subsidiary incurred on behalf of any joint venture or any guarantees by the Parent Borrower or any Restricted Subsidiary of Indebtedness of any joint venture in an aggregate outstanding principal amount for all such Indebtedness not to exceed at any time the greater of $~~80,000,000~~84,320,000 and 40.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(x)Indebtedness in connection with Receivables Facilities;
(y)Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.15;
(z)Indebtedness (1) of a Person or acquired assets that is the subject of a Permitted Acquisition or other permitted acquisition or Investment, which Indebtedness was in existence at the time of such Permitted Acquisition or other permitted acquisition or Investment and not incurred in contemplation thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the principal amount thereof (except to the extent such increased principal amount would otherwise be permitted pursuant to this Agreement)~~;~~ or (2) incurred to finance a Permitted Acquisition or other permitted acquisition or Investment in an aggregate principal amount at any time outstanding not to exceed the greater of $210,800,000 and 100% of Consolidated EBITDA for the most recently ended Test Period;
(aa)Indebtedness arising under any bank guarantee, surety (Bürgschaft) or any other instrument issued by a bank or financial institution upon request of a Restricted Subsidiary in order to comply with the requirements under section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or under section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV) or any guarantee given pursuant to the aforementioned sections;
(ab)Indebtedness representing deferred compensation or similar arrangements to any future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants of the Parent Borrower (or any Parent Entity) or any of the Restricted Subsidiaries, including such obligations incurred in connection with any Permitted Acquisition or other Investment permitted hereby;
(ac)(i) guarantees by the Parent Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers, franchisees, licensees, sublicensees and cross-licensees in the ordinary course of business, (ii) Indebtedness (A) incurred in the ordinary course of business in respect of obligations of the Parent Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of property or services or progress payments in connection with such property and services or (B) consisting of obligations under deferred purchase price or other similar arrangements incurred in connection with Permitted Acquisitions or any other Investment expressly permitted hereunder and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(ad)endorsement of instruments or other payment items for collection or deposit in the ordinary course of business;
(ae)Indebtedness of the Parent Borrower and/or any Restricted Subsidiary incurred in connection with Sale Leasebacks permitted pursuant to clause (aa)(iii) of the definition of “Asset Sale”;
(af)Indebtedness of the Parent Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any issuing bank or swingline lender to support any defaulting lender’s participation in letters of credit issued, or swingline loans made, hereunder or under any other letter of credit facility;
(ag)customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(ah)[reserved];
(ai)Indebtedness that constitutes Disqualified Stock in an aggregate outstanding principal amount not to exceed the greater of $~~67,000,000~~105,400,000 and ~~35.0~~50.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; and
(aj)obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any subsidiary of the Parent Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness incurred to refinance Indebtedness incurred pursuant to clause (a) above shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees, and expenses in connection with such refinancing. If any Indebtedness is denominated in a currency other than Dollars or incurred to refinance Indebtedness denominated in a currency other than Dollars, no Dollar-denominated restriction hereunder shall be deemed to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (x) the principal amount of such Indebtedness being refinanced, plus (y) the aggregate amount of fees, underwriting discounts, premiums, and other costs and expenses and accrued and unpaid interest incurred in connection with such refinancing, based on exchange rates determined in accordance with Section 1.6(a) on the date of refinancing or the date of determination pursuant to section 1.11(c).
10.2Limitation on Liens. The Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Parent Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except if such Lien is a Permitted Lien. No Lien shall be deemed to be created, incurred, assumed or suffered to exist solely by reason of the accretion of interest, liquidation preference, premium or any other similar accrual with respect to Indebtedness or any other obligation.
10.3Limitation on Fundamental Changes. The Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, consummate any merger, consolidation or amalgamation, or divide, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets or other properties, except that:
(a)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Parent Borrower or any other Person may be merged, amalgamated or consolidated with or into the Parent Borrower or any other Borrower; provided that (A) the Parent Borrower or such other Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not a Borrower (such other Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized, incorporated or existing under the laws of the United States, any state thereof, the District of Columbia or any other jurisdiction reasonably acceptable to the Administrative Agent, (2) the Successor Borrower shall expressly assume all the obligations of the Parent Borrower or such other Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in a form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Subsidiary grantor and each Subsidiary pledgor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its Guarantee as reaffirmed pursuant to clause (3), (5) each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (3), and (6) the Successor Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation, or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the applicable Borrower under this Agreement);
(b)so long as no Event of Default has occurred and is continuing or would result therefrom, any Subsidiary of the Parent Borrower or any other Person (in each case, other than any Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Parent Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Parent Borrower, as applicable, shall cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary and (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, either (A) a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation shall execute a supplement to the Guarantee and the relevant Security Documents in form and substance reasonably satisfactory to the Administrative Agent in order to become a Guarantor and pledgor, mortgagor and grantor, as applicable, thereunder for the benefit of the Secured Parties or (B) such transaction shall be treated as resulting in an Investment in an amount equal to the Fair Market Value of the net assets ceasing to be owned by a Guarantor as a result thereof;
(c)the Transactions may be consummated;
(d)(i) any Restricted Subsidiary that is not a Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to the Parent Borrower or any other Restricted Subsidiary or (ii) any Credit Party may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to any other Credit Party or any other Restricted Subsidiary (provided that in respect of any such conveyance, sale, lease, assignment, transfer or other disposition from a Credit Party to a non-Credit Party, such transfer is a Permitted Investment or would qualify as such if structured as an Investment);
(e)any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or dissolution or otherwise) to a Restricted Subsidiary; provided that the consideration for any such disposition received by any Person other than a Guarantor shall not exceed the fair value of such assets;
(f)any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders;
(g)the Parent Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, consolidation, investment or conveyance, sale, lease, assignment or disposition, the purpose of which is to effect a transaction permitted by Section 10.4, a disposition or issuance of Equity Interests that is not an Asset Sale, a transaction permitted pursuant to Section 10.5 or an investment that constitutes a Permitted Investment; and
(h)any Restricted Subsidiary (excluding any Borrower unless consented to by the Administrative Agent, such consent not to be unreasonably withheld, delayed or conditioned) may (1) change its legal form, (2) reincorporate into or reorganize pursuant to the laws of a state, commonwealth or territory of the United States or (3) reincorporate into or reorganize pursuant to the laws of any other jurisdiction (provided in the case of this clause (3) that either such reincorporation or reorganization does not disadvantage the Secured Parties in respect of any Guarantees or the Collateral or is treated by the Parent Borrower as an Investment to the extent of the Fair Market Value of the net assets of such Restricted Subsidiary that cease to be owned by a Credit Party as a result thereof).
10.4Limitation on Sale of Assets. The Parent Borrower will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale, unless:
(a)the Parent Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and
(b)except in the case of a Permitted Asset Swap, if the property or assets sold or otherwise disposed of have a Fair Market Value in excess of (i) the greater of $~~19,000,000~~31,620,000 and ~~10.0~~15.0% of Consolidated EBITDA for the most recently ended Test Period in the case of any individual transaction or series of related transactions and (ii) in the case of any transactions not excluded pursuant to the preceding clause (i), the greater of

$~~29,000,000~~63,240,000 and ~~15.0~~30.0% of Consolidated EBITDA for the most recently ended Test Period in any fiscal year of the Parent Borrower, at least 75.0% of the consideration therefor received by the Parent Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
(i)any liabilities (as reflected on the Parent Borrower’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent Borrower’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Parent Borrower) of the Parent Borrower, any other Borrower or any Restricted Subsidiary, other than liabilities that are by their terms Junior Debt, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Parent Borrower, other Borrowers and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing;
(ii)any securities, notes or other obligations or assets received by the Parent Borrower or such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;
(iii)Indebtedness, other than liabilities that are by their terms Junior Debt, that are of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent Borrower and all Restricted Subsidiaries have been validly released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale; and
(iv)any Designated Non-Cash Consideration received by the Parent Borrower or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of $~~48,000,000~~158,100,000 and ~~25.0~~75.0% of Consolidated EBITDA for the most recently ended Test Period, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this Section 10.4 of this provision and for no other purpose.
(c)Pending the final application of any Net Cash Proceeds pursuant to Section 5.2, the Parent Borrower or the applicable Restricted Subsidiary may apply such Net Cash Proceeds to temporarily reduce Indebtedness outstanding under the Revolving Credit Facility or any other revolving credit facility or otherwise invest such Net Cash Proceeds in any manner not prohibited by this Agreement.
To the extent that any Collateral is disposed of as permitted by this Section 10.4 to any Person other than a Credit Party, such Collateral shall automatically be sold free and clear of the Liens created by the Credit Documents (which Liens shall be automatically released upon the consummation of such disposition) and the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Parent Borrower or otherwise deemed appropriate in order to effect the foregoing.
10.5Limitation on Restricted Payments.
(a)The Parent Borrower will not, and solely in the case of clauses (iii) and (iv) below, will not permit any Restricted Subsidiary to:

(i)declare or pay any dividend or make any payment or distribution on account of the Parent Borrower’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:
(A)    (A)    dividends or distributions by the Parent Borrower payable in Equity Interests (other than Disqualified Stock) of the Parent Borrower or in options, warrants or other rights to purchase such Equity Interests, or
(B)    (B)    [reserved];
(ii)purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent Borrower or any Parent Entity of the Parent Borrower, including in connection with any merger or consolidation;
(iii)make any voluntary cash principal payment on, or voluntarily redeem, repurchase, defease or otherwise acquire or retire for cash, in each case, prior to any scheduled repayment, sinking fund payment or maturity, the principal of any Junior Debt with an aggregate principal amount in excess of the Threshold Amount of the Parent Borrower or any Restricted Subsidiary, other than (A) Indebtedness permitted under clauses (g) and (h) of Section 10.1 or (B) the purchase, repurchase or other acquisition of Junior Debt with an aggregate principal amount in excess of the Threshold Amount purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition (“Restricted Debt Payments”); or
(iv)make any Restricted Investment;
(all such payments and other actions set forth in clauses (i) through (iv) above (other than any exception thereto) being collectively referred to as “Restricted Payments”).
(b)The foregoing provisions of Section 10.5(a) will not prohibit:
(i)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement;
(ii)the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Junior Debt of the Parent Borrower or any Restricted Subsidiary, or any Equity Interests or any Subordinated Shareholder Debt of any Parent Entity of the Parent Borrower, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests or any Subordinated Shareholder Debt of the Parent Borrower or any Parent Entity of the Parent Borrower to the extent contributed to the Parent Borrower, as applicable (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), including the payment any dividends or other distributions out of the proceeds of such Refunding Capital Stock and the payment of any dividends or other distributions on Refunding Capital Stock that would have been permitted to be paid pursuant to this clause (ii) on the Retired Capital Stock so redeemed, repurchased, retired or acquired;
(iii)the prepayment, redemption, defeasance, repurchase or other acquisition or retirement for value of Junior Debt of the Parent Borrower or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Parent Borrower or a Restricted Subsidiary, as the case may be, which is incurred in compliance with Section 10.1 so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness, (B) if such Junior Debt is subordinated to the Obligations, such new Indebtedness is subordinated to the Obligations or the applicable Guarantee at least to the same extent as such Junior Debt so purchased, exchanged, redeemed, defeased, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired, (D) if such Junior Debt so purchased, exchanged, redeemed, repurchased, acquired or retired for value is unsecured then such new Indebtedness shall be unsecured, and (E) such new Indebtedness has a ~~weighted average life to maturity~~Weighted Average Life to Maturity equal to or greater than the remaining ~~weighted average life to maturity~~Weighted Average Life to Maturity of the Junior Debt being so redeemed, defeased, repurchased, exchanged, acquired or retired;
(iv)a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests or Subordinated Shareholder Debt of the Parent Borrower or any Parent Entity of the Parent Borrower held by any future, present or former employee, director, manager or consultant of the Parent Borrower, any of their Subsidiaries or any Parent Entity of the Parent Borrower, or their estates, descendants, family, spouse or former spouse pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Parent Borrower, any Subsidiary or any Parent Entity of the Parent Borrower in connection with such repurchase, retirement or other acquisition), including any Equity Interests or Subordinated Shareholder Debt rolled over by management of the Parent Borrower or any Parent Entity of the Parent Borrower in connection with the Transactions; provided that, except with respect to non-discretionary purchases, the aggregate Restricted Payments made under this clause (iv) subsequent to the Closing Date do not exceed in any fiscal year the greater of $~~48,000,000~~52,700,000 and 25.0% of Consolidated EBITDA for the most recently ended Test Period (with unused amounts in any fiscal year being carried over to the following fiscal years); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed: (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent Borrower and, to the extent contributed to the Parent Borrower, the cash proceeds from the sale of Equity Interests or Subordinated Shareholder Debt of any Parent Entity of the Parent Borrower, in each case to any future, present or former employees, directors, managers or consultants of the Parent Borrower, any of their Subsidiaries or any Parent Entity of the Parent Borrower that occurs after the Closing Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments, plus (B) the cash proceeds of key man life insurance policies received by the Parent Borrower and the Restricted Subsidiaries after the Closing Date, plus (C) the amount of any cash bonuses otherwise payable to any permitted payee that are foregone in exchange for the receipt of Capital Stock of the Parent Borrower or any Parent Entity pursuant to any compensation arrangement, including any deferred compensation plan less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (iv); and provided, further, that cancellation of Indebtedness owing to the Parent Borrower or any Subsidiary from any future, present or former employees, directors, managers or consultants of the Parent Borrower, any Parent Entity of the Parent Borrower or any Subsidiary, or their estates, descendants, family, spouse or former spouse pursuant in connection with a repurchase of Equity Interests or Subordinated Shareholder Debt of the Parent Borrower or any Parent Entity of the Parent Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 10.5 or any other provision of this Agreement;
(v)any Permitted Subordinated Shareholder Debt Payments;
(vi)payments or distributions constituting any part of a Permitted Reorganization;
(vii)[reserved];

(viii)(A) payments made or expected to be made by the Parent Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager, or consultant and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (B) payments or other adjustments to outstanding Equity Interests in accordance with any management equity plan, stock option plan or any other similar employee benefit plan, agreement or arrangement in connection with any Restricted Payment;
(ix)Restricted Payments up to the sum of (A) up to 6.00% per annum of the net cash proceeds received by or contributed to the Parent Borrower in connection with the Transactions or in connection with any public offering of the common stock of the Parent Borrower or any applicable Parent Entity after the Closing Date, other than public offerings with respect to the Parent Borrower’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution and (B) up to 7.00% per annum of the Market Capitalization;
(x)Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Closing Date plus the amount determined pursuant to the definition of “Excluded Contributions” set forth in the Existing Debt Facilities as of the Closing Date;
(xi)other Restricted Payments not to exceed the greater of $~~67,000,000~~158,100,000 and ~~35.0~~75.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period; provided that, solely in the case of such a Restricted Payment described in clause (i) of the definition thereof, at the applicable time referred to in Section 1.11(c), no Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) shall have occurred and be continuing or would immediately result from the consummation of such Restricted Payment;
(xii)distributions or payments of Receivables Fees;
(xiii)any Restricted Payment (A) made in connection with the Transactions and the fees and expenses related thereto, (B) used to fund amounts owed to Affiliates (including dividends to any Parent Entity of the Parent Borrower to permit payment by such parent of such amount) to the extent permitted by Section 9.9 (other than clause (b) thereof), or (C) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other Permitted Investment and to satisfy indemnity and other similar obligations under any Permitted Acquisitions or other Permitted Investments;
(xiv)Restricted Payments using the Available Amount; provided that, in the case of Restricted Payments pursuant to clauses (1) or (2) of the definition thereof made using clause (b) of the definition of Available Amount, at the applicable time set forth in Section 1.11(c), no Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) shall have occurred and be continuing or would result from the consummation of such Restricted Payment;
(xv)the declaration and payment of dividends by the Parent Borrower to, or the making of loans to, Holdings or any Parent Entity of the Parent Borrower in amounts required for any Parent Entity or direct or indirect equityholder to pay: (A) franchise, excise and similar taxes, and other fees and expenses, required to maintain its organizational existence, (B) (1) if the Parent Borrower is a flow-through entity for tax purposes, the tax liabilities of any direct or indirect owner of all or any part of the Parent Borrower’s equity (including amounts determined by reference to an assumed tax rate), to the extent such tax liabilities are attributable to the activities of, or such person’s ownership of, the Parent Borrower or its Subsidiaries and joint ventures and (2) for any taxable period for which the Parent Borrower and/or any of their Subsidiaries are members of a consolidated, combined, unitary or similar group for U.S. federal, state, or local or non-U.S. income tax purposes, any U.S. federal, state or local or non-U.S. income taxes, or any franchise taxes imposed in lieu thereof, owed by any parent of any consolidated, combined, unitary or similar group that includes the Parent Borrower or any of its Subsidiaries or joint ventures in respect of any consolidated, combined, unitary or similar income tax return that includes the Parent Borrower or any of its Subsidiaries or joint ventures to the extent attributable to the taxable income of the Parent Borrower and/or its Subsidiaries or joint ventures, determined as if the Parent Borrower and its Subsidiaries or joint ventures filed a consolidated, combined, unitary or similar return separately from any other members of the group, (C) customary salary, bonus, and other benefits payable to officers, employees, directors, and managers of any Parent Entity of the Parent Borrower to the extent such salaries, bonuses, and other benefits are attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries, including the Parent Borrower’s proportionate share of such amount relating to such parent entity being a public company, (D) general corporate or other operating (including, without limitation, expenses related to auditing, accounting and reporting matters, and payment of insurance premiums) and overhead costs and expenses of any Parent Entity of the Parent Borrower to the extent such costs and expenses are attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries, including the Parent Borrower’s proportionate share of such amount relating to such Parent Entity being a public company, (E) amounts required for any Parent Entity of the Parent Borrower to pay fees and expenses incurred by any Parent Entity of the Parent Borrower related to (1) the maintenance by such parent entity of its corporate or other entity existence and (2) transactions of such parent entity of the Parent Borrower of the type described in clause (x) of the definition of Consolidated Net Income, (F) (i) amounts due in respect of Convertible Indebtedness or any other convertible Indebtedness ~~in accordance with its terms~~, including, without limitation, amounts due upon conversion thereof and (ii) amounts due in respect of any call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are issued in connection with Convertible Indebtedness or any other convertible Indebtedness (whether to purchase such options, warrants or right, upon settlement thereof, upon termination thereof or otherwise), (G) repurchases deemed to occur upon the cashless exercise of stock options, (H) Taxes and fees and out of pocket expenses paid or estimated to be payable by Holdings or any Parent Entity or direct or indirect equityholder thereof in connection with any prepayment event or any Restricted Payment pursuant to any of the preceding clauses of this clause (xv) or clause (iv) or (xiii)(B) above;
(xvi)the repurchase, redemption or other acquisition for value of Equity Interests of the Parent Borrower or any Parent Entity in connection with (A) paying cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of (or involving) the Parent Borrower, or in connection with the exercise of warrants, options or other securities that are convertible or exchangeable, or in connection with the conversion of any convertible Indebtedness, in each case, in a manner otherwise permitted under this Agreement and/or (B) the honoring of any conversion request by a holder of Convertible Indebtedness or other convertible Indebtedness (whether settled in cash, shares or common stock or any combination thereof);
(xvii)the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);
(xviii)additional Restricted Payments; provided that (x) after giving Pro Forma Effect to such Restricted Payments, the Total Net Leverage Ratio is equal to or less than 3.60 to 1.00~~;~~ and (y) solely in the case of such a Restricted Payment described in clause (i) of the definition thereof, at the applicable time referred to in Section 1.11(c), no Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) shall have occurred and be continuing or would immediately result from the consummation of such Restricted Payment;
(xix)Restricted Payments to pay Public Company Costs;
(xx)Restricted Payments to pay any “AHYDO catch-up” payment that may be required to be made in respect of any Indebtedness;

(xxi)additional Restricted Debt Payments or Permitted Investments in an aggregate amount not to exceed the greater of $~~48,000,000~~105,400,000 and ~~25.0~~50.0% of Consolidated EBITDA as of the last day of the most recently ended Test Period;
(xxii)the Parent Borrower may make payments and distributions to satisfy dissenters’ rights (including in connection with, or as a result of, the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential)), pursuant to or in connection with any acquisition, merger, consolidation, amalgamation or disposition that complies with Section 10.4 or any other transaction permitted hereunder;
(xxiii)the Parent Borrower may make a Restricted Payment in respect of payments made for the benefit of the Parent Borrower or any Restricted Subsidiary to the extent such payments could have been made by the Parent Borrower or any Restricted Subsidiary because such payments (A) would not otherwise be Restricted Payments and (B) would be permitted by Section 9.9;
(xxiv)the Parent Borrower may make a Restricted Payment to holders of any class or series of Disqualified Stock of the Parent Borrower that is issued in accordance with Section 10.1;
(xxv)Restricted Debt Payments consisting of the payment of regularly scheduled principal or interest (including any penalty interest, if applicable) and payments of fees, expenses and indemnification obligations as and when due; and
(xxvi)Restricted Debt Payments in respect of Junior Debt permitted to be assumed in connection with an acquisition or similar Investment permitted hereunder pursuant to Section 10.1.
10.6Negative Pledge Provisions. The Parent Borrower will not permit any of the Restricted Subsidiaries to enter into any agreement prohibiting in any material respect the creation or assumption of any Lien upon any of its properties (other than Excluded Property or properties of non-Credit Parties), whether now owned or hereafter acquired, for the benefit of the Lenders with respect to the Obligations under the Credit Documents, except with respect to:
(a)contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to this Agreement and the related documentation and related Hedging Obligations;
(b)[reserved];
(c)purchase money obligations for property acquired in the ordinary course of business or consistent with past practice and Finance Lease Obligations;
(d)any Requirement of Law or any applicable rule, regulation or order, or any term of any license, authorization, concession or permit issued by or granted by any Governmental Authority;
(e)any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Parent Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;
(f)(i) restrictions relating to any asset (or all of the assets) of and/or the Capital Stock of the Parent Borrower and/or any Restricted Subsidiary which are imposed pursuant to an agreement entered into in connection with any disposition or other transfer, lease, sub-lease, license or sublicense of such asset (or assets) and/or all or a portion of the Capital Stock of the relevant Person that is not otherwise prohibited by this Agreement and (ii) restrictions on transfer of assets subject to Permitted Liens;
(g)(x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.1 and 10.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness and (y) restrictions on transfers of assets subject to Permitted Liens (but, with respect to any such Permitted Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Permitted Lien);
(h)restrictions on cash or other deposits and any net worth or similar requirements, including such restrictions or requirements imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such cash or other deposits or net worth requirements exist;
(i)restrictions pursuant to the terms of other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Section 10.1;
(j)provisions limiting the disposition, distribution or encumbrance of assets or property in joint venture agreements, sale and lease-back agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement (or any “shell company” parent with respect thereto));
(k)customary provisions contained in leases, sub-leases, licenses, sub-licenses, joint venture agreements, asset sale agreements, trading, netting, operating, construction, service, supply, purchase, sale or other agreements, in each case, entered into in the ordinary course of business;
(l)restrictions created in connection with any Receivables Facility that, in the good faith determination of the Parent Borrower are necessary or advisable to effect such Receivables Facility;
(m)restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements (i) relating to the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person (or any “shell company” parent with respect thereto), (ii) relating to such joint venture or its members and/or (iii) otherwise entered into in the ordinary course of business;
(n)restrictions in any Hedge Agreement and/or any agreement relating to Cash Management Services;
(o)provisions restricting the granting of a security interest in Intellectual Property rights contained in licenses, sublicenses or cross-licenses by the Parent Borrower and its Restricted Subsidiaries of such Intellectual Property rights, which licenses, sublicenses and cross-licenses were entered into in the ordinary course of business (in which case such restriction shall relate only to such Intellectual Property rights); and
(p)other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in the preceding clauses of this Section; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, materially more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.7First Lien Net Leverage Ratio. Solely with respect to the Revolving Credit Facility, on the last day of any Test Period ending on or after the second full fiscal quarter ending after the Closing Date on which the Compliance Condition is then satisfied, the Parent Borrower will not permit the First Lien Net Leverage Ratio to be greater than 7.00 to 1.00.
10.8Amendment of Junior Debt Documents. The Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, amend the terms of any Junior Debt with an aggregate principal amount in excess of the Threshold Amount to the extent the terms of such amendment would be contrary to the terms of any binding intercreditor or subordination agreement.

10.9Passive Holdings Covenant. Holdings shall not conduct, transact or otherwise engage in any material business activity or operations or own any material assets other than (i) the ownership and/or acquisition of the Capital Stock of the Parent Borrower (or any Parent Entity thereof) or contribution to the capital of the Parent Borrower (or such other Parent Entity), (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law, (iii) the performance of its obligations under and in connection with the Transactions, Credit Documents, any documentation governing any Indebtedness of Holdings, the Parent Borrower or any Restricted Subsidiary not otherwise prohibited hereunder and the other agreements contemplated hereby (including any guarantees and any obligations in connection with the Transactions or any Investment not prohibited under this Agreement), (iv) any public offering of its common stock or any other issuance or registration of its Capital Stock for sale or resale not prohibited by Section 10, including the costs, fees and expenses related thereto, (v) the making of any dividend or the holding of any cash, Cash Equivalents or other assets received in connection with dividends made by the Parent Borrower in accordance with Section 10.5 pending application thereof or in connection with any permitted Investments or dispositions made by any of its subsidiaries, (vi) incurring fees, costs and expenses relating to overhead and general operating, including professional fees for legal, tax and accounting matters, (vii) filing Tax reports and paying Taxes, including Tax distributions made pursuant to Section 10.5(b)(xv) and other customary obligations in the ordinary course and filing tax returns and paying or contesting taxes, and participating in accounting and other administrative matters as a member of the consolidated group of Holdings, (viii) preparing reports to Governmental Authorities and to its shareholders, (ix) providing indemnification to officers, directors, members of management, employees, advisors and consultants and as otherwise permitted hereunder, (x) repurchases of Indebtedness through open market purchases and/or Dutch auctions permitted hereunder, (xi) any transactions contemplated or otherwise permitted under Section 10 and any transaction by Holdings incidental thereto, (xii) providing guarantees in respect of obligations of the Parent Borrower and any Restricted Subsidiary in connection with commercial contracts, banking services and any other activities in the ordinary course of business that are not otherwise precluded by this Agreement, (xiii) activities in connection with a Permitted Reorganization and (xiv) activities incidental to the businesses or activities described in clauses (i) through (xiii) of this Section 10.9.
Section 11.Events of Default
Each of the following specified events referred to in Sections 11.1 through 11.11 shall constitute an “Event of Default”:
11.1Payments. Any Credit Party shall (a) default in the payment when due of any principal of the Loans, (b) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any Unpaid Drawings or (c) default, and such default shall continue for ten or more Business Days, in the payment when due of any other amounts owing hereunder or under any other Credit Document; ~~or~~provided that in each case of (b) or (c), any such failure to pay caused by administrative or technical error shall not constitute an Event of Default if payment is made within two Business Days of the discovery of such error by the Borrower or the Administrative Agent notifying the Borrower of such error; or

11.2Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made and, other than in the case of the Specified Representations made on the Closing Date, such untrue representation, warranty or certification shall remain untrue for a period of 30 days after notice from the Administrative Agent to the Parent Borrower (which notice shall only be given at the direction of the Required Lenders); it being understood and agreed that any breach of representation, warranty or statement resulting from the failure of the Administrative Agent or Collateral Agent to file any Uniform Commercial Code continuation statement (or other similar statement) shall not result in an Event of Default under this Section 11.2 or any other provision of any Credit Document; or
11.3Covenants. Any Credit Party shall:
(a)    default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.1(e)(i) (provided that (x) the delivery of a notice of Default or Event of Default at any time or (y) the curing of the underlying Default or Event of Default with respect to which notice is required to be given will, in each case, cure an Event of Default arising from the failure to timely delivery such notice of Default or Event of Default, as applicable, unless an Authorized Officer of the Parent Borrower and/or Holdings had actual knowledge that such Default or Event of Default had occurred and was continuing and should have reasonably known in the course of his or her duties that failure to provide such notice would constitute an Event of Default), Section 9.5 (solely with respect to a Borrower), Section 9.14(b) or Section 10; provided that any default under Section 10.7 shall not constitute an Event of Default with respect to the Term Loans and the Term Loans may not be accelerated as a result thereof until the date on which the Revolving Credit Loans (if any) have been accelerated or the Revolving Credit Commitments have been terminated, in each case, by the Required Revolving Credit Lenders (such period commencing with a default under Section 10.7 and ending on the date on which the Required Revolving Credit Lenders with respect to the Revolving Credit Facility terminate and accelerate the Revolving Loans); provided, further, that any Default or Event of Default under Section 10.7 is subject to cure as provided in Section 11.14; or
(b)    default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least 30 days after receipt of written notice by the Parent Borrower from the Administrative Agent (which notice shall only be given at the direction of the Required Lenders) or the Required Lenders; or
11.4Default Under Other Agreements. (a) Holdings, the Parent Borrower or any of their Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) in excess of the Threshold Amount in the aggregate, beyond the period of grace and following all required notices, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (after giving effect to all applicable grace period and delivery of all required notices) (other than, (I) with respect to Indebtedness consisting of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements (it being understood that clause (i) shall apply to any failure to make any payment in excess of the Threshold Amount that is required as a result of any such termination or similar event and that is not otherwise being contested in good faith) and (II) (x) the occurrence of any event that permits holders of any Convertible Indebtedness to convert such Indebtedness or (y) the conversion of any Convertible Indebtedness, in either case, into common stock of Holdings, Parent Borrower or a Parent Entity (or other securities or property following a merger event, reclassification or other change of the common stock of Holdings, Parent Borrower or a Parent Entity), cash or a combination thereof)), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (a)(ii) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement and such Indebtedness is satisfied upon such sale, transfer or other disposition), or (b) without limiting the provisions of clause (a) above, any such Indebtedness shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements (it being understood that clause (a)(i) above shall apply to any failure to make any payment in excess of the Threshold Amount that is required as a result of any such termination or equivalent event and that is not otherwise being contested in good faith)), prior to the stated maturity thereof; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and to the extent such Indebtedness is satisfied upon such sale or transfer, (y) Indebtedness which is convertible into Qualified Stock and converts to Qualified Stock in accordance with its terms and such conversion is not prohibited hereunder, or (z) any breach or default that is (I) remedied by Holdings, the Parent Borrower or the applicable Restricted Subsidiary or (II) waived in writing (including in the form of amendment) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 11; or
11.5Bankruptcy, Etc. (a) Holdings, the Parent Borrower or any Significant Subsidiary shall commence a voluntary case, proceeding or action (including filing any proposal or notice of intent to file a proposal) concerning itself under Title 11 of the United States Code entitled “Bankruptcy” or any other Debtor Relief Laws as now or hereafter in effect, or any successor thereto (collectively, the “Bankruptcy Code”) or any other similar law of any jurisdiction; or an involuntary case, proceeding or action is commenced against Holdings, the Parent Borrower or any Significant Subsidiary; or a custodian (as defined in the Bankruptcy Code), judicial manager, compulsory manager, receiver, interim-receiver, receiver and manager, trustee, trustee-in-bankruptcy, liquidator, administrator, administrative receiver, monitor, examiner or similar Person is appointed for, or takes charge of, all or substantially all of the property of Holdings, the Parent Borrower or any Significant Subsidiary; or Holdings, the Parent Borrower or any Significant Subsidiary commences any other voluntary proceeding or action under any reorganization, arrangement, compromise, adjustment of debt, relief of debtors, dissolution, insolvency, winding-up, administration, receivership, administrative receivership, examinership or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, the Parent Borrower or any Significant Subsidiary; or Holdings, the Parent Borrower or any Significant Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding or action is entered; or Holdings, the Parent Borrower or any Significant Subsidiary suffers any appointment of any custodian receiver, interim-receiver, receiver and manager, administrative receiver, trustee, trustee-in-bankruptcy, administrator, examiner or the like for it or any substantial part of its property; or Holdings, the Parent Borrower or any Significant Subsidiary makes a general assignment, compromise, arrangement or proposal for the benefit of creditors or files a notice of intent to file a proposal by reason of actual or anticipated financial difficulties of Holdings, the Parent Borrower or any Significant Subsidiary.
(a)Paragraph (a) above shall not apply (i) to any involuntary proceeding, appointment, step or other matter which is discharged, stayed or dismissed within 60 days of commencement or (ii) if the relevant proceeding, appointment, step or other matter is made to effect a transaction permitted under this Agreement.

11.6ERISA and Other Employee Benefit Matters. (a) Any ERISA Event shall have occurred or (b) any Credit Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability with respect to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (a) and (b), such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect and the same shall remain undischarged and uncured for a period of 30 consecutive days; or
11.7Guarantee. Any Guarantee provided by any Credit Party that is not an Excluded Subsidiary or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any such Guarantor thereunder or any other Credit Party shall deny or disaffirm in writing any such Guarantor’s obligations under such Guarantee; or
11.8Pledge Agreement. Subject to the Legal Reservations, the Pledge Agreement or any other Security Document pursuant to which the Capital Stock or Stock Equivalents of the Parent Borrower is pledged or any material provision thereof shall cease to be in full force or effect or for any reason cease to create a valid and (to the extent required thereby) perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties with the priority required thereby on a material portion of the Collateral purported to be covered thereby (other than pursuant to the terms hereof or thereof, as a result of acts or omissions of the Collateral Agent in respect of the Collateral Agent’s failure to maintain possession of any Capital Stock or Stock Equivalents that have been previously delivered to it or failure to file a Uniform Commercial Code or any comparable filing in any applicable jurisdiction) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing its obligations thereunder; or
11.9Security Agreement. Subject to the Legal Reservations, the Security Agreement or any other Security Document pursuant to which the material assets of any Credit Party are pledged as Collateral or any material provision thereof shall cease to be in full force or effect or for any reason cease to create a valid and (to the extent required thereby) perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties with the priority required thereby on a material portion of the Collateral purported to be covered thereby (other than pursuant to the terms hereof or thereof or, as a result of acts or omissions of the Collateral Agent in respect of certificates, promissory notes or instruments actually delivered to it or as a result of the Collateral Agent’s failure to file a Uniform Commercial Code or any comparable filing in any applicable jurisdiction) or any grantor thereunder or any Credit Party shall deny or disaffirm in writing its obligations thereunder; or
11.10Judgments. One or more final money judgments or decrees shall be entered against Holdings, the Parent Borrower or any of their Restricted Subsidiaries involving a liability in excess of the Threshold Amount in the aggregate for all such judgments and decrees for the Parent Borrower and the Restricted Subsidiaries (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) and any such judgments or decrees shall remain ~~unsatisfied~~(as applicable) (A) unpaid with respect to any amount or installment then-payable, for a period of 60 consecutive days following the date such judgment or decree (as applicable) becomes final or, if later, following the due date for payment of such amount or installment and (B) undischarged, unvacated~~, undischarged~~, unbonded and unstayed pending appeal, for a period of 60 consecutive days ~~after the entry thereof~~; provided that no such event described in this Section 11.10 shall result in a Default or Event of Default hereunder until the end of such applicable 60 consecutive day period; or
11.11Change of Control. A Change of Control shall occur.
11.12Remedies Upon Event of Default. If an Event of Default occurs and is continuing (other than in the case of an Event of Default under Section 11.3(a) with respect to any default of performance or compliance with the covenant under Section 10.7), the Administrative Agent may, at the written request of the Required Lenders, by written notice to the Parent Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against Holdings and the Borrowers, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 (solely with respect to a Borrower) shall occur with respect to the Parent Borrower or the Subsidiary Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (1), (2), (3), and (4) below shall occur automatically without the giving of any such notice): (1) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment, if any, of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (2) declare the principal of and any accrued interest and fees in respect of all Loans and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers to the extent permitted by applicable law; (3) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (4) direct the Parent Borrower to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.5 with respect to such Borrower, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrowers’ respective reimbursement obligations for Unpaid Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In the case of an Event of Default under Section 11.3(a) in respect of a failure to observe or perform the covenant under Section 10.7 (provided that during the pendency of any right of the Parent Borrower to exercise a Cure Right meeting the requirements of Section 11.4 the actions described in this sentence may not be taken), and at any time thereafter during the continuance of such event, the Administrative Agent may, at the written request of the Required Revolving Credit Lenders, by written notice to the Parent Borrower, take either or both of the following actions, at the same or different times: (i) declare the Total Revolving Credit Commitment terminated, whereupon the Revolving Credit Commitment, if any, of each Lender shall forthwith terminate immediately and any Fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers (to the extent permitted by applicable law); (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; and/or (iv) direct the Parent Borrower to pay (and each Borrower agrees that upon receipt of such notice, it will pay) to the Administrative Agent at the Administrative Agent’s Office such additional amounts of cash, to be held as security for the Borrowers’ respective reimbursement obligations for Unpaid Drawings that may subsequently occur thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding.
Notwithstanding the foregoing, in no event shall the Administrative Agent, the Collateral Agent or any Secured Party be permitted to terminate any commitment, accelerate any obligation or take any other enforcement or remedial step described in this Section 11.12 with respect to any event or circumstance either publicly reported, or reported to the Administrative Agent or the Lenders, more than two years prior to such proposed termination, acceleration or other enforcement or remedial step.
11.13Application of Proceeds. Subject to, if executed, the terms of any Acceptable Intercreditor Agreement, any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrowers under Section 11.4 shall be applied:
(a)first, to the payment of all reasonable and documented costs and expenses incurred by the Administrative Agent or the Collateral Agent in connection with any collection or sale of the Collateral or otherwise in connection with any Credit Document, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document on behalf of any Credit Party and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document to the extent reimbursable hereunder or thereunder;

(b)second, to the Secured Parties, an amount (x) equal to all Obligations owing to them on the date of any distribution and (y) sufficient to Cash Collateralize all Letters of Credit Outstanding on the date of any distribution, and, if such moneys shall be insufficient to pay such amounts in full and Cash Collateralize all Letters of Credit Outstanding, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof and to Cash Collateralize the Letters of Credit Outstanding; and
(c)third, after all Obligations have been paid in full or otherwise backstopped to the extent required hereby, any surplus then remaining shall be paid to the applicable Credit Parties or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;
provided that any amount applied to Cash Collateralize any Letters of Credit Outstanding that has not been applied to reimburse the Borrowers for Unpaid Drawings under the applicable Letters of Credit at the time of expiration of all such Letters of Credit shall be applied by the Administrative Agent in the order specified in clauses (a) through (c) above. Notwithstanding the foregoing, amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to its Obligations that are Excluded Swap Obligations.
11.14Equity Cure. Notwithstanding anything to the contrary contained in this Section 11, in the event that the Parent Borrower fails to comply (or if the Parent Borrower expects it will fail to comply) with the requirement of the financial covenant set forth in Section 10.7, at any time during the relevant fiscal period until the expiration of the 15th Business Day following the date Section 9.1 Financials are required to be delivered in respect of such fiscal period for which such financial covenant is being measured, any holder of Capital Stock or Stock Equivalents of Holdings or any Parent Entity shall have the right to cure such failure (the “Cure Right”) by causing cash net equity proceeds derived from an issuance of Capital Stock or Stock Equivalents (other than Disqualified Stock, unless reasonably satisfactory to the Administrative Agent) by the Parent Borrower (or from a contribution to the equity capital of the Parent Borrower in the form of Qualified Stock or of Disqualified Stock having terms reasonably satisfactory to the Administrative Agent) to be contributed (directly or indirectly) as cash common equity to the Parent Borrower, in an amount (the “Cure Amount”) equal to the amount by which Consolidated EBITDA would need to be increased in order for the Parent Borrower to have been in compliance with the financial covenant set forth in Section 10.7 for the relevant Test Period and, upon receipt by the Parent Borrower of such Cure Amount pursuant to the exercise of such Cure Right, such financial covenant shall be recalculated giving effect to the following pro forma adjustments:
(a)    Consolidated EBITDA shall be increased, solely for the purpose of determining the existence of an Event of Default resulting from a breach of the financial covenant set forth in Section 10.7 with respect to any period of four consecutive fiscal quarters that includes the fiscal quarter for which the Cure Right was exercised and not for any other purpose under this Agreement, by an amount equal to the Cure Amount;
(b)    there shall be no pro forma reduction in Consolidated First Lien Secured Debt with the Cure Amount for determining compliance with such financial covenant in the Test Period with respect to which such Cure Right is exercised (provided that, to the extent that the proceeds of such Cure Amount are actually applied to prepay indebtedness, such pro forma reduction may be credited in any subsequent fiscal quarter); and
(c)    if, after giving effect to the foregoing recalculations, the Parent Borrower shall then be in compliance with the requirements of the financial covenant set forth in Section 10.7, the Parent Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 10.7 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of such financial covenants that had occurred shall be deemed cured for the purposes of this Agreement; provided that (i) in each period of four consecutive fiscal quarters there shall be at least two fiscal quarters in which no Cure Right is exercised, (ii) there shall be a maximum of five Cure Rights exercised during the term of this Agreement, (iii) each Cure Amount shall be no greater than the amount required to cause the Company to be in compliance with the financial covenant set forth in Section 10.7; (iv) all Cure Amounts shall be disregarded for the purposes of any financial ratio determination or for determining pricing, or the availability or amount of any covenant basket under the Credit Documents other than for determining compliance with Section 10.7; and (v) no Lender or Letter of Credit Issuer shall be required to make any extension of credit hereunder during the fifteen day period referred to above, unless the Parent Borrower shall have received the Cure Amount.
Section 12.The Agents
12.1Appointment.
(a)Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. This Section 12 (other than Sections 12.1, 12.9, 12.11, 12.12 with respect to Credit Parties and Section 12.16 to the extent expressed to be for the benefit of the Credit Parties) is solely for the benefit of the Agents and the Lenders, and none of Holdings, the Borrowers or any other Credit Party shall have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, the Borrowers or any of their respective Subsidiaries.
(b)The Administrative Agent, each Lender and the Letter of Credit Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender and the Letter of Credit Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders or the Letter of Credit Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.
(c)The Collateral Agent declares that it holds any property secured by any Security Document on trust for the Secured Parties on the terms contained in this agreement, excluding any Mortgaged Property located in the United States, any state thereof, or the District of Columbia.  The Collateral Agent holds any Mortgaged Property located in the United States, any state thereof or the District of Columbia as Collateral Agent for the benefit of the Secured Parties, without any fiduciary relationship with any of the Secured Parties.  Each of the Administrative Agent, each Joint Lead Arranger, each Lender and the Letter of Credit Issuer, authorizes the Collateral Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with this Agreement or the Security Documents together with any other incidental rights, powers and discretions.
(d)Each of the Joint Lead Arrangers, each in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.
12.2Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents, subagents or attorneys-in-fact selected by it in the absence of its gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).
12.3Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the creation, perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or the value or sufficiency of the Collateral, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.
12.4Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings and the Borrowers), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable law.

12.5Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent has received written notice from a Lender or Holdings or the Parent Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.
12.6Non-Reliance on Administrative Agent, Collateral Agent, and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender or any Letter of Credit Issuer. Each Lender and the Letter of Credit Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of any of the Credit Parties. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Credit Party that may come into the possession of the Administrative Agent or the Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.
12.7Indemnification. The Lenders agree to severally indemnify each Agent and each Letter of Credit Issuer, in their respective capacities as such (to the extent not reimbursed by the Credit Parties and without limiting any express obligation of the Credit Parties to do so pursuant to the terms of the Credit Documents), ratably according to their respective portions of the Total Credit Exposure in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Total Credit Exposure in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against an Agent or Letter of Credit Issuer, as the case may be, in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent or a Letter of Credit Issuer, as the case may be, under or in connection with any of the foregoing; provided that no Lender shall be liable to an Agent or Letter of Credit Issuer for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s or such Letter of Credit Issuer’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken by the Administrative Agent in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Holdings or the Borrowers; provided that such reimbursement by the Lenders shall not affect Holdings’ or the Borrowers’ continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. The indemnity provided to each Agent under this Section 12.7 shall also apply to such Agent’s respective Affiliates, directors, officers, members, partners, representatives, assigns, controlling persons, employees, trustees, investment advisors and agents and successors.
12.8Agents in Their Individual Capacities. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms Lender and Lenders shall include each Agent in its individual capacity.
12.9Successor Agents.
(a)Each of the Administrative Agent and the Collateral Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Parent Borrower (not to be unreasonably withheld, delayed or conditioned) so long as no Event of Default under Sections 11.1 or 11.5 (solely with respect to a Borrower) is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above (including receipt of the Parent Borrower’s consent); provided that, if the Administrative Agent or the Collateral Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective at the expiration of such 30 day period.
(b)With effect from the Resignation Effective Date, (1) the retiring agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such Collateral as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative

Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as the Administrative Agent or the Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). Except as provided above, any resignation of Citi as the Administrative Agent pursuant to this Section 12.9 shall also constitute the resignation of Citi as the Collateral Agent. The fees payable by Holdings or the Borrowers (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between Holdings or the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.
12.10Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. If the U.S. Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective) or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 12.10. The agreements in Section 12.10 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.10, the term Lender includes the Letter of Credit Issuer.
12.11Agents Under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents.
12.12Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrowers, the Agents, and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights, and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured

Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale or other disposition. No holder of Secured Hedge Obligations or Secured Cash Management Obligations in its capacity as a counterparty thereunder shall have any rights in connection with the management or release of any Guarantees or Collateral or of the obligations of any Credit Party under this Agreement. No holder of Secured Hedge Obligations or Secured Cash Management Obligations that obtains the benefits of any Guarantee or any Collateral by virtue of the provisions hereof or of any other Credit Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or Agent and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Agreement to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Hedge Agreements and Secured Cash Management Agreements, unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. For the avoidance of doubt, nothing in this Section 12.12 shall be construed to limit the right of any Lender from (1) exercising setoff rights in accordance with Section 13.8, or (2) filing proofs of claim or appearing on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law.
12.13Intercreditor Agreement Governs. The Administrative Agent, the Collateral Agent, each Lender, each Letter of Credit Issuer and each other Secured Party hereby (a) authorizes the Administrative Agent and the Collateral Agent to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any Indebtedness (A) that is required or permitted to be subordinated hereunder or pari passu with or senior to the Liens securing the Obligations and/or secured by Liens and (B) with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement (any such other intercreditor, subordination, collateral trust and/or similar agreement, an “Additional Agreement”), (b) acknowledges that any Acceptable Intercreditor Agreement and any Additional Agreement is binding upon them, and (c) agrees that it will be bound by, and will not take any action contrary to, the provisions of any Acceptable Intercreditor Agreement or any Additional Agreement and authorizes and instructs the Administrative Agent to enter into any Additional Agreement (including any other Acceptable Intercreditor Agreement) and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Acceptable Intercreditor Agreement and/or any other Additional Agreement.
12.14Parallel Debt. (a) Each Credit Party hereby irrevocably and unconditionally agrees and undertakes (by way of an abstract acknowledgement of debt as a new, independent payment obligation to the Collateral Agent as a creditor in its own right and not as representative of the Secured Parties) to pay to the Collateral Agent sums equal to and in the currency of the total amount of its Obligations as and when such amount falls due for payment under the Credit Documents (such Obligations being the “Principal Obligations”) (such payment undertaking and the obligations and liabilities which are the result thereof, hereinafter being the “Parallel Debt”). The amount owed by a Credit Party under its Parallel Debt shall be reduced to the extent that its Principal Obligations are discharged and shall be increased to the extent that the Principal Obligations are increased. Vice versa the Principal Obligations of any Credit Party towards the Secured Parties under the Credit Documents or otherwise shall be reduced to the extent that the liabilities of such Credit Party towards the Collateral Agent under this Parallel Debt are discharged provided that no Principal Obligation shall be discharged by a discharge of Parallel Debt if such discharge of the Parallel Debt is effected by virtue of any setoff, counterclaim or similar defense invoked by Credit party vis-à-vis the Collateral Agent. The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Credit Party under this Section 12.14.

(a)The parties to this Agreement hereby acknowledge and agree that (i) each Parallel Debt constitutes undertakings, obligations and liabilities of the relevant Credit Party to the Collateral Agent which are separate and independent from, and without prejudice to, the Principal Obligations which that Credit Party owes to any Secured Party, and (ii) that each Parallel Debt represents the Collateral Agent’s own claim to receive payment of such Parallel Debt from the relevant Credit Party; provided that the total amount which may become due under the Parallel Debt of a Credit Party under this clause (b) shall never exceed the total amount which may become due under the Principal Obligations of that Credit Party to the Secured Parties.
(b)For the purpose of this Section 12.14, the Collateral Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any other Secured Party and its claims in respect of a Parallel Debt shall not be held on trust.
(c)Without limiting or affecting the Collateral Agent’s rights against any Credit Party (whether under this Section 12.14 or under any other provision of the Credit Documents), each Credit Party acknowledges that:
(i)nothing in this Section 12.14 shall impose any obligation on the Collateral Agent to advance any sum to an Borrower or otherwise under any Credit Document, except in its capacity as a Lender; and
(ii)for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender.
12.15Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such

Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).
12.16Erroneous Payments
(a)If the Administrative Agent (x) notifies a Lender, Letter of Credit Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party (any such Lender, Letter of Credit Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Letter of Credit Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.16 and held in trust for the benefit of the Administrative Agent, and such Lender, Letter of Credit Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such written demand was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Each Lender, Letter of Credit Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Letter of Credit Issuer or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(c)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with the preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any

Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), other than with respect to the Revolving Credit Facility, upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Parent Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Parent Borrower or the Administrative Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Parent Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(d)(ii) Subject to Section 13.6 (but excluding, in all events, any assignment consent or approval requirements (whether from the Parent Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Letter of Credit Issuer or Secured Party, to the rights and interests of such Lender, Letter of Credit Issuer or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous

Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Credit Party; provided, for the benefit of the Credit Parties, that this Section 12.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers or the other Credit Parties relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent and in no event shall Holdings, any Borrowers or any other Subsidiary be liable in respect of any amounts attributable to an Erroneous Payment; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Credit Party for the purpose of making such Erroneous Payment.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 12.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Letter of Credit Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.
Section 13.Miscellaneous
13.1Amendments, Waivers, and Releases.
(a)General. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with this Section 13.1. Except as provided to the contrary pursuant to the definition of “GAAP”, Sections 1.13, 1.16, 2.14, 2.15, 3.6 and 9.10 and the subsequent provisions of this Section 13.1 or any other express provision of this Agreement (which shall only require the consent of the Persons expressly set forth therein), the Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent may, from time to time, (A) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (B) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent and/or the Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (x) (i) forgive or reduce any portion of any Loan or extend the scheduled maturity date of any Loan or reduce the stated rate of interest, premium or fees (it being understood that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest at the “default rate” or amend Section 2.8(c)), or forgive any portion thereof, or extend the date for the payment of any interest, premium or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or amend or modify any provisions of Sections 5.3(a) (with respect to the ratable allocation of any payments among the Lenders only), 11.13 (with respect to the ratable allocation of any payments among the Lenders only), 13.8(a) or 13.20, or make any Loan, interest, Fee or other amount payable in any currency other than expressly provided herein, in each case without the written consent of each Lender directly and adversely affected thereby; provided that a waiver of any condition precedent in Section 6 or 7 of this Agreement, the waiver of any Default, Event of Default, default interest, mandatory prepayment or reductions, any modification or waiver of the MFN Provision, any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof or the waiver of any other covenant shall not constitute an increase of any Commitment of a Lender, a reduction or forgiveness in the interest rates or the fees or premiums or a postponement of any date scheduled for the payment of principal, premium, interest or fees or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment, in each case for purposes of this clause (i), (ii) consent to the assignment or transfer by a Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender directly and adversely affected thereby, (iii) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent in a manner that directly and adversely affects such Person, (iv) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of the Letter of Credit Issuer to the extent such amendment, modification or waiver directly and adversely affects the Letter of Credit Issuer, (v) change any Revolving Credit Commitment to a Term Loan Commitment, or change any Term Loan Commitment to a Revolving Credit Commitment, in each case without the prior written consent of each Lender directly and adversely affected thereby, (vi) release all or substantially all of the value of the Guarantees of the Guarantors (except as expressly permitted by the Guarantees, this Agreement or the other Credit Documents) or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents, this Agreement or the other Credit Documents) without the prior written consent of each Lender, (vii) decrease the Initial Term Loan Repayment Amount applicable to Initial Term Loans or extend any scheduled Initial Term Loan Repayment Date applicable to Initial Term Loans, in each case without the written consent of each Lender directly and adversely affected thereby, (viii) reduce the percentages specified in the definitions of the terms Required Lenders or Required Revolving Credit Lenders or amend, modify or waive any provision of this Section 13.1 that has the effect of decreasing the number of Lenders that must approve any amendment, modification or waiver, without the written consent of each Lender or (ix) subordinate (A) Liens with respect to all or substantially all of the value of the Collateral under the Security Documents (other than as expressly permitted by the Security Documents, this Agreement or the other Credit Documents and other than in connection with any debtor-in-possession (or equivalent) financing or use of Collateral in any proceeding under any Debtor Relief Law) to any Lien securing other third party Indebtedness for borrowed money with an aggregate principal amount in excess of the Threshold Amount or (B) payment obligations of all or substantially all of the Credit Parties under this Agreement or the other Credit Documents to any other third party Indebtedness for borrowed money with an aggregate principal amount in excess of the Threshold Amount (other than as expressly permitted by this Agreement or the other Credit Documents and other than in connection with any debtor-in-possession (or equivalent) financing or use of Collateral in any proceeding under any Debtor Relief Law), in each case of this clause (ix), without the written consent of each Lender directly and adversely affected thereby, unless such directly and adversely affected Lender is offered the opportunity to participate on at least a pro rata basis in such other Indebtedness or (y) notwithstanding anything to the contrary in clause (x) above, (i) extend the final expiration date of any Lender’s Commitment or (ii) increase the aggregate amount of the Commitments of any Lender, in each case, without the written consent of such Lender. With respect to the aforementioned amendments or waivers requiring the consent of any adversely affected Lender, for the avoidance of doubt, such amendment or waiver shall not additionally require the consent of the Required Lenders or Required Revolving Credit Lenders, as the case may be. Furthermore, in connection with an amendment that addresses solely a repricing transaction in which any Class of Term Loans is refinanced with a replacement Class of Term Loans bearing (or is modified in such a manner such that the resulting Term Loans bear) a lower Effective Yield, only the consent of each Lender holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required.
(b)Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except (x) that the Commitment of such Lender may not be increased or extended without the consent of such Lender, (y) for any such amendment, waiver or consent that treats such Defaulting Lender disproportionately from the other Lender of the same Class (other than because of its status as a Defaulting Lender), and (z) that the principal amount of any Loan owed to such Lender may not be decreased or reduced without the consent of such Lender.

(c)Revolving Credit Facility. Notwithstanding the foregoing, (i) only the Required Revolving Credit Lenders shall have the ability to waive, amend, supplement or modify the covenant set forth in Section 10.7 (or the defined terms to the extent used therein but not as used in any other Section of this Agreement) or Section 11 (solely as such provisions relate to Section 10.7), and, after the Closing Date, any condition precedent in Section 7 of this Agreement with respect to the funding of any Revolving Loans or waive any Default or Event of Default that results from any representations made or deemed made by any Credit Party in any Credit Document in connection with any credit extension under the Revolving Credit Facility being untrue in any material respect as of the date made or deemed made, (ii) only the consent of the affected Letter of Credit Issuers and, in the case of clause (x), the Administrative Agent, shall be required to (x) increase or decrease the Letter of Credit Commitment or any Letter of Credit Issuer’s Letter of Credit Sublimit or (y) waive, amend or modify any condition precedent set forth in Section 7.2 as it pertains to the issuance of any Letter of Credit by such Letter of Credit Issuer and (iii) only the consent of the Parent Borrower and applicable Class or Classes of Revolving Credit Lenders and/or, if applicable, the Letter of Credit Issuer, subject to the provisions of Section 1.14, shall be required to amend or otherwise modify this Agreement to permit the availability of Revolving Loans and/or Letters of Credit denominated in a currency other than an Available Currency and to make technical changes to this Agreement and any other Credit Document to accommodate the inclusion of any such new currency.
(d)Binding Effect of Waivers. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon Holdings, the Borrowers, such Lenders, the Letter of Credit Issuer, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver of any Default or Event of Default, Holdings, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.
(e)[Reserved].
(f)Replacement Term Loans. In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrowers and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus an amount equal to all accrued but unpaid interest, fees, premiums, and expenses incurred in connection therewith), (b) [reserved], (c) subject to the Inside Maturity Exceptions, the final maturity date of such Replacement Term Loans shall not be earlier than the final maturity date of such Refinanced Term Loans and the ~~weighted average life to maturity~~Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the remaining ~~weighted average life to maturity~~Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (~~except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans~~in each case as in effect at the time of incurrence or establishment of the commitment thereof (A) excluding the effects of any amortization of such Replacement Term Loans in an amount no greater than 1.00% per annum at the time of incurrence or other obtaining thereof (subject to marginal increases resulting from the addition of one or more subsequent fungible tranches thereto) and (B) calculated without giving effect to prepayments of the Refinanced Term Loans), and (d) the covenants, events of default and guarantees shall be not materially more beneficial (taken as a whole) (as determined in good faith by the Parent Borrower) to the Lenders providing such Replacement Term Loans than the covenants, events of default and guarantees applicable to such Refinanced Term Loans, except to the extent (A) reasonably satisfactory to the Administrative Agent (provided that no consent shall be required by the Administrative Agent or any of the Lenders if any covenants, events of default and guarantees are added for the benefit of any Refinanced Term Loans outstanding after giving effect to the funding of the Replacement Term Loans), (B) reflecting then-current market terms (as determined by the Parent Borrower in good faith at the time of incurrence or issuance (or the obtaining of a commitment or establishment of initial terms with respect thereto)) for the applicable type of Indebtedness or (C) applicable to any period after the maturity date in respect of the Refinanced Term Loans in effect immediately prior to such refinancing.
(g)Automatic Release of Guarantees and Liens.
(i)Release of Liens. The Lenders and Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (A) in full, upon the occurrence of the Termination Date, (B) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Credit Party, to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (C) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (D) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 13.1), (E) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with the second following sentence), (F) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents, (G) if such assets constitute Excluded Property or Excluded Stock or Stock Equivalents and (H) to the extent approved, authorized or ratified in writing in accordance with Section 13.1. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. In addition, the Lenders and the Secured Parties hereby irrevocably agree that the Collateral Agent shall, at the request of the Parent Borrower, subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien permitted under clause (ii), (vi) (solely with respect to Section 10.1(d) and/or 10.1(v)), (viii), (ix) and/or (xlix) of the definition of Permitted Lien.
(ii)Release of Guarantees. The Lenders and Secured Parties hereby irrevocably agree that any Restricted Subsidiary that is a Guarantor shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or becoming an Excluded Subsidiary; provided that no Credit Party shall be automatically released from its Guarantee solely as a result of it ceasing to be a Wholly-Owned Subsidiary unless either (x) it is no longer a direct or indirect Subsidiary of the Parent Borrower or (y) such Credit Party ceases to be a Wholly-Owned Subsidiary in connection with a transaction with (A) a Person that is not an Affiliate of the Parent Borrower or (B) an Affiliate of the Parent Borrower if, in the case of this clause (B), such transaction is made for a bona fide business purpose, as determined by the Parent Borrower in good faith.
(iii)Authorization; Evidence of Release. The Lenders and Secured Parties hereby authorize and direct the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and the Administrative Agent and the Collateral Agent shall, at the request and expense of the Parent Borrower, execute and deliver, any instruments, documents or agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this clause (g), all without the further consent or joinder of any Secured Party.
(h) [Reserved].

(i)Technical Amendments; Intercreditor Agreements; Security Documents; Class Voting. Notwithstanding anything in this Agreement (including, without limitation, this Section 13.1) or any other Credit Document to the contrary, (i) this Agreement and the other Credit Documents may be amended (A) to effect an incremental facility or extension facility pursuant to Section 2.14 (and the Administrative Agent and the Parent Borrower may effect such amendments to this Agreement and the other Credit Documents without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the terms of any such incremental facility or extension facility) or (B) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Facility Lenders, Required Revolving Credit Lenders, Required Term Loan Lenders (as the case may be) and other definitions related to such new Term Loans and Revolving Credit Loans, in each case with the consent solely of the Administrative Agent and the Parent Borrower; (ii) no Lender consent is required to effect any amendment or supplement to any Acceptable Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Acceptable Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders taken as a whole); provided, further, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Administrative Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent; (iii) any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent to (x) cure any ambiguity, omission, mistake, defect, obvious or technical error, inconsistency or to fix any cross-reference (as reasonably determined by the Administrative Agent and the Parent Borrower) ~~and~~, (y) effect administrative changes of a technical or immaterial nature (including to effect changes to the terms and conditions applicable solely to the Letter of Credit Issuer in respect of Issuances of Letters of Credit) and/or (z) if Moody’s or S&P shall change the ratings scale for the applicable Credit Ratings for purposes of determining the Applicable Margin for the Amendment No. 5 Term Loans, modify the provisions of this Agreement in a manner materially consistent with the treatment of such matters on the Amendment No. 5 Effective Date; (iv) guarantees, collateral documents and related documents executed by Credit Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Credit Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent or the Collateral Agent in its or their respective sole discretion, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined by the Administrative Agent and the Parent Borrower) or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Credit Documents; (v) the Borrower and the Administrative Agent may amend, amend and restate or otherwise modify any Acceptable Intercreditor Agreement as provided for therein or to give effect thereto or to carry out the purpose hereof or thereof without the input or consent of any Lender; (vi) any amendment, waiver or modification of any term or provision that directly affects Lenders of one or more Classes and does not directly affect Lenders under one or more other Classes may be affected with the consent of Lenders constituting Required Facility Lenders of such directly affected Class or Classes in lieu of Required Lenders; (vii) this Agreement may be amended by the Administrative Agent and the Parent Borrower without the consent of any other party as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of Section 1.16 and (viii) the Credit Documents may be amended to add syndication or documentation agents and make customary changes and references related thereto with the consent of only the Parent Borrower and the Administrative Agent.
(j)Net Short Lenders. Notwithstanding anything to the contrary in any Credit Document (including this Section 13.1), in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any waiver, amendment or modification of any provision of this Agreement or any other Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to this Agreement or any Credit Document or (C) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any other Credit Document, any Lender (other than an Excluded Lender) that, as a result of its interest (or its and its Covered Affiliates’ collective interests) in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments hereunder or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by Holdings, the Parent Borrower or any of its Subsidiaries or Parent Entities at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness” and each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any waiver, amendment or modification of this Agreement or any other Credit Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. In connection with any waiver, amendment or modification of this Agreement or the other Credit Documents, each Lender (other than any Excluded Lender) will be deemed to have represented to Holdings, the Borrowers and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified Holdings, the Parent Borrower and the Administrative Agent prior to the requested response date with respect to such waiver, amendment or modification that it constitutes a Net Short Lender (it being understood and agreed that Holdings, the Borrowers and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent (and its subagents) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, any Lender’s compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent (and its subagents), in such capacity and not in its capacity as a Lender, if applicable, shall not be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.
(k)For purposes of the preceding clause (j):
(i)“Covered Affiliate” means in connection with the determination of a Lender’s net short position at the time of any determination, any Affiliate of such Lender that, at the time of such determination, is intentionally coordinating or acting in concert with such Lender with respect to its interest in any Specified Indebtedness and/or any derivative instrument referencing Holdings, any Borrower, any Subsidiary or any Parent Entity or any Specified Indebtedness.
(ii)“Excluded Lender” means (A) any Regulated Bank and (B) any Revolving Credit Lender as of the Closing Date.
(iii)“Regulated Bank” means (a) a swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable or (b) a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
(iv)For purposes of determining whether a Lender (alone or together with its Covered Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes Holdings, any Borrower, any Parent Entity or any Subsidiary or any instrument issued or guaranteed by Holdings, any Borrower, any Parent Entity or any Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Covered Affiliates and (y) Holdings, the Borrowers, their Parent Entities and the other Subsidiaries and any instrument issued or guaranteed by such persons, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Covered Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) Holdings, any Borrower, any Parent Entity or any Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Covered Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of Holdings, any Borrower, any Parent Entity or any Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Covered Affiliates and (y) Holdings, any Parent Entity, the Borrowers and the Subsidiaries, and any instrument issued or guaranteed by such persons, collectively, shall represent less than 5% of the components of such index.
(v)For the avoidance of doubt, the determination of whether a Lender has a “net short position” shall take into account both the long positions (i.e., a position (whether as an investor, lender or holder of Specified Indebtedness and/or derivative instruments) where the holder is exposed to the credit risk of debt obligations issued or guaranteed by any of Holdings, the Borrowers, their Parent Entities and the Subsidiaries) and the short positions (i.e., a position as described above, but where the holder is instead protected from the credit risk described above) held by such Lender.
13.2Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(a)    if to Holdings, the Parent Borrower, the Administrative Agent, the Collateral Agent, or the Letter of Credit Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(b)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Parent Borrower, the Administrative Agent, the Collateral Agent and the Letter of Credit Issuer.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9, 4.2 and 5.1 shall not be effective until received.
13.3No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
13.4Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
13.5Payment of Expenses; Indemnification.
(a)Each Borrower, jointly and severally, agrees (i) to pay or reimburse each of the Agents for all their reasonable and documented out-of-pocket costs and expenses (without duplication) incurred in connection with the development, preparation, negotiation, execution and delivery of, and any amendment, supplement, modification to, waiver and/or enforcement of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith (in the case of any amendment, supplement, modification or waiver, whether or not effective), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of (x) Milbank LLP (or such other counsel as may be agreed by the Administrative Agent and the Parent Borrower), (y) one counsel in each relevant jurisdiction and (z) other advisors and consultants to the Agents to the extent the Parent Borrower provides written consent thereto, (ii) to pay or reimburse each Agent for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one firm of counsel to the Administrative Agent and the Collateral Agent, and, to the extent required, one firm of local counsel in each relevant jurisdiction with the Parent Borrower’s consent (such consent not to be unreasonably withheld, delayed or conditioned) (which may include a single special counsel acting in multiple jurisdictions), and (iii) to pay, indemnify and hold harmless each Lender, each Agent, the Letter of Credit Issuer and their respective Related Parties (without duplication) (the “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, obligations, demands, actions, judgments, suits, costs, expenses, disbursements or penalties of any kind or nature whatsoever (and the reasonable and documented out-of-pocket fees, expenses, disbursements and other charges of one firm of counsel for all Indemnified Persons, taken as a whole

(and, in the case of an actual or perceived conflict of interest where the Indemnified Person affected by such conflict notifies the Parent Borrower of any existence of such conflict and in connection with the investigating or defending any of the foregoing (including the reasonable fees), of another firm of counsel for all similarly affected Indemnified Persons), and to the extent required, one firm of local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnified Person arising out of or relating to any action, claim, litigation, investigation or other proceeding (regardless of whether such Indemnified Person is a party thereto), arising out of (x) any Commitment, Loan or the use or proposed use of the proceeds therefrom, arising out of, or with respect to the Transactions or to the execution, delivery, performance, administration and enforcement of this Agreement, the other Credit Documents and any such other documents, agreements, letters or instruments delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (y) the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence, Release or threatened Release of Hazardous Materials attributable to Holdings, the Parent Borrower or any of their Subsidiaries (all the foregoing in this clause (iii), regardless of whether brought by Holdings, the Parent Borrower, any of their subsidiaries or any other Person collectively, the “Indemnified Liabilities”); provided that Holdings and the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to the Indemnified Liabilities to the extent arising from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, (ii) a material breach of the obligations of such Indemnified Person or any of its Related Parties under the terms of this Agreement by such Indemnified Person or any of its Related Parties as determined in a final and non-appealable judgment of a court of competent jurisdiction, or (iii) any proceeding between and among Indemnified Persons that does not involve an act or omission by Holdings, the Parent Borrower or any of their respective Subsidiaries; provided that the Agents, to the extent acting in their capacity as such, shall remain indemnified in respect of such proceeding. The agreements in this Section 13.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 13.5 shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses or disbursements arising from any non-Tax claim. Holdings, the Borrowers and their Subsidiaries shall not be liable for any settlement of any proceeding effected without the Parent Borrower’s written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if such proceeding is settled with the written consent of the Parent Borrower or if there is a final judgment in such proceeding, the Borrowers shall, jointly and severally, indemnify and hold harmless such Indemnified Person to the extent specified in this paragraph (a). Holdings, the Borrowers and their Subsidiaries shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person.
(b)Each Indemnified Person agrees (x) that the Borrowers shall have no obligation to reimburse such Indemnified Person for fees and expenses and (y) to return and refund any and all amounts paid by the Borrowers pursuant to this Section 13.5, in the case of each of clauses (x) and (y), to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms of the Credit Documents.
(c)No Credit Party, Initial Investor or Indemnified Person (or any Related Party of an Indemnified Person) shall have any liability for any special, punitive, indirect or consequential damages resulting from this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit the Borrowers’ indemnification obligations to the Indemnified Persons pursuant to Section 13.5(a) or under any other provision of this Agreement or any of the other Credit Documents. No Indemnified Person (or any Related Party of an Indemnified Person) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of any Indemnified Person or any of its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.
13.6Successors and Assigns; Participations and Assignments.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 10.3, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i) Subject to the conditions set forth in clause (b)(ii) below and Section 13.7, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments under any Credit Facility (which shall be assigned with the same ratable amount of outstanding Loans (including participations in L/C Obligations) under such Credit Facility at the time owing to it)) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of
(A)the Parent Borrower; provided that no consent of the Parent Borrower shall be required for (1) an assignment of Loans or Commitments to a Lender, an Affiliate of a Lender (if, in respect of the Revolving Credit Facility, such Lender is a Revolving Credit Lender), or an Approved Fund thereof or (2) an assignment of Loans or Commitments to any assignee if an Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) has occurred and is continuing;
(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of Loans or Commitments to a Lender, an Affiliate of a Lender (if, in respect of the Revolving Credit Facility, such Lender is a Revolving Credit Lender), or an Approved Fund thereof; and
(C)the Letter of Credit Issuer at the time of such assignment; provided that no consent of such Letter of Credit Issuer shall be required for any assignment of any Term Loan;
The Parent Borrower’s consent shall be deemed to have been given in respect of any assignment of Term Loans if the Parent Borrower has not responded within 10 Business Days after having received a written assignment request. Notwithstanding the foregoing, no such assignment shall be made to (i) a natural Person, Disqualified Institution (provided that assignments may be made to Disqualified Institutions unless a list of Disqualified Institutions has been made available to the assignor upon request) or Defaulting Lender and (ii) with respect to the Revolving Credit Commitments, Holdings, a Borrower or any of their Subsidiaries or any Affiliated Lender (other than an Affiliated Institutional Lender). For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Persons who are Disqualified Institutions at any time.

    (ii)    Assignments shall be subject to the following additional conditions:
(D)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 in the case of Revolving Credit Commitments and $1,000,000 in the case of Term Loans (and shall, in each case be in an integral multiple thereof), unless each of the Parent Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld, delayed or conditioned); provided that no such consent of the Parent Borrower shall be required if an Event of Default under Section 11.1 or Section 11.5 (solely with respect to a Borrower) has occurred and is continuing; provided, further, that contemporaneous assignments by a Lender and its Affiliates or Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above (and simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(E)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(F)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system or other method reasonably acceptable to the Administrative Agent, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; provided, further, that such recordation fee shall not be payable in the case of assignments by any Affiliate of the Joint Lead Arrangers or any assignment to Holdings, any Borrower, any Subsidiary or any Affiliated Lender or Affiliated Institutional Lender;
(G)the assignee shall represent that it is not a Disqualified Institution or an Affiliate of a Disqualified Institution and, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form approved by the Administrative Agent (the “Administrative Questionnaire”) and applicable tax forms (as required under Section 5.4(e)); and
(H)any assignment to Holdings, a Borrower, any Subsidiary or an Affiliated Lender (other than an Affiliated Institutional Lender) shall also be subject to the requirements of Section 13.6(h).
(I)For the avoidance of doubt, the Administrative Agent bears no responsibility for tracking or monitoring assignments to or participations by any Affiliated Lender.

    (iii)    Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 13.6, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Credit Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.5, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6. For the avoidance of doubt, in case of an assignment to a new Lender pursuant to this Section 13.6, (i) the Administrative Agent, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an original Lender signatory to this Agreement with the rights and/or obligations acquired or assumed by it as a result of the assignment and to the extent of the assignment the assigning Lender shall each be released from further obligations under the Credit Documents and (ii) the benefit of each Security Document shall be maintained in favor of the new Lender.
    (iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans (and stated interest amounts thereon) and any payment made by the Letter of Credit Issuer under any Letter of Credit owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent, the Letter of Credit Issuer and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent, the Letter of Credit Issuer, the Administrative Agent and its Affiliates and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice.
    (v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable tax forms (as required under Section 5.4(e) unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).
(c)(i) Any Lender may, without the consent of, or notice to the Parent Borrower or the Administrative Agent or the Letter of Credit Issuer, sell participations to one or more banks or other Persons (other than (x) a natural person, (y) Holdings, a Borrower or any of their Subsidiaries and (z) any Disqualified Institution; provided, however, that participations may be sold to Disqualified Institutions unless a list of Disqualified Institutions has been made available to the grantor of the participation upon its request) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such

Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Administrative Agent, the Letter of Credit Issuer, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Administrative Agent shall bear no responsibility or liability for monitoring and enforcing the list of Disqualified Institutions or the sales of participations thereto at any time. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i) and (vi) of the third proviso to Section 13.1 that affects such Participant. Subject to clause (c)(ii) of this Section 13.6, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.5, and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4) (it being agreed that any documentation required under Section 5.4(e) shall be provided to the participating Lender)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided that such Participant shall be subject to Section 13.8(a) as though it were a Lender.
    (ii)    A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than the applicable Lender would have been entitled to receive absent the sale of such the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law after the sale of participations takes place. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest amounts on) each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary in connection with a tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations.
(d)Any Lender may, without the consent of, or notice to, the Parent Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, or other central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)Subject to Section 13.16, the Borrowers authorize each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrowers and their Affiliates that has been delivered to such Lender by or on behalf of the Borrowers and their Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrowers and their Affiliates in connection with such Lender’s credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

(f)The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(g)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) such SPV and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register and (iii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (i) with notice to, but without the prior written consent of, the Parent Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Parent Borrower and the Administrative Agent) other than a Disqualified Institution providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 13.16, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement but subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.5 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections as though it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6, including the requirements of clause (e) of Section 5.4 (it being agreed that any documentation required under Section 5.4(e) shall be provided to the Granting Lender)). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.5 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Parent Borrower’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).
(h)Notwithstanding anything to the contrary contained herein and so long as no Event of Default (solely with respect to the Parent Borrower) is then continuing, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to Holdings, a Borrower, any Subsidiary, any Affiliated Lender or any Affiliated Institutional Lender and (y) Holdings, the Borrowers and any Subsidiary may, from time to time, purchase or prepay Term Loans, in each case, on a non-pro rata basis through (x) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Parent Borrower and the Auction Agent or (y) open market purchases; provided that:
(i)any Loans or Commitments acquired by Holdings, any Borrower or any other Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii)by its acquisition of Loans or Commitments, an Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)it shall not have any right to (I) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among the Administrative Agent or any Lender at which representatives of the Borrowers are not then present, (II) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Borrowers or their representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to the Administrative Agent or (III) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender; and
(B)except with respect to any amendment, modification, waiver, consent or other action (I) in Section 13.1 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (II) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders or all Lenders of a specified Class, or (III) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the Affiliated Lender in a manner that is materially adverse to such Affiliated Lender relative to other Lenders, shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph); and
(iii)the aggregate principal amount of Term Loans held at any one time by Affiliated Lenders may not exceed 25% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase;
(iv)any such Loans acquired by an Affiliated Lender may, with the consent of the Parent Borrower, be contributed to a Borrower and exchanged for debt or equity securities that are otherwise permitted to be issued at such time (and such Loans or Commitments shall be retired and cancelled promptly) hereunder; and
(v)no Revolving Loan shall be utilized for such purchase by Holdings, any Borrower or any other Subsidiary.
For avoidance of doubt, the foregoing limitations shall not be applicable to Affiliated Institutional Lenders. None of the Borrowers, Holdings, any Subsidiary of Holdings or any Affiliated Lender shall be required to make any representation that it is not in possession of information which is not publicly available and/or material with respect to Holdings, the Borrowers and their respective Subsidiaries or their respective securities for purposes of U.S. federal and state securities laws and all parties to the relevant transactions shall render customary “big boy” disclaimer letters.

13.7Replacements of Lenders Under Certain Circumstances.
(a)The Parent Borrower, at its cost and expense (which, for the avoidance of doubt, may be shared with the replacement institution with such institution’s consent), shall be permitted (x) to replace any Lender or (y) terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay (or cause the Borrowers to repay) all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay (or cause the Borrowers to repay) all Obligations of the Borrowers owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it that (a) requests reimbursement for amounts owing pursuant to Sections 2.10 or 5.4, (b) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken, or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default under Sections 11.1 or 11.5 (solely with respect to a Borrower) shall have occurred and be continuing at the time of such replacement, (iii) the Borrowers shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts pursuant to Sections 2.10, 2.11, 5.4 or 13.5, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, an Affiliate of the Lender, an Affiliated Lender or an Approved Fund, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (v) the replacement bank or institution, if not already a Lender shall be subject to Section 13.6(a), (vi) the replaced Lender shall be obligated to make such replacement in accordance with Section 13.6 (provided that unless otherwise agreed the Borrowers shall be obligated to pay the registration and processing fee referred to therein), and (vii) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.
(b)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent (i) of all of the Lenders (or all of the Lenders of any particular Class) directly and adversely affected or (ii) of all of the Lenders (or all of the Lenders of any particular Class), and, in each case, with respect to which at least a majority in interest of the requisite group of Lenders shall have granted their consent, then, the Parent Borrower, at its cost and expense (which, for the avoidance of doubt, may be shared with the replacement institution with such institution’s consent), shall have the right (unless such Non-Consenting Lender grants such consent) to (x) replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent (to the extent such consent would be required under Section 13.6) or to terminate the Commitment of such Lender or Letter of Credit Issuer, as the case may be, and (1) in the case of a Lender (other than the Letter of Credit Issuer), repay all Obligations of the Borrowers due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of the Letter of Credit Issuer, repay all Obligations of the Borrowers owing to such Letter of Credit Issuer relating to the Loans and participations held by the Letter of Credit Issuer as of such termination date and cancel or backstop on terms satisfactory to such Letter of Credit Issuer any Letters of Credit issued by it); provided that (a) all Obligations hereunder of the Borrowers owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment including any amounts that such Lender may be owed pursuant to Section 2.11 and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, and (c) the Borrowers shall pay to such Non-Consenting Lender the amount, if any, owing to such Lender pursuant to Section 5.1(b) or Section 5.1(c) (as applicable). In connection with any such assignment, the Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.6 (with the Borrowers or replacement lender responsible for payment of the registration and processing fee).
(c)Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and

Acceptance executed by the Parent Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.
13.8Adjustments; Set-off.
(a)Except as contemplated in Section 13.6 or elsewhere herein, if any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender that would otherwise share ratably with respect to the Loans of the applicable Class, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall purchase for cash from such other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Credit Parties, any such notice being expressly waived by the Credit Parties to the extent permitted by applicable law, upon any amount becoming due and payable by the Credit Parties hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final) (other than payroll, trust, tax, fiduciary, and petty cash accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any Affiliate, branch or agency thereof to or for the credit or the account of the Credit Parties. Each Lender agrees promptly to notify the Credit Parties and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
13.9Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Parent Borrower and the Administrative Agent.
13.10Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
13.11Integration. This Agreement and the other Credit Documents represent the agreements of Holdings, the Borrowers, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, the Borrowers, the Administrative Agent, the Collateral Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
13.12GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT (I) THE INTERPRETATION OF THE DEFINITION OF “MATERIAL ADVERSE EFFECT” (AS DEFINED IN THE TRANSACTION

AGREEMENT) AND THE DETERMINATION OF WHETHER A “MATERIAL ADVERSE EFFECT” HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED TRANSACTION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE PARENT OR ITS APPLICABLE AFFILIATE HAS A RIGHT TO TERMINATE ITS OBLIGATIONS UNDER THE TRANSACTION AGREEMENT OR DECLINE TO CONSUMMATE THE ACQUISITION AND (III) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE TRANSACTION AGREEMENT AND, IN ANY CASE, ANY CLAIM OR DISPUTE ARISING OUT OF ANY SUCH INTERPRETATION OR DETERMINATION OR ANY ASPECT THEREOF, SHALL IN EACH CASE BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.
13.13Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally (it being understood and agreed that each reference to “proceeding” in this Section 13.13 shall be meant to refer to a proceeding (whether in tort, at law or in equity)):
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents governed by New York law to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof provided that with respect to any suit, action or proceeding arising out of or relating to the Transaction Agreement or the Transactions contemplated thereby which does not involve any claims against the Joint Lead Arrangers or the Lenders, this sentence shall not override any jurisdiction provision in the Transaction Agreement;
(b)    consents that any such action or proceeding shall be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;
(c)    agrees (i) that service of process in any such action or proceeding shall be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2, (ii) the Parent Borrower shall be the authorized agent for any Credit Party, upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement and the other Credit Documents or the performance of services hereunder or thereunder which may be instituted in any court referred to in Section 13.13(a) and (iii) service of process upon Parent Borrower shall be deemed, in every respect, effective service of process upon any such Credit Party;
(d)    agrees that nothing herein shall affect the right of the Administrative Agent, any Lender or another Secured Party to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Holdings or the Parent Borrower or any other Credit Party in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special,

exemplary, punitive or consequential damages; provided that nothing in this clause (e) shall limit the Credit Parties’ indemnification obligations set forth in Section 13.5.
13.14Acknowledgments. Each of Holdings and the Borrowers hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Credit Documents;
(b)    (i) the Credit Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrowers and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof);
(i)in connection with the process leading to such transaction, each of the Administrative Agent and the other Agents, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for the Borrowers, any other Credit Parties or any of their respective Affiliates, stockholders, creditors or employees, or any other Person;
(ii)neither the Administrative Agent, any other Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent, other Agent or any Lender has advised or is currently advising the Borrowers, the other Credit Parties or their respective Affiliates on other matters) and neither the Administrative Agent, other Agent nor any Lender has any obligation to the Borrowers, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents;
(iii)the Administrative Agent, each other Agent, each Lender and each Affiliate of the foregoing may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent, any other Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and
(iv)neither the Administrative Agent, any other Agent, any Lender nor any of their respective Affiliates has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of Holdings and the Borrowers hereby agrees that it will not claim that any Agent owes a fiduciary or similar duty to the Credit Parties in connection with the Transactions contemplated hereby and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, any other Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers, on the one hand, and any Lender, on the other hand.

13.15WAIVERS OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
13.16Confidentiality. The Administrative Agent, each other Agent and each Lender (collectively, the “Restricted Persons” and, each a “Restricted Person”) shall treat confidentially all non-public information provided to any Restricted Person by or on behalf of any Credit Party hereunder in connection with such Restricted Person’s evaluation of whether to become a Lender hereunder or obtained by such Restricted Person pursuant to the requirements of this Agreement (“Confidential Information”) and shall not publish, disclose or otherwise divulge such Confidential Information; provided that nothing herein shall prevent any Restricted Person from disclosing any such Confidential Information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Parent Borrower promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over such Restricted Person or any of its Affiliates (in which case such Restricted Person agrees (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Parent Borrower promptly thereof prior to disclosure), (c) to the extent that such Confidential Information becomes publicly available other than by reason of improper disclosure by such Restricted Person or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing under this Section 13.16, (d) to the extent that such Confidential Information is received by such Restricted Person from a third party that is not, to such Restricted Person’s knowledge, subject to confidentiality obligations owing to any Credit Party or any of their respective subsidiaries or affiliates, (e) to the extent that such Confidential Information was already in the possession of the Restricted Persons prior to any duty or other undertaking of confidentiality or is independently developed by the Restricted Persons without the use of such Confidential Information, (f) to such Restricted Person’s affiliates and to its and their respective limited partners, lenders, investors, managed accounts and rating agencies and to the respective officers, directors, partners, employees, legal counsel, independent auditors, and other experts or agents of each of the foregoing, in each case, who need to know such Confidential Information in connection with providing the Loans (or in connection with the evaluation, monitoring or administration of any Lender’s investment in the Credit Facilities) or action as an Agent hereunder and who are informed of the confidential nature of such Confidential Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) (with each such Restricted Person, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers, participants or assignees, in each case who agree (pursuant to customary syndication practice) to be bound by the terms of this Section 13.16 (or confidentiality provisions at least as restrictive as those set forth in this Section 13.16); provided that (i) the disclosure of any such Confidential Information to any Lenders, hedge providers or prospective Lenders, hedge providers or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider or prospective Lender or participant or prospective participant that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) in accordance with the standard syndication processes of such Restricted Person or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such Confidential Information and (ii) no such disclosure shall be made by such Restricted Person to any person that is at such time a Disqualified Institution, (h) for purposes of establishing a “due diligence” defense, ~~or~~ (i) to rating agencies in connection with obtaining ratings for the Parent Borrower and the Credit Facilities to the extent such rating agencies are subject to customary confidentiality obligations of professional practice or agree to be bound by the terms of this Section 13.16

(or confidentiality provisions at least as restrictive as those set forth in this Section 13.16) or (j) with the prior express written consent of the Borrower. Notwithstanding the foregoing, (i) Confidential Information shall not include, with respect to any Person, information available to it or its Affiliates on a non-confidential basis from a source other than Holdings, its Subsidiaries or their respective Affiliates, (ii) the Administrative Agent shall not be responsible for compliance with this Section 13.16 by any other Restricted Person (other than its officers, directors or employees), (iii) in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by Holdings or any of its Subsidiaries, and (iv) each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration, settlement and management of this Agreement and the other Credit Documents. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person, in each case solely to the extent such communication, disclosure or provision of information is required by applicable laws or regulation or required by an agency or a regulator having actual authority over such individual.
13.17Direct Website Communications. Each of Holdings and the Borrowers may, at their option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents, including, without limitation, all notices, requests, financial statements, financial, and other reports, certificates, and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any default or event of default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that Holdings or the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 13.17 shall prejudice the right of Holdings, the Borrowers, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.
(a)Holdings and each Borrower further agree that any Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”), so long as the access to such Platform (i) is limited to the Agents, the Lenders and Transferees or prospective Transferees and (ii) remains subject to the confidentiality requirements set forth in Section 13.16.

(b)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY THE CREDIT PARTIES (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties” and each an “Agent Party”) have any liability to the Borrowers, any Lender, or any other Person for losses, claims, damages, liabilities, or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent the liability of any Agent Party resulted from such Agent Party’s (or any of its Related Parties’ (other than any trustee or advisor)) gross negligence, bad faith or willful misconduct or material breach of the Credit Documents as determined in the final non-appealable judgment of a court of competent jurisdiction.
(c)Holdings and each Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrowers, the other Credit Parties, their Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to the Credit Documents or otherwise are being distributed through the Platform, any document or notice that Holdings or the Parent Borrower has indicated contains only publicly available information with respect to Holdings or the Parent Borrower may be posted on that portion of the Platform designated for such public-side Lenders. Notwithstanding the foregoing, each of Holdings and the Parent Borrower shall use commercially reasonable efforts to indicate whether any document or notice contains only publicly available information; provided, however, that the following documents shall be deemed to be marked “PUBLIC,” unless the Parent Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Credit Documents, (2) any notification of changes in the terms of the Credit Facility and (3) all financial statements and certificates delivered pursuant to Sections 9.1(a), (b) and (c).
13.18PATRIOT Act. Each Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), other anti-money laundering laws, rules and regulations and the Beneficial Ownership Regulation, it is required to obtain, verify, and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the Patriot Act, such other anti-money laundering laws, rules and regulations and the Beneficial Ownership Regulation.
13.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate joint and several obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the

Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law).
13.20Payments Set Aside. To the extent that any payment by or on behalf of Holdings or the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver, or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.
13.21No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its stockholders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders or creditors. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.
13.22Obligations Joint and Several. The Borrowers shall have joint and several liability in respect of all Obligations hereunder and under any other Credit Document to which any Borrower is a party, without regard to any defense (other than the defense of payment), setoff or counterclaim which may at any time be available to or be asserted by any other Credit Party against the Lenders, or by any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrowers’ liability hereunder, in bankruptcy or in any other instance, and such Obligations of the Borrowers shall not be conditioned or contingent upon the pursuit by the Lenders or any other person at any time of any right or remedy against the Borrowers or against any other person which may be or become liable in respect of all or any part of the Obligations or against any Collateral or Guarantee therefor or right of offset with respect thereto. The Borrowers hereby acknowledge that this Agreement is the independent and several obligation of each Borrower (regardless of which Borrower shall have delivered a Notice of Borrowing) and may be enforced against each Borrower separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Borrower. Each Borrower hereby expressly waives, with respect to any of the Loans made to any other Borrower hereunder and any of the amounts owing hereunder by such other Credit Parties in respect of such Loans, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against such other Credit Parties under this Agreement or any other agreement or instrument referred to herein or against any other person under any other guarantee of, or security for, any of such amounts owing hereunder. Further, the provisions of the

Guarantee set forth in Sections 2, 4 and 5 thereof are hereby incorporated by reference and shall be deemed to apply to the Obligations of the Borrowers mutatis mutandis as if set forth herein.
13.23Acknowledgment and Consent to Bail-In of Affected Financial Institution. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and each party hereto agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
13.24Acknowledgment Regarding any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise (including the Guarantees), for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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